                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_] Confidential, for Use of the
                                              Commission Only (as permitted by
[_]  Definitive proxy statement               Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material under (S)240. 14a-12


                             CARDIAC SCIENCE, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(a)(2) or
    Item 22(a)(2) of Schedule 14A.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   Common Stock and Senior Secured Promissory Notes (Cardiac Science, Inc.)

          Common Stock and Preferred Stock (Survivalink Corporation)

   (2) Aggregate number of securities to which transaction applies:

                         10,027,778 (Cardiac Science)

                     10,408,252 (Survivalink Corporation)

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                $0.0033/1/

   (4) Proposed maximum aggregate value of transaction:

                                  $34,347.23

   (5) Total fee paid:

                               $2,006.87/2/

 /1/ Calculated in accordance with Exchange Act Rule 0-11(a)(4), based on one-third of the par value of Survivalink common stock (par value $0.01 Per share) and preferred stock (par value $0.01 per share) of which there were an aggregate of 10,408,252 outstanding on December 31, 2000.

 /2/ Fee paid includes $2,000 fee payable on cash portion of transaction pursuant to Rule 0-11(c)(1)

[_]  Fee paid previously with written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             CARDIAC SCIENCE, INC.
                             16931 Millikan Avenue
                                Irvine, CA 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held August 6, 2001

TO THE STOCKHOLDERS OF
CARDIAC SCIENCE, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CARDIAC SCIENCE, INC., a Delaware corporation (the "Company"), will be held on Friday, August 6, 2001, at 10:00 A.M., local time, at the Sutton Place Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660, for the following purposes:

PROPOSALS RELATED TO THE ACQUISITION OF SURVIVALINK CORPORATION ("SURVIVALINK")

  1. To approve the issuance of shares of our Common Stock in connection with our acquisition of Survivalink (the "Merger").

  2. To approve the issuance of our securities in connection with a financing transaction (the "Financing Transaction"). Proceeds of the Financing Transaction will be used to fund the cash portion of the consideration paid in the Survivalink acquisition and to provide us with working capital.

  3. To amend our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares.

                            ANNUAL MEETING PROPOSALS

  4. To elect a board of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

  5. To approve an amendment to our 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,805,000 shares to 8,800,000 shares in order to provide an adequate pool of stock options for existing employees and the anticipated increase in employees resulting from our acquisitions of Survivalink and Artema Medical AB ("Artema").

  6. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001.

  7. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the Annual Meeting.

   The Board of Directors has fixed the close of business on June 29, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

   All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Roderick de Greef
                                          Secretary
Irvine, California

July 6, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.


                                      (ii)

                               SUMMARY TERM SHEET

   The following summary term sheet provides information to help you understand the essential features and material terms of the proposed merger. The term sheet also contains cross-references to more detailed discussions elsewhere in the proxy statement, for your further information and review. Please refer to the First Amended and Restated Agreement and Plan of Merger, which is attached as Annex A to this proxy statement, for further details.

 . The Merger (see page 41). In the merger transaction, Survivalink will merge into our new subsidiary, Cardiac Science Acquisition Corp. When the merger becomes effective, Survivalink will no longer exist, and Cardiac Science Acquisition Corp. will carry on the business as a wholly-owned subsidiary of Cardiac Science.

 . Merger Consideration (see page 41). As consideration for the merger,
  Survivalink's shareholders will receive a purchase price of $72,100,000, plus the total exercise price received by Survivalink from the exercise of Survivalink common stock options between February 14, 2001 and the effective time of the merger. The $72,100,000 purchase price will be paid as $10,000,000 in cash, $26,050,000 in senior secured promissory notes issued by us, and $36,050,000 worth of our common stock. Because the dollar amount of common stock is fixed, the number of shares of our common stock to be issued in the merger will fluctuate, based on the price of our common stock. For purposes of calculating the number of shares to be issued in the merger, there is a maximum cap of $7.50 per share on our common stock.

 . Terms of the Notes (see page 43). We will issue senior secured promissory notes to Survivalink's selling shareholders in the principal amount of $26,050,000, with simple interest payable upon maturity at the rate of 10% per annum. The maturity date of the notes will be the earlier of (i) nine months after the merger is effective, or (ii) thirty days after a financing transaction by us in which we raise $30,000,000 or more. The notes will be senior in rank so that they must be paid back prior to our existing debts and other debts we may incur in the future. The notes also will be secured by our assets. This means that if we do not pay off the notes on time, the holders of the notes may foreclose on our assets and sell them in order to satisfy the debt.

 . Purchase Price Holdback (see page 46). At the effective time of the merger, we will deposit five percent (5%) of the $72,100,000 purchase price in an escrow account for a period of one year. The funds in the account will be used to indemnify us if we have valid indemnity claims under the merger agreement. We may have valid claims against the funds in escrow if Survivalink breaches any of the representations, warranties, covenants and agreements it made in the merger agreement (see page 41). The escrow will be funded with 50% stock and 50% notes.

 . Non-solicitation of Alternate Transactions (see page 44). Survivalink has agreed not to solicit or enter into negotiations to be acquired by any party other than Cardiac Science while the merger is pending.

 . Conditions to Closing (see page 45). The merger is subject to conditions which must be satisfied or waived prior to closing. A party will not be obligated to consummate the merger if the other party's statements in the merger agreement are not true, a party fails to get required consents from third parties, their shareholders do not approve the transaction, or they fail to execute and deliver other agreements relating to the merger.

 . Termination (see page 45). The merger may be terminated by either of the parties, without further obligation:

  . by mutual agreement

  . if the merger has not become effective prior to August 24, 2001

  . if a government order blocks the transaction, or

  . if a breach of the merger agreement remains uncured for thirty days.

 . Break-Up Fee (see page 45). However, if the merger does not become effective on or before August 24, 2001, because of a failure by a party to perform its obligations in the merger (including Survivalink's obligation not to solicit alternate transactions), that party may be obligated to pay a $3,500,000 break-up fee.

 . Related Agreements (see pages 45 through 47). We have agreed to enter into an escrow agreement and a shareholders agreement with Survivalink's selling shareholders prior to closing. The escrow agreement will set forth the conditions under which the 5% purchase price holdback amount is administered. The shareholders agreement will impose timing and quantity restrictions on Survivalink's selling shareholders, limiting when and how many Cardiac
  Science shares they may sell during the 12 month period following the merger.

 . Effective Time (see page 41). The merger will become effective, subject to satisfaction or waiver of the terms and conditions of the merger agreement, upon the filing of articles of merger with the Minnesota Secretary of State.

 . Accounting Treatment (see page 50). The transaction will be accounted for as a purchase of a business, so that the revenues and expenses of Survivalink will be included in our consolidated financial statements following the merger.

 . Tax Treatment (see page 50). The merger is intended to qualify as a tax-free reorganization under Internal Revenue Code section 368. This means that Survivalink's selling shareholders may get a tax benefit through a deferral of their capital gains tax arising from the merger.

 . Tax Escrow Fund (see page 47). We will enter into an agreement with Survivalink's shareholder representatives and an escrow agent to establish a tax escrow fund prior to the effective time of the merger. The fund will be used to make loans to employees of Survivalink to help them meet their tax obligations arising from the exercise of their employee stock options at the effective time. We will deposit a maximum of $2,000,000 in cash into this fund at closing. Each loan from the fund will be documented by an individual secured tax note. The tax notes will be secured by any amounts payable to the Survivalink employee under our promissory notes issued to the employee in the merger. The tax escrow will terminate upon the earlier of (i) full repayment by us of our promissory notes, or (ii) December 31, 2002.

 . Registration or Exemption of Securities; Resale Restrictions (see page 46).
  The securities we will issue in the merger will either be registered with the Securities and Exchange Commission by means of an effective Form S-4, or will be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended. If registered by an effective Form S-4, subject to restrictions in the shareholders agreement, our stock and notes issued pursuant to the merger will generally be transferable under the Securities Act. If the merger is exempt from SEC registration under Section 3(a)(10), affiliates of any party to the merger at the time of the merger will be subject to resale limitations under Securities Act Rule 145(c) and (d). These affiliated persons (persons directly or indirectly controlling, controlled by, or under common control with a party to the merger) may be subject to holding periods and notice filing requirements imposed by law. There will be no active trading market for the notes.

 . Board Recommendation (see page 2). Our Board of Directors unanimously recommends a vote FOR the approval of the issuance of our securities in connection with the merger.

Proposals That Must be Approved to Complete the Acquisition

   In order to complete the Merger, our stockholders must approve (i) Proposal 1, the issuance of the shares of our Common Stock in the acquisition of Survivalink, (ii) Proposal 2, the issuance of our securities in the Financing Transaction, and (iii) Proposal 3, the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares. Proposals 1, 2 and 3 must be approved for us to complete the Merger.

Information About the Companies

Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, California 92606
+1 (949) 587-0357

   Cardiac Science develops, manufactures and markets life-saving external cardiac defibrillator devices and proprietary software that monitors and automatically treats patients who suffer life-threatening heart rhythms. Our technology platform consists of proprietary arrhythmia detection and discrimination software (RHYTHMx ECD(TM)), and defibrillation hardware and electrode technology, which are combined to create a line of fully automatic external cardioverter defibrillator ("AECD(R)") devices. These AECDs are designed to be prophylactically attached to patients at temporary risk of sudden cardiac arrest, and are designed to:

  .  continuously monitor a patient's heart rhythms,

  . instantly and accurately detect the onset of any life-threatening arrhythmias, and

  . when appropriate and without the aid of hospital staff, automatically deliver potentially life saving defibrillation shocks within seconds to convert a patient's heart back to its normal rhythm.

   Our technology platform has multiple applications, including use in external and wearable defibrillators and with standard patient monitors widely used in hospitals throughout the world. The growth of the Company's installed base provides a potential recurring revenue stream from the sale of proprietary disposable defibrillator electrodes.

   We believe our proprietary technology will help create a new standard of care by significantly increasing the survival rate of patients suffering sudden cardiac arrest.

   You can find more information about Cardiac Science, Inc. on page 2 of this document under the caption "Who are the Parties to the Merger?--Cardiac Science, Inc."

Survivalink Corporation
5420 Feltl Road
Minneapolis, Minnesota 55343
+1 (952) 939 4181

   Survivalink is a Minneapolis, Minnesota-based, privately held company that develops, manufactures, markets and supports automated external defibrillator ("AED") products and related accessories. Survivalink's AEDs are intended for use by minimally trained rescuers in the treatment of sudden cardiac arrest. Survivalink sells its products through a direct sales force and a network of distributors in the United States and internationally.

   You can find more information about Survivalink Corporation on page 11 of this document under the caption "Who are the Parties to the Merger?-- Survivalink Corporation."

Summary of Reasons for the Merger

   The decision of our Board of Directors to enter into the First Amended and Restated Agreement and Plan of Merger was based on a thorough analysis of each company's strengths and weaknesses. This analysis allowed our Board of Directors to identify several potential benefits to us and our stockholders that, if realized, could increase shareholder value. These reasons for the Merger include:

  . gaining market share and a presence in the rapidly growing AED market. Survivalink currently holds a 14% market share in the $120 million per year AED market, which is projected to grow to over $550 million by 2006. Survivalink's immediate contribution to our top line sales growth is expected to help us achieve a level of critical mass necessary for profitability;

  . the integration of our proprietary RHYTHMx ECD tachyarrhythmia detection and defibrillation software into Survivalink's line of AEDs, which is expected to provide us with a significant competitive advantage in the growing AED market;

  . an additional U.S. distribution channel, consisting of a 21-person direct sales team that markets principally to first responders, providing us with an opportunity to leverage cross-selling opportunities at both companies;

  . a manufacturing facility and an assembled and experienced manufacturing workforce that we expect will provide us with the expertise to manufacture our full range of current and in-development AECD devices; and

  . access to Survivalink's biphasic wave defibrillation technology which can be embedded into our existing and future products more efficiently than if we developed it ourselves. Survivalink also has other valuable intellectual property, including issued patents, which we expect will be useful in carrying out our business strategy.

   Your rights as a stockholder of Cardiac Science will not change following the Merger. In addition, Survivalink shareholders, who will become new stockholders of Cardiac Science, will have the same rights as you do. Please refer to the section entitled "Will my Rights as a Cardiac Science Stockholder Change Following the Merger?" on page 36 of this document.

   To understand the proposed merger fully and the legal terms of the transactions, we urge you to read the First Amended and Restated Agreement and Plan of Merger carefully. The entire text of the First Amended and Restated Agreement and Plan of Merger is set forth as Annex A to the attached Proxy Statement.

Other Recent Developments

   In January 2001, we tendered an offer to acquire all of the outstanding shares of Artema Medical AB of Stockholm, Sweden, a manufacturer of patient monitors and external cardiac defibrillator devices. Artema's class B stock is publicly traded on the OM Stockholm Exchange O-List (Symbol: ARTM B). As consideration, we will issue approximately 4,444,444 shares of our common stock valued at approximately $15 million for all of the issued and outstanding shares of Artema. Our offer is conditional upon the tender of at least 90% of the issued and outstanding shares of Artema, representing at least 90% of the voting power. The transaction is anticipated to close in July 2001. Our unaudited pro forma financial data which includes the proposed Artema acquisition is presented on page 20 and we have attached Artema's audited financial statements as Annex D to this proxy statement.

   A Warning About Forward-Looking Information and the Safe Harbor Under the
                Private Securities Litigation Reform Act of 1995

   This document, and the other reports, releases, and statements (both written and oral) issued by us and our officers from time to time, may contain statements concerning our future results, future performance, intentions, objectives, plans, and expectations that are deemed to be "forward-looking statements." These statements include those regarding:

  . consummation of our proposed Financing Transaction to raise approximately $25 million;

  .  products under development;

  .  technological and competitive advantages;

  .  timetable for commercial introduction of our products;

  . our ability to improve patient care, increase survival rates, decrease recovery time, lessen patient debilitation, and reduce patient care costs;

  .  markets, demand for our services, purchase orders and commitments;

  .  strategic alliances;

  .  the competitive and regulatory environment;

  . the proposed acquisitions of Survivalink and Artema and the anticipated synergies from these acquisitions;

  .  planned integration of technologies with products; and

  .  marketing strategies.

   Such statements are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our actual results, performance, and achievements may differ significantly from those discussed or implied in the forward-looking statements as a result of a number of known and unknown risks and uncertainties including, without limitation, those discussed below. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results discussed or implied in such forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any of these forward-looking statements.

   Sometimes we communicate with securities analysts. It is against our policy to disclose to analysts any material non-public information or other confidential commercial information. You should not assume that we agree with any statement or report issued by any analyst regardless of the content of the statement or report. We have a policy against issuing financial forecasts or projections or confirming the accuracy of forecasts or projections issued by others. If reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility.

   The risks presented below may not be all of the risks we may face. These are the factors that we believe could cause actual results to be different from expected and historical results. Other sections of this report include additional factors that could have an effect on our business and financial performance. The industry that we compete in is very competitive and changes rapidly. Sometimes new risks emerge, and we may not be able to predict all of them, or be able to predict how they may cause actual results to be different from those contained in any forward-looking statements. You should not rely upon forward-looking statements as a prediction of future results.

                                  RISK FACTORS

   You should carefully consider the following risk factors before you decide whether to vote to approve the issuance of shares in the Merger. You should also consider the other information in this proxy statement and in the other documents incorporated by reference in this proxy statement.

Risks Relating to the Merger

   Failure to complete the merger could have a negative effect on each company's stock price and business.

   Both Cardiac Science and Survivalink face a number of specific risks if the merger is not completed. For example, the price of the Cardiac Science shares may decline to the extent that the current market price of Cardiac Science common stock reflects the assumption that the merger will be completed. Costs related to the merger, such as legal, accounting and financial adviser fees, must be paid even if the merger is not completed.

   The Merger may result in a loss of customers.

   The completion of the merger could cause certain of Cardiac Science's or Survivalink's customers to either seek alternative sources of product supply, or delay or change orders due to potential uncertainty over the strategy of the business combination.

   In December 1998, we entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control ("MPC"), a subsidiary of Medtronic, Inc. ("Medtronic"). Under the original agreement, MPC had the exclusive right to market our Powerheart(TM) product in the United States and Canada. In May 1999, the agreement was expanded to include the United Kingdom, Germany, France, and certain Scandinavian countries. In the quarter ended March 31, 2001, MPC provided us with notice that, among other things, the planned acquisition of Survivalink, a significant competitor of MPC, places MPC at substantial risk of violating restrictions placed on Medtronic by the Federal Trade Commission in connection with Medtronic's acquisition of Physio-Control. In addition to concerns relating to the potential violation of Federal Trade Commission restrictions, MPC stated that our planned acquisitions of Survivalink and Artema would cause Cardiac Science to become a direct competitor, thereby fundamentally altering the existing relationship and eliminating the ability to work together in the future. MPC believes these restrictions, among other things, directly impact MPC's ability to continue its relationship with Cardiac Science. MPC has stated that in light of such fact, it believes it to be in the best interests of the parties to terminate the agreement. We are currently in discussions with MPC regarding the nature and extent, if any, of a commercial relationship going forward and expect to reach a definitive conclusion within the next several months.

   For the year ended December 31, 2000, MPC accounted for approximately 45% of our revenue, and for the quarter ended March 31, 2001, MPC accounted for no revenue. We believe that the lack of revenue from MPC in the quarter ended March 31, 2001 is a result of the concerns raised by our planned acquisitions of Survivalink and Artema as previously discussed.

   We may not be able to complete the Financing Transaction in connection with funding the cash portion of the Merger consideration.

   We plan to raise $25 million in the Financing Transaction prior to the close of the Merger. Some of the proceeds from this financing will be used to satisfy the cash portion of the Merger consideration. If we are unable to consummate this financing, either in whole or in part, we may be unable to consummate the Merger.

   All of our assets will be subject to a senior lien securing the Notes to be issued in the Merger.

   The Notes we propose to issue as partial consideration for the Merger will be secured by a senior blanket security interest in our assets. If we default on the Notes, we may become subject to claims by Noteholders seeking to enforce their security interest in our assets. Such claims, if they arise, may substantially restrict or even eliminate our ability to utilize our assets in conducting our business, and may cause us to incur substantial legal and administrative costs.

   We may have to pay a substantial "Break-Up Fee" if we fail to meet certain conditions of the Agreement prior to closing, and we will incur other costs regardless of whether the transaction closes.

   If the Merger does not close, we will still incur costs relating to the transaction, and we may be obligated to pay a "Break-Up Fee" to Survivalink, in a cash amount of $3,500,000, in the event we fail to meet certain conditions, including:

  .  Our stockholders fail to approve Proposal 1, 2, or 3;

  . We breach, in a material manner, any of the representations, warranties, obligations or covenants we have made under the First Amended and Restated Agreement and Plan of Merger;

  . We fail to execute and deliver the Escrow Agreement and the Shareholders Agreement.

   We may have difficulty integrating the operations of both companies.

   Integrating our operations and personnel with those of Survivalink will be a complex process, and we are uncertain that the integration will be completed rapidly or will achieve the anticipated benefits of the Merger. The successful integration of Cardiac Science and Survivalink will require, among other things, integration of the respective finance, human resources and sales and marketing groups and coordination of development efforts. The diversion of the attention of our management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of our business. Further, the process of combining Cardiac Science and Survivalink could negatively affect employee morale and our ability to retain some of our key employees after the Merger.

   Our stock price may decline as a result of the Merger.

   The market price of our Common Stock may decline as a result of the Merger if:

  .  the integration of Cardiac Science and Survivalink is unsuccessful;

  . we do not achieve the perceived benefits of the Merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

  . the effect of the Merger on our financial results is not consistent with the expectations of financial or industry analysts.

Risks Relating to Cardiac Science

   Cardiac Science may have difficulty raising necessary financing in the future.

   As of March 31, 2001, Cardiac Science had cash and cash equivalents of $7.5 million. Additional capital will be needed to ensure its viability. Cardiac Science is considering a number of alternatives to meet its working capital and acquisition financing needs, including additional equity offerings and corporate partnerships. Cardiac Science cannot assure you that any transactions will be available on terms acceptable to Cardiac Science, if at all, or that any financing transaction will not be dilutive to current shareholders. If Cardiac Science is not able to raise additional funds, Cardiac Science may be required to significantly curtail or cease its operating activities. If Cardiac Science has difficulty raising capital in the Financing Transaction, our ability to consummate the merger will be jeopardized.

   Cardiac Science's stock price may be volatile.

   The market prices of many publicly traded companies, including emerging companies in the health care industry, have been and can be expected to be highly volatile. The future market price of Cardiac Science's common stock could be significantly impacted by

  .  future sales of its common stock;

  .  general stock market conditions;

  . announcements of technological innovations for new commercial products by Cardiac Science's present or potential competitors;

  .  developments concerning proprietary rights;

  .  adverse results in its field or with clinical tests;

  .  adverse litigation;

  .  unfavorable legislation or regulatory decisions;

  .  public concerns regarding Cardiac Science's products;

  .  variations in quarterly operating results;

  .  general trends in the health care industry; and

  .  other factors outside of Cardiac Science's control.

   Cardiac Science's right to issue preferred stock could adversely affect common stockholders.

   Cardiac Science's certificate of incorporation authorizes the issuance of preferred stock with such designations, rights, and preferences as may be determined from time to time by Cardiac Science's Board of Directors, without any further vote or action by its stockholders. Therefore, the Board of Directors is empowered, without stockholder approval, to issue a class of stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or other rights of the holders of Cardiac Science's common stock.

   Future issuances of Cardiac Science's common stock could cause its stock price to decline.

   Cardiac Science has reserved a significant number of shares of common stock for issuance upon the exercise of options that may be granted under its 1997 Stock Option/Stock Issuance Plan, and for issuance upon the exercise of currently outstanding warrants. The holders of these options or warrants may exercise them at a time when Cardiac Science would otherwise be able to obtain additional equity capital on terms more favorable to it. The exercise of these options or warrants and the sale of the common stock obtained upon exercise would have a dilutive effect on its stockholders and may have a material adverse effect on the market price of its common stock.

  Cardiac Science may not be able to successfully manage its growth.

   Cardiac Science intends to grow internally as well as through the acquisition of companies in the future, whenever feasible. Cardiac Science cannot predict whether suitable acquisition candidates will be available on reasonable terms, and Cardiac Science may not have access to adequate funds to complete any desired acquisitions. Once acquired, Cardiac Science cannot guarantee that it will successfully integrate the operations of the acquired companies. Combining organizations could interrupt Cardiac Science's activities and have a negative impact on its operations. If Cardiac Science fails to effectively manage its growth, its results could suffer.

   We have tendered an offer to acquire all of the outstanding shares of Artema Medical, and we entered into an agreement to acquire Survivalink Corporation. Each of the transactions is subject to the satisfaction of material conditions, and we cannot assure you that either or both transactions will be consummated. We believe the acquisitions will enable us to cost effectively expand our product line, and will help us rapidly build an installed base of fully automatic external cardioverter defibrillator (AECD(R)) devices. If either or both transactions are not consummated, it could have a material adverse effect on our business.

Risks Relating to Survivalink

  Survivalink's success largely depends on the sale of AEDs

   Substantially all of Survivalink's revenues to date have been derived from sales of automated external defibrillators, or AEDs, and Survivalink expects that AEDs and related accessories will account for substantially all of Survivalink's revenues for the foreseeable future. If the market for AEDs fails to develop as anticipated or if competition in the market for AEDs intensifies, Survivalink will lose its main source of revenue. Survivalink's future prospects will depend on its ability to enhance its current products and to introduce new products which meet the needs of the emerging AED market. Survivalink may not successfully complete the development and commercialization of such products.

   Survivalink relies on proprietary technology and faces uncertainty protecting its proprietary rights

   Whether Survivalink is able to compete successfully depends in part on its proprietary technology, which it seeks to protect with patents. Survivalink currently holds 53 issued and 6 pending United States patents related to its products. Survivalink has also applied for corresponding foreign patents where it deemed such applications necessary. The laws of certain foreign countries do not protect Survivalink's intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that any patent owned by Survivalink will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to Survivalink or that any of Survivalink's pending or future patent applications will be issued with the scope of the claims sought by Survivalink, if at all. Survivalink intends to vigorously defend and protect its patents and other proprietary technology against infringement or misappropriation by others. There can be no assurance, however, that steps taken by Survivalink will prevent misappropriation of its technology or preclude competitors from developing products similar to Survivalink's products. Further, the enforcement of proprietary rights of Survivalink through litigation could result in substantial costs and diversion of management resources. There can be no assurance that infringement or invalidity claims will not be asserted against Survivalink in the future. An adverse determination in any litigation based on such a claim could subject Survivalink to significant liabilities to third parties, require Survivalink to seek licenses from third parties, prevent Survivalink from selling its products or adversely affect Survivalink's own intellectual property.

   Survivalink also relies on trade secrets and proprietary know-how which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that Survivalink would have adequate remedies for any breach or that Survivalink's trade secrets will not otherwise become known or be independently developed by competitors.

  Survivalink faces intense competition

   The market for Survivalink's products is intensely competitive and Survivalink expects competition to increase. Survivalink's competitors include companies with established reputations in the medical device field that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources, as well as lower cost structures and larger customer bases, than Survivalink. As a result, such companies may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than Survivalink. Competition could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. Survivalink's principal competitors currently include established defibrillator manufacturers, such as Medtronic-PhysioControl, Laerdal Medical Corporation and Heartstream, Inc., which was recently acquired by Philips NV. Survivalink expects additional competitive product entrants from established and new defibrillator manufacturers. There can be no assurance that Survivalink's current products, products under development or its ability to discover and develop new technologies will be sufficient to enable it to compete effectively.

   Survivalink believes that the principal competitive factors affecting the market for its products include efficacy, ease of use, ease of maintenance, purchase price, training cost, reliability, total operating cost and timeliness of product service. Survivalink believes that its AEDs and related accessories compete favorably in these areas. There can be no assurance, however, that superior defibrillation technologies or products will not be developed by Survivalink's current competitors or others or that alternative therapies or approaches, including pharmaceutical or other alternatives, will not render Survivalink's technology or products under development obsolete or noncompetitive, which would have a material adverse effect on Survivalink's business, operating results or financial condition. In addition, the rapid pace of change in the industry and the markets in which Survivalink competes places a premium on the knowledge and experience of a Survivalink's management, engineers and other personnel, and their ability to continuously develop, enhance and transition new products.

  Survivalink depends on a limited number of suppliers

   Survivalink is dependent on a limited number of suppliers for key components of its products, including the injection molded case, battery cells and various electronic components. In addition, Survivalink is dependent on a single subcontractor for the high volume manufacture of the electronic circuitry of its AEDs. Although Survivalink believes that alternative sources of supply exist for each of these key components, any disruption of its relationships with its current suppliers could have a material adverse effect on Survivalink's business, financial condition and results of operations.

                                                                PRELIMINARY COPY

                             CARDIAC SCIENCE, INC.
                             16931 Millikan Avenue
                                Irvine, CA 92606

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD AUGUST 6, 2001

                               ----------------

                            SOLICITATION OF PROXIES

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cardiac Science, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on Monday August 6, 2001, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the "Annual Meeting"), at the Sutton Place Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660.

   A form of proxy is enclosed for use at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Roderick de Greef, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) to approve the issuance of shares of our Common Stock, par value $.001 per share ("Common Stock") in connection with our acquisition of Survivalink Corporation, (ii) to approve the issuance of securities issued in connection with the Financing Transaction, (iii) to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of Company's Common Stock from 40,000,000 shares to 100,000,000 shares, (iv) for the election of the nominees for director named in this Proxy Statement, (v) for approval of the amendment to the Company's 1997 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,805,000 shares to 8,800,000 shares, (vi) for ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001, and (vii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

   The proxy solicitation materials are being mailed on or about July 6, 2001 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

   Stockholders of record at the close of business on June 29, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, [24,841,738] shares of Common Stock were issued and outstanding.

   Holders of shares of Common Stock are entitled to one vote per share on all matters to come before the Annual Meeting. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

   Abstentions and broker non-votes shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present, and each shall be tabulated separately. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected. In determining whether a proposal has been approved, an abstention or a broker or other non-vote will have the same effect as a vote against the proposal.

                                 PROPOSAL NO. 1

 APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE
                     ACQUISITION OF SURVIVALINK CORPORATION

General

   We have entered into the First Amended and Restated Agreement and Plan of Merger with Survivalink, whereby we will acquire Survivalink by way of merger for $72,100,000 plus the aggregate exercise price received by Survivalink from the exercise of Survivalink options and warrants between February 14, 2001 and the effective time of the Merger. This aggregate merger consideration shall be payable 50% in cash and notes and 50% in shares of our Common Stock (subject to certain adjustments intended to preserve the Merger's status as a tax-free reorganization under the Internal Revenue Code, as described further below). The number of shares of our Common Stock issued as consideration at the effective time of the Merger will fluctuate based on the average price of our Common Stock at the effective time. Shareholders of Survivalink will receive an aggregate number of shares of our Common Stock worth $36,050,000 and aggregate non-stock consideration (consisting of cash and notes) of $36,050,000, plus the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger. Under the terms of the First Amended and Restated Agreement and Plan of Merger, there is a maximum cap on the per share price of our Common Stock, for purposes of calculating the number of shares to be issued as Merger consideration, of $7.50 per share.

   The Merger Agreement does not include any provisions regarding special termination rights in the event the cap is exceeded. Therefore, in the event the price of our common stock exceeds the $7.50 per share cap, our options would be to cancel the merger and pay the break-up fee, or to attempt to renegotiate the terms of the transaction at that time. In determining which course of action to take, our Board of Directors will be guided by its fiduciary responsibilities under Delaware law to exercise its business judgment in the interests of shareholders. The Board currently does not intend to seek an adjournment of the meeting to resolicit if the requisite vote in favor of the proposals relating to the merger is not achieved.

   We seek your approval to issue shares of our Common Stock in connection with the Merger. The summary information is provided below to assist you in making an informed voting decision. We urge you to read the First Amended and Restated Agreement and Plan of Merger carefully, which contains the legal terms of the merger, and which we have attached as Annex A.

Required Vote

   The approval of the issuance of shares of our Common Stock in connection with our acquisition of Survivalink requires the affirmative vote of a majority of the shares of our Common Stock represented and voting at the meeting. See also "What Vote is Required to Effect this Merger" on page 36.

Recommendation

   Our Board of Directors unanimously recommends a vote approving the issuance of shares of our Common Stock in connection with our acquisition of Survivalink Corporation.

Who Are the Parties to the Merger?

Cardiac Science, Inc.

   We are a developer of proprietary arrhythmia detection and discrimination software (RHYTHMx ECD(TM)) and defibrillation hardware and electrode technology, which are combined to create a line of fully automatic external cardioverter defibrillator ("AECD(R)") devices. These AECDs are designed to be prophylactically attached to patients at temporary risk of sudden cardiac arrest, and will continuously monitor a patient's heart rhythms, instantly and accurately detect the onset of any life-threatening arrhythmias, and when appropriate and without the aid of hospital staff, automatically deliver potentially life saving defibrillation shocks within seconds to convert a patient's heart back to its normal rhythm.

   We believe our proprietary technology will help create a new standard of care by significantly increasing the survival rate of patients suffering sudden cardiac arrest.

   Our first AECD product, the Powerheart(TM), was introduced into the United States in February 2000, and is the only FDA cleared, fully automatic non-invasive external cardioverter defibrillator device. Through our distribution agreements which cover 48 countries including the United States and Canada, we sold 734 Powerhearts and related accessories for revenues of $4.2 million in the year ended December 31, 2000. In addition, we are currently developing two additional AECD products:

  Cardiac Rhythm Module(TM)--formerly referred to as our Automatic Defibrillator Module, the Cardiac Rhythm Module or "CRM" is a portable, fully automatic defibrillator module designed to work as a stand-alone defibrillator, or in conjunction with existing third party patient monitoring systems. Functionally, the CRM is designed to provide complete rhythm management capabilities, including fully automatic, semi-automatic and manual defibrillation therapy modes and external pacing; and

  Personal Wearable Defibrillator(TM)--the Personal Wearable Defibrillator or "PWD" is a small, wearable, fully automatic defibrillator designed to be worn by patients for a period of days or weeks, who are ambulatory within a hospital setting or home environment, and who are at temporary risk of sudden cardiac arrest.

   We own three U.S. patents and have twelve patent applications pending. We intend to continue to file additional patent applications relating to our technology.

   Our business strategy is centered on rapidly building an installed base of AECD devices in order to maximize the potential recurring revenue associated from sales of our single use, disposable defibrillator electrodes. All of our AECD devices are designed to utilize our proprietary defibrillator electrodes, which for sanitary, safety and performance reasons, must be changed once every 24 hours. Our disposable defibrillator electrodes feature our proprietary "smart chip" technology, designed to ensure that only our electrodes will be used with devices utilizing our proprietary technology. We are now marketing our AECD devices directly to hospitals in the United States, and through country specific distributors in the rest of the world. We intend to acquire or enter into strategic alliances with other defibrillator and patient monitoring equipment manufacturers in order to more rapidly increase the adoption of our AECD devices and technology.

   In January 2001, we tendered an offer to acquire all of the outstanding shares of Artema Medical AB of Stockholm, Sweden, a manufacturer of patient monitors and external cardiac defibrillator devices. Artema's class B stock is publicly traded on the OM Stockholm Exchange O-List (Symbol: ARTM B). As consideration, we will issue approximately 4,444,444 shares of our common stock valued at approximately $15 million for all of the issued and outstanding shares of Artema. Our offer is conditional upon the tender of at least 90% of the issued and outstanding shares of Artema, representing at least 90% of the voting power. The transaction is anticipated to close in July 2001. Our unaudited pro forma financial data which includes the proposed Artema acquisition is presented on page 19 and we have attached Artema's audited financial statements as Annex D to this proxy statement.

   From May 20, 1991 (inception) through March 31, 2001, we incurred losses of approximately $57.2 million, including approximately $16.2 million of non-cash expenses related to the acquisition of Cadent Medical Corporation in 2000. Successful completion of our development program and our transition to attaining profitable operations is dependent upon achieving a level of revenues which supports our cost structure. We intend to seek financing in order to fund the cash portion of the Survivalink transaction and to provide additional working capital. We cannot assure you that we will be successful in any of these areas.

   Our corporate office is located at 16931 Millikan Avenue, Irvine, California 92606 and the telephone number is (949) 587-0357.

 Cardiac Science Acquisition Corp.

   Cardiac Science Acquisition Corp. ("CSAC") is a newly formed, wholly-owned subsidiary of Cardiac Science. This subsidiary was formed for the sole purpose of merging with Survivalink to effect a tax-free reorganization.

What Are Our Reasons for the Merger?

   Our Board of Directors, having concluded that the Merger is fair to, and in the best interests of, us and our stockholders, unanimously approved the Merger and all transactions and documents necessary to its consummation. Our Board of Directors has received a written fairness opinion from The Robinson-Humphrey Company, LLC, that the proposed transaction is fair, from a financial point of view, to Cardiac Science Stockholders.

   The decision by our Board of Directors was also based on an internal analysis of each company's strengths and weaknesses. This analysis allowed our Board of Directors to identify several potential benefits to us and our stockholders that, if realized, could increase shareholder value. These reasons for the Merger include:

  . gaining market share and a presence in the rapidly growing AED market. Survivalink currently holds a 14% market share in the $120 million per year AED market, which is projected to grow to over $550 million by 2006. Survivalink's immediate contribution to our top line sales growth is expected to help us achieve a level of critical mass necessary for profitability;

  . the integration of our proprietary RHYTHMx ECD tachyarrhythmia detection and defibrillation software into Survivalink's line of AEDs, which is expected to provide us with a significant competitive advantage in the growing AED market;

  . an additional U.S. distribution channel, consisting of a 21-person direct sales team that markets principally to first responders, providing us with an opportunity to leverage cross-selling opportunities at both companies;

  . a manufacturing facility and an assembled and experienced manufacturing workforce that we expect will provide us with the expertise to manufacture our full range of current and in-development AECD devices; and

  . access to Survivalink's biphasic wave defibrillation technology which can be embedded into our existing and future products more efficiently than if we developed it ourselves. Survivalink also has other valuable intellectual property, including issued patents, which we expect will be useful in carrying out our business strategy.

   Our Board of Directors reviewed a number of additional factors in evaluating the Merger, including, but not limited to the following:

  .  the terms and conditions of the Merger;

  . historical information regarding our and Survivalink's business focus, financial performance and condition, operations, technology and management;

  . information concerning our and Survivalink's respective businesses, prospects, financial positions, results of operations, operations, customer service and technologies;

  . information regarding comparable companies, including market prices of the companies' stock, market capitalizations, revenues, ratios of revenues to market price and other results of operations, based on reported historical information and analysts' reports;

  . information regarding reported acquisitions of other companies in the medical technology industry and other comparable acquisitions;

  . an analysis of the relative value that each party might contribute to the future business and prospects of the combined company;

  . the compatibility of the businesses, products, technologies, management and the administrative, sales and marketing and engineering technical organizations of us and Survivalink;

  . the requirements for a successful integration of Survivalink's operations with ours;

  . the expectation that the Merger will be a tax-free reorganization for federal income tax purposes;

  .  results of our due diligence review and analysis of Survivalink; and

  . presentations by and discussions with our senior management and representatives of Stradling, Yocca, Carlson & Rauth, our outside counsel, regarding the terms of the Merger Agreement and related agreements.

   Our Board of Directors also considered a number of countervailing factors that may pose a risk to the success of the combined entity including,

  . the possibility that the benefits anticipated from the acquisition might not be achieved or might not occur as rapidly or to the extent currently anticipated;

  . the risk that integration of the technologies, organizations or other operations of the two companies might not be accomplished smoothly and might require more time, expense and management attention than anticipated;

  . the risk that, despite the efforts of the combined company, key technical, management and sales personnel might not be retained by Cardiac Science; and

  . the risk that the acquisition is not completed and the disruption in the business if the merger is abandoned.

  . the risk that upon the completion of the acquisition, Medtronic-Physio Control ("MPC") may choose to terminate its relationship with Cardiac Science. For the year ended December 31, 2000, MPC accounted for approximately 45% of our revenue, and for the quarter ended March 31, 2001 MPC accounted for no revenue. In reviewing the potential ramifications of the planned acquisitions of Survivalink and Artema on the MPC relationship, the board reviewed MPC's past and projected performance under the exclusive distribution agreement. Based on MPC's anticipated failure to meet the minimum purchases required to maintain exclusivity under the distribution agreement, and the attendant transition to a non-exclusive distribution relationship as had been discussed between the companies, the board felt that the potential synergies and economic benefits associated with the planned acquisitions of Survivalink and Artema outweighed the potential loss of MPC as a non-exclusive distributor in the future.

   For a discussion of the existing risk factors and their possible effect on the success of the Merger, see "Risk Factors" on page vi.

   In addition to considering the aforementioned factors, the Board of Directors reviewed two types of fundamental financial analyses in order to assess whether our planned purchase price was consistent with amounts paid in other similar merger transactions and to quantify a range of potential values for Survivalink as compared to our planned purchase price. The first analysis summarized valuations of comparable public company merger and acquisition transactions, and the second analysis utilized a discounted cash flow method to determine a range of valuations for Survivalink, based on several variables.

   In reviewing comparable transactions, the board focused on two recent transactions; Hewlett-Packard's acquisition of Heartstream, Inc., (March 1998) and Medtronic's acquisition of Physio-Control (September 1998). These two transactions were deemed to be highly comparable to our planned acquisition of Survivalink because both of the acquired companies were direct competitors of Survivalink in the AED market, and their primary business was the sale of external defibrillators. In the board's analysis of these transactions the purchase price of both companies was translated into multiples of revenue, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"). These multiples were then compared to the multiples of our planned purchase price for Survivalink, based on Survivalink's financial results for the quarter ended December 31, 2000, the year ended December 31, 2000 and projected financial results for the year ending December 31, 2001. Based on the comparison of these multiples, the board believed that the purchase price negotiated with Survivalink was materially within the ranges of those calculated for the selected comparable transactions.

   The board also reviewed a discounted cash flow analysis, derived from internally prepared summary five year financial projections for Survivalink which took into effect anticipated cross-selling and operating expense synergies. These projections were developed utilizing a third party, independent report of expected AED market growth through 2006 and internal cost projections based on a review of Survivalink's historical financial information. The future projected value of Survivalink in 2006 was calculated using multiples of revenue, EBIT and EBITDA consistent with comparable merger and acquisition transactions and other comparable publicly traded companies. These "terminal values" were then discounted using a range of discount rates of 25% to 35%. Based on the valuation the discounted cash flow analysis produced, the board believed that the purchase price negotiated with Survivalink was materially within the ranges generated by this analysis.

   In the view of our Board of Directors, these potentially countervailing factors did not, individually or in the aggregate, outweigh the advantages of the merger.


Opinion of Robinson-Humphrey to the Board of Directors of Cardiac Science, Inc.

 General

   Pursuant to an engagement letter dated April 9, 2001, The Robinson-Humphrey Company, LLC was retained by Cardiac Science, Inc. to render a written opinion with respect to the fairness, from a financial point of view, to the common stockholders of Cardiac Science of the aggregate purchase price to be paid in the proposed acquisition of Survivalink. On June 20, 2001, Robinson-Humphrey rendered a written opinion to the Cardiac Science Board of Directors to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the aggregate purchase price to be paid in the proposed transaction is fair from a financial point of view to the common stockholders of Cardiac Science.

   The full text of the opinion of Robinson-Humphrey is attached hereto as Annex F, and sets forth the assumptions made, matters considered and limitations on the review undertaken. This following summary provides information to help you understand the fairness opinion and the analysis undertaken by Robinson-Humphrey in rendering it. We urge you to read the full text of the Robinson-Humphrey opinion to understand the further details of the opinion.

   The opinion of Robinson-Humphrey is directed to the Cardiac Science Board of Directors and relates only to the fairness of the proposed consideration from a financial point of view, does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Cardiac Science shareholders meeting. The consideration to be received by Survivalink shareholders in the merger was determined on the basis of negotiations between Cardiac Science and Survivalink and was approved by the Cardiac Science Board of Directors.

 Material and Information Considered with Respect to the Merger

   In arriving at its opinion, Robinson-Humphrey among other things:

  .  Reviewed the First Amended and Restated Agreement and Plan of Merger;

  . Reviewed certain publicly available information concerning Cardiac Science and Survivalink which Robinson-Humphrey believed to be relevant to its analysis;

  . Reviewed certain historical and projected financial and operating data concerning Cardiac Science furnished to Robinson-Humphrey by Cardiac Science and certain historical and projected financial and operating data concerning Survivalink furnished to Robinson-Humphrey by Cardiac Science and Survivalink;

  . Conducted discussions with members of management of Cardiac Science and Survivalink concerning their respective businesses, operations, present conditions and prospects;

  .  Reviewed the trading history of the common stock of Cardiac Science;

  . Reviewed the historical market prices and trading activity for the common stock of Cardiac Science and compared them with those of selected publicly traded companies which Robinson-Humphrey deemed relevant;

  . Compared the historical and projected financial results and present financial condition of Cardiac Science and Survivalink with those of selected publicly traded companies which Robinson-Humphrey deemed relevant;

  . Reviewed the financial terms, to the extent publicly available, of selected comparable merger and acquisition transactions which Robinson-Humphrey deemed relevant;

  . Performed certain financial analyses with respect to Cardiac Science's and Survivalink's projected future operating performance;

  . Considered the restrictions on the Cardiac Science common stock to be received by Survivalink shareholders as part of the merger consideration, as outlined in the Shareholders Agreement;

  . Reviewed other financial statistics and undertook other analyses and investigations and took into account those other matters as Robinson-Humphrey deemed appropriate.

   In arriving at its opinion, Robinson-Humphrey assumed and relied upon the accuracy and completeness of the financial and other information provided to Robinson-Humphrey by Cardiac Science and Survivalink without independent verification. With respect to the financial forecasts of Cardiac Science and Survivalink, including estimates of the cost savings and other potential synergies anticipated to result from the merger, Robinson-Humphrey has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of Cardiac Science's and Survivalink's respective managements as to future financial performance of Cardiac Science and Survivalink. In arriving at its opinion, Robinson-Humphrey conducted only a limited physical inspection of the properties and facilities of Cardiac Science and Survivalink. Robinson-Humphrey has not made or obtained any evaluations or appraisals of the assets or liabilities of Cardiac Science or Survivalink.

   The Robinson-Humphrey opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Robinson-Humphrey, as of the date of its opinion. The financial markets in general and the market for the common stock of Cardiac Science is subject to volatility, and Robinson-Humphrey's opinion did not purport to address potential developments in the financial markets or the market for the common stock of Cardiac Science after the date of its opinion. Robinson-Humphrey assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by Cardiac Science or Survivalink. Subsequent developments may affect Robinson-Humphrey's opinion, and Robinson-Humphrey does not have any obligation to update, revise, or reaffirm its opinion.

   In preparing its opinion, Robinson-Humphrey performed a variety of financial and comparative analyses, a summary of which is described below. A summary of these analyses does not purport to be a complete description of the analyses underlying Robinson-Humphrey's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Accordingly, Robinson-Humphrey believes that its analyses must be considered as an integrated whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Robinson-Humphrey made numerous assumptions with respect to Cardiac Science, Survivalink, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Cardiac Science and Survivalink. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Cardiac Science Board of Directors made an independent evaluation of the merger in making their recommendation.

 Pro Forma Contribution Analysis

   Robinson-Humphrey reviewed the relative contribution that Cardiac Science and Survivalink would make to a combined pro forma company in terms of revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"). This analysis was based on projections for each entity and for the combined company provided by Cardiac Science management. The relative contribution of Cardiac Science to the combined pro forma financial results ranged from a low of 20% (based on 2000 revenues) to a high of 58% (based on 2003 revenues). Cardiac Science does not contribute to EBITDA and EBIT in calendar 2000 through 2002 and begins to generate positive EBITDA and EBIT in 2003, contributing 37% to projected pro forma 2003 EBITDA and EBIT. Robinson-Humphrey noted that Cardiac Science's current shareholders would own approximately 45% of the pro forma combined company on a fully diluted basis, in which Cardiac Science would issue 30.0 million shares, based on the current 10-day average trading price of Cardiac Science's common stock, in connection with the Survivalink acquisition
(12.4 million shares to be issued to Survivalink shareholders as the equity portion of the consideration, 8.6 million shares to be issued in connection with Cardiac Science's $25 million pending financing transaction to finance the cash portion of the consideration, and 9.0 million shares to be issued to pay off the $26.1 million promissory note within the next 9 months).

                             2000          2001          2002          2003
                          ------------  ------------  ------------  -----------
                          Amount   %    Amount   %    Amount   %    Amount  %
                          ------  ----  ------  ----  ------  ----  ------ ----
                                       (dollars in millions)
   Revenues
     Cardiac Science..... $  4.2  19.8% $  6.1  21.0% $25.4   39.4% $ 66.4 57.9%
     Survivalink......... $ 17.1  80.2% $ 23.2  79.0% $38.9   60.6% $ 48.2 42.1%
                          ------        ------        -----         ------
       Total Revenues.... $ 21.3        $ 29.3        $64.3         $114.6
                          ======        ======        =====         ======

   EBITDA
     Cardiac Science..... $(17.1)   NM  $(19.5)   NM  $(9.2)    NM  $  6.7 37.2%
     Survivalink......... $  0.9    NM  $  1.0    NM  $10.4     NM  $ 11.2 62.8%
                          ------        ------        -----         ------
       Total EBITDA...... $(16.2)       $(18.5)       $ 1.2         $ 17.9
                          ======        ======        =====         ======

   EBIT
     Cardiac Science..... $(20.0)   NM  $(19.8)   NM  $(9.5)    NM  $  6.4 37.4%
     Survivalink......... $  0.6    NM  $  0.6   vNM  $ 9.8     NM  $ 10.7 62.6%
                          ------        ------        -----         ------
       Total EBIT........ $(19.4)       $(19.2)       $ 0.3         $ 17.1
                          ======        ======        =====         ======

--------

Note: Cardiac Science's pro forma ownership of the combined company is approximately 45% on a fully diluted basis.

Analysis of Survivalink

 Market Analysis of Selected Public Companies

   Robinson-Humphrey reviewed and compared selected publicly available financial data for Survivalink, with other selected publicly-traded companies in the medical device industry which Robinson-Humphrey deemed comparable to Survivalink. This group included the following seven emerging growth cardiac device companies: Abiomed, Inc. (Nasdaq: ABMD), Cambridge Heart, Inc. (Nasdaq:
CAMH), CardioDynamics International (Nasdaq: CDIC), Endocardial Solutions, Inc. (Nasdaq: ECSI), Somanetics Corporation (Nasdaq: SMTS), Thoratec Corporation (Nasdaq: THOR), and Vasomedical, Inc. (Nasdaq: VASO).

   For the selected public companies, Robinson-Humphrey compared, among other things, Total Firm Value (defined as market capitalization plus debt less cash and cash equivalents) as a multiple of: 1) latest twelve months revenues, 2) latest twelve months EBIT, 3) estimated calendar 2001 and 2002 revenues, and
4) estimated calendar 2001 and 2002 EBIT. All multiples were based on closing stock prices as of June 13, 2001. Revenue and EBIT results for the comparable companies were based on historical financial information available in public filings and press releases of the comparable companies. Revenue and EBIT estimates were based on research reports and First Call consensus estimates. The following table sets forth the mean, low and high multiples indicated by this analysis for the comparable companies.

                                                               Implied Multiples
                                                                 for Selected
                                                                   Companies
                                                               -----------------
   Valuation Parameters                                        Mean   Low  High
   --------------------                                        ----- ----- -----
   Firm Value to:
     LTM Revenues as of March 31, 2001........................ 12.9x  5.2x 19.4x
     Estimated 2001 Revenues..................................  9.4x  3.9x 16.7x
     Estimated 2002 Revenues..................................  4.8x  1.8x  9.3x
     Estimated 2001 EBIT...................................... 53.5x 53.5x 53.5x
     Estimated 2002 EBIT...................................... 39.8x 21.7x 57.9x

   Based upon the multiples derived from this analysis and Survivalink's historical and projected results, Robinson-Humphrey calculated a range of implied firm values for Survivalink between $27.7 million and $229.6 million.

   It should be noted that none of the companies used in the market analysis of selected public companies was identical to Survivalink and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

 Analysis of Selected Merger and Acquisition Transactions

   Robinson-Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions involving emerging growth cardiac device companies. The selected transactions are shown below.

     Effective Date   Acquirer                      Target
     --------------   --------                      ------
      3/17/1998       Hewlett-Packard               Heartstream, Inc.
      9/30/1998       Medtronic, Inc.               Physio-Control International
      1/28/1999       Medtronic, Inc.               Arterial Vascular Engineering
       3/8/1999       Medtronic, Inc.               AVECOR Cardiovascular Inc.
      3/17/1999       Eclipse Surgical Technologies CardioGenesis Corp
     11/15/1999       Guidant Corp                  Cardio Thoracic Systems, Inc.
       7/5/2000       Cardiac Science               Cadent Medical Corp
      9/22/2000       Jomed NV                      EndoSonics Corp
      12/7/2000       Tyco International Ltd.       InnerDyne, Inc.
      2/14/2001       Thoratec Laboratories Corp    Thermo Cardiosystems, Inc.
        Pending       Johnson & Johnson             Heartport, Inc.
        Pending       Cardiac Science               Artema Medical

   For the selected comparable transactions, Robinson-Humphrey compared the Total Firm Value in the selected transactions as multiples of the latest twelve months revenues, EBITDA and EBIT. Robinson-Humphrey also compared the Total Firm Value as a multiple of forward looking revenues and EBIT relative to the transaction date. Historical revenues, EBITDA, and EBIT were based on publicly available information of the acquirer and/or target at the time of announcement of the relevant transaction. Forward estimates of revenues and EBIT were based on research analyst reports and earnings models issued at or around the time of the announcement of the relevant transaction. The following table sets forth the mean, low and high multiples indicated by this analysis.

                                                               Implied Multiples
                                                                 for Selected
                                                                   Companies
                                                               -----------------
   Valuation Parameters                                        Mean   Low  High
   --------------------                                        ----- ----- -----
   Firm Value to:
     LTM Revenues through March 31, 2001......................  8.0x  2.2x 16.5x
     LTM EBIT through March 31, 2001.......................... 56.9x 13.9x 89.4x
     LTM EBITDA through March 31, 2001........................ 35.2x 13.7x 66.3x
     Estimated 1-year out Revenues............................  4.9x  2.8x  9.4x
     Estimated 1-year out EBIT................................ 18.2x 10.2x 24.7x
     Estimated 2-year out Revenues............................  3.9x  2.5x  6.5x
     Estimated 2-year out EBIT................................ 12.7x  9.1x 16.2x

   Based upon the multiples derived from this analysis and Survivalink's historical and projected results, Robinson-Humphrey calculated a range of implied firm values for Survivalink between $9.4 million and $145.4 million.

   It should be noted that no company utilized in the analysis of selected transactions is identical to Survivalink. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

 Discounted Cash Flow Analysis

   Robinson-Humphrey performed a discounted cash flow analysis of Survivalink based upon Survivalink's management's projected results for fiscal 2001 through 2004 and projections for fiscal 2005 developed by

Robinson-Humphrey (calculated using similar growth rates and margins). Robinson-Humphrey calculated a range of net present firm values for Survivalink based on the projected Free Cash Flow (defined as earnings before interest and after taxes plus depreciation and amortization expense minus capital expenditures and increases in working capital) for the years ending December 31, 2001 through December 31, 2005. Robinson-Humphrey calculated the weighted average cost of capital for the company and used discount rates ranging from 20% to 35% and terminal value multiples of fiscal 2005 estimated EBIT ranging from 18.0x to 22.0x. Robinson-Humphrey observed that the valuation based on this methodology produced a range of implied firm values for Survivalink between $25.5 million and $55.8 million.

   In addition, Robinson-Humphrey performed a discounted cash flow analysis of Survivalink based on Cardiac Science's management's projected results for Survivalink for fiscal 2001 through 2003 and projections for fiscal 2004 through 2005 developed by Robinson-Humphrey (calculated using similar growth rates and margins). Robinson-Humphrey calculated a range of net present firm values for Survivalink based on the projected Free Cash Flow for the years ending December 31, 2001 through December 31, 2005. Robinson-Humphrey used discount rates ranging from 20% to 35% and terminal value multiples of fiscal 2005 estimated EBIT ranging from 18.0x to 22.0x. Robinson-Humphrey observed that the valuation based on this methodology produced a range of implied firm values from $77.0 million to $163.7 million.

Analysis of Cardiac Science

 Market Analysis of Selected Public Companies

   Robinson-Humphrey reviewed and compared selected publicly available financial data for Cardiac Science, with other selected publicly-traded companies in the medical device industry which Robinson-Humphrey deemed comparable to Cardiac Science. This group included the following seven emerging growth cardiac device companies: Abiomed, Inc. (Nasdaq: ABMD), Cambridge Heart, Inc. (Nasdaq: CAMH), CardioDynamics International (Nasdaq: CDIC), Endocardial Solutions, Inc. (Nasdaq: ECSI), Somanetics Corporation (Nasdaq: SMTS), Thoratec Corporation (Nasdaq: THOR), and Vasomedical, Inc. (Nasdaq: VASO).

   For the selected public companies, Robinson-Humphrey compared, among other things, Total Firm Value as a multiple of: 1) latest twelve months revenues, 2) latest twelve months EBIT, 3) estimated calendar 2001 and 2002 revenues, and 4) estimated calendar 2001 and 2002 EBIT. All multiples were based on closing stock prices as of June 13, 2001. Revenue and EBIT results for the comparable companies were based on historical financial information available in public filings and press releases of the comparable companies. Revenue and EBIT estimates were based on research reports and First Call consensus estimates. The following table sets forth the mean, low and high multiples indicated by this analysis for the comparable companies.

                                                               Implied Multiples
                                                                 for Selected
                                                                   Companies
                                                               -----------------
   Valuation Parameters                                        Mean   Low  High
   --------------------                                        ----- ----- -----
   Firm Value to:
     LTM Revenues as of March 31, 2001........................ 12.9x  5.2x 19.4x
     Estimated 2001 Revenues..................................  9.4x  3.9x 16.7x
     Estimated 2002 Revenues..................................  4.8x  1.8x  9.3x
     Estimated 2001 EBIT...................................... 53.5x 53.5x 53.5x
     Estimated 2002 EBIT...................................... 39.8x 21.7x 57.9x

   Based upon the multiples derived from this analysis and Cardiac Science's historical and projected results, Robinson-Humphrey calculated a range of implied equity values for Cardiac Science between $69.2 million and $134.1 million and a range of share prices between $2.79 and $5.40 per share.

   It should be noted that none of the companies used in the market analysis of selected public companies was identical to Cardiac Science and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

 Analysis of Selected Merger and Acquisition Transactions

   Robinson-Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions involving emerging growth cardiac device companies. The selected transactions are shown below.

     Effective Date   Acquirer                      Target
     --------------   --------                      ------
      3/17/1998       Hewlett-Packard               Heartstream, Inc.
      9/30/1998       Medtronic, Inc.               Physio-Control International
      1/28/1999       Medtronic, Inc.               Arterial Vascular Engineering
       3/8/1999       Medtronic, Inc.               AVECOR Cardiovascular Inc.
      3/17/1999       Eclipse Surgical Technologies CardioGenesis Corp
     11/15/1999       Guidant Corp                  Cardio Thoracic Systems, Inc.
       7/5/2000       Cardiac Science               Cadent Medical Corp
      9/22/2000       Jomed NV                      EndoSonics Corp
      12/7/2000       Tyco International Ltd.       InnerDyne, Inc.
      2/14/2001       Thoratec Laboratories Corp    Thermo Cardiosystems, Inc.
        Pending       Johnson & Johnson             Heartport, Inc.
        Pending       Cardiac Science               Artema Medical

   Robinson-Humphrey calculated the Total Firm Value in the selected transactions as multiples of the latest twelve months revenues, EBITDA and EBIT. Robinson-Humphrey also compared Total Firm Value as a multiple of forward looking revenues and EBIT relative to the transaction date. Historical revenues, EBITDA, and EBIT were based on publicly available information of the acquirer and/or target at the time of announcement of the relevant transaction. Forward estimates of revenues and EBIT were based on research analyst reports and earnings models issued at or around the time of the announcement of the relevant transaction. The following table sets forth the mean, low and high multiples indicated by this analysis.

                                                               Implied Multiples
                                                                 for Selected
                                                                   Companies
                                                               -----------------
   Valuation Parameters                                        Mean   Low  High
   --------------------                                        ----- ----- -----
   Firm Value to:
     LTM Revenues through March 31, 2001......................  8.0x  2.2x 16.5x
     LTM EBIT through March 31, 2001.......................... 56.9x 13.9x 89.4x
     LTM EBITDA through March 31, 2001........................ 35.2x 13.7x 66.3x
     Estimated 1-year out Revenues............................  4.9x  2.8x  9.4x
     Estimated 1-year out EBIT................................ 18.2x 10.2x 24.7x
     Estimated 2-year out Revenues............................  3.9x  2.5x  6.5x
     Estimated 2-year out EBIT................................ 12.7x  9.1x 16.2x

   Based upon the multiples derived from this analysis and Cardiac Science's historical and projected results, Robinson-Humphrey calculated a range of implied equity values for Cardiac Science between $41.6 million and $109.4 million and a range of share prices between $1.68 and $4.41 per share.

   It should be noted that no company utilized in the analysis of selected transactions is identical to Cardiac Science. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

 Discounted Cash Flow Analysis

   Robinson-Humphrey performed a discounted cash flow analysis of Cardiac Science based upon projections provided by Cardiac Science management for fiscal 2001 through 2003 and projections for fiscal 2004 through 2005 developed by Robinson-Humphrey (calculated using similar growth rates and margins) to estimate the net present equity value of Cardiac Science. Robinson-Humphrey calculated a range of net present equity values for Cardiac Science based on its projected Free Cash Flow for the years ending December 31, 2001 through December 31, 2005. Robinson-Humphrey calculated the weighted average cost of capital for the company and used discount rates ranging from 20% to 35% and terminal value multiples of fiscal 2005 estimated EBIT ranging from 18.0x to 22.0x. Robinson-Humphrey observed that the valuation based on this methodology produced a range of implied equity values for Cardiac Science from $52.0 million to $118.3 million and a range of share prices between $2.09 and $4.77 per share.

Analysis of Cardiac Science and Survivalink on a Pro Forma Combined Basis

 Market Analysis of Selected Public Companies

   Robinson-Humphrey reviewed and compared selected publicly available financial data for Cardiac Science and Survivalink, with other selected publicly-traded companies in the medical device industry which Robinson-Humphrey deemed comparable to both Cardiac Science and Survivalink. This group included the following seven emerging growth cardiac device companies: Abiomed, Inc. (Nasdaq: ABMD), Cambridge Heart, Inc. (Nasdaq: CAMH), CardioDynamics International (Nasdaq: CDIC), Endocardial Solutions, Inc. (Nasdaq: ECSI), Somanetics Corporation (Nasdaq: SMTS), Thoratec Corporation (Nasdaq: THOR), and Vasomedical, Inc. (Nasdaq: VASO).

   For the selected public companies, Robinson-Humphrey compared, among other things, Total Firm Value as a multiple of: 1) latest twelve months revenues, 2) latest twelve months EBIT, 3) estimated calendar 2001 and 2002 revenues, and 4) estimated calendar 2001 and 2002 EBIT. All multiples were based on closing stock prices as of June 13, 2001. Revenue and EBIT results for the comparable companies were based on historical financial information available in public filings and press releases of the comparable companies. Revenue and EBIT estimates were based on research reports and First Call consensus estimates.

   The following table sets forth the mean, low and high multiples indicated by this analysis.

                                                               Implied Multiples
                                                                 for Selected
                                                                   Companies
                                                               -----------------
   Valuation Parameters                                        Mean   Low  High
   --------------------                                        ----- ----- -----
   Firm Value to:
     LTM Revenues as of March 31, 2001........................ 12.9x  5.2x 19.4x
     Estimated 2001 Revenues..................................  9.4x  3.9x 16.7x
     Estimated 2002 Revenues..................................  4.8x  1.8x  9.3x
     Estimated 2001 EBIT...................................... 53.5x 53.5x 53.5x
     Estimated 2002 EBIT...................................... 39.8x 21.7x 57.9x

   Based upon the multiples derived from this analysis and historical and projected results for Cardiac Science and Survivalink on a pro forma combined basis, Robinson-Humphrey calculated a range of implied equity values for the combined company between $10.8 million and $309.3 million and a range of share prices between $0.20 and $5.65 per share. The implied prices per share are based on 54.8 million pro forma shares outstanding, which reflects 24.8 million shares of Cardiac Science common stock outstanding per the draft proxy statement dated June 4, 2001, and 30.0 million shares issued in connection with the Survivalink acquisition (12.4 million shares issued to Survivalink shareholders, 8.6 million shares issued in connection with Cardiac Science's $25 million pending financing transaction, and 9.0 million shares issued to pay off the $26.1 million in promissory notes issued to Survivalink).

   It should be noted that none of the companies used in the market analysis of selected public companies was identical to Cardiac Science or Survivalink and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

 Analysis of Selected Merger and Acquisition Transactions

   Robinson-Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions involving emerging growth cardiac device companies. The selected transactions are shown below.

     Effective Date   Acquirer                      Target
     --------------   --------                      ------
      3/17/1998       Hewlett-Packard               Heartstream, Inc.
      9/30/1998       Medtronic, Inc.               Physio-Control International
      1/28/1999       Medtronic, Inc.               Arterial Vascular Engineering
       3/8/1999       Medtronic, Inc.               AVECOR Cardiovascular Inc.
      3/17/1999       Eclipse Surgical Technologies CardioGenesis Corp
     11/15/1999       Guidant Corp                  Cardio Thoracic Systems, Inc.
       7/5/2000       Cardiac Science               Cadent Medical Corp
      9/22/2000       Jomed NV                      EndoSonics Corp
      12/7/2000       Tyco International Ltd.       InnerDyne, Inc.
      2/14/2001       Thoratec Laboratories Corp    Thermo Cardiosystems, Inc.
        Pending       Johnson & Johnson             Heartport, Inc.
        Pending       Cardiac Science               Artema Medical

   Robinson-Humphrey calculated the Total Firm Value in the selected transactions as multiples of the latest twelve months revenues, EBITDA and EBIT. Robinson-Humphrey also compared firm value as a multiple of forward looking revenues and EBIT relative to the transaction date. Historical revenues, EBITDA, and EBIT were based on publicly available information of the acquirer and/or target at the time of announcement of the relevant transaction. Forward estimates of revenues and EBIT were based on research analyst reports and earnings models issued at or around the time of the announcement of the relevant transaction. The following table sets forth the mean, low and high multiples indicated by this analysis.

                                                               Implied Multiples
                                                                 for Selected
                                                                   Companies
                                                               -----------------
   Valuation Parameters                                        Mean   Low  High
   --------------------                                        ----- ----- -----
   Firm Value to:
     LTM Revenues through March 31, 2001......................  8.0x  2.2x 16.5x
     LTM EBIT through March 31, 2001.......................... 56.9x 13.9x 89.4x
     LTM EBITDA through March 31, 2001........................ 35.2x 13.7x 66.3x
     Estimated 1-year out Revenues............................  4.9x  2.8x  9.4x
     Estimated 1-year out EBIT................................ 18.2x 10.2x 24.7x
     Estimated 2-year out Revenues............................  3.9x  2.5x  6.5x
     Estimated 2-year out EBIT................................ 12.7x  9.1x 16.2x

   Based upon the multiples derived from this analysis and historical and projected results for Cardiac Science and Survivalink on a pro forma combined basis, Robinson-Humphrey calculated a range of implied equity values for the combined company between $2.4 million and $246.6 million and a range of share prices between $0.04 and $4.50 per share. The implied prices per share are based on 54.8 million pro forma shares outstanding, which reflects 24.8 million shares of Cardiac Science common stock outstanding per the draft proxy statement dated June 4, 2001, and 30.0 million shares issued in connection with the Survivalink acquisition (12.4 million shares issued to Survivalink shareholders, 8.6 million shares issued in connection with

Cardiac Science's $25 million pending financing transaction, and 9.0 million shares issued to pay off the $26.1 million in promissory notes issued to Survivalink).

   It should be noted that no company utilized in the analysis of selected transactions is identical to Cardiac Science or Survivalink. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

 Discounted Cash Flow Analysis

   Robinson-Humphrey performed a discounted cash flow analysis of pro forma combined results for Cardiac Science and Survivalink based upon projections by Cardiac Science management for fiscal 2001 through 2003 and projections for fiscal 2004 through 2005 developed by Robinson-Humphrey (calculated using similar growth rates and margins) to estimate the net present equity value of Cardiac Science and Survivalink on a pro forma combined basis. Robinson-Humphrey calculated a range of net present equity values for the combined company based on its projected Free Cash Flow for the years ending December 31, 2001 through December 31, 2005. Robinson-Humphrey calculated the weighted average cost of capital for the company and used discount rates ranging from 20% to 35% and terminal value multiples of fiscal 2005 estimated EBIT ranging from 18.0x to 22.0x. Robinson-Humphrey observed that the valuation based on this methodology produced a range of implied equity values for Cardiac Science and Survivalink on a pro forma combined basis from $125.3 million to $283.3 million and a range of share prices between $2.29 and $4.82 per share. The implied prices per share are based on 54.8 million pro forma shares outstanding, which reflects 24.8 million shares of Cardiac Science's common stock outstanding per the draft proxy statement dated June 4, 2001, and 30.0 million shares to be issued in connection with the Survivalink acquisition, based on the current 10-day average trading price (12.4 million shares to be issued to Survivalink shareholders, 8.6 million shares to be issued in connection with Cardiac Science's $25 million pending financing transaction, and 9.0 million shares to be issued to pay off the $26.1 million in promissory notes within the next 9 months).

 Other Factors

   Robinson-Humphrey took into consideration various other factors including historical market prices and trading volumes for Cardiac Science's common stock and the relationship between movements in Cardiac Science's common stock, movements in the common stock of selected comparable companies, and movements in the S&P 500 Index, the Nasdaq Index, and the Russell 2000 Index.

 Information Regarding Robinson-Humphrey

   The Cardiac Science Board of Directors selected Robinson-Humphrey to render a fairness opinion because Robinson-Humphrey is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. Robinson-Humphrey is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

Selected Consolidated Financial Data for Cardiac Science

   The following selected financial information is derived from our consolidated financial statements. You should read this summary financial information in conjunction with the Consolidated Financial Statements and related notes and our Management's Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K for the year ended December 31, 2000 and in our Form 10-Q for the quarter ended March 31, 2001, incorporated here by reference.

   The consolidated statement of operations data for the three months ended March 31, 2000 and 2001 and the consolidated balance sheet data as of March 31, 2001 are unaudited but have been prepared on the same basis as our audited financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of our operating results and financial condition. The historical results are not necessarily indicative of results to be expected for any future period.

                   Consolidated Statement of Operations Data:
                     (in thousands, except per share data)

                                                                       For the Three
                                                                       Months Ended
                             For the Year Ended December 31,             March 31,
                         -------------------------------------------  ----------------
                          1996    1997     1998     1999      2000     2000     2001
                         ------  -------  -------  -------  --------  -------  -------
Sales................... $  --   $   --   $   --   $   103  $  4,242  $   625  $ 1,758
                         ------  -------  -------  -------  --------  -------  -------
Gross profit............    --       --       --         5       417       50      141
                         ------  -------  -------  -------  --------  -------  -------
Operating expenses:
  Research and
   development..........    422      757    2,210    4,406     8,248    1,138    2,150
  Sales and marketing...    --       252      341    1,370     4,371      925    1,520
  General and
   administrative.......    405      767    1,171    1,853     5,159      717    1,536
  Acquired in-process
   research and
   development..........    --       --       --       --     13,587      --       --
  Amortization of
   goodwill and
   intangibles..........    --       --       --       --      1,063      --       331
  Amortization of
   restricted stock.....    --       --       --       --      1,551      --       --
                         ------  -------  -------  -------  --------  -------  -------
                            827    1,776    3,722    7,629    33,979    2,780    5,537
                         ------  -------  -------  -------  --------  -------  -------
Interest income
 (expense), net.........     36       (4)     (65)      21       618       12      131
Loss in unconsolidated
 affiliate..............    --       --       --      (115)      --       --       --
Provision for income
 taxes..................     (1)      (1)      (1)      (2)       (2)      (2)      (2)
                         ------  -------  -------  -------  --------  -------  -------
                             35       (5)     (66)     (96)      616       10      129
                         ------  -------  -------  -------  --------  -------  -------
Loss from continuing
 operations.............   (792)  (1,781)  (3,788)  (7,720)  (32,946)  (2,720)  (5,267)
Loss from discontinued
 operations.............    --       (44)    (651)     --        --       --       --
                         ------  -------  -------  -------  --------  -------  -------
Net loss................ $ (792) $(1,825) $(4,439) $(7,720) $(32,946) $(2,720) $(5,267)
                         ======  =======  =======  =======  ========  =======  =======
Basic and diluted loss
 per share:
  Continuing
   operations........... $(0.23) $ (0.46) $ (0.69) $ (0.85) $  (1.82) $ (0.22) $ (0.21)
  Discontinued
   operations...........    --     (0.01)   (0.12)     --        --       --       --
                         ------  -------  -------  -------  --------  -------  -------
Net loss per share...... $(0.23) $ (0.47) $ (0.81) $ (0.85) $  (1.82) $ (0.22) $ (0.21)
                         ======  =======  =======  =======  ========  =======  =======
Weighted average shares
 used in computing net
 loss per share.........  3,395    3,876    5,460    9,113    18,080   12,152   24,739
                         ======  =======  =======  =======  ========  =======  =======

                   Consolidated Selected Balance Sheet Data:
                                 (in thousands)

                                            December 31,
                                  ----------------------------------- March 31,
                                  1996  1997    1998    1999   2000     2001
                                  ---- ------  ------  ------ ------- ---------
Cash and cash equivalents.......  $413 $  561  $1,248  $5,902 $13,537  $7,498
Marketable securities available-
 for-sale.......................   --     --      --      --    5,004   4,330
Working capital (deficit).......   241    (.3)   (550)  4,384  18,022  11,752
Total assets....................   453  1,784   1,556   7,044  33,336  27,964
Long term debt, net of current
 portion........................   --     --       16     104     192     157
Total stockholders' equity
 (deficit)......................   269    697    (288)  4,822  28,985  23,460

Selected Unaudited Pro Forma Combined Condensed Financial Data

   The following selected unaudited pro forma combined condensed financial data should be read in conjunction with Cardiac Science's unaudited pro forma combined condensed financial statements and related notes thereto included in this prospectus. You should also refer to Survivalink's financial statements and notes thereto included in this prospectus, and to Cardiac Science's and Artema's financial statements and notes thereto incorporated in this proxy statement.

   The selected unaudited pro forma combined condensed statement of operations data gives effect to the following as if each event had occurred on January 1, 2000:

  .  our planned acquisition of Survivalink;

  .  our planned acquisition of Artema;

  .  our acquisition of Cadent Medical Corporation, which closed July 1,
     2000; and

  . the consummation of the financing transaction which we assume for purposes of this presentation to raise $25.0 million, with $10.0 million used to partially finance the Survivalink acquisition and the remaining proceeds used for general corporate purposes and working capital.

   The selected unaudited pro forma combined condensed balance sheet data gives effect to the following, as if each event had occurred as of March 31, 2001:

  .  our planned acquisition of Survivalink;

  .  our planned acquisition of Artema;

  . the consummation of the financing transaction which we assume for purposes of this presentation to raise $25.0 million, with $10.0 million used to partially finance the Survivalink acquisition and the remaining proceeds used for general corporate purposes and working capital.

   You should read carefully the unaudited pro forma consolidated financial data included herein and the accompanying notes.

                                              Year Ended     Three Months Ended
                                           December 31, 2000   March 31, 2001
                                           ----------------- ------------------
                                             (in thousands, except per share
                                                         amounts)
Pro Forma Combined Condensed Statement of
 Operations Data(1):
Net sales................................     $ 49,342.9         $ 9,604.9
Net loss.................................     $(46,799.5)        $(9,930.4)
Basic and diluted net loss per share.....     $    (1.22)        $   (0.23)

                                            March 31, 2001
                                           -----------------
Pro Forma Combined Condensed Balance
 Sheet Data(1):
Cash and cash equivalents................     $ 23,075.5
Working capital..........................     $  3,268.5
Total assets.............................     $142,398.7
Long-term obligations....................     $    619.2
Total stockholders' equity...............     $ 99,870.9

                                              Year Ended     Three Months Ended
                                           December 31, 2000   March 31, 2001
                                           ----------------- ------------------
                                             (in thousands, except per share
                                                         amounts)
Pro Forma Combined Condensed Statement of
 Operations Data(2):
Net sales................................     $ 21,381.8         $ 5,895.2
Net loss.................................     $(46,244.3)        $(8,292.2)
Basic and diluted net loss per share.....     $    (1.37)        $   (0.22)

                                            March 31, 2001
                                           -----------------
Pro Forma Combined Condensed Balance
 Sheet Data(2):
Cash and cash equivalents................     $ 22,509.1
Working capital (deficit)................     $   (591.4)
Total assets.............................     $119,549.9
Long-term obligations....................     $    179.6
Total stockholders' equity...............     $ 83,759.8

--------

(1) Assuming we acquire Artema.

(2) Assuming we do not acquire Artema.

Comparative Per Share Data

   The following table reflects (a) the historical net income (loss) and book value per share of Cardiac Science common stock and the historical net income
(loss) and book value per share of the Survivalink shares in comparison with the unaudited pro forma net income (loss) and book value per share after giving effect to Cardiac Science's proposed acquisition of Survivalink and Artema and the related financing transaction, and (b) the equivalent historical net income
(loss) and book value per share attributable to 0.233354 shares of Cardiac Science common stock which will be received for each share of Survivalink.

   The historical book value per share is computed by dividing common stockholders' equity as of December 31, 2000 and March 31, 2001 by the actual common shares outstanding, respectively. The pro forma net income (loss) per share is computed by dividing the pro forma net income (loss) by the pro forma weighted average number of shares outstanding, assuming Cardiac Science had acquired Survivalink, Artema and Cadent and consummated the related financing transaction, all on January 1, 2000. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at December 31, 2000 and March 31, 2001, assuming the acquisition had occurred on that date, respectively. The Survivalink equivalent pro forma combined per share amounts are calculated by multiplying the Cardiac Science pro forma combined per share amounts by the exchange ratio of 0.233354.

   The following information should be read in conjunction with (a) the separate historical financial statements and related notes of Cardiac Science included in this proxy statement, (b) the separate historical financial statements and related notes of Survivalink included in this proxy statement,
(c) the separate historical financial statements and related notes of Artema included in this proxy statement, and (d) the unaudited pro forma combined condensed financial information and related notes of Cardiac Science, and the selected historical and selected unaudited pro forma financial data and the unaudited pro forma financial information included in this proxy statement. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                                                                Year Ended     Three Months Ended
                                                             December 31, 2000   March 31, 2001
                                                             ----------------- ------------------
Historical Cardiac Science:
  Basic and diluted net loss per share.....................       $(1.82)            $(0.21)
  Book value per share at the end of the period............       $ 1.19             $ 0.95

Historical Survivalink:
  Basic and diluted net loss per share.....................       $(0.49)            $(0.24)
  Book value per share at the end of the period............       $(4.54)            $(4.78)

Pro Forma Combined:
  Pro forma basic and diluted net loss per
   Cardiac Science share(1)................................       $(1.22)            $(0.23)
  Pro forma basic and diluted net loss per
   Survivalink share(2)....................................       $(0.28)            $(0.05)
  Pro forma book value per Cardiac Science share(3)........          --              $ 2.34
  Pro forma book value per Survivalink share(4)............          --              $ 0.55

--------

(1) Pro forma basic and diluted net loss per Cardiac Science share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be ($1.17) and $(0.22) for the year ended December 31, 2000 and three months ended March 31, 2001, respectively. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma basic and diluted net loss would be $(1.29) and $(0.24) per Cardiac Science share for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

(2) Pro forma basic and diluted net loss per Survivalink share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be ($0.27) and $(0.05) for the year ended December 31, 2000 and three months ended March 31, 2001, respectively. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma basic and diluted net loss would be $(0.30) and $(0.06) per Survivalink share for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

(3) Pro forma book value per Cardiac Science share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be $2.49 for the three months ended March 31, 2001. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma book value would be $2.75 per Cardiac Science share for the three months ended March 31, 2001.

(4) Pro forma book value per Survivalink share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be $0.58 for the three months ended March 31, 2001. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma book value would be $0.64 per Survivalink share for the three months ended March 31, 2001.

                                              Year Ended     Three Months Ended
                                           December 31, 2000   March 31, 2001
                                           ----------------- ------------------
Cardiac Science and Survivalink Pro Forma
 Combined:
  Pro forma basic and diluted net loss per
   Cardiac Science share(1)...............      $(1.37)            $(0.22)
  Pro forma basic and diluted net loss per
   Survivalink share(2)...................      $(0.32)            $(0.05)
  Pro forma book value per Cardiac Science
   share(3)...............................         --              $ 2.19
  Pro forma book value per Survivalink
   share(4)...............................         --              $ 0.51

--------

(1) Pro forma basic and diluted net loss per Cardiac Science share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be ($1.17) and $(0.21) for the year ended December 31, 2000 and three months ended March 31, 2001, respectively. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma basic and diluted net loss would be $(1.45) and $(0.23) per Cardiac Science share for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

(2) Pro forma basic and diluted net loss per Survivalink share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be ($0.27) and $(0.05) for the year ended December 31, 2000 and three months ended March 31, 2001, respectively. If it is assumed that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma basic and diluted net loss would be $(0.34) and $(0.05) per Survivalink share for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

(3) Pro forma book value per Cardiac Science share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be $2.14 for the three months ended March 31, 2001. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma book value would be $2.36 per Cardiac Science share for the three months ended March 31, 2001.

(4) Pro forma book value per Survivalink share, assuming the Survivalink transaction is consummated at $3.00 per share of Cardiac Science common stock would be $0.70 for the three months ended March 31, 2001. Assuming that the Survivalink transaction is consummated at $4.00 per share of Cardiac Science common stock, the pro forma book value would be $0.55 per Survivalink share for the three months ended March 31, 2001.

Survivalink Corporation

   Survivalink Corporation is a privately-held company headquartered in Minneapolis, Minnesota, that designs, manufactures and markets automated external defibrillators ("AEDs") and related products. AEDs are portable, emergency medical defibrillators that are intended for use by minimally trained rescuers in the treatment of sudden cardiac arrest. Survivalink's principal product, the Survivalink FirstSave(R), is the first AED with an escalating, variable energy biphasic waveform, demonstrating 100 percent effectiveness in clinical trials. It is the only AED with easy to use one-button operation and pre-connected, interchangeable electrodes. FirstSave's exclusive RescueReady(R) self-testing feature allows an operator to ensure that the battery, circuitry and electrodes are functioning properly. Since Survivalink's first AED received market clearance from the U.S. Food and Drug Administration in 1995, Survivalink estimates that its AEDs have been used to save over 3,000 lives.

   Survivalink's primary customers include police and fire departments, as well as commercial corporations, airlines and public facilities. Survivalink sells its products through a direct sales force and a network of manufacturer representatives and distributors in the United States, as well as in Asia, Australia, Europe and Latin America. As of March 31, 2001, Survivalink had 66 full-time employees, of whom 26 were involved in sales and marketing, 9 in research and development, 5 in regulatory and quality control, 17 in manufacturing and 9 in administration and management. Survivalink's principal offices are located at 5420 Feltl Road, Minneapolis, Minnesota. Its telephone number is (952) 939-4181.

What Are Survivalink's Reasons for the Merger?

   Survivalink believes that its merger with Cardiac Science will substantially mitigate many significant challenges that Survivalink would face if it continued as an independent, privately-held company. In addition, Survivalink believes that the Merger will provide value to its shareholders as well as increased resources to expand its market share and better compete with other manufacturers of AEDs.

   In reaching its decision to approve the Merger and First Amended and Restated Agreement and Plan of Merger, Survivalink's Board of Directors considered a number of factors, including, but not limited to the business and financial risks and potential benefits of the Merger, and the terms and conditions of the Agreement and Plan of Merger.

Selected Consolidated Financial Data for Survivalink

   The following selected financial information is derived from Survivalink's consolidated financial statements. You should read this summary financial information in conjunction with Survivalink's Consolidated Financial Statements and related notes.

   The consolidated statement of operations data for the three months ended March 31, 2000 and 2001 and the consolidated balance sheet data as of March 31, 2001 are unaudited but have been prepared on the same basis as the audited financial statements of Survivalink and, in the opinion of Survivalink management, contain all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of Survivalink's operating results and financial condition. The historical results are not necessarily indicative of results to be expected for any future period.

                         Statement of Operations Data:
                     (in thousands, except per share data)

                                                                          For the Three
                                                                          Months Ended
                               For the Year Ended December 31,              March 31,
                          ---------------------------------------------  ----------------
                           1996      1997      1998     1999     2000     2000     2001
                          -------  --------  --------  -------  -------  -------  -------
Sales...................  $ 1,583  $  4,002  $  9,021  $12,204  $17,139  $ 3,488  $ 4,137
                          -------  --------  --------  -------  -------  -------  -------
Gross profit............      155     1,652     4,251    6,726   10,044    1,916    2,435
                          -------  --------  --------  -------  -------  -------  -------
Operating expenses:
  Research and
   development..........    2,123     3,349     3,197    2,369    1,753      455      492
  Sales and marketing...    2,272     6,593     7,482    6,133    5,988    1,333    1,745
  General and
   administrative.......    1,706     1,754     2,060    1,595    1,710      368      720
                          -------  --------  --------  -------  -------  -------  -------
                            6,100    11,696    12,739   10,097    9,451    2,156    2,957
                          -------  --------  --------  -------  -------  -------  -------
Other income (expense)..       24        49       (91)    (143)    (277)     (80)     (47)
Income tax expense......      --        --         (3)      (5)     (18)     --       --
                          -------  --------  --------  -------  -------  -------  -------
                               24        49       (94)    (148)    (295)     (80)     (47)
                          -------  --------  --------  -------  -------  -------  -------
Net income (loss).......   (5,921)   (9,995)   (8,582)  (3,519)     298     (320)    (569)
                          -------  --------  --------  -------  -------  -------  -------
Less preferred stock
 accretion..............       --      (129)     (274)    (332)    (332)     (83)     (83)
Less preferred stock
 dividends..............       --      (650)   (1,623)  (2,484)  (2,838)    (674)    (770)
                          -------  --------  --------  -------  -------  -------  -------
Loss applicable to
 shareholders...........  $(5,921) $(10,774) $(10,479) $(6,335) $(2,871) $(1,077) $(1,422)
                          =======  ========  ========  =======  =======  =======  =======
Net loss per share basic
 and diluted............  $ (1.35) $  (1.96) $  (1.82) $ (1.09) $ (0.49) $ (0.18) $ (0.24)
                          =======  ========  ========  =======  =======  =======  =======
Weighted average shares
 used in computing net
 loss per share.........    4,377     5,486     5,746    5,825    5,908    5,879    5,930
                          =======  ========  ========  =======  =======  =======  =======

                          Selected Balance Sheet Data:
                                 (in thousands)

                                        December 31,
                            ----------------------------------------  March 31,
                             1996   1997    1998     1999     2000      2001
                            ------ ------  -------  -------  -------  ---------
Cash and cash
 equivalents..............  $3,370 $3,651  $ 5,733  $ 3,421  $ 1,530   $ 1,761
Working capital...........   2,439  4,259    5,099    1,193    1,004       457
Total assets..............   4,948  7,595    9,492    7,651    6,636     6,161
Long term debt, net of
 current portion..........     --     997    1,255      663       29        23
Redeemable preferred
 stock....................     --  11,605   22,455   25,271   28,441    29,294
Total stockholders' equity
 (deficit)................   3,098 (7,323) (17,780) (24,081) (26,947)  (28,369)

Survivalink Management's Discussion and Analysis of Financial Condition and Results of Operations

   The following discussion should be read in conjunction with Survivalink's financial statements and notes thereto appearing elsewhere in this proxy statement. The following discussion contains forward-looking statements, including, but not limited to, statements concerning Survivalink's strategic plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of Survivalink's expectations or intentions. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

 Overview

   Survivalink was organized in April 1992 for the purpose of developing and marketing an AED that is easy to use, inexpensive, and easy to maintain. Survivalink's first generation AED, the VivaLink, received 510(k) marketing clearance from the FDA in February 1995. Survivalink's second generation AED, the FirstSave Monophasic AED, received 510(k) marketing clearance from the FDA in July 1997. In January 1999, Survivalink received 510(k) marketing clearance from the FDA for the second generation FirstSave AED, the FirstSave Biphasic AED. Survivalink commenced commercial sales of the VivaLink in the first quarter of 1995, the FirstSave Monophasic AED in the third quarter of 1997, and the FirstSave Biphasic in the second quarter of 1999. Survivalink currently derives substantially all of its net sales from the FirstSave Biphasic AED and related accessories.

Results of Operations

The Three Months Ended March 31, 2001, Compared to The Three Months Ended March 31, 2000.

   Net Sales. Net sales for the three months ended March 31, 2001, increased 18.6% to $4,137,370, as compared to $3,487,530 for the three months ended March 31, 2000. The increase in sales was driven by an increase in demand for the FirstSave AED and from the further development of our distribution system, which includes local and national distribution partners. International sales decreased 17.4% in the first quarter of 2001 to $813,266, compared to $985,086 for the same period in 2000. In the first quarter of 2000, the company had sales of over $690,000 to its U.K. distributor who resold the product to the U.K. Department of Health for the implementation of its public access defibrillation program. Excluding this one time sale, international sales increased over 175.6% in the first quarter of 2001 compared to the same period in 2000. This sales increase was driven primarily by an increase in the overall demand for AEDs and the continuing expansion of our network of international distributors.

   Cost of Goods Sold and Gross Profit. Cost of goods sold for the three months ended March 31, 2001 totaled $1,702,372, which resulted in a gross profit percentage of 58.9%, compared to $1,571,816 and 54.9% for the same period in 2000. Gross profit percent has improved 1.1% as a result of an increase in the average sales value per unit in 2001, 1.2% from a shift to a more profitable Biphasic mix of products and 1.7% from continuing manufacturing process efficiencies and product material cost reductions. We cannot be assured that any of these margin improving trends will continue in future periods.

   Sales and Marketing. Sales and marketing expenses for the three months ended March 31, 2001 totaled $1,744,424, or 42.2% of net sales, compared to $1,332,668, or 38.2% of net sales, for the same period in 2000. The increase in sales and marketing expenses in 2001 resulted primarily from spending relating to the company's commitment to the North American Public Access Defibrillation Study sponsored by the National Institute of Health, higher spending on advertisement and promotions, higher commission expense due to the increase in sales and an increase in the average number of sales representatives.

   Research and Development. Research and development expenses for the three months ended March 31, 2001 totaled $492,046 or 11.9% of net sales, compared to $454,636, or 13.0% of net sales, for the same period in 2000. The increase in research and development expenses resulted primarily from higher prototype and regulatory and quality assurance expenses.

   General and Administrative. General and administrative expenses for the three months ended March 31, 2001 totaled $720,421 or 17.4% of net sales, compared to $368,487, or 10.6% of net sales for the same period in 2000. The increase in general and administrative expenses primarily resulted from increased professional fees relating to our pending merger with Cardiac Science, Inc., higher wages and personnel costs from an increase in headcount and an increase in general resources needed to support the increased sales volume.

   Other Income and Expenses. Other income and expenses for the three months ended March 31, 2001 were net expenses of $47,193 compared to net expenses of $79,717 for the same period in 2000. The reduction in net expense in 2001 resulted from lower interest expense due to the decrease in the overall debt balances.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999.

   Net Sales. Net sales for the year ended December 31, 2000 increased 40.4% to $17,139,526, as compared to $12,204,431 for the year ended December 31, 1999. The increase in sales was due to an increase in demand for the FirstSave Biphasic AED and from the expansion of Survivalink's distribution system to include local and national distribution partners. International sales increased 91.3% to $2,575,640 for the year ended December 31, 2000, compared to $1,346,622 for the same period in 1999. The increase in international sales was primarily due to an increase in the overall demand for AEDs and the continuing expansion of Survivalink's network of international distributors. In 2000, Survivalink had sales of over $800,000 to its U.K. distributor who resold the product to the U.K. Department of Health for the implementation of its public access defibrillation program.

   Cost of Goods Sold and Gross Profit. Cost of goods sold for the year ended December 31, 2000 totaled $7,095,744, which resulted in a gross profit percentage of 58.6%, compared to $5,478,831 and 55.1% for the same period in 1999. Gross profit percent improved as a result of a higher sales value per unit in 2000 and continuing manufacturing efficiencies and product cost reductions.

   Sales and Marketing. Sales and marketing expenses for the year ended December 31, 2000 totaled $5,987,570, or 34.9% of net sales, compared to $6,132,985, or 50.3% of net sales, for the same period in 1999. The decrease in sales and marketing expenses in 2000 resulted primarily from lower spending on advertising and promotions, commissions, demonstration equipment, and a reduction in the average number of sales representatives.

   Research and Development. Research and development expenses for the year ended December 31, 2000 totaled $1,752,927, or 10.2% of net sales, compared to $2,369,147, or 19.4% of net sales, for the same period in 1999. The decrease in research and development expenses resulted primarily from lower wages and related fringe benefits associated with a reduction in staffing levels, lower prototype expense and lower patent-related expenses due to the completion and launch of the FirstSave Biphasic AED in May 1999.

   General and Administrative. General and administrative expenses for the year ended December 31, 2000 totaled $1,709,970, or 10.0% of net sales, compared to $1,594,917, or 13.1% of net sales for the same period in 1999. The small increase in general and administrative expenses resulted from an increase in resources required to support the increased sales volume.

   Other Income and Expenses. Other income and expenses for the year ended December 31, 2000 were net expenses of $276,725 compared to net expenses of $142,570 for the same period in 1999. The increase in net expense in 2000 resulted from lower interest income earned from lower average cash balances in 2000 as compared to 1999 and additional interest expense in 2000 related to the convertible promissory notes in an amount of $1,500,000 issued in December 1999.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998.

   Net Sales. Net sales for the year ended December 31, 1999 increased 35.3% to $12,204,431, as compared to $9,021,648 for the same period in 1998. The increase in net sales resulted primarily from an increase in demand for the new FirstSave Biphasic AED, which was released in May 1999. International sales increased 51.8% to $1,346,622 from $887,080 for the same period in 1998. The increase was due to the expansion of Survivalink's international distributor network.

   Cost of Goods Sold and Gross Profit. Cost of goods sold for the year ended December 31, 1999 totaled $5,478,831, which results in a gross profit percentage of 55.1%, as compared to $4,770,809 and 47.1% for the same period in 1998. The improvement in gross profit in 1999 resulted from the introduction of the FirstSave Biphasic product, which yields a higher selling price, and an overall reduction in the manufacturing costs of all products. In addition, Survivalink recorded a charge for obsolete inventory in 1998, which reduced gross profit by $500,000, or approximately 5.5%.

   Sales and Marketing. Sales and marketing expenses for the year ended December 31, 1999 were $6,132,985, or 50.3% of net sales, compared to $7,482,262, or 82.9% of net sales, for the same period in 1998. The decrease in sales and marketing expenses in 1999 resulted primarily from a reduction in employees in both the sales and marketing departments due to an unsuccessful effort at obtaining Medicare reimbursement for the AED and lower overall demonstration equipment expense.

   Research and Development. Research and development expenses for the year ended December 31, 1999 totaled $2,369,147, or 19.4% of net sales, compared to $3,197,100, or 35.4% of net sales, for the same period in 1998. Research and development expenses decreased in 1999 due to lower wages and related fringe benefits associated with a reduction in staffing levels, lower clinical trial expenses resulting from the completion of Survivalink's biphasic waveform clinical trials in 1998 and lower patent-related expenses.

   General and Administrative. General and administrative expenses for the year ended December 31, 1999 totaled $1,594,917, or 13.1% of net sales, compared to $2,059,870, or 22.8% of net sales, for the same period in 1998. The decrease in general and administrative expenses in 1999 was a result of lower bad debt expense and lower legal, accounting, insurance and consulting fees.

   Other Income and Expenses. Other income and expenses for the year ended December 31, 1999 were net expenses of $142,570, compared to net expenses of $90,576 for the same period in 1998. The increase in net expense in 1999 resulted from lower interest income earned from lower average cash balances in 1999 compared to 1998.

Liquidity and Capital Resources

   Cash and cash equivalents at March 31, 2001 were $1,761,373 compared to $1,874,648 at March 31, 2000. Cash provided by operating activities for the three months ended March 31, 2001 totaled $698,983, compared to cash use of $1,317,323 for the same period in 2000. The increase in operating cash flow in 2001 resulted primarily from strong working capital management offset by our net loss. Cash used in financing activities for the three months ended March 31, 2001 were $44,570 compared to $95,047 during the same period in 2000. Payments made under notes payable and capital leases in 2001 were $422,633 compared to $135,213 in 2000.

   Cash and cash equivalents at December 31, 2000 were $1,529,593 compared to $3,421,078 at December 31, 1999. Cash used in operating activities for the year ended December 31, 2000 totaled $405,661, compared to $3,172,767 for the same period in 1999. The improvement in operating cash flow in 2000 resulted primarily from net income of $298,590 in 2000 compared to a net loss of $3,519,019 in 1999 and a decrease in inventories of $389,356 partially offset by an increase in accounts receivable of $1,406,565. Cash used in financing activities for the year ended December 31, 2000 was $1,326,748 compared to cash provided during the same period in 1999 of $996,736. In 1999, Survivalink received $1,500,000 in cash from the issuance of convertible promissory notes to existing holders of preferred stock, which was offset by payments made under notes payable and capital leases of $516,031. In 2000, Survivalink used $1,332,747 to fulfill obligations under its notes payable and capital leases and did not raise any additional capital.

   We anticipate that the current cash balances will be sufficient to meet our cash requirements through 2001. We do believe however that we will need to raise additional capital to meet our obligations in 2002. In this respect, we are considering a number of alternatives, including additional equity financings and corporate partnerships. We cannot assure you that any such transactions will be available on terms acceptable to us, if at all, or that any financing transaction will not be dilutive to current stockholders. We also cannot assure you that we will have sufficient working capital to fund operations beyond 2001. If we are not able to raise additional funds, we may be required to significantly curtail or cease our operating activities. The accompanying financial statements have been prepared assuming that we will continue as a going concern.

   Survivalink has historically financed its operations and capital requirements through the sale of common stock and preferred stock, bridge loans, equipment lease financing and cash flow from operating activities.

Who are the Largest Owners of Survivalink Common Stock?

   The following table sets forth information known to us with respect to the beneficial ownership of Survivalink capital stock as of March 31, 2001 by individuals or entities owning greater than 5% of the outstanding Survivalink capital stock, each of the directors of Survivalink and each of the executive officers of Survivalink.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the purpose of this section, all statements are based on information provided by the individuals or entities named in the table. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 31, 2001 and shares exercisable as a result of the Merger are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

   Percentage of ownership of a class of capital stock is based on (i) 3,717,037 shares of Series A Preferred Stock outstanding converted into 17,294,537 shares of common stock, (ii) 760,824 shares of Series B Preferred Stock outstanding converted into 15,216,480 shares of common stock, (iii) 5,930,391 shares of common stock outstanding as of March 31, 2001. Percentage of ownership of total shares of capital stock outstanding is based on 38,441,408 shares of common stock outstanding, calculated on an as converted basis, as of March 31, 2001. Unless otherwise indicated, the address of each of the individuals named below is: c/o Survivalink Corporation, 5420 Feltl Road, Minnetonka, Minnesota 55343.

                             Series A       Series B         Common
                          -------------- --------------- -------------- % Fully
                           Shares    %     Shares    %    Shares    %   Diluted
                          --------- ---- ---------- ---- --------- ---- -------
Excelsior Private Equity
 Fund II, Inc. (1).......       --   --  11,072,060 72.8   203,125  3.3  29.3

Fidelity Investors II
 Limited Partnership and
 Fidelity Ventures
 Limited (2)............. 6,623,470 38.3  1,779,440 11.7   154,166  2.5  22.2

The Spray Venture Fund,
 LP and Walnut Street
 Partners (3)............ 4,415,643 25.5  1,107,140  7.3    60,764   *   14.5

CIBC WMV, Inc. Canadian
 Imperial Bank of
 Commerce (4)............ 4,415,644 25.5  1,186,280  7.8   327,778  5.2  15.3

Mark T. Wagner (5).......             *               *  1,527,422 20.5   3.8

John R. Brintnall (6)....             *               *    516,400  8.0   1.3

Michael Musich (7).......             *               *    183,300  3.0    *

John Nealon (8)..........             *               *    273,500  4.4    *

Kenneth Olson (9)........             *               *    533,273  8.3   1.3

Sew-Wah Tay (10).........             *               *     86,300  1.4    *

Paul Emerson (11)........             *               *    240,000  3.9    *

Daniel Cole (12)......... 4,415,643 25.5  1,107,140  7.3    60,764   *   14.5

David Fann (13)..........       --   --  11,072,060 72.8   203,125  8.0  29.3

Byron Gilman (14)........             *               *    174,947  2.9    *

Eric Lass (15)........... 6,623,470 38.3  1,779,440 11.7   154,166  2.5  22.2

David Shotland (16)...... 4,415,644 25.5  1,186,280  7.8   327,778  6.2  15.3

Dale Spencer (17)........   147,185   *      35,780   *    205,000  3.3   1.0

--------
  *  Less than one percent

 (1) Includes 203,125 shares of common stock issuable upon the exercise of outstanding warrants. David Fann, President and CEO of Excelsior Private Equity Fund II, Inc., has voting and investment power over these shares.

 (2) Includes 154,166 shares of common stock issuable upon the exercise of outstanding warrants. Fidelity Investors Management L.L.C. is the General Partner of Fidelity Investors II Limited Partnership and Fidelity Ventures Limited. John Remondi and Donald Heaton are the President and CFO respectively of Fidelity Investors Management L.L.C. and have voting and investment power over these shares.

 (3) Includes 474,500 shares of Series B preferred stock and outstanding warrants to purchase 8,681 shares of common stock held by Dan Cole. Mr. Cole is an affiliate of The Spray Venture Fund, LP and Walnut Street Partners. Spray Ventures Partners L.P. is the General Partner of the Spray Venture Fund, L.P. and Walnut Street Partners. Kevin Connors and Daniel Cole are the General Partners of Spray Ventures Partners L.P. and have voting and investment power over these shares.

 (4) Includes 327,778 shares of common stock issuable upon the exercise of outstanding warrants. All voting matters are ultimately decided by the Merchant Banking division of CIBC, with final approval by the head of the Merchant Banking division, Ken Kilgour. However, dispositive power over Merchant Banking investments rests with the CIBC Investment Committee.

 (5) Includes 1,504,100 shares of common stock issuable upon exercise of outstanding options and 11,111 shares of common stock issuable upon exercise of outstanding warrants. In addition to the shares reflected in the table, Mr. Wagner holds an option to purchase a total of 31,925 shares of Series A preferred stock and 7,050 shares of Series B preferred stock which are convertible into 289,550 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership, Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (6) Includes 516,400 shares of common stock issuable upon the exercise of outstanding options. In addition to shares reflected in the table, Mr. Brintnall holds an option to purchase a total of 41,944 shares of Series A preferred stock and 9,263 shares of Series B preferred stock which are convertible into 380,425 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership, Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (7) Includes 182,700 shares of common stock issuable upon exercise of outstanding options. In addition to the shares reflected in the table, Mr. Musich holds an option to purchase a total of 29,296 shares of Series A preferred stock and 6,469 shares of Series B preferred stock which are convertible into 265,713 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership, Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (8) Includes 272,000 shares of common stock issuable upon exercise of outstanding options. In addition to the shares reflected in the table, Mr. Nealon holds an option to purchase a total of 19,450 shares of Series A preferred stock and 4,295 shares of Series B preferred stock which are convertible into 176,413 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership, Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

 (9) Includes 525,000 shares issuable upon exercise of outstanding options to purchase shares of common stock.

(10) Includes 86,300 shares of common stock issuable upon the exercise of outstanding options. In addition to the shares reflected in the table, Ms. Tay holds an option to purchase a total of 39,924 shares of Series A preferred stock and 8,816 shares of Series B preferred stock which are convertible into 362,113 shares of common stock, from Excelsior Private Fund, II, Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, The Spray Venture Fund, LP, Walnut Street Partners and CIBC WMV, Inc.

(11) Includes 240,000 shares of common stock issuable upon the exercise of outstanding options.

(12) Includes the 4,415,643 shares of Series A preferred stock, 632,640 shares of series B preferred stock and 52,083 shares of common stock issuable upon exercise of outstanding warrants held by the Spray Venture Fund, L.P. and Walnut Street Partners, of which Mr. Cole is an affiliate. Mr. Cole may be deemed to beneficially own such shares. Mr. Cole disclaims beneficial ownership of such shares.

(13) All of the shares listed are held by Excelsior Private Fund, II, of which MR. Fann is an affiliate. Mr. Fann may be deemed to be beneficially own such shares. Mr. Fann disclaims beneficial ownership of such shares.

(14) Includes 36,739 shares held by the Gilman Family Trust.

(15) All of the shares listed are held by Fidelity Investors II Limited Partnership and Fidelity Ventures Limited, of which Mr. Lass is an affiliate. Mr. Lass may be deemed to beneficially own such shares. Mr. Lass disclaims beneficial ownership of such shares.

(16) All of the shares listed are held by CIBC WMV, Inc., of which Mr. Shotland is an affiliate. Mr. Shotland may be deemed to beneficially own such shares. Mr. Shotland disclaims beneficial ownership of such shares.

(17) Includes 150,000 shares issuable upon exercise of outstanding options to purchase shares of common stock.

                Unaudited Pro Forma Consolidated Financial Data

   The unaudited pro forma consolidated balance sheet as of March 31, 2001 gives pro forma effect to the following, as if each event had occurred as of March 31, 2001:

  . our planned acquisition of Survivalink, a Minneapolis, Minnesota manufacturer of automated external defibrillators;

  . our planned acquisition of Artema, a Stockholm, Sweden manufacturer of patient monitors and defibrillator devices, and the terms of the offer to Artema shareholders; and

  . the consummation of the Financing Transaction, which we assume for purposes of this presentation to raise $25.0 million, with $10.0 million used to partially finance the Survivalink transaction and the remaining proceeds used for general corporate purposes.

   Our March 31, 2001 historical balance sheet, contained herein, reflects the Cadent acquisition, which closed on July 1, 2000. See Annex E for the Cadent financial statements.

   The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 gives effect to the following, as if each had occurred on January 1, 2000:

  .  our planned acquisition of Survivalink;

  . our planned acquisition of Artema, and the terms of the offer to Artema shareholders; and

  . our acquisition of Cadent, a development stage company, which closed July 1, 2000.

   For the purposes of the pro forma financial data we have assumed our stock price associated with each of the events outlined above to be $3.40 per share . This price reflects our trailing 30-day average closing price of our stock from April 11, 2001 to March 12, 2001. During this trailing 30-day period, our high was $4.00 per share and our low was $3.00 per share.

   The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which my be expected to occur in the future. The unaudited pro forma financial data are based on assumptions that we believe are reasonable and should be read in conjunction with the consolidated financial statements and the accompanying notes included elsewhere in this proxy statement.

   Completion of the Survivalink Merger is subject to certain conditions set forth in the First Amended and Restated Agreement and Plan of Merger, including, but not limited to approval by our stockholders of Proposals 1, 2 and 3, as outlined in this proxy statement. Failure to meet certain obligations outlined in the First Amended and Restated Agreement and Plan of Merger may result in the payment by us of a cash break-up fee of $3.5 million. Our acquisition of Artema is also subject to certain conditions including, but not limited to acceptance by shareholders of Artema. We cannot assure you that we will be able to consummate the Survivalink Merger or acquisition of Artema, or that we will be able to successfully complete the Financing Transaction.

   The unaudited pro forma financial data are presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") under the purchase method of accounting. Amounts are presented in U.S. dollars.

   In preparing the pro forma financial statements and in the underlying preliminary acquisition analysis of Survivalink, it has been assumed that the shareholders of Survivalink will receive 10,602,941 Cardiac Science Shares with an assumed fair value of $36,050,000, or $3.40 per Cardiac Science common share, $26,050,000 in senior secured promissory notes, and $10.0 million cash in exchange for all the Survivalink shares. The actual number of shares of our common stock to be issued to acquire Survivalink will vary based on the lower of (i) our share price prior to the effective date of the acquisition, or (ii) the price of our common stock sold in the Financing Transaction the purpose of financing the acquisition. Should the Survivalink acquisition be completed at a share price lower than $3.40, in order to maintain the value of the stock portion of the purchase price, the number of shares issued to Survivalink will increase, the effect being to dilute current stockholders on a pro forma basis and to decrease pro forma loss per share. If the Survivalink acquisition is completed at a share price greater than $3.40, in order to maintain the value of the stock portion of the purchase price, the number of shares issued to Survivalink will decrease, the effect being to reduce dilution of current stockholders on a pro forma basis and to increase pro forma loss per share.

   For illustrative purposes, please refer to the dilution table on page 34 of this proxy statement, which details the number of shares of Cardiac Science common stock and associated dilution factor for a range of share prices. It has further been assumed that Cardiac Science will complete the Financing Transaction, offering 7,352,941 shares at $3.40 per share, of which partial proceeds of $10.0 million will be used to fund the cash portion of the Survivalink transaction. The acquisition is expected to result in transaction costs of approximately $1.0 million. As of the date of this filing, no material amounts of common stock options have been exercised. See "Terms of the Merger," on page 31.

   In preparing the pro forma financial statements and in the underlying preliminary acquisition analysis of Artema, it has been assumed that the shareholders of Artema will receive 4,444,444 Cardiac Science Shares in exchange for all the Artema Shares. It has further been assumed that the fair value of the shares of Cardiac Science Common Stock issued to effect the transaction, will equal $15.1 million. The acquisition is expected to result in transaction costs of approximately $1.0 million.

   The accounting principles of Cardiac Science will apply. A detailed analysis has not yet been made to the Artema or Survivalink accounts in order to identify any potential adjustments that need to be made to these accounts in order to adapt them to the accounting principles of Cardiac Science. Based on a preliminary review of the accounts, the management of Cardiac Science believes, however, that any adjustments that may be required will have no material impact on the consolidated accounts of Cardiac Science.

Differences between Swedish and U.S. accounting principles

   Artema's consolidated financial statement are prepared in accordance with generally accepted accounting principles in Sweden ("Swedish GAAP"), which differs in certain material respects from financial statements prepared in accordance with U.S. GAAP.

   The following is a summary of the significant differences between Swedish GAAP and those of U.S. GAAP, which may be relevant for Artema. The summary is not a comprehensive list of all potential differences between Swedish GAAP and U.S. GAAP which would have to be identified in order to prepare consolidated U.S. GAAP financial statements.

   Furthermore, the following text does not address U.S. GAAP disclosure requirements, which are significantly more extensive than the corresponding Swedish disclosure requirements, nor does it cover certain differences in format and terminology applied in the income statement, balance sheet, statement of cash flows or notes to the financial statements. For further information please see Artema's financial statements and associated notes.

Revenue Recognition

   U.S. GAAP requires a very strict application of revenue recognition policies where, for example, delivery and shipping terms are important factors. Revenue recognition practice in Sweden is normally not as strict as U.S. GAAP would require.

Acquisitions

   Both Swedish and U.S. GAAP contain guidelines for determining the fair value of shares tendered as part of an acquisition. Swedish guidelines for valuations of such shares issued in conjunction with acquisitions are less detailed than corresponding U.S. guidelines.

   Under Swedish GAAP, acquired in-process research and development is not separately identified and is instead included in goodwill. Under U.S. GAAP, the cost of an acquired company is to be assigned to all identifiable tangible and intangible assets, including any resulting from research and development activities of the acquired enterprise. To the extent costs are allocated to intangibles for use in research and development activities (i.e., acquired research and development), such costs must be accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") 2 "Accounting for Research and Development Costs," i.e., they must be expensed by the acquiror as of the date of consummation of the combination, unless there is an alternative future use in research and development projects or otherwise.

Capitalization of interest expenses

   Under Swedish GAAP, interest expenses related to the construction of certain qualifying assets are normally charged to earnings, although companies may elect to capitalize the interest expense.

   U.S. GAAP requires that interest expense related to qualifying assets be capitalized and depreciated together with the acquisition costs over the useful life of the asset.

Equity Securities

   Under Swedish GAAP, investments in equity securities are carried at the lower of cost or market.

   Under U.S. GAAP, and in particular in accordance with SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities," these investments should be classified with respect to the underlying intent, i.e., if they are to be traded, if they are to be held to maturity, or if they are in an intermediate category, and are deemed to be available for sale. Valuation and reporting of income differ depending on the classification of the securities.

Comprehensive Income

   U.S. GAAP prescribes reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Under U.S. GAAP, all items that are required to be recognized as components of comprehensive income should be reported in a financial statement that is displayed with the same prominence as other financial statements. There is no such requirement under Swedish GAAP.

                             CARDIAC SCIENCE, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 2001
                                 (In thousands)

                                                                                  Cardiac Science
                                                              Survivalink          & Survivalink                   Artema
                                 Cardiac Science Survivalink  Acquisition            Pro Forma        Artema     Acquisition
                                   Historical    Historical   Adjustments            Combined     Historical (e) Adjustments
                                 --------------- -----------  -----------         --------------- -------------- -----------
          Assets
          ------
    Current assets:
     Cash and cash
      equivalents......            $  7,497.7    $  1,761.4   $ 23,250.0  (a)       $ 22,509.1      $   566.4     $     --
                                                               (10,000.0) (a)
     Marketable
      securities
      available-for-
      sale.............               4,330.4           --           --                4,330.4            --            --
     Accounts
      receivable, net..               2,775.4       3,154.8          --                5,930.2        5,365.5           --
     Inventories.......               1,250.6         707.6          --                1,958.2        3,566.5           --
     Prepaid expenses
      and other........                 245.2          46.0          --                  291.2          249.6           --
                                   ----------    ----------   ----------            ----------      ---------     ---------
       Total current
        assets.........              16,099.3       5,669.8     13,250.0              35,019.1        9,748.0           --
    Property, plant &
     equipment, net....               1,847.4         470.5          --                2,317.9        3,152.3           --
    Goodwill and other
     intangibles, net..               7,694.7           --      72,174.8  (b)         79,869.5            --        9,045.5  (f)
    Other..............               2,322.6          20.8          --                2,343.4          903.0           --
                                   ----------    ----------   ----------            ----------      ---------     ---------
       Total assets....            $ 27,964.0    $  6,161.1   $ 85,424.8            $119,549.9      $13,803.3     $ 9,045.5
                                   ==========    ==========   ==========            ==========      =========     =========
 Liabilities & Stockholders'
---------------------------
          Equity
          ------
    Current
     liabilities:
     Accounts payable..            $  3,609.8    $  1,731.3   $      --             $  5,341.1      $ 4,972.0     $     --
     Current maturities
      of long-term
      obligations......                 135.5         478.7          --                  614.2            --            --
     Notes payable.....                   --        1,500.0     26,050.0  (c)         27,550.0            --            --
     Accrued expenses..                 602.4       1,502.8          --                2,105.2          916.1           --
                                   ----------    ----------   ----------            ----------      ---------     ---------
       Total current
        liabilities....               4,347.7       5,212.8     26,050.0              35,610.5        5,888.1           --
    Long-term
     obligations.......                 156.5          23.1          --                  179.6          439.6           --
    Other..............                   --            --           --                    --           410.0           --
                                   ----------    ----------   ----------            ----------      ---------     ---------
       Total
        liabilities....               4,504.2       5,235.9     26,050.0              35,790.1        6,737.7           --
                                   ----------    ----------   ----------            ----------      ---------     ---------
    Redeemable
     preferred stock:
     Series A..........                   --       16,330.7    (16,330.7) (d)              --             --            --
     Series B..........                   --       12,963.2    (12,963.2) (d)              --             --            --
    Stockholders'
     equity:
     Common stock......                 264.9          59.3        (59.3) (d)           264.9         1,467.8      (1,467.8) (g)
     Additional paid-
      in-capital and
      other............              80,515.6      12,778.7    (12,778.7) (d)        140,815.6       14,123.9     (14,123.9) (g)
                                                                37,050.0  (b)(c)                                   16,111.1  (f)
                                                                23,250.0  (a)
     Accumulated
      deficit..........             (57,320.7)    (41,206.7)    41,206.7  (d)        (57,320.7)      (8,526.1)      8,526.1  (g)
                                   ----------    ----------   ----------            ----------      ---------     ---------
       Total
        stockholders'
        equity.........              23,459.8     (28,368.7)    88,668.7              83,759.8        7,065.6       9,045.5
                                   ----------    ----------   ----------            ----------      ---------     ---------
                                   $ 27,964.0    $  6,161.1   $ 85,424.8            $119,549.9      $13,803.3     $ 9,045.5
                                   ==========    ==========   ==========            ==========      =========     =========
                                 Pro Forma
                                  Combined
                                 -----------
          Assets
          ------
    Current assets:
     Cash and cash
      equivalents......          $ 23,075.5
     Marketable
      securities
      available-for-
      sale.............             4,330.4
     Accounts
      receivable, net..            11,295.7
     Inventories.......             5,524.7
     Prepaid expenses
      and other........               540.8
                                 -----------
       Total current
        assets.........            44,767.1
    Property, plant &
     equipment, net....             5,470.2
    Goodwill and other
     intangibles, net..            88,915.0
    Other..............             3,246.4
                                 -----------
       Total assets....          $142,398.7
                                 ===========
 Liabilities & Stockholders'
---------------------------
          Equity
          ------
    Current
     liabilities:
     Accounts payable..          $ 10,313.1
     Current maturities
      of long-term
      obligations......               614.2
     Notes payable.....            27,550.0
     Accrued expenses..             3,021.3
                                 -----------
       Total current
        liabilities....            41,498.6
    Long-term
     obligations.......               619.2
    Other..............               410.0
                                 -----------
       Total
        liabilities....            42,527.8
                                 -----------
    Redeemable
     preferred stock:
     Series A..........                 --
     Series B..........                 --
    Stockholders'
     equity:
     Common stock......               264.9
     Additional paid-
      in-capital and
      other............           156,926.7
     Accumulated
      deficit..........           (57,320.7)
                                 -----------
       Total
        stockholders'
        equity.........            99,870.9
                                 -----------
                                 $142,398.7
                                 ===========

                             CARDIAC SCIENCE, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                     (in thousands, except per share data)

   (a) It is assumed that Cardiac Science will issue 7.353 million shares of its Common Stock in the Financing Transaction, generating gross proceeds of $25.0 million. Although we are currently pursuing such financing, we cannot assure you that we will be successful in this regard. The Survivalink Merger is subject to certain conditions as set forth in the First Amended and Restated Agreement and Plan of Merger. The use of proceeds of $23.25 million, net of offering fees and expenses totaling $1.75 million:

     (i) cash payment of $10.0 million as part of the offer to acquire Survivalink; and

     (ii) $13.25 million to be used for general corporate purposes.

   (b) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Survivalink based on the relative fair values as of the closing of the Survivalink transaction, with the balance allocated to goodwill and other identifiable intangibles. This entry reflects a current estimate of the allocation to the acquired assets, liabilities and goodwill, as well as the associated transaction fees and expenses estimated to total $1.0 million. The final allocations are expected to be different from the amounts reflected herein, and may reflect allocation to in-process research and development and other identifiable intangibles such as patents, assembled workforce and core technology. Such differences may be significant. We intend to engage an independent firm to perform an appraisal of the assets and liabilities and the allocation of the purchase price upon completion of the transaction. We anticipate that such appraisal will be completed in the quarter in which the transaction is completed.

   The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on March 31, 2001 are as follows:

       Cash and cash equivalents..................................... $ 1,761.4
       Property, plant and equipment, net............................     470.5
       Accounts receivable, net......................................   3,154.8
       Inventories...................................................     707.6
       Other assets..................................................      66.8
       Long-term obligations.........................................     (23.1)
       Accounts payable, accrued liabilities and note payable........  (5,212.8)
       Goodwill......................................................  72,174.8
                                                                      ---------
         Total purchase price........................................ $73,100.0
                                                                      =========

   (c) It is assumed that we will issue 10,602,941 shares of our common stock to shareholders of Survivalink, with an assumed fair value of $36,050,000. It is expected that associated transaction fees and expenses will total approximately $1.0 million. It is further assumed that we will issue shareholders of Survivalink $26,050,000 of senior secured promissory notes.

   (d) Reflects the elimination of Survivalink's historical shareholders' equity balances in connection with purchase accounting.

   (e) Artema's balance sheet data converted to U.S. dollars at an exchange rate at March 31, 2001 of SEK 10.38 per U.S. dollar.

   The following is a summary of the adjustments to total assets and total liabilities which would have been required if U.S. GAAP had been applied instead of Swedish GAAP:

                                                                    Artema
                                                                   March 31,
                                                                     2001
                                                                  -----------
Total assets as reported in the balance sheet in accordance with
 Swedish GAAP.................................................... SEK 136,753

Adjustments to conform to U.S. GAAP
Accounts receivable..............................................   SEK 6,525
                                                                  -----------
Total assets in accordance with U.S. GAAP........................ SEK 143,278
Foreign currency exchange rate...................................       10.38
                                                                  -----------
Total assets in accordance with U.S. GAAP........................ $  13,803.3
                                                                  ===========

                                                                    Artema
                                                                   March 31,
                                                                     2001
                                                                  -----------
Total current liabilities as reported in the balance sheet in accordance with Swedish GAAP....................................  SEK 48,481

Adjustments to conform to U.S. GAAP
Committed credit facility........................................   SEK 6,112
Other current liabilities........................................   SEK 6,525
                                                                  -----------
Total current liabilities in accordance with U.S. GAAP...........  SEK 61,118
Foreign currency exchange rate...................................       10.38
                                                                  -----------
Total current liabilities in accordance with U.S. GAAP........... $   5,888.1
                                                                  ===========

                                                                    Artema
                                                                   March 31,
                                                                     2001
                                                                  -----------
Total long term liabilities as reported in the balance sheet in accordance with Swedish GAAP....................................  SEK 10,675

Adjustments to conform to U.S. GAAP
Other current liabilities........................................  SEK (6,112)
                                                                  -----------
Total long term liabilities in accordance with U.S. GAAP.........   SEK 4,563
Foreign currency exchange rate...................................       10.38
                                                                  -----------
Total long term liabilities in accordance with U.S. GAAP......... $     439.6
                                                                  ===========

   (f) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Artema based on the relative fair values as of the closing of the Artema transaction, with the balance allocated to goodwill and other identifiable intangibles. This entry reflects a current estimate of the allocation to the acquired assets, liabilities and goodwill, as well as the associated transaction fees and expenses estimated to total $1.0 million. The final allocations are expected to be different from the amounts reflected herein, and may reflect allocation to in-process research and development and other identifiable intangibles such as patents, assembled workforce and core technology. Such differences may be significant. We intend to engage an independent firm to perform an appraisal of the assets and liabilities and the allocation of the purchase price upon completion of the transaction. We anticipate that such appraisal will be completed in the quarter in which the transaction is completed.

   The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on March 31, 2001 are as follows:

       Cash and cash equivalents..................................... $   566.4
       Property, plant & equipment, net..............................   3,152.3
       Accounts receivable, net......................................   5,365.5
       Inventories...................................................   3,566.5
       Prepaid expenses and other assets.............................   1,152.6
       Long-term obligations.........................................    (439.6)
       Accounts payable and accrued liabilities......................  (5,888.1)
       Other liabilities.............................................    (410.0)
       Goodwill......................................................   9,045.5
                                                                      ---------
         Total purchase price........................................ $16,111.1
                                                                      =========

   (g) Reflects the elimination of Artema's historical stockholders' equity balances in connection with purchase accounting.

                             CARDIAC SCIENCE, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Year Ended December 31, 2000
                       (In thousands, except share data)

                                      Cadent
                    Cardiac Science Six Months                Survivalink                 Cardiac Science    Artema
                      Year Ended      Ended       Cadent       Year Ended  Survivalink     & Survivalink   Year Ended
                     December 31,    June 30,   Acquisition   December 31, Acquisition       Pro Forma    December 31,
                         2000          2000     Adjustments       2000     Adjustments       Combined       2000 (d)
                    --------------- ----------  -----------   ------------ -----------    --------------- ------------
Net sales.........    $  4,242.3    $     --      $   --       $17,139.5    $     --        $ 21,381.8     $27,961.1
Cost of goods
 sold.............       3,825.6          --          --         7,095.7          --          10,921.3      18,078.0
                      ----------    ---------     -------      ---------    ---------       ----------     ---------
  Gross profit....         416.7          --          --        10,043.8          --          10,460.5       9,883.1
                      ----------    ---------     -------      ---------    ---------       ----------     ---------
Operating
 expenses:
  Research &
   development....       8,247.7      1,842.1         --         1,752.9          --          11,842.7       4,023.4
  Sales &
   marketing......       4,370.9          --          --         5,987.6          --          10,358.5       1,745.5
  General &
   administrative..      5,159.6        369.7         --         1,710.0          --           7,239.3       4,020.0
  Acquired in-
   process
   research and
   development....      13,587.0          --          --             --           --          13,587.0           --
  Amortization of
   intangibles....       2,613.8          --        494.1 (a)        --       7,160.6 (b)     10,268.5           --
  Other operating
   expenses.......            --      1,144.1         --             --           --           1,144.1           --
                      ----------    ---------     -------      ---------    ---------       ----------     ---------
                        33,979.0      3,355.9       494.1        9,450.5      7,160.6         54,440.1       9,788.9
                      ----------    ---------     -------      ---------    ---------       ----------     ---------
Operating income
 (loss)...........     (33,562.3)    (3,355.9)     (494.1)         593.3     (7,160.6)       (43,979.6)         94.2
Interest income
 (expense), net...         618.4         18.2         --          (276.7)    (2,605.0)(c)     (2,245.1)         69.8
                      ----------    ---------     -------      ---------    ---------       ----------     ---------
Income (loss)
 before income
 taxes............     (32,943.9)    (3,337.7)     (494.1)         316.6     (9,765.6)       (46,224.7)        164.0
Provision for
 income tax.......           1.6          --          --            18.0          --              19.6           --
                      ----------    ---------     -------      ---------    ---------       ----------     ---------
Net income
 (loss)...........    $(32,945.5)   $(3,337.7)    $(494.1)     $   298.6    $(9,765.6)      $(46,244.3)    $   164.0
                      ==========    =========     =======      =========    =========       ==========     =========
Pro forma basic
 and diluted loss
 per share........
Pro forma weighted
 average number of
 shares used in
 the computation
 of loss per share
 (in thousands)...
                      Artema
                    Acquisition   Pro Forma
                    Adjustments    Combined
                    ------------- -------------
Net sales.........    $   --      $ 49,342.9
Cost of goods
 sold.............        --        28,999.3
                    ------------- -------------
  Gross profit....        --        20,343.6
                    ------------- -------------
Operating
 expenses:
  Research &
   development....        --        15,866.1
  Sales &
   marketing......        --        12,104.0
  General &
   administrative..       --        11,259.3
  Acquired in-
   process
   research and
   development....         --       13,587.0
  Amortization of
   intangibles....      719.2 (e)   10,987.7
  Other operating
   expenses.......                   1,144.1
                    ------------- -------------
                        719.2       64,948.2
                    ------------- -------------
Operating income
 (loss)...........     (719.2)     (44,604.6)
Interest income
 (expense), net...        --        (2,175.3)
                    ------------- -------------
Income (loss)
 before income
 taxes............     (719.2)     (46,779.9)
Provision for
 income tax.......        --            19.6
                    ------------- -------------
Net income
 (loss)...........    $(719.2)    $(46,799.5)
                    ============= =============
Pro forma basic
 and diluted loss
 per share........                    ($1.22)
                                  =============
Pro forma weighted
 average number of
 shares used in
 the computation
 of loss per share
 (in thousands)...                 38,306.9 (f)
                                  =============

                             CARDIAC SCIENCE, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       Three Months Ended March 31, 2001
                       (In thousands, except share data)

                            Cardiac Science Survivalink                                    Artema
                             Three Months   Three Months                Cardiac Science Three Months
                                 Ended         Ended     Survivalink     & Survivalink     Ended       Artema
                               March 31,     March 31,   Acquisition       Pro Forma     March 31,   Acquisition    Pro Forma
                                 2001           2001     Adjustments       Combined       2001 (d)   Adjustments    Combined
                            --------------- ------------ -----------    --------------- ------------ -----------    ---------
Net sales.................     $ 1,757.8      $4,137.4    $     --         $ 5,895.2     $ 4,586.9    $(877.2)(h)   $ 9,604.9
Cost of goods sold........       1,617.3       1,702.4          --           3,319.7       3,373.9     (730.5)(h)     5,963.1
                               ---------      --------    ---------        ---------     ---------    --------      ---------
  Gross profit............         140.5       2,435.0          --           2,575.5       1,213.0     (146.7)        3,641.8
                               ---------      --------    ---------        ---------     ---------    --------      ---------
Operating expenses:
  Research & development..       2,150.2         492.0          --           2,642.2         920.1         --         3,562.3
  Sales & marketing.......       1,519.9       1,744.4          --           3,264.3         443.8         --         3,708.1
  General &
   administrative.........       1,536.1         720.4          --           2,256.5       1,145.5         --         3,402.0
  Amortization of
   intangibles............         330.8           --       1,804.4 (b)      2,135.2           --        226.1 (e)    2,361.3
                               ---------      --------    ---------        ---------     ---------    --------      ---------
                                 5,537.0       2,956.8      1,804.4 (b)     10,298.2       2,509.4       226.1       13,033.7
                               ---------      --------    ---------        ---------     ---------    --------      ---------
Operating loss............      (5,396.5)       (521.8)    (1,804.4)        (7,722.7)     (1,296.4)     (372.8)      (9,391.9)
Interest income (expense),
 net......................         131.0         (47.2)      (651.3)(c)       (567.5)         31.0         --          (536.5)
                               ---------      --------    ---------        ---------     ---------    --------      ---------
Loss before income taxes..      (5,265.5)       (569.0)    (2,455.7)        (8,290.2)     (1,265.4)     (372.8)      (9,928.4)
Provision for income tax..           2.0           --           --               2.0           --          --             2.0
                               ---------      --------    ---------        ---------     ---------    --------      ---------
Net loss..................     $(5,267.5)     $ (569.0)   $(2,455.7)       $(8,292.2)    $(1,265.4)   $ (372.8)     $(9,930.4)
                               =========      ========    =========        =========     =========    ========      =========
Pro forma basic and
 diluted loss per share...                                                                                             ($0.23)
                                                                                                                    =========
Pro forma weighted average
 number of shares used in
 the computation of loss
 per share (in thousands)..                                                                                          42,727.5 (g)
                                                                                                                    =========

                             CARDIAC SCIENCE, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       (In thousands, except share data)

   (a) Represents an additional 6 months of amortization of goodwill of $494.1 resulting from the excess of the purchase price over the net book value of Cadent, calculated as though the Cadent transaction was completed on January 1, 2000. The life of goodwill is estimated to be 7 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Cadent based on their relative fair market values as of the closing date of the Cadent transaction.

   (b) Represents the amortization of goodwill resulting from the excess of the purchase price over the net book value of Survivalink, calculated as though the Survivalink transaction was completed on January 1, 2000. The life of goodwill is estimated to be 10 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Survivalink based on their relative fair market values as of the closing date of the Survivalink transaction.

   (c) Represents interest expense payable on the senior secured promissory notes issued to Survivalink shareholders. The notes carry an annual stated interest rate of 10%.

   (d) Represents historical Artema financial data for the year ended December 31, 2000 and three months ended March 31, 2001 after the following:

      (i)  conversion from Swedish GAAP to U.S. GAAP; and

      (ii) conversion to U.S. dollars utilizing an average exchange rate of SEK 9.24 per U.S. dollar for the year ended December 31, 2000 and 9.80 for the three months ended March 31, 2001;

   The following table reconciles Artema's net income in accordance with Swedish GAAP to U.S. GAAP. See Note 34 of Artema's financial statements at Annex D for a discussion of these items.

                                                                  Artema
                                                    Artema     Three Months
                                                  Year Ended       Ended
                                                 December 31,    March 31,
                                                     2000          2001
                                                 ------------  -------------
     Net income (loss) in accordance with
      Swedish GAAP.............................. SEK 1,516.0   SEK (12,400.0)
     U.S. GAAP adjustments:
       Net sales................................    (3,938.0)       (2,492.0)
       Cost of goods sold.......................     3,938.0         2,492.0
                                                 -----------   -------------
     Net income (loss) in accordance with U.S.
      GAAP...................................... SEK 1,516.0   SEK (12,400.0)
     Foreign currency exchange rate.............        9.24            9.80
                                                 -----------   -------------
     Net income (loss) in accordance with U.S.
      GAAP...................................... $     164.0   $    (1,265.4)
                                                 ===========   =============

   (e) Represents the amortization of goodwill resulting from the excess of the purchase price over the net book value of Artema, calculated as though the Artema transaction was completed on January 1, 2000. The life of goodwill is estimated to be 10 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Artema based on their relative fair market values as of the closing date of the Artema transaction.

   (f) The pro forma weighted average number of shares represents, exclusive of shares issued to Cadent, Cardiac Science's historical weighted average shares outstanding at fiscal year end of 15,818,300, and the sum of:

      (i)  4,500,000 shares of our Common Stock issued to Cadent,

      (ii) 10,602,941 shares of our Common Stock to be issued to acquire Survivalink,

    (iii) 4,444,444 shares of our Common Stock to be issued to Artema shareholders,

    (iv) the portion of Cardiac Science shares sold in the Financing Transaction in connection with the cash portion of the Merger consideration of $10.0 million, representing 2,941,177 shares all as if outstanding for the entire year.

   The actual number of shares of our common stock to be issued to acquire Survivalink will vary based on the lower of (i) our share price prior to the effective date of the acquisition, or (ii) the price of our common stock sold in the Financing Transaction. For purposes of this pro forma analysis, we have assumed that the acquisition is completed based on a Cardiac Science share price of $3.40 per share. Should the acquisition be completed at a lower share price, the number of shares issued to Survivalink shareholders would increase, diluting current stockholders on a pro forma basis and reducing the pro forma net loss per share presented in the unaudited pro forma consolidated statement of operations. If the acquisition is completed at a higher share price, the number of shares issued to Survivalink shareholders would decrease, increasing the pro forma net loss per share presented in the unaudited pro forma consolidated statement of operations.

   For illustrative purposes, please refer to the dilution table on page 34 of this proxy statement, which details the number of shares of Cardiac Science common stock and associated dilution factor for a range of share prices.

   (g) The pro forma weighted average number of shares represents Cardiac Science's historical weighted average shares outstanding at March 31, 2001 of 24,738,941, and the sum of:

    (i) 10,602,941 shares of our Common Stock to be issued to acquire
        Survivalink;

    (ii) 4,444,444 shares of our Common Stock to be issued to Artema shareholders,

    (iii) the portion of Cardiac Science shares sold in the financing transaction in connection with the cash portion of the merger consideration of $10.0 million, representing 2,941,177 shares all as if outstanding for the entire quarter.

   The actual number of shares of our common stock to be issued to acquire Survivalink will vary based on the lower of (i) our share price prior to the effective date of the acquisition, or (ii) the price of our common stock sold in the Financing Transaction. For purposes of this pro forma analysis, we have assumed that the acquisition is completed based on a Cardiac Science share price of $3.40 per share. Should the acquisition be completed at a lower share price, the number of shares issued to Survivalink shareholders would increase, diluting current stockholders on a pro forma basis and reducing the pro forma net loss per share presented in the unaudited pro forma consolidated statement of operations. If the acquisition is completed at a higher share price, the number of shares issued to Survivalink shareholders would decrease, increasing the pro forma net loss per share presented in the unaudited pro forma consolidated statement of operations.

   For illustrative purposes, please refer to the dilution table on page 34 of this proxy statement, which details the number of shares of Cardiac Science common stock and associated dilution factor for a range of share prices.

   (h) For the three months ended March 31, 2001, sales totaling $877.2 were reversed to reflect inter-company sales of products between Cardiac Science and Artema. The associated cost of goods sold for these products of $730.5 was also reversed. None of the related inventory remains on the balance sheet at March 31, 2001.

                              TERMS OF THE MERGER

   Please review the First Amended and Restated Agreement and Plan of Merger carefully; it is the legal document that sets forth the terms and conditions of the Merger. The entire text of the First Amended and Restated Agreement and Plan of Merger is set forth at Annex A.

Structure of The Merger

   Subject to the approval of the First Amended and Restated Agreement and Plan of Merger by Survivalink shareholders, and the satisfaction or waiver of the terms and conditions contained in the First Amended and Restated Agreement and Plan of Merger, Survivalink will be merged with and into CSAC. The separate existence of Survivalink will cease, and CSAC will be the surviving corporation in the Merger. After the effective time of the Merger, the articles of incorporation and bylaws of CSAC will be the articles of incorporation and bylaws of the surviving corporation. The directors and officers of CSAC will be the initial directors and officers of the surviving corporation. At the effective time of the Merger, the outstanding shares of Survivalink common stock and Survivalink preferred stock will be converted into the right to receive cash and shares of Cardiac Science Common Stock as described below.

Effective Time

   Following the approval and adoption of the First Amended and Restated Agreement and Plan of Merger by Survivalink shareholders and subject to the satisfaction or waiver of the terms and conditions of the First Amended and Restated Agreement and Plan of Merger, the Merger will become effective at the time that articles of merger required under Minnesota law (where Survivalink and CSAC are incorporated) are filed with the Minnesota Secretary of State.

Merger Consideration

   Upon consummation of the Merger, each share of Survivalink preferred stock, common stock (other than shares as to which a Survivalink shareholder has properly sought dissenters' rights) and each option or warrant to purchase Survivalink common stock will be canceled and converted into the right to receive a portion of the total merger consideration as described below. Unless otherwise noted, this section and the section entitled "--Escrow" refers only to shares of Survivalink common stock and Survivalink preferred stock that are not shares held by shareholders who are exercising their dissenters' rights.

   The Merger consideration paid to Survivalink selling shareholders by Cardiac Science will be a combination of cash, notes and shares of Cardiac Science Common Stock. The aggregate non-stock consideration payable to Survivalink shareholders under the terms of the First Amended and Restated Agreement and Plan of Merger is $10.0 million in cash, and senior secured promissory notes in the principal amount of $26,050,000, plus one-half of the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger. In addition to the non-stock consideration, we will issue shares of Cardiac Science Common Stock worth $36,050,000 plus one-half of the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger. The aggregate number of shares of Cardiac Science Common Stock representing the stock consideration will be the number of shares determined by dividing (x) $36,050,000 plus one-half of the aggregate exercise price received by Survivalink in connection with the exercise of Survivalink options between February 14, 2001 and the consummation of the Merger, by (y) the Cardiac Science Common Stock average price as described below.

   Under the terms of the First Amended and Restated Agreement and Plan of Merger, the average price of Cardiac Science Common Stock to be used in calculating the number of our shares to be issued is the lesser of: (i) the price of Cardiac Science Common Stock most recently sold by Cardiac Science for the purpose of financing the Merger, or (ii) the average closing price of Cardiac Science Common Stock on the Nasdaq National Market (as reported in the Wall Street Journal) for the ten days preceding the three days preceding the effective time. For purposes of calculating the number of shares to be issued, the First Amended and Restated Agreement and Plan of Merger provides for a maximum cap on the per share price of our Common Stock of $7.50.

   In the event that the average of the highest and lowest quoted prices of Cardiac Science Common Stock on the date of the effective time is lower than the average price, the non-stock consideration will exceed the stock consideration, and the merger may not meet the criteria for a tax-free reorganization under the Internal Revenue Code and applicable regulations. If such a case occurs, the First Amended and Restated Agreement and Plan of Merger provides that the amount of the aggregate non-stock consideration and the amount of the aggregate stock consideration will be adjusted to preserve the status of the merger as a tax-free reorganization. Such an adjustment, if made, will not increase the amount of the total merger consideration, but it will increase the proportion of the total merger consideration that is stock consideration and decrease the proportion of the total merger consideration that is non-stock consideration.

   The price of Cardiac Science Common Stock immediately before, as of, or after completion of the Merger may be higher or lower than the average price. We cannot predict what the price of Cardiac Science Common Stock will be in the future, and there is no assurance as to the value of the shares of Cardiac Science Common Stock after the Merger.

   The following table illustrates the potential dilution to Cardiac Science stockholders as a result of the acquisition of Survivalink at a range of different stock prices for Cardiac Science.

                              Maximum Number of
                              Shares of Cardiac Shares of Cardiac
                               Science Common    Science Common
                              Stock That May be Stock that May be Total Potential    Potential
                 Common Stock    Issued for       Issued in the     Issuance of      Dilution
Cardiac Science  That May be      Options &         Financing     Cardiac Science    Factor of
  Stock Price     Issued (1)    Warrants (2)     Transaction (3)   Common Stock   Acquisition (4)
---------------  ------------ ----------------- ----------------- --------------- ---------------
     $3.00        12,016,667       106,648          8,333,333       20,456,648         24.4%
     $3.25        11,092,308        98,445          7,692,308       11,190,752         23.3%
     $3.50        10,300,000        91,413          7,142,857       10,391,413         22.2%
     $3.75         9,613,333        85,319          6,666,667        9,698,652         21.3%
     $4.00         9,012,500        79,986          6,250,000        9,092,486         20.4%

--------
(1) Based on the stock portion of the merger consideration of $36,050,000.

(2) At February 14, 2001, Survivalink had 6,398,907 options and warrants outstanding. To calculate the maximum number of shares of Cardiac Science common stock to be issued for options and warrants we assume that all outstanding Survivalink options and warrants are exercised and that half the aggregate exercise price received from the exercises is added to the value of the Cardiac Science shares issued to shareholders of Survivalink (per the merger conditions). Based on an exercise price of $0.10 per warrant or option, the value of the stock portion of the merger consideration increases by $319,945 for the 6,398,907 options and warrants. An appropriate exchange ratio is calculated at each price level to determine the maximum number of Cardiac Science shares that may be issued for Survivalink's outstanding options and warrants.

(3) We propose raising approximately $25.0 million in the Financing
    Transaction.

(4) Based on 24,750,613 shares of Cardiac Science common stock outstanding at March 31, 2001, and assuming:

    (i)   4,444,444 shares issued in the acquisition of Artema Medical;

    (ii)  completion of the acquisition of Survivalink; and

    (iii) completion of the Financing Transaction.

    This percentage has been calculated by dividing the sum of Cardiac Science shares outstanding at March 31, 2001, Cardiac Science shares offered in exchange for Artema and Cardiac Science shares that may be issued in the Financing Transaction, by, the sum of Cardiac Science shares outstanding at March 31, 2001, Cardiac Science shares offered in exchange for Artema, Cardiac Science shares that may be issued in the Financing Transaction and Cardiac Science shares that may be issued to Survivalink shareholders.

Description of the Notes

 General

   As part of the non-stock consideration for the merger, we intend to issue short-term senior secured promissory notes ("Notes") in the principal amount of $26,050,000 to Survivalink selling shareholders. Pursuant to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), the Notes will be issued pursuant to an indenture agreement dated as of the effective time of the Merger ("Indenture"), between Cardiac Science and a qualified indenture trustee (the "Trustee").

   The Notes will be exchangeable or transferable at a designated office or agency of the Trustee, and payments of principal and interest will be made by check mailed to the address of the Noteholders as such address appears in the Note register which will initially be maintained by the Trustee. The Notes will be issued only in fully registered form, without coupons. During the term of the Notes, they will rank senior in priority to all other debt obligations of Cardiac Science, except that they will be junior in priority to certain of our existing indebtedness in the amount of approximately $300,000. The Notes will not be listed for trading on an exchange, and it is not anticipated that there will be an established trading market for the Notes.

 Concerning the Trustee

   We have selected U.S. Trust Company, N.A. ("U.S. Trust"), to be the Trustee under the Indenture. U.S. Trust has been appointed by us as Registrar and Paying Agent with regard to the Notes. U.S. Trust will be required under the TIA to file a Statement of Eligibility and Qualification on Form T-1 with the SEC with regard to its role as indenture trustee for the Notes.

 Terms of the Notes

   The Notes will be issued in the principal amount of $26,050,000 and will reach maturity upon the date which is the earlier of (i) nine months after the effective time of the Merger, or (ii) 30 days subsequent to the consummation of a financing transaction pursuant to which we raise $30,000,000 in cash. The Notes will bear simple interest at the rate of 10.0% per annum, payable to Noteholders of record at maturity. The Notes will be redeemable by us, in whole or in part, without penalty at any time. The Notes will be secured by a senior blanket security interest in our assets.

 The Indenture

   The Indenture will contain provisions that are statutorily mandated by the TIA. The Indenture will specify certain events of default under the Notes, including (a) our failure to pay or perform any obligation, liability or indebtedness to the Holder under a Note; (b) the commencement of a proceeding by or against us for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion), which proceeding is not discharged within thirty (30) days after such commencement; (c) our insolvency; (d) the appointment of a custodian, trustee, liquidator or receiver for a material portion our property, which is not discharged within thirty (30) days after such appointment; (e) an assignment for the benefit of creditors of a material portion of our property; or (f) the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against us, which petition is not discharged within thirty
(30) days after such filing. We will have an opportunity, upon notice by the Noteholders or the Trustee, to cure any default after receipt of the notice.

   If an event of default occurs and is continuing, the Trustee or the Noteholders of a minimum principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due. Upon such a declaration, such principal and interest will be due and payable immediately. Under certain circumstances, the Noteholders of a majority in principal amount of the outstanding Notes will be able to rescind any such acceleration with respect to the Notes and its consequences.

   The Indenture will provide that the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders of the Notes, unless such Noteholders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Noteholder of a Note or that would involve the Trustee in personal liability.

   The Indenture will provide that if a default exists and is known to the Trustee, the Trustee must mail to each Noteholder of the Notes notice of the default within a specified time period after it occurs. Except in the case of a default in the payment of principal or interest on any Note, the Trustee will have the right to withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interests of the Noteholders of the Notes.

 Amendments and Waivers

   The Indenture will be subject to amendment only under limited circumstances permitted by law. Without the consent of each Noteholder of an outstanding Note affected thereby, no amendment may (i) reduce the amount of Notes whose Noteholders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or change the time for payment of or change the stated maturity date of any Note,
(iv) make any Note payable in money other than that stated in the Note, or (v) make any change in the amendment provisions or in the waiver provisions which require each Noteholder's consent.

Treatment of Survivalink Shareholders

   Treatment of Survivalink shareholders will be in accordance with the terms of the First Amended and Restated Agreement and Plan of Merger and Survivalink's articles of incorporation.

Escrow

   When the Merger is completed, Cardiac Science will deposit into an escrow account a portion of the pro rata merger consideration payable to each holder of Survivalink preferred stock, common stock, options and warrants. The aggregate amount of merger consideration deposited into escrow will be five percent of the aggregate Merger Consideration, in shares of Cardiac Science Common Stock and Notes to be delivered under the First Amended and Restated Agreement and Plan of Merger.

   The Notes and Cardiac Science Common Stock held in escrow will be used to indemnify Cardiac Science after the merger if it is entitled to indemnification under the First Amended and Restated Agreement and Plan of Merger. Any portion of the Notes and Cardiac Science Common Stock held in escrow not used to indemnify Cardiac Science following the Merger and not the subject of an unresolved claim for indemnification by Cardiac Science will be distributed to the former holders of Survivalink preferred stock, common stock and options on a pro rata basis following the one-year anniversary of the effective time.

No Solicitation of Alternate Transactions

   Subject to the fiduciary duties of Survivalink's board of directors, Survivalink has agreed not to, and to instruct its officers, directors, employees, accountants, legal counsel, investment banks, agents and other representatives not to, solicit or encourage inquiries regarding any proposal or offer for the acquisition of Survivalink by any party other than Cardiac Science. Survivalink has also agreed not to, and to instruct its representatives not to, enter into negotiations regarding or endorse any proposal or offer for the acquisition of Survivalink by any party other than Cardiac Science. Survivalink may be required to pay to Cardiac Science a break-up fee if it breaches its non-solicitation obligations under the First Amended and Restated Agreement and Plan of Merger.

Termination of the Agreement and Plan of Merger

 Termination

   The First Amended and Restated Agreement and Plan of Merger may be terminated and the Merger and other transactions may be abandoned, any time prior to the effective time, in the following cases:

  .  by mutual written consent of Cardiac Science and Survivalink,

  . by either party if the Merger is not consummated by the termination date, and such terminating party's failure to perform has not prevented consummation of the Merger,

  . by either party if any final and nonappealable order of a governmental entity prevents the consummation of the Merger and such governmental prevention is not caused by failure to fulfill its obligations by either party, and

  . by either party if the other has materially breached a representation, warranty, or covenant and such breach remains uncured for 30 days after written notice.

   The termination date is defined as (a) 45 calendar days after (i) our Registration Statement on Form S-4, relating to this transaction is declared effective by the SEC, or (ii) an exemption from registration contained in
Section 3(a)(10) of the Securities Act of 1933, as amended, is obtained, or (b) August 24, 2001 if the SEC effective date or receipt of exemption of registration is on or after August 24, 2001.

   In the event the First Amended and Restated Agreement and Plan of Merger is terminated, the First Amended and Restated Agreement and Plan of Merger shall become void, and there shall be no liability on the part of Cardiac Science, CSAC, and Survivalink and all rights and obligations of each party will cease (except in the event a break-up fee is triggered). However, nothing will relieve a party from liability for the willful breach of any of its representations, warranties, covenants, or agreements in the First Amended and Restated Agreement and Plan of Merger.

 Effect of Termination; Break-Up Fee

   If the merger is not completed on or before the termination date, due to Cardiac Science's failure to complete any of the conditions described in the First Amended and Restated Agreement and Plan of Merger, other than the failure by Cardiac Science to obtain all required consents, Cardiac Science will deliver to Survivalink a break-up fee of $3.5 million on or before the termination date.

   Conversely, if the merger is not completed on or before the termination date, due to Survivalink's failure to comply with the non-solicitation obligations in the First Amended and Restated Agreement and Plan of Merger or a failure to complete any of the conditions in the First Amended and Restated Agreement and Plan of Merger other than the failure by Survivalink to obtain all required consents, Survivalink will deliver to Cardiac Science a break-up fee of $3.5 million on or before the termination date.

Merger Expenses

   In the event the transactions contemplated by the First Amended and Restated Agreement and Plan of Merger are not consummated, each party will bear its respective expenses incurred with respect to the First Amended and Restated Agreement and Plan of Merger, the Merger and the transactions contemplated thereby.

Related Agreements

   In connection with our acquisition of Survivalink, we have agreed to enter into three related agreements with Survivalink's selling shareholders prior to the effective time of the Merger.

 Shareholders Agreement

   The first related agreement is a Shareholders Agreement, pursuant to which Cardiac Science will grant the selling shareholders of Survivalink certain rights to have their shares of Cardiac Science Common Stock received in the Merger registered under the Securities Act. The Shareholders Agreement imposes certain transfer restrictions on Survivalink's selling shareholders, whereby they may sell, transfer, or otherwise dispose of their Cardiac Science Common Stock only under certain circumstances, including when:

  . a registration statement is filed and declared effective under the Securities Act covering the proposed transfer; or,

  . the shareholder has provided us with an opinion of counsel, reasonably satisfactory to us, that the proposed transfer will not require registration under the Securities Act.

   The Shareholders Agreement also imposes transfer restrictions whereby a Survivalink selling shareholder may transfer only up to 25% of their Cardiac Science Common Stock during consecutive 90 day periods, beginning 90 days after the Effective Time, as follows:

              Number of Days
                  after
                Effective                         Maximum
               Time, after                     Percentage of
               which Shares                    Transferable
                   are                            Shares
               Transferable                    (cumulative)
              --------------                   -------------
              after 90 days                         25%
              after 180 days                        50%
              after 270 days                        75%
              after 360 days                       100%

   Any attempted transfer in violation of these transfer restrictions is void. The foregoing transfer restrictions contain an exception for non-public transactions involving transferees agreeing to be bound by the Shareholders Agreement. The First Amended Agreement and Plan of Merger contains a closing condition whereby Survivalink shareholders who together are entitled to receive at least 90% of our Common Stock issued in the Merger must all execute and deliver the Shareholders Agreement.

 Purchase Price Holdback Escrow Agreement

   The second related agreement is an Escrow Agreement between us, the escrow agent we select, and Survivalink's selling shareholders. The Escrow Agreement will set forth the terms and conditions of a purchase price holdback escrow of five percent (5%) of the total Merger consideration, payable under certain circumstances pursuant to indemnification obligations of the parties set forth in the First Amended and Restated Agreement and Plan of Merger, if we experience losses (including related fees and expenses) arising out of or resulting from a breach by Survivalink of any representation, warranty, covenant or agreement made by it in the First Amended and Restated Agreement and Plan of Merger, provided that the amount of losses incurred aggregates to more than $500,000. Survivalink's representations and warranties are set forth in Article III to the First Amended Agreement and Plan of Merger (See Annex A, page A-5). Escrow consideration would be retained by us if losses to us result from a breach by Survivalink of any of these representations and warranties, including if Survivalink fails to:

  .  disclose conflicts with existing       .  disclose labor and employment
     contracts                                 claims or disputes
  .  disclose litigation and other          .  obtain required consents for
     liabilities                               the merger
  .  disclose pending tax liens and other   .  maintain permits necessary for
     tax matters                               its business
  .  deliver financial statements           .  provide accurate information
                                               for inclusion in this proxy
  .  disclose affiliate transactions           statement

   Please refer to Article III of the Amended and Restated Agreement and Plan of Merger for further details regarding Survivalink's representations and warranties, breaches of which may trigger Survivalink's indemnification obligations.

   Covenants and agreements by Survivalink are set forth in Articles V and VI to the First Amended Agreement and Plan of Merger (See Annex A, page A-21). Escrow consideration would be retained by us if losses to us result from a breach by Survivalink of any of these covenants and agreements, including if Survivalink fails to:

  .  conduct the business in the ordinary   .  convene a shareholders
     course                                    agreement to approve the merger
  .  retain the services of its officers    .  provide us access to books and
     and preserve relationships with its       records
     suppliers


   Please refer to Articles V and VI of the Amended and Restated Agreement and Plan of Merger for further details regarding Survivalink's covenants and agreements, breaches of which may trigger Survivalink's indemnification obligations.

 Tax Escrow Agreement


   The third related agreement is a tax escrow agreement. Prior to the effective time of the merger, the Company will enter into an agreement with the Survivalink shareholders' representatives and an escrow agent to establish a tax escrow fund (the "Tax Escrow"). The Tax Escrow will be used for the purpose of making loans to employees of Survivalink to facilitate satisfaction of their tax obligations in connection with the disposition or exercise of their employee options at the effective time, tax withholding requests, alternative minimum tax payments or state and federal income taxes. Pursuant to the terms of the Tax Escrow, at the effective time, the Company will deposit a maximum aggregate of $2,000,000 in cash into the Tax Escrow. Each such loan from the Tax Escrow will be documented by a secured non-recourse note in a form reasonably acceptable to the Company and Survivalink. Although the specific terms of these notes have not yet been determined, it has been agreed that the notes will be secured by, and the Company will have a right of offset against, any amounts payable to the Survivalink employee under Company Notes issued to the employee as consideration for the Merger. It is expected that the tax escrow notes will carry the minimum federal allowable interest rate. The Tax Escrow will terminate upon the earlier of (i) full repayment and satisfaction of indebtedness under the then-outstanding Company Notes, or (ii) December 31, 2002.

   Survivalink has agreed that on or before the effective time, they will provide a schedule of estimated Survivalink employee tax liabilities, on a per-employee basis, and a related estimated allocation of funds in the Tax Escrow. Distributions of any amounts from the fund shall be governed by the terms and conditions of the Tax Escrow Agreement.

What is the Background of this Transaction?

   In October 2000, Mr. Cohen, our Chief Executive Officer, contacted Mark Wagner, the Chief Executive Officer of Survivalink, regarding a potential business combination between Cardiac Science and Survivalink. On November 1, 2000, Cardiac Science executed a confidentiality agreement with Survivalink in order to continue discussions.

   On November 13, 2000, Mr. Cohen approached Byron Gilman, a director of Survivalink, at a meeting of the American Heart Association regarding an acquisition of Survivalink by Cardiac Science. Mr. Gilman referred Mr. Cohen to Mr. Wagner.

   On November 17, 2000, the Board was made aware of and discussed the opportunity to potentially acquire Survivalink. The Board authorized Mr. Cohen to continue discussions with Survivalink and its financial advisor.

   On December 11, 2000, Mr. Wagner met with Mr. Cohen and Mr. Evers, a director of Cardiac Science, regarding the potential transaction. At the meeting, Mr. Cohen made an informal proposal to acquire Survivalink for approximately $45 million. Mr. Wagner told Mr. Cohen and Mr. Evers that the officers and board of directors of Survivalink would take the offer under consideration, but that the offer was significantly lower than the current offer from another company. Our closing stock price on December 11, 2000 was $5.81 per share.

   On December 18, 2000, Mr. Cohen contacted Mr. Wagner and notified him that Cardiac Science was interested in acquiring Survivalink for consideration in the range of $61 million to $67 million. After rejection of the offer by Mr. Wagner, on December 22, Cardiac Science increased is offer to a range of $67 million to $71 million, subject to completion of due diligence by Cardiac Science. At the request of Survivalink, the proposal included a mutual break up fee payable by one party to the other party in the event of a failure by one party to close the transaction. On December 22, 2000, our closing stock price was $5.06 per share.

   During the first week of January 2001, representatives of Cardiac Science met with officers of Survivalink to evaluate the potential combination of the two companies. During that time, representatives of Cardiac Science conducted a due diligence investigation of Survivalink. With the assistance of counsel for both parties, Cardiac Science and Survivalink began negotiations of a definitive merger agreement.

   On January 17, 2001, representatives from Survivalink met with representatives of Cardiac Science in New York. At that meeting, Cardiac Science proposed an acquisition of Survivalink for a combination of cash and Cardiac Science stock.

   On January 23, 2001, the board met to receive an update and discuss the status of the Survivalink transaction. During this meeting, the Board considered, among other things the proposed transaction structure and purchase price of $71 million. After review the Board voted to authorized Mr. Cohen to enter into a definitive agreement in order to consummate the transaction.

   On February 6, 2001, Cardiac Science presented Survivalink with a letter of intent to purchase the company for an aggregate consideration of $71 million, consisting of a combination of $33 million in stock of Cardiac Science and $38 million in cash. In addition, the proposal included a mutual break up fee equal to 5% of the purchase price. Survivalink's counter proposal was for a combination of 50% stock and 50% cash due to the tax benefits of having at least 50% of the consideration consist of stock of Cardiac Science. This mix of consideration is intended to comply with certain of the requirements necessary to qualify the merger as a "reorganization," as defined in section 368 of the Internal Revenue Code of 1986, as amended. This qualification may provide a tax benefit to Survivalink's selling shareholders by deferring the recognition of a portion of the gain realized by such stockholders, resulting from the exchange of their Survivalink shares for Cardiac Science shares pursuant to the merger. On February 6, 2000 our closing stock price was $5.06 per share.

   From February 8, 2001 to February 13, 2001, representatives from each party negotiated and finalized the definitive merger agreement.

   On February 14, 2001, the parties executed the Agreement and Plan of Merger and publicly announced the transaction.

   In April 2001, representatives from each party had a number of discussions with regard to the status of the regulatory filings and the progress of the Financing Transaction required to close the Survivalink transaction. In light of the anticipated regulatory timeline, and the state of the capital markets, it was determined that it would be advantageous to both parties to revise the terms of the agreement in order to close the transaction as quickly as possible.

   On April 27, 2001 the Board was advised of the ongoing discussions surrounding the Survivalink transaction. During that meeting it was agreed that lowering the amount of cash due at closing could allow Cardiac to reduce the size and regulatory complexity of its Financing Transaction, thereby potentially expediting the close of the acquisition. The Board authorized Mr. Cohen to negotiate revised terms to the merger agreement consistent with the objective of closing the transaction as quickly as possible.

   On May 3 and 4, 2001 officers of Cardiac Science and Survivalink met in Irvine, California, in order to negotiate the revised terms. Further negotiations took place on several conference calls held throughout the month of May. Based on these negotiations, the parties agreed on the revised terms of the merger.

 Material Effects of the June 5, 2001 Amendment and Restatement of the Merger Agreement

   On June 5, 2001, the parties executed the First Amended and Restated Agreement and Plan of Merger. This amendment to the merger agreement had the following material effects on the transaction:

 . New Consideration Structure. The non-stock part of the merger consideration was changed from 100% cash to approximately 28% cash and 72% promissory notes, thereby reducing the amount of cash Cardiac Science will have to raise in the capital markets pursuant to the Financing Transaction. The notes will be issued in the principal amount of $26,050,000, will carry an interest rate of 10%, and will mature at the earlier of nine months after the merger or upon a financing in which we raise $30,000,000 (but not including the Financing Transaction). The notes will be secured by a security interest in our assets. See page [ ] for further information regarding the Notes.

 . Tax Escrow Account. Because Survivalink selling shareholders will receive less cash consideration at the effective time of the merger based on the new consideration structure, in some cases they would be disadvantaged by an inability to pay taxes arising at the effective time of the merger due to a lack of cash they would have otherwise had under the old structure. Accordingly, prior to the effective time of the merger, the Company will enter into an agreement with the Survivalink shareholders' representatives and an escrow agent to establish a tax escrow fund, for the purpose of making loans to employees of Survivalink to facilitate satisfaction of their tax obligations in connection with the disposition or exercise of their employee options at the effective time. See page [ ] for further information regarding the Tax Escrow Account.

 . Termination Date. The parties have agreed that the termination date should be flexible in the event the effective time of the merger is delayed due to circumstances beyond their control. Specifically, the parties cannot predict with certainty when the SEC will declare the Company's registration statement on Form S-4 effective, if ever. Therefore, the parties agreed to a revised definition of "termination date" to mean the earlier of (i) forty-five (45) calendar days after the SEC Effective Date, or (ii) August 24, 2001, if the SEC Effective Date is on or after August 24, 2001. The term "SEC Effective Date" is defined as the later of the dates on which (i) the Company's registration statement on Form S-4 is declared effective by the SEC, or an exemption from such registration contained in Section 3(a)(10) of the Securities Act is confirmed by the appropriate securities regulatory authority, or (ii) the SEC approves, for distribution to Parent Stockholders, Parent's definitive proxy materials relating to the issuance of the Parent Common Shares in connection with the Merger. Accordingly, if the SEC has not declared the Company's Form S-4 effective by August 24, 2001 (or state regulatory authorities have not confirmed the availability of the Section 3(a)(10) exemption by then), the merger agreement will terminate. However, if either of these events occurs prior to August 24, 2001, the agreement will terminate if not consummated within forty-five days after the event. This latter provision is intended to give Survivalink sufficient time after the SEC Effective Date to obtain approval from Survivalink shareholders for the merger.

   The Board received the First Amended and Restated Agreement and Plan of Merger for review on May 30, 2001, and authorized its signing by written consent dated June 4, 2001. On June 5, 2001, the two parties entered into and executed the First Amended and Restated Agreement and Plan of Merger.

What Vote is Required to Effect this Merger?

   As the sole shareholder of CSAC, Cardiac Science must vote to approve the Merger. In order to complete the Merger, our stockholders must also approve (i) Proposal 1, the issuance of the shares of our Common Stock in connection with our acquisition of Survivalink, (ii) Proposal 2, the issuance of shares of our securities in the Financing Transaction, both by the affirmative vote of a majority of the shares of our Common Stock represented and voting at the meeting. and (iii) Proposal 3, the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares, by the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the meeting (see (S)242(b)(1) of the Delaware General Corporation Law). The affirmative vote of a majority of the shares of Survivalink must approve the First Amended and Restated Agreement and Plan of Merger.

Why is My Approval Necessary?

   We must seek stockholder approval of our proposed issuance of shares of our Common Stock in the Merger under the listing requirements of the Nasdaq Stock Market, because we are issuing greater than 20% of our currently outstanding shares of Common Stock. This listing requirement is also applicable to Proposal 2, the issuance of our securities in the Financing Transaction. If we did not seek stockholder approval for the issuance of such securities, Nasdaq could delist our Common Stock from quotation on the Nasdaq National Market.

Do I Have any Rights if I Do Not Approve the Proposal?

   No. If you choose to vote against the proposal to issue shares of our Common Stock in the Merger, Delaware General Corporation Law does not afford you any appraisal rights, as defined under Delaware law, because your shares are ineligible for such treatment pursuant to Section 262 of the Delaware General Corporation Law.

Will My Rights as a Cardiac Science Stockholder Change Following the Merger?

   No. When issued, the shares of our Common Stock that the Survivalink shareholders will receive will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of our Common Stock have no preemptive rights, and therefore you do not have any preferential right to purchase any of the additional shares of our Common Stock when such shares are issued. The issuance will result in each stockholder owning a smaller percentage of outstanding shares of Cardiac Science Common Stock, but your rights will remain the same. We believe, on balance, that the benefits that this transaction will provide are important to our success and, accordingly, will benefit Cardiac Science and our stockholders.

How Will the Merger be Treated For Accounting Purposes?

   We will account for this Merger as a purchase of a business. Under this method of accounting, the assets and liabilities of Survivalink will be recorded at their fair value, and any excess of our purchase price over the fair value of Survivalink's tangible net assets will be recorded as intangible assets, including goodwill. The revenue and expenses of Survivalink will be included in our consolidated statements from the date the Merger is completed.

How Will the Merger be Treated for Federal Income Tax Purposes?

   For federal income tax purposes, Cardiac Science and Survivalink intend (i) the Merger to qualify as a reorganization under the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and (ii) that neither Cardiac Science or Survivalink should recognize any gain or loss for federal or state income tax purposes as a result of the Merger.

Will the Offer and Sale of Shares Issued to Survivalink Shareholders be Registered with the Securities and Exchange Commission?

   The offer and sale of shares of our Common Stock to be issued in the Merger will either be registered with the Securities and Exchange Commission pursuant to an effective Form S-4 registration statement, or will be exempt from registration in reliance upon Section 3(a)(10) of the Securities Act. The availability of the Section 3(a)(10) exemption is contingent upon the issuance by the State of California of a permit qualifying the issuance of the securities issued in the Merger. We filed an application to obtain a securities permit from the California Department of Corporations (the "Department") on April 19, 2001, requesting that a public hearing be conducted by the Department on the fairness of the terms and conditions set forth in the First Amended and Restated Agreement and Plan of Merger. If, based on the facts presented, both in documents submitted in connection with the hearing and in the process of hearing itself, the issuance of our securities in connection with the Merger is deemed fair, a securities permit will be issued. In the event our application is denied or the permit is not granted, we intend to file a registration statement on Form S-4 to register the offer and sale of the securities that we will issue in the Merger.

   The Department responded to our application with initial comments on May 7, 2001, and on May 16, 2001. These comments request further information and documentation from us, and we are currently in the process of collecting this information and responding to the Commissioner's comments.

Does the Merger Require the Notification of or Review by Any Regulators?

   Yes.

   Nasdaq Notification and Acceptance

   Due to the size and nature of the acquisition of Survivalink, we need to notify The Nasdaq Stock Market prior to the issuance of shares of Cardiac Science Common Stock in the Merger and the related Financing Transaction. We will also obtain acceptance of the notification, if and to the extent it is required.

   California Department of Corporations

   We are relying on an exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, as amended. The availability of the exemption is contingent upon the issuance by the State of California of a permit qualifying the issuance of the shares issued in the Merger.

   Securities and Exchange Commission

   In the event the aforementioned hearing is not held or the California Department of Corporations permit is not granted, we will file a registration statement on Form S-4 with the Securities and Exchange Commission to register the shares that we will issue in the Merger. Please note that the SEC filing is not a regulatory review or approval, and the SEC does not provide approvals for these transactions.

   We do not anticipate that any regulatory review or approvals will be necessary. However, if we later determine that we must seek such review or approvals, we will seek them as quickly as possible so that we may consummate the Merger. Survivalink has agreed to cooperate in all regulatory review or approval processes.

Have Cardiac Science and Survivalink had any Significant Business Dealings with One Another in the Past?

   No.

                                PROPOSAL NO. 2

        APPROVAL OF THE ISSUANCE OF OUR SECURITIES TO CERTAIN INVESTORS
             IN CONNECTION WITH THE PROPOSED FINANCING TRANSACTION

   Proposal No. 1, discussed earlier, relates to the issuance of our Common Stock to satisfy the stock portion of the Merger consideration. This Proposal No. 2 relates to the Financing Transaction, in which we plan to issue approximately $25,000,000 worth of our securities to qualified investors in exchange for cash. Of this amount, approximately $10,000,000 will be applied to satisfy the cash component of the Merger consideration, and the remaining approximately $15,000,000 will be applied towards our working capital needs and other general corporate purposes, including expenses associated with the Financing Transaction.

The following table illustrates the potential dilution to Cardiac Science stockholders resulting from the Financing Transaction for a range of different stock prices.

                         Maximum Number of
Cardiac    Common    Shares of Cardiac Science  Shares of Cardiac Science Total Potential   Potential
Science     Stock           Common Stock            Common Stock that       Issuance of     Dilution
 Stock   That May be     That May be Issued       May be Issued in the    Cardiac Science   Factor of
 Price   Issued (1)  for Options & Warrants (2) Financial Transaction (3)  Common Stock   Financing (4)
-------  ----------- -------------------------- ------------------------- --------------- -------------
 $3.00   12,016,667           106,648                   8,333,333           20,456,648        16.8%
 $3.25   11,092,308            98,445                   7,692,308           11,190,752        16.0%
 $3.50   10,300,000            91,413                   7,142,857           10,391,413        15.3%
 $3.75    9,613,333            85,319                   6,666,667            9,698,652        14.6%
 $4.00    9,012,500            79,986                   6,250,000            9,092,486        14.0%

-------
(1) Based on the stock portion of the merger consideration of $36,050,000.

(2) At May 25, 2001, Survivalink had 6,398,907 options and warrants outstanding. To calculate the maximum number of shares of Cardiac Science common stock to be issued for options and warrants we assume that all outstanding Survivalink options and warrants are exercised and that half the aggregate exercise price received from the exercises is added to the value of the Cardiac Science shares issued to shareholders of Survivalink. (per the merger conditions) Based on an exercise price of $0.10 per warrant or option, the value of the stock portion of the merger consideration increases by $319,945 for the options and warrants. An appropriate exchange ratio is calculated at each price level to determine the maximum number of Cardiac Science shares that may be issued for Survivalink's outstanding options and warrants.

(3) We propose raising approximately $25.0 million in the Financing
    Transaction.

(4) Based on 24,750,613 shares of Cardiac Science common stock outstanding at March 31, 2001, and assuming:

    (i)   4,444,444 shares issued in the acquisition of Artema Medical;

    (ii)  completion of the acquisition of Survivalink; and

    (iii) completion of the Financing Transaction.

  This percentage has been calculated by dividing the sum of Cardiac Science shares outstanding at March 31, 2001, Cardiac Science shares offered in exchange for Artema and Cardiac Science shares that may be issued to Survivalink shareholders, by, the sum of Cardiac Science shares outstanding at March 31, 2001, Cardiac Science shares offered in exchange for Artema, Cardiac Science shares that may be issued to Survivalink shareholders and Cardiac Science shares that may be issued in the Financing Transaction.

   The Financing Transaction is currently the subject of preliminary discussions with potential qualified investors, but no definitive terms have yet been agreed upon.

   You are entitled to vote on the approval of the proposed Financing Transaction because the securities to be issued may be qualified to trade on the Nasdaq National Market, and the rules of the Nasdaq National Market require us to seek the consent of our shareholders prior to the issuance of securities under certain circumstances, including in connection with a transaction (other than a public offering) involving our sale or issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding, for less than the greater of book value or market value of the Common Stock before such issuance (the "Nasdaq 20% Rule"). We currently anticipate that this issuance is likely to exceed 20% of our outstanding Common Stock. Accordingly, we are seeking shareholder approval in order to ensure compliance with the Nasdaq 20% Rule.

   Shareholder approval of the Financing Transaction is not otherwise required as a matter of Delaware law or other applicable laws or rules, or by our Restated Certificate of Incorporation, as amended, or by our by-laws.

   We currently anticipate that the Financing Transaction will consist of convertible preferred equity securities and will be directed at but not limited to several existing shareholders. Some of these existing shareholders are already greater than 5% owners of Cardiac Science.

   The Board is of the view that the Survivalink transaction presents a unique opportunity that must be acted upon immediately and is in the best interests of the shareholders. In order to execute this plan successfully, the Company must raise $25,000,000 in cash to finance the cash portion of the Survivalink merger consideration, as well as the Company's estimated short-term working capital requirements. Traditional bank debt may not be available to the Company. Therefore, the Board has concluded that the Company will need to issue and sell its securities (equity, debt, or combination thereof) in the capital markets in the Financing Transaction.

   The Board believes it is compelled to recommend the Financing Transaction, because without it, the Survivalink transaction would in all likelihood fail, to the substantial detriment of the Company and its stockholders.

   If the Financing Transaction requires the issuance of equity securities, it is currently anticipated that shareholder approval would be required. Therefore, due to timing constraints, obtaining concurrent shareholder approval for the issuance of the Company's securities in both the merger and the Financing Transaction is critical to the success of the transaction.

   The Board is currently in discussions with potential investors for the Financing Transaction, but no specific terms have yet been negotiated. Accordingly, Proposal 2 is intended to provide the Company with enough flexibility to structure a successful financing, while also meeting the anticipated need for stockholder approval.

   We would also add that the Board will be guided by its fiduciary responsibilities to Company stockholders in negotiating an appropriate Financing Transaction, if one becomes available.

   Our Board of Directors is asking you to approve the issuance of our securities in connection with the Financing Transaction. Approval of this Proposal, in addition to approval of Proposal 1 (for the issuance of the shares of our Common Stock in the acquisition of Survivalink) and Proposal 3 (approving the amendment to our certificate of incorporation to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares), is required to complete the acquisition.

Required Vote

   The approval of the issuance of our securities to certain investors in connection with the proposed Financing Transaction requires the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the issuance of our securities in connection with the Financing Transaction.

                                 PROPOSAL NO. 3

   PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000
                          SHARES TO 100,000,000 SHARES

   Approval of this Proposal, in addition to approval of Proposal 1, the issuance of shares of our Common Stock in connection with our acquisition of Survivalink and Proposal 2, approval of the issuance of our securities in connection with the Financing Transaction, is required to complete the Merger.

   The Board of Directors has adopted a resolution authorizing an amendment to the Company's Restated Certificate of Incorporation, as amended, (the "Restated Certificate") to increase the authorized number of shares of Common Stock from 40,000,000 shares to 100,000,000 shares. The proposed amendment is subject to approval by the Company's stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. Thus, the issuances of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

   The proposed amendment will modify the first paragraph of the Fourth Article of the Restated Certificate to read as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, each having a par value of $.001, and 1,000,000 shares of Preferred Stock, each having a par value of $.001."

   The Company is currently authorized to issue 41,000,000 shares of capital stock, of which 40,000,000 shares are designated as Common Stock and 1,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 101,000,000 shares and the number of shares of Common Stock authorized to 100,000,000. During 2000, we issued 12,350,976 shares of Common Stock. As of March 31, 2001, 24,750,613 shares of Common Stock were issued and outstanding, 2,805,000 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and for issuance of shares under our Amended 1997 Stock Option/Issuance Plan, and 1,111,101 shares were reserved for issuance upon exercise of outstanding warrants. As of May 25, 2001, no shares of Preferred Stock were issued and outstanding, and the proposed amendment would not change the authorized number of shares of Preferred Stock. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

   The Board of Directors believes that it is advisable and in the Company's best interest to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. We intend to issue additional shares in the acquisition of Artema, Survivalink and in the Financing Transaction. These activities will require that we have sufficient authorized shares to consummate these transactions. These additional shares will result in dilution to our current stockholders and could result in diluting earnings per share and book value per share, which could adversely affect our stockholders. We also contemplate engaging in financing activities subsequent to the closing of the Artema and Survivalink transactions, including accessing capital markets to replace the short-term notes used to provide interim financing for the Survivalink acquisition with permanent financing and for working capital needs. Additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors without further authorization by vote of the stockholders unless such authorization is otherwise required by applicable law or regulation. These shares may be issued for any proper corporate purpose including, without limitation, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of

Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options or use of stock-based plans. Although the Company may engage in the foregoing actions in the future except as described in this proxy statement, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of the stockholders in order to increase the authorized shares of Common Stock.

   The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control in the Company. Shares of authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Restated Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control, and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

Required Vote

   The approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares, requires the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the meeting (see (S)242(b)(1) of the Delaware General Corporation Law).

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the amendment of the Restated Certificate of Incorporation, as amended.

                                 PROPOSAL NO. 4

                             ELECTION OF DIRECTORS

Nominees

   Six persons, all of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the six nominees named below.

   It is expected that all nominees will be able and willing to serve as directors. However, in the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Required Vote

   The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons. Approval of the nominees for election to the Board will require the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote for the election of all nominees listed below to the Board of Directors.

              Name                             Position                     Age
              ----                             --------                     ---
      Howard L. Evers...... Chairman                                         52
      Raymond W. Cohen..... President, Chief Executive Officer and Director  42
      Peter Crosby......... Director                                         48
      Paul D. Quadros ..... Director                                         54
      Robert Carpenter..... Director                                         55
      Brian Dovey.......... Director                                         59

   Howard L. Evers has been Chairman of the Board since April 2001 and a member of the Company's Board of Directors since March 1998. Since 1996, Mr. Evers has been a private investor. From 1995 to 1996, Mr. Evers served as President, Chief Executive Officer and Chairman of the Board of Diagnostics On Call, a mobile X-ray and EKG services provider to the long-term care and home health care markets. From 1992 to 1995, he was the Chief Executive Officer and Chairman of the Board of PSI, a medical supply distribution company servicing the physician office market. From 1988 to 1992, Mr. Evers was the Chief Executive Officer and Chairman of the Board of Lake Industries, an environmental services company. From 1973 to 1988, Mr. Evers was President and Chief Executive Officer of Tru Green Corporation, a lawn, tree and shrub care and pest control company sold to Waste Management Inc. in 1987.

   Paul D. Quadros has been a member of the Board of Directors since the Company's formation in May 1991. He was Chairman of the Company's Board of Directors from May 1999 to April 2001. He is currently the Chairman of the Board of Genstar Therapeutics (formerly, UroGen Corp.) a developer of gene therapies for hemophilia and prostate cancer. Prior to joining Genstar in June 1995, Mr. Quadros was a general partner of Technology Funding, a venture capital management organization. During his tenure at Technology Funding, he was a member of the Commitments Committee from 1986 to 1994, serving as its chairman from 1987 to 1990. From 1990 to 1994, he was chairman of Technology Funding's Medical Investment Committee and was actively involved in managing Technology Funding's health care portfolio. Mr. Quadros served on the board of directors of Medstone International, Inc., from 1988 to 1995. Mr. Quadros has a B.A. in Finance from California State University at Fullerton and an M.B.A. from U.C.L.A. Graduate School of Management. He also serves on the boards of directors of several private companies.

   Raymond W. Cohen has served as the Company's President, Chief Executive Officer, and as a member of the Board of Directors since January 1997. Prior to joining Cardiac Science in 1997, Mr. Cohen was President of Diagnostic Monitoring, a privately held manufacturer and international distributor of non-invasive cardiac monitoring devices, and was Vice President, Sales & Marketing of DM Software, Inc., a developer of cardiac monitoring software from 1990 to 1997. From 1988 to 1990, Mr. Cohen was President of BioAnalogics, Inc., a publicly held development-stage medical company located in Beaverton, Oregon. From 1982 to 1988, Mr. Cohen was Vice President, Sales and Marketing for Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in Torrance, California, where he was instrumental in the company being ranked in Inc. Magazine's list of Fastest Growing Small Public Companies from 1986 through 1988. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton.

   Peter Crosby has been a member of the Company's Board of Directors since November 1997. Mr. Crosby has over 20 years of experience in the medical device industry and is currently serving as the Chief Executive Officer of Ischemia Technology Inc., a position he has held since 1999. Mr. Crosby also serves as chairman of the board of Cardiocomm Solutions, a Canadian developer of ECG software products. From 1997 to 1999 Mr. Crosby consulted for various medical device companies. Mr. Crosby was CEO and a director of NeoVision Corporation, an ultrasound imaging system developer until NeoVision was sold to United States Surgical Corporation in September 1997. From 1981 to 1996, Mr. Crosby held numerous senior management positions for Nucleus Group, an Australian medical device company and a division of Pacific Dunlop, Ltd. During his tenure at Nucleus, he served as Vice President, R&D, and Vice President of Business Development for Telectronics Pacing Systems, a global developer of implantable medical devices such as defibrillators, pacemakers and cardiomyoplasty stimulators. Mr. Crosby is the author of many publications, holds numerous patents in the defibrillation technology field, and has a B.S. in Electrical Engineering and a M.E.S. from the University of Melbourne, Australia.

   Brian H. Dovey, has been a member of the Company's Board of Directors since August 2000. Mr. Dovey has been a General Partner of Domain Associates since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, and Univax Biologics. He has also served on the Board of Directors of British Biotech, Connetics, Geron, Nabi, ReSound Corp., Trimeris, and Vivus, as well as several private companies. In 1983, Mr. Dovey joined Rorer Group, Inc. (now Aventis). As President of Rorer from 1986 to 1988, he was the primary architect of that Fortune 500 company's strategic shift to pharmaceuticals that resulted in a doubling of annual sales to approximately $1 billion. Previously, Mr. Dovey was President of Survival Technology, Inc., a medical products company whose sales growth placed it in the top ten of the Inc. 100; he has also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Coriell Institute and the University of Pennsylvania School of Nursing. He is currently listed in Marquis Who's Who and is a former Board Member of the Health Industry Manufacturers Association and the Non-Prescription Drug Manufacturers Association. Mr. Dovey has a B.A. from Colgate University and M.B.A.--Harvard Business School

   Robert J. Carpenter, has been a member of the Company's Board of Directors since August 2000. Mr. Carpenter is currently President, Boston Medical Investors, Inc., a company that he founded in 1994 to make investments in early stage health care companies. From 1992 to 1993 Mr. Carpenter served as President and CEO of GelTex Pharmaceuticals a developer of advanced polymers to treat human diseases. From 1989 to 1991 Mr. Carpenter served as Executive Vice President of Genzyme Corporation a biopharmaceutical firm. From 1981 to 1989 Mr. Carpenter served as President and CEO of Integrated Genetics a developer of diagnostic and therapeutic products utilizing recombinant DNA technology. Integrated Genetics was merged with Genzyme Corporation in 1989. From 1975 to 1980 Mr. Carpenter served in several positions for Baxter Travenol Laboratories ultimately attaining the position of President, Fenwal Division. Mr. Carpenter received a

BS degree from the United States Military Academy at West Point in 1967, an MS in Computer Science from Stanford University in 1969, and an MBA from Harvard Business School in 1975. He also serves on the board of directors Genzyme and several private companies.

   There is no family relationship between any of the directors or executive officers of the Company.

Board Meetings and Certain Committees

   The Board of Directors held a total of ten meetings during the year ended December 31, 2000. While the Board of Directors has an Audit Committee and a Compensation Committee, there is no nominating committee or committee performing the functions of a nominating committee. No incumbent director attended fewer than 75 percent of the aggregate number of meetings (held while such director was a member) of the Board of Directors and of the committees, if any, upon which such director served in 2000.

   The Compensation Committee recommends salaries, incentives and other forms of compensation for the Company's directors, officers and other employees, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans. The Committee, which consists of directors Cohen, Evers and Quadros, held eight meetings during 2000.

   The Audit Committee held two meetings during the year ended December 31, 2000. The Audit Committee is comprised of Messrs. Crosby, Evers and Quadros all of whom are "independent directors" as defined under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. A copy of the Audit Committee Charter adopted by the Board of Directors is attached as Annex B.

Audit Committee Report

   Our management is responsible for preparing the Company's financial statements, and the independent accountants are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors.

   The Audit Committee has reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent accountants the accountants' independence from the Company and its management. In concluding that the accountants are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by PricewaterhouseCoopers LLP were compatible with their independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Peter Crosby
                                          Howard Evers
                                          Paul Quadros

                      EXECUTIVE OFFICERS OF THE REGISTRANT

   The executive officers of the Company are as follows:

   Name                     Age              Position and Offices with the Company
   ----                     ---              -------------------------------------
   Raymond W. Cohen........  42 President, Chief Executive Officer and Director
   Roderick de Greef.......  40 Executive Vice President, Chief Financial Officer and Secretary
   Dongping Lin............  42 Chief Software Architect and Intellectual Property Officer
   Michael Gioffredi.......  49 Vice President of Sales and Marketing
   Prabodh Mathur..........  41 Chief Product Development Officer
   Guy Sohie...............  44 Senior Vice President Operations

   Officers are appointed by and hold office at the pleasure of the Board of Directors. Set forth below is a biographical description of each of the Company's executive officers who is not also a director, based on information supplied by him.

   Roderick de Greef has served as the Company's Executive Vice President, Chief Financial Officer and Secretary since March 2001. Since 1995 Mr. de Greef has provided corporate finance advisory services to a number of early stage companies including Cardiac Science, where he was instrumental in securing the Company's equity capital beginning in 1997, and advising on merger and acquisition activity. From 1989 to 1995, Mr. de Greef was Vice President and Chief Financial Officer of BioAnalogics, Inc. and International BioAnalogics, Inc., publicly held, development stage medical technology companies located in Portland, Oregon. From 1986 to 1989, Mr. de Greef was Controller and then Chief Financial Officer of Brentwood Instruments, Inc., a publicly held cardiology products distribution company based in Torrance, California. From 1983 to 1986, Mr. de Greef held financial analysis positions with W.R. Grace and Co., and Santa Fe Minerals, Inc., in Dallas, Texas. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and an M.B.A. from the University of Oregon.

   Dongping Lin, Ph.D., was appointed the Company's Chief Software Architect and Intellectual Property Officer in November 2000. Dr. Lin held the position of Chief Technical Officer from July, 1998 to November 2000. Dr. Lin held the position of Director of Software Engineering from January 1997 until July 1998. Dr. Lin joined the Company as Software Development Manager in January 1993. From 1988 to 1993, Dr. Lin held senior software engineering positions at Del Mar Avionics located in Irvine, Calif. Dr. Lin received his B.S. in Electrical Engineering from Beijing Normal University in Beijing, China. Dr. Lin received an M.S.E. in Computer Engineering and Ph.D. in Electrical Engineering and Computer Science from the University of Michigan. Dr. Lin is recognized as an expert in the field of computer arrhythmia analysis and real-time ventricular fibrillation detection. While at the University of Michigan Dr. Lin's real-time arrhythmia detection software was licensed to Pacific Communications, Inc.

   Michael Gioffredi has served as the Company's Vice President, Sales and Marketing since September 1998. Mr. Gioffredi previously held the position of vice president sales and marketing for Britesmile, Inc., a public dental laser technology company located in Salt Lake City. Prior to 1997, Mr. Gioffredi was senior VP marketing and business development for the EMPath Group, a private emergency medicine consulting firm and VP marketing for Laserscope, Inc., a publicly traded medical laser company. From 1982 to 1993, Mr. Gioffredi held marketing management and sales positions with the cardiology and cardiovascular divisions of C.R. Bard, Inc., a fortune 500 medical device company. Mr. Gioffredi has a BA in Business Administration and Marketing from California State University at Fullerton.

   Prabodh Mathur has been the Company's Chief Product Development Officer since November 2000. Mr. Mathur held the position of Vice President of Research & Development from May 2000, and from the Company's formation in 1991 through January 1997. Between 1997 and April 2000, Mr. Mathur was the Vice President of Engineering at Medstone International Inc., a manufacturer of shockwave lithotripters used in the treatment of kidney stones. Between 1986 and 1991 Mr. Mathur held various positions in the engineering department of Medstone, where he was initially responsible for software development, and finally, for all product development activities as head of the department. From 1983 to 1986, Mr. Mathur was a senior research engineer for Amada Laser Systems, Inc., a subsidiary of Amada, Japan, where he was responsible for integrating lasers and robots for material processing applications. Mr. Mathur earned an MS degree in Mechanical Engineering from the University of Missouri in 1983 and a BS degree in Mechanical Engineering from the Indian Institute of Technology in 1981.

   Guy Sohie has been the Company's Senior Vice President of Operations since November 2000. From 1997 to 2000, Dr. Sohie served as founder and principal consultant of his own consulting firm, Global Insite, where he advised high growth technology companies worldwide in streamlining new product development and introduction. From 1994 to 1997, he was manager of the Image Detection department with GE Medical Systems Europe, where he was responsible for development and introduction of new imaging system products for GE's medical X-Ray business. From 1989 through 1994, Guy held several positions with GE's Corporate R&D Center in Schenectady, New York, where he introduced new technology in products ranging from combat systems to medical ultrasound and communications systems. From 1988 to 1989 he served as engineer and project leader for Motorola's Digital Signal Processor division, and from 1985 to 1988, he was assistant professor of Electrical and Computer Engineering at Arizona State University. Guy holds a Ph.D. from the Pennsylvania State University and engineering degrees from the "Industriele Hogeschool" in Antwerp, Belgium, in Electrical Engineering.

              BENEFICIAL OWNERSHIP OF CARDIAC SCIENCE'S SECURITIES

   The following table sets forth certain information, as of May 25, 2001, regarding beneficial ownership of the Common Stock by:

  . each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

  .  each Director of the Company;

  .  each Named Executive Officer of the Company; and

  . all of the Company's current executive officers and directors as a group.

   Name of Beneficial Owner                    Number of Shares      Percent of
   (including address of 5% holders)        Beneficially Owned (1)   Class (1)
   ---------------------------------        ----------------------   ----------
   Muller Mohl Holdings...................        2,983,750 (2)(14)     12.0%
    Weinplatz 10
    8001 Zurich Switzerland

   HFC-Cadent, L.P........................        2,419,033 (15)         9.8%
    1445 Ross at Field
    Dallas, TX 75202

   Domain Partners........................        1,929,616 (16)         7.8%
    1 Palmer Sq.
    Princeton, NJ 08542

   Walter Villiger........................        1,383,750 (3)          5.6%
    Hurdnerstrasse 10
    Postfach 1474
    CH-8640 Huden Switzerland

   Raymond W. Cohen.......................          643,268 (4)          2.6%

   Paul D. Quadros........................           93,967 (5)           *

   Peter Crosby...........................           54,792 (6)           *

   Howard L. Evers........................           68,742 (7)           *

   Robert Carpenter.......................          160,483               *

   Brian Dovey............................              --                 0

   Dongping Lin...........................          167,899 (8)           *

   Roderick de Greef......................          439,227 (9)          1.7%

   Michael Gioffredi......................           52,083 (10)          *

   Prabodh Mathur.........................           76,535 (11)          *

   Guy Sohie..............................              --                 0

   Brett Scott**..........................           49,688 (12)          *

   All executive officers and directors as
    a group (eleven persons)..............        1,743,142 (13)         6.8%

--------
  *  Less than 1%.

 **  Mr. Scott resigned on February 2, 2001.

 (1) Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Includes 56,250 shares issuable upon exercise of outstanding warrants.

 (3) Includes 33,500 shares issuable under outstanding warrants.

 (4) Includes 133,333 shares issuable upon exercise of outstanding vested options.

 (5) Includes 42,396 shares issuable upon exercise of outstanding vested options.

 (6) Includes 29,792 shares issuable upon exercise of outstanding vested options.

 (7) Includes 28,542 shares issuable upon exercise of outstanding vested options.

 (8) Includes 157,899 shares issuable upon exercise of outstanding vested options.

 (9) Includes 82,050 shares issuable upon exercise of outstanding warrants and 114,416 shares issuable upon exercise of outstanding vested options.

(10) Includes 52,083 shares issuable upon exercise of outstanding vested options.

(11) Includes 33,670 shares issuable upon exercise of outstanding warrants and 37,500 shares issuable upon exercise of outstanding vested options.

(12) Includes 49,688 shares issuable upon exercise of outstanding vested options.

(13) Includes 115,720 shares issuable upon exercise of outstanding warrants and 582,107 shares issuable upon exercise of outstanding vested options.

(14) Individual having investment power over Muller Mohl Holdings is Dr. Marco Niedermann, representative of the Estate.

(15) Individual having investment power over HFC-Cadent, L.P. is M. Daniel Janick, Jr., Vice President of HFC-Cadent, L.P.

(16) Individuals having investment power over Domain Partners are

   (i)  James C. Blair, General Partner and Managing Member;

   (ii) Brian H. Dovey, General Partner and Managing Member;

   (iii)Jesse I. Treu, General Partner and Managing Member;

   (iv) Kathleen K. Schoemaker, General Partner and Managing Member;

   (v)  Richard S. Schneider, General Partner; and

   (vi) Arthur J. Klausner, Managing Member.

                             EXECUTIVE COMPENSATION

   The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended December 31, 2000 (collectively the "Named Executive Officers") .

                         Summary of Compensation Table

                                                                  Long Term Compensation
                                                         -----------------------------------------
                                    Annual Compensation          Awards               Payouts
                                   --------------------- ----------------------- -----------------
                                                                     Securities
                                                  Other  Restricted  Underlying              All
                                   Salary  Bonus  Annual   Stock    Options/SARs    LTIP    Other
 Name and Principal Position  Year   ($)    ($)   Comp.    Award       (#)(1)    Payout ($) Comp.
 ---------------------------  ---- ------- ------ ------ ---------- ------------ ---------- ------
Raymond W. Cohen............. 2000 190,000 70,000  --       --        150,000       --      12,000(2)
 President and                1999 189,626 40,000  --       --        100,000       --       9,750(2)
 Chief Executive Officer      1998 161,500    --   --       --         50,000       --       6,000(2)

Dongping Lin................. 2000 175,000    --   --       --        269,929       --         --
 Chief Software Architect and 1999 125,013    --   --       --         40,300       --         --
 Intellectual
  Property Officer            1998 110,496 20,000  --       --        124,250       --         --

Brett L. Scott **............ 2000 130,000    --   --       --         25,000       --         --
 Chief Financial              1999 119,723 20,000  --       --         50,000       --         --
 Officer and Secretary        1998  99,336 15,000  --       --         50,000       --         --

Michael Gioffredi............ 2000 179,628 25,000  --       --         25,000       --      10,634(3)
 Vice President of Sales      1999 108,110 25,000  --       --        100,000       --       2,885(4)
 and Marketing                1998  32,331    --   --       --            --        --         --

Prabodh Mathur............... 2000 110,667 24,750  --       --        150,000       --       3,750(2)
 Chief Product                1999     --     --   --       --            --        --         --
 Development Officer          1998     --     --   --       --            --        --         --

--------
 ** Mr. Scott resigned February 2, 2001
(1) Represents shares of Common Stock underlying stock options. The grant of the options disclosed in this column was made pursuant to the 1997 Stock Option/Stock Issuance Plan.
(2) Annual automobile allowance
(3) Reimbursement for relocation expenses
(4) Consulting services

                             Option Grants In 2000

   The following table provides information related to options granted to each of the Named Executive Officers during the year ended December 31, 2000:

                                                                                  Potential
                                                                             Realizable Value at
                                           Percentage of                           Assumed
                         No. of Securities Total Options                       Annual Rate of
                            Underlying      Granted to   Exercise                Stock Price
                          Options Granted  Employees in   Price   Expiration  Appreciation for
Name                          (#)(1)           Year       ($/Sh)     Date        Option Term
----                     ----------------- ------------- -------- ---------- -------------------
                                                                                5%       10%
                                                                             -------- ----------
Raymond W. Cohen........      150,000          10.0%      $4.00     5/18/10  $388,206 $1,024,225
Dongping Lin............      204,505          13.6%      $5.81      8/4/10  $768,760 $2,028,262
                               65,424           4.4%      $4.00    11/17/09  $169,320 $  446,726
Brett L. Scott**........       25,000           1.7%      $4.00     5/18/10  $ 64,701 $  170,704
Michael Gioffredi.......       25,000           1.7%      $4.00     5/18/10  $ 64,701 $  170,704
Prabodh Mathur..........      150,000          10.0%      $4.00     5/18/10  $388,206 $1,024,225

--------
**  Mr. Scott resigned February 2, 2001
(1) Represents shares of Common Stock underlying stock options. Such options are exercisable 25% per year commencing in November 2000.

         Aggregated Option Exercises In 2000 and Year-End Option Values

   The following table sets forth certain information as of December 31, 2000 regarding options held by the Named Executive Officers.

                           Shares               Number of Securities      Value of Unexercised
                         Acquired on  Value    Underlying Unexercised     In-The-Money Options
                          Exercise   Realized    Options at Year-End       at Year-End ($)(1)
Name                         (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- -------- ------------------------- -------------------------
Raymond W. Cohen........      --         --        133,333/166,667          $224,999/$150,001
Dongping Lin............      --         --        157,899/276,580          $306,204/$ 80,390
Brett L. Scott**........   30,000    171,816        49,688/45,312           $ 92,006/$ 71,744
Michael Gioffredi.......   25,000    189,949        52,083/47,917           $ 97,397/$ 77,603
Prabodh Mathur..........      --         --         37,500/112,500          $  9,375/$ 28,125

--------
**  Mr. Scott resigned February 2, 2001
(1) The closing bid price of the Common Stock on December 31, 2000 was $4.25. Value is calculated on the difference between the exercise price of in-the-money options and multiplied by the number of shares of Common Stock underlying the option.

Employment Agreements

   The Company is a party to at-will employment agreements with Raymond W. Cohen, Roderick de Greef, Michael Gioffredi, Prabodh Mathur and Guy Sohie. Each agreement automatically renews annually unless the Company or the employee shall give the other written notice of termination. The agreements provide for a base salary, plus such bonuses and stock options based on incentive plans approved by the Board of Directors. Each agreement contains a non-competition covenant, and Mr. Cohen's agreement provides that he shall receive a car allowance of $12,000 per annum. The agreements also provide that in the event of an involuntary termination or change of control:

  . each employee shall receive his base salary and health insurance benefits for twelve months (twenty-four months for Mr. Cohen) following the event as well as his pro rata portion of his target bonus; and

  . any unvested stock option or shares of restricted stock held on the date of event shall continue to vest over the twelve-month period (twenty-four months for Mr. Cohen).

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee of the Board of Directors are Paul Quadros, Howard Evers and Raymond Cohen. Compensation decisions regarding Mr. Cohen are made by the non-employee directors of the Compensation Committee. No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of any other company.

Compensation of Directors

   The non-employee members of the Board of Directors receive $1,000 per board meeting attended and $250 per telephonic board meeting. The directors also are reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees. Non-employee directors also are eligible to receive options under the Company's 1997 Stock Option/Stock Issuance Plan.

Compensation Committee Report on Executive Compensation

   This report, prepared by the Compensation Committee, addresses the Company's executive compensation policies and the basis on which 2000 executive officer compensation determinations were made. The Compensation Committee designs and approves all components of the executive pay.

   During 2000, the Compensation Committee members were Messrs. Cohen, Quadros and Evers. Mr. Cohen recused himself from any compensation discussions and or decisions with respect to his compensation.

 Compensation Philosophy

   The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Compensation Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encourage executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Compensation Committee believes that executive compensation packages should be viewed as a whole in order to properly assess their appropriateness.

   In establishing total compensation packages for the Company's executive officers, the Compensation Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Compensation Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Compensation Committee seeks to maintain total compensation within the broad middle range of comparative pay. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Compensation Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights. The Compensation Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices.

 Salary

   Base salaries are reviewed annually. It is the Compensation Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the

Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

 Bonus

   Executive bonuses are determined in accordance with achievement of the Compensation Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs.

 Stock Options

   As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Compensation Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. The Compensation Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Compensation Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 2000 was determined by the Compensation Committee based upon several factors, including the executive's position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 2000 Salary & Bonuses

   The Board of Directors determined that in order to retain key personnel, certain salaries should be raised during 2000 in order for Cardiac Science to remain a competitive employer. In determining the target total compensation levels, the board relied, in part, on a study by a major U.S. accounting firm detailing compensation for employees of firms in the medical device and diagnostics industry.

   In ascertaining the extent to which bonuses were paid during 2000, the Board of Directors not only reviewed total compensation targets, which included salary, stock options and bonus incentives, but the Board of Directors also considered specific milestones that were set in place at the beginning of the year and whether those milestones were achieved through the course of the year. These milestones included:

  . raising capital to fund the Company's business plan and other working capital requirements;

  .  achievement of product development milestones;

  .  achievement of sales and marketing milestones;

  .  successful completion of financing activities;

  .  hiring and retaining certain key personnel; and

  .  successful acquisition and integration of target companies.

   During the year the following events occurred, which, in turn, influenced the Board's decision to pay bonuses in the size and amounts set forth in the summary compensation table:

  .  successful commercial release of the Powerheart in the U.S.;

  .  734 Powerhearts sold in 2000;

  .  $31.0 million in financing raised between July and September 2000;

  . hiring of Senior Vice President of Operations and Chief Product Development Officer; and

  .  acquisition and integration of Cadent Medical Corporation.

 Compensation of Raymond W. Cohen, President and Chief Executive Officer

   During 2000, the compensation of Mr. Cohen was determined by applying the same criteria discussed in this report used to determine salaries, bonuses and stock option grants for all executive officers. Mr. Cohen's compensation for 2000 is set forth in the Summary Compensation Table appearing on page 54.

                                          Compensation Committee

                                          Paul Quadros
                                          Howard Evers
                                          Raymond Cohen

Comparison of Cumulative Total Stockholder Return

   The following chart provides an annual comparison, from December 31, 1995 of the cumulative total shareholder return (assuming reinvestment of any dividends) among the Company, the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Healthcare (Excluding Biotechnology) Index, an industry index of 43 healthcare and medical technology companies. The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The historical information set forth below is not necessarily indicative of future performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                             AMONG CARDIAC SCIENCE
               RUSSELL 2000 INDEX AND H&Q HEALTHCARE EXC. BIOTECH
                     ASSUMES $100 INVESTED ON DEC. 31, 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           CARDIAC        RUSSELL       HEALTHCARE
(Fiscal Year Covered)        SCIENCE        2000 INDEX    EXC. BIOTECH
-------------------          ----------     ----------    ------------
Measurement Pt-12/31/95      $100.00        $100.00       $100.00
FYE 12/31/96                 $ 21.75        $116.61       $111.02
FYE 12/31/97                 $ 18.25        $142.66       $132.31
FYE 12/31/98                 $ 29.20        $138.66       $160.76
FYE 12/31/99                 $ 58.39        $165.82       $140.46
FYE 12/31/00                 $ 62.04        $158.66       $219.73

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During the year ended December 31, 2000, Mr. Roderick de Greef was sole shareholder and president of de Greef & Company, Inc. During this period, de Greef & Company, Inc., provided certain financial consulting services to us and received compensation of $545,000 and 131,761 shares of restricted common stock then valued at $593,000. In the first quarter of 2001, de Greef & Company, Inc., received approximately $30,000 for providing financial consulting services to us. In addition, they received approximately $35,000 in finders fees from investments made by several non-U.S. investors introduced by de Greef & Company, Inc. to the Company. Effective March 1, 2001, Mr. de Greef became our Executive Vice President and Chief Financial Officer, and the finders fee arrangement was terminated. de Greef & Company, Inc. no longer receives any compensation from us and we have no further obligations to de Greef & Company, Inc. of any kind.

                                 PROPOSAL NO. 5

                        APPROVAL OF THE AMENDMENT TO THE
                     1997 STOCK OPTION/STOCK ISSUANCE PLAN

   The Company's 1997 Stock Option/Stock Issuance Plan (the "Plan") was adopted by the Board of Directors in December 1997 and approved by stockholders at the Company's annual meeting in May 1997. The Plan currently allows a maximum of 2,805,000 shares of Common Stock to be issued pursuant to the Plan. To date 2,805,000 options have been granted to advisors and employees, including executive officers, and directors of the Company.

   We believe that stock options and share ownership are important factors in attracting, retaining and motivating employees. Based on this philosophy, every employee of the Company, regardless of position, has been granted a certain number of stock options pursuant to the Plan. In light of the increase in the number of employees during the year ended December 31, 2000 from 43 to 99, the addition of approximately 125 employees resulting from the planned acquisitions of Survivalink and Artema, and the need to retain existing key employees in a competitive employment environment, the Board of Directors has approved an amendment to the Plan allowing a maximum of 8,800,000 shares of Common Stock (an increase of 5,995,000) to be issued pursuant to the Plan.

   In reaching its decision to approve this amendment to the Plan, the Board of Directors reviewed a report prepared by a major U.S. accounting firm, which provided information relating to compensation issues in the medical device and diagnostics industry. Our three year (1998 to 2000) average number of shares underlying our employee stock option plan was 10.8% of total shares outstanding, which compares favorably with the 1997 to 1998 average number of shares underlying stock option plans of 20.3% of total shares outstanding for the 21 respondents in the survey. As a result of our growth in employees, from 15 employees to 99 employees, our three year (1998 to 2000) average annual usage of equity was 7.5%, which compares to an average annual usage of equity of 3.8% in the survey. Based on the anticipated share issuances in connection with the planned acquisitions of Survivalink and Artema, and the Financing Transaction as previously described, it is estimated that the number of shares of Common Stock underlying the Plan, amended as proposed, will total approximately 15.2% of the Company's issued and outstanding shares.

   The offer and sale of the options and underlying shares contemplated by this proposal will be registered pursuant to a registration statement on Form S-8 as soon as reasonably practicable after the plan has been amended pursuant to Proposal No. 5.

   A summary of the Plan as proposed to be amended is set forth below. We urge you to carefully review the text of the Plan as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex B.

Summary of Plan as Proposed to Be Amended

   The Plan authorizes the granting of incentive stock options to the Company's employees or employees of any of the Company's subsidiaries, and non-statutory (non-qualified) stock options to the Company's employees, directors and certain of the Company's consultants and advisors. Currently there are approximately 99 persons who will be eligible to receive options under the Plan. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code.

   The Plan also authorizes direct issuance of stock to eligible participants in the Plan at a price per share of not less than 85% of the fair market value on the date of issuance, payable in cash, by check, or, if permitted under the terms of the grant, by promissory note. The consideration for such shares also may be past services rendered to the Company. Such stock issuances may vest immediately or in one or more installments as determined by the Board of Directors. The holder of such stock, however, shall have full stockholder rights with respect to said stock, whether or not vested.

   The exercise price for options granted under the Plan is determined by the Board of Directors or a committee designated by the Board and consisting of two or more members. The exercise price for incentive stock options cannot be less than 100% of the fair market value of the Common Stock on the date it is granted, or 110% in the case of optionees who own more than 10% of the voting power of all classes of the Company's stock. The exercise price for non-qualified options may be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive options are first exercisable by any individual employee during any calendar year cannot exceed $100,000.

   No option granted under the Plan may be exercised after the expiration of the option, which may not, in any case, exceed ten years from the date of grant (five years in the case of incentive options granted to persons who own more than 10% of the voting power of all classes of our stock). Options granted under the Plan are exercisable on such basis as is determined by the Board of Directors.

   If the Company liquidates or dissolves, or if there is a merger or consolidation resulting in a transfer of more than 50% of the voting power of the Company's securities, any unexercised options theretofore granted under the Plan shall, immediately prior to such transaction, become fully exercisable. If not exercised prior to such transaction, all options shall be deemed cancelled unless the surviving corporation in any such merger or consolidation elects to assume the options under the Plan. All shares of stock issued pursuant to the Plan shall also be immediately vested in the event of such a transaction. Options granted under the Plan may not be transferred by the participant other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by such holder.

   If any of the Company's employees or directors, prior to the exercise of their options, ceases to be an employee or director for any reason other than disability or misconduct, the options granted to such employees or directors automatically terminate 90 days from the date of termination. If any of the Company's employees or directors ceases to be an employee or a director by reason of disability, he may exercise any option he holds at any time within twelve months from the date of termination, but only to the extent the holder had the right to exercise such option at the date of termination. If any of the Company's employees or directors dies while holding an outstanding option, his option rights may be exercised by the person or persons to whom such rights under the option are transferred by will or the laws of descent and distribution within twelve months from the date of death.

   The Plan provides that the Board of Directors, or a committee of the Board, shall administer the Plan, and shall have the authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating thereto. Unless previously terminated in certain circumstances, the Plan will terminate in December 2007.

Federal Income Tax Consequences

   The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe state or local tax consequences.

 Tax Consequences to Participants

   Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

   Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

   If Common Stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

   The Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same.

   Share Issuances. The recipient of shares of Common Stock under the Plan generally will be subject to tax at ordinary income rates on the fair market value of the shares (reduced by any amount paid by the participant for such shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If a Section 83(b) election has not been made, any dividends received with respect to shares issued under the Plan that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Tax Consequences to the Company

   To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Market Price of Common Stock

   On June 1, 2001, the last sale price of the Common Stock was $2.95.

Option Grants

   For each of the Named Executive Officers and Directors and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the Plan during the period from December 1997 through December 2000 and (ii) the weighted average exercise price payable per share under such options.

                                                   Number of  Weighted Average
                                                    Option     Exercise Price
            Name and Principal Position             Shares   of Granted Options
            ---------------------------            --------- ------------------
   Raymond W. Cohen
    President and Chief Executive Officer........    300,000       $3.00

   Dongping Lin
    Chief Technical Officer......................    434,479       $4.09

   Brett L. Scott**
    Chief Financial Officer and Secretary........    125,000       $2.40

   Michael Gioffredi
    Vice President of Sales and Marketing........    125,000       $2.50

   Prabodh Mathur
    Chief Product Development Officer............    150,000       $4.00

   All current executive officers as a group (6
    persons).....................................  1,098,895       $3.69

   Crosby, Peter.................................     60,000       $2.83

   Evers, Howard.................................     60,000       $2.83

   Dovey, Brian..................................     15,000       $6.00

   Carpenter, Robert.............................     15,000       $6.00

   Quadros, Paul.................................     82,188       $2.61

   All current directors (other than executive
    officers) as a group (5 persons).............    232,188       $3.16

   All employees, who are not executive officers,
    as a group (94 persons)......................  1,473,917       $3.93

--------
** Mr. Scott resigned February 2, 2001

Required Vote

   The approval of the amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,805,000 shares to 8,800,000 shares requires the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the approval of the amendment to the Plan.

                                 PROPOSAL NO. 6

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent accountants and proposes the ratification of such decision.

   PricewaterhouseCoopers LLP has audited the Company's financial statements for the year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

   During 2000, PricewaterhouseCoopers LLP acted as the independent accountants for the Company and its subsidiaries, and also rendered other services on their behalf, including tax-related services and other accounting and auditing services. The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for 2000 and for other services rendered during 2000 on behalf of the Company and its subsidiaries:

     Audit Fees......................................................  $46,695
     All Other Fees..................................................  $17,550
     Financial Information System....................................  $   --
     Design Implementation Fees......................................  $   --

Recommendation of the Board of Directors

   The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2001.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for action at the Company's 2002 Annual Meeting of Stockholders must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than February 16, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the Company's 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than May 2, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the year ended December 31, 2000. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied.

   The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment. However, proxies voting against a proposal will not be used to vote for adjournment in order to continue soliciting proxies in favor that proposal.

                           INCORPORATION BY REFERENCE

   We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy such reports, statements and other information that is in the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities and Exchange Commission at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the Securities and Exchange Commission's Internet website, at http://www.sec.gov.

   As allowed by the Securities and Exchange Commission rules, we can "incorporate by reference" certain information into this document, which means we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this document, except for any information that contradicts information contained directly in this document.

   This proxy statement incorporates by reference the documents that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition that is not included or delivered with the proxy statement.

Cardiac Science SEC Filing                                Period
--------------------------                  -----------------------------------
Annual Report on Form 10-K................  Year ended December 31, 2000
Amendment to Annual Report on Form 10-      Year ended December 31, 2000
 K/A......................................
Second Amendment to Annual Report on Form   Year ended December 31, 2000
 10-K/A-2.................................
Quarterly Report on Form 10-Q.............  Quarter ended March 31, 2001
Current Reports on Form 8-K (relating to
 proposed acquisition of Artema Medical AB
 (publ))..................................  January 16, 2001 and March 27, 2001
Current Report of Form 8-K (relating to
 proposed acquisition of Survivalink
 Corporation).............................  March 23, 2001

   We incorporate by reference additional documents that we may file with the Securities and Exchange Commission between the date of this document and the date of the annual stockholder meeting. All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements. You may obtain documents incorporated by reference from the Securities and Exchange Commission's website described above or, directly from us, without charge, by requesting them by e-mail, in writing or by telephone at:

   Investor Relations
   Cardiac Science, Inc.
   16931 Millikan Avenue
   Irvine, CA 92606
   (949) 587-0357
   www.cardiacscience.com

   If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of such documents.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated June 18, 2001. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS

                                          Roderick de Greef, Secretary

                   CARDIAC SCIENCE, INC. FINANCIAL STATEMENTS

                       Report of Independent Accountants

The Board of Directors and Stockholders
Cardiac Science, Inc.
Irvine, California

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of Cardiac Science, Inc. (the "Company") at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Orange County, California

February 23, 2001, except for Note 16 as to

 which the date is June 5, 2001

                             CARDIAC SCIENCE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                       December 31,  December 31,   March 31,
                                           1999          2000         2001
                                       ------------  ------------  -----------
                                                                   (unaudited)
                ASSETS
                ------
Current assets:
 Cash and cash equivalents............ $  5,901,934  $ 13,537,066  $ 7,497,670
 Marketable securities available-for-
  sale, including an unrealized gain
  of $504,025 at December 31, 2000 and
  an unrealized loss of ($169,594) at
  March 31, 2001......................          --      5,004,025    4,330,406
 Accounts receivable, net of allowance
  for doubtful accounts of
  $200,000 at December 31, 2000 and at
  March 31, 2001......................      102,900     1,923,118    2,775,407
 Inventory............................      438,592     1,512,894    1,250,586
 Prepaid expenses.....................       59,646       203,825      245,208
                                       ------------  ------------  -----------
  Total current assets................    6,503,072    22,180,928   16,099,277

Property and equipment, net of
 accumulated depreciation.............      391,085     1,682,102    1,847,407
Intangibles, net of accumulated
 amortization.........................          --      8,023,071    7,694,698
Other assets..........................      150,178     1,449,610    2,322,654
                                       ------------  ------------  -----------
                                       $  7,044,335  $ 33,335,711  $27,964,036
                                       ============  ============  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------

Current liabilities:
 Accounts payable..................... $  1,420,826  $  3,266,949  $ 3,609,797
 Accrued expenses.....................      672,077       760,786      602,434
 Current portion of capital lease
  obligations.........................       25,717        48,601       50,211
 Current portion of loan payable......          --         82,813       85,266
                                       ------------  ------------  -----------
  Total current liabilities...........    2,118,620     4,159,149    4,347,708
                                       ------------  ------------  -----------
Long term portion of capital lease
 obligations..........................      103,507       146,821      133,647
Long term portion of loan payable.....          --         45,173       22,915
                                       ------------  ------------  -----------
                                            103,507       191,994      156,562
                                       ------------  ------------  -----------
Commitments and contingencies
Stockholders' equity:
 Preferred stock--$.001 par value;
  1,000,000 shares authorized, none
  issued or outstanding...............          --            --           --
 Common stock--$.001 par value;
  40,000,000 shares authorized,
  12,031,252 issued and outstanding at
  December 31, 1999, 24,382,228 at
  December 31, 2000 and 24,750,613 at
  March 31, 2001 .....................       12,031        24,382       24,751
 Common stock subscribed..............          --      1,551,000      240,136
 Additional paid-in capital...........   23,748,322    78,788,847   80,515,564
 Accumulated other comprehensive
  income..............................          --        504,025     (169,594)
 Accumulated deficit..................  (18,938,145)  (51,883,686) (57,151,091)
                                       ------------  ------------  -----------
Total stockholders' equity............    4,822,208    28,984,568   23,459,766
                                       ------------  ------------  -----------
                                       $  7,044,335  $ 33,335,711  $27,964,036
                                       ============  ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements

                             CARDIAC SCIENCE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Three Months Ended
                                Years Ended December 31,                 March 31,
                          --------------------------------------  ------------------------
                             1998         1999          2000         2000         2001
                          -----------  -----------  ------------  -----------  -----------
                                                                        (unaudited)
Sales...................  $       --   $   102,900  $  4,242,311  $   624,642  $ 1,757,789
Cost of goods sold......          --       (98,001)   (3,825,624)    (574,758)  (1,617,253)
                          -----------  -----------  ------------  -----------  -----------
Gross profit............          --         4,899       416,687       49,884      140,536
                          -----------  -----------  ------------  -----------  -----------
Operating expenses:
  Research and
   development..........    2,209,524    4,406,207     8,247,694    1,138,024    2,150,177
  Sales and marketing...      341,476    1,370,049     4,370,911      924,764    1,519,860
  General and
   administrative.......    1,170,551    1,852,672     5,159,661      717,049    1,536,094
  Acquired in-process
   research and
   development..........          --           --     13,587,026          --           --
  Amortization of
   goodwill and other
   intangibles..........          --           --      1,062,753          --       330,842
  Amortization of
   restricted stock.....          --           --      1,551,000          --           --
                          -----------  -----------  ------------  -----------  -----------
                            3,721,551    7,628,928    33,979,045    2,779,837    5,536,973
                          -----------  -----------  ------------  -----------  -----------
Loss from continuing
 operations.............   (3,721,551)  (7,624,029)  (33,562,358)  (2,729,953)  (5,396,437)
Interest income
 (expense), net.........      (65,353)      20,870       618,417       12,023      131,032
Loss in unconsolidated
 affiliate..............          --      (115,000)          --           --           --
                          -----------  -----------  ------------  -----------  -----------
Loss from continuing
 operations before
 provision
 for income taxes.......   (3,786,904)  (7,718,159)  (32,943,941)  (2,717,930)  (5,265,405)
Provision for income
 taxes..................          800        1,600         1,600        1,600        2,000
                          -----------  -----------  ------------  -----------  -----------
Loss from continuing
 operations.............   (3,787,704)  (7,719,759)  (32,945,541)  (2,717,530)  (5,267,405)
                          -----------  -----------  ------------  -----------  -----------
Discontinued operations:
  Loss from discontinued
   operations, net of
   income taxes.........     (101,412)         --            --           --           --
  Loss on sale of
   assets...............     (549,618)         --            --           --           --
                          -----------  -----------  ------------  -----------  -----------
Loss from discontinued
 operations.............     (651,030)         --            --           --           --
                          -----------  -----------  ------------  -----------  -----------
Net loss................  $(4,438,734) $(7,719,759) $(32,945,541) ($2,719,530) ($5,267,405)
                          ===========  ===========  ============  ===========  ===========
Basic and diluted loss
 per share:
  Continuing
   operations...........  $     (0.69) $     (0.85) $      (1.82) $     (0.22) $     (0.21)
  Discontinued
   operations...........        (0.12)         --            --           --           --
                          -----------  -----------  ------------  -----------  -----------
Net loss per share......  $     (0.81) $     (0.85) $      (1.82) $     (0.22) $     (0.21)
                          ===========  ===========  ============  ===========  ===========
Weighted average number
 of shares used in the
 computation of net loss
 per share..............    5,459,793    9,112,564    18,080,326   12,152,303   24,738,941
                          ===========  ===========  ============  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                                                   Three Months Ended
                               Years Ended December 31,                 March 31,
                         --------------------------------------  ------------------------
                            1998         1999          2000         2000         2001
                         -----------  -----------  ------------  -----------  -----------
                                                                       (unaudited)
Net loss................ $(4,438,734) $(7,719,759) $(32,945,541) $(2,719,530) $(5,267,405)
Other comprehensive
 income (loss):
  Unrealized gain (loss)
   on investments.......         --           --        504,025          --      (673,619)
                         -----------  -----------  ------------  -----------  -----------
Comprehensive loss...... $(4,438,734) $(7,719,759) $(32,441,516) $(2,719,530) $(5,941,204)
                         ===========  ===========  ============  ===========  ===========




  The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                 Common Stock
                             Common Stock         Subscribed                      Accumulated
                          ------------------ ---------------------  Additional       Other
                          Number of           Number                  Paid-In    Comprehensive Accumulated
                            Shares   Amount  of Shares    Amount      Capital       Income       Deficit        Total
                          ---------- ------- ---------  ----------  -----------  ------------- ------------  -----------
Balances at December 31,
1997....................   4,974,738 $ 4,975      --    $      --   $ 7,472,107    $     --    $ (6,779,652) $   697,430
Issuance of common stock
For cash at $2.00 per
share (net of cost of
issuances of $829,896)..   1,800,000   1,800                          2,768,303                                2,770,103
Issuance of common stock
Warrants................                                                433,416                                  433,416
Common stock warrants
exercised at $0.01 per
share...................     175,000     175                              1,825                                    2,000
Common stock subscribed
at $2.00 per share in
cash....................                       50,000      100,000                                               100,000
Issuance of common stock
for license fees and
services at $2.00 per
share...................      55,000      55                            109,945                                  110,000
Issuance of common stock
for compensation at
$2.00 per share.........      10,000      10                             19,990                                   20,000
Compensation related to
fair value of options
granted to non-
employees...............                                                 17,862                                   17,862
Net loss................                                                                         (4,438,734)  (4,438,734)
                          ---------- ------- --------   ----------  -----------    ---------   ------------  -----------
Balances at December 31,
1998....................  7,014, 738   7,015   50,000      100,000  10,823,4482          --     (11,218,386)    (287,923)
Issuance of common stock
for common stock
subscribed..............      50,000      50  (50,000)    (100,000)      99,950                                      --
Issuance of common stock
for cash at $2.00 per
share (net of cost of
issuances of $712,307)..   1,850,000   1,850                          2,985,843                                2,987,693
Issuance of common stock
warrants................                                                256,136                                  256,136
Issuance of common stock
for finder's fees at
$2.00 per share.........     138,900     139                            277,661                                  277,800
Issuance of common stock
for cash at $4.00 per
share (net of cost of
issuances of
$1,082,356).............   1,757,500   1,757                          5,945,887                                5,947,644
Issuance of common stock
warrants................                                                405,994                                  405,994
Issuance of common stock
for finder's fees at
$4.00 per share.........      61,220      61                            244,819                                  244,880
Common stock warrants
exercised at $0.01 per
share...................      30,625      30                                320                                      350
Common stock warrants
exercised at an average
of $2.45 per share (net
of issuance costs of
$261,914)...............     907,500     908                          1,963,428                                1,964,336
Issuance of common stock
for finder's fees at
$2.50 per share.........      62,800      63                            156,937                                  157,000
Issuance of common stock
for license fees and
services at an average
of $2.67 per share......     157,969     158                            421,331                                  421,489
Compensation related to
fair value of options
granted to non-
employees...............                                                166,568                                  166,568
Net loss................                                                                         (7,719,759)  (7,719,759)
                          ---------- ------- --------   ----------  -----------    ---------   ------------  -----------
Balances, December 31,
1999....................  12,031,252  12,031      --           --    23,748,322          --     (18,938,145)   4,822,208
Issuance of common stock
for acquisition of
Cadent Medical
Corporation at $5.17 per
share...................   4,199,964   4,200                         21,709,800                               21,714,000
Common stock subscribed
at $5.17 per share......                      300,000    1,551,000                                             1,551,000
Issuance of common stock
for cash at $4.50 per
share (net of cost of
issuances of
$2,110,904).............   6,884,263   6,884                         28,861,370                               28,868,254
Issuance of common stock
for finder's fees at
$4.50 per share.........     339,794     340                          1,528,737                                1,529,077
Common stock warrants
exercised at $0.01 per
share...................     344,375     345                              3,259                                    3,604
Common stock warrants
exercised at $2.50 per
share...................      50,000      50                            124,950                                  125,000
Common stock warrants
exercised at $5.00 per
share...................      39,375      39                            196,836                                  196,875
Common stock warrants
exercised at $3.00 per
share...................     200,000     200                            599,800                                  600,000
Issuance of common stock
for acquisition of
patent and services at
an average of $5.05 per
share...................     174,250     174                            880,326                                  880,500
Common stock options
exercised at $1.88-$3.88
per share...............     118,955     119                            249,195                                  249,314
Compensation related to
fair value of options
granted to non-
employees...............                                                886,252                                  886,252
Unrealized gain on
marketable securities...                                                             504,025                     504,025
Net loss................                                                                        (32,945,541) (32,945,541)
                          ---------- ------- --------   ----------  -----------    ---------   ------------  -----------
Balances, December 31,
2000....................  24,382,228  24,382  300,000    1,551,000   78,788,847      504,025    (51,883,686)  28,984,568
Issuance of common stock
for common stock
subscribed (unaudited)..     253,552     254 (253,552)  (1,310,864)   1,310,610                                      --
Common stock warrants
exercised at $2.00 per
share (unaudited).......      10,833      11                                (11)                                     --
Common stock warrants
exercised at $5.00 per
share, net of cost of
issuances of $33,750
(unaudited).............      75,000      75                            341,175                                  341,250
Common stock options
exercised at $2.00-$5.00
per share (unaudited)...      29,000      29                             74,944                                   74,973
Unrealized gain on
marketable securities
(unaudited).............                                                            (673,619)                   (673,619)
Net loss (unaudited)....                                                                         (5,267,405)  (5,267,405)
                          ---------- ------- --------   ----------  -----------    ---------   ------------  -----------
Balances, March 31, 2001
(unaudited).............  24,750,613 $24,751   46,448   $  240,136  $80,515,565    $(169,594)  $(57,151,091) $23,459,766
                          ========== ======= ========   ==========  ===========    =========   ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Three Months Ended
                               Years Ending December 31,                 March 31,
                          --------------------------------------  ------------------------
                             1998         1999          2000         2000         2001
                          -----------  -----------  ------------  -----------  -----------
                                                                        (unaudited)
Cash flows from
 operating activities:
Net loss................  $(4,438,734) $(7,719,759) $(32,945,541) $(2,719,530) $(5,267,405)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities from
 continuing operations:
 Loss from discontinued
  operations............      101,412          --            --           --           --
 Loss on sale of
  assets................      549,618          --            --           --           --
 Loss in unconsolidated
  affiliate.............          --       115,000           --           --           --
 Bad debt expense.......          --           --        200,000          --           --
 Depreciation...........       35,114       78,362       288,336       27,200      143,180
 Amortization of
  goodwill and other
  intangibles...........       44,785          --      1,062,753          --       330,842
 Amortization of
  restricted stock......          --           --      1,551,000          --           --
 Acquired in process
  research and
  development...........          --           --     13,587,026          --           --
 Fair value of options
  granted to non-
  employees.............       17,862      166,568       886,252       25,000          --
 Expenses paid with
  common stock..........      130,000      421,681        55,500          --           --
Changes in operating
 assets and liabilities,
 exclusive of
 acquisitions:
 Accounts receivable....          --      (102,900)   (2,020,218)    (288,262)    (852,289)
 Inventory..............          --      (438,592)   (1,074,302)    (447,152)     262,308
 Prepaid expenses.......          --       (29,516)     (111,715)     (39,676)     (41,383)
 Other assets...........          --      (104,912)      (88,759)      71,497     (107,507)
 Accounts payable and
  accrued expenses......      137,505      464,617     1,534,117       33,973      184,496
                          -----------  -----------  ------------  -----------  -----------
Net cash used in
 operating activities
 from continuing
 operations.............   (3,422,438)  (7,149,451)  (17,075,551)  (3,336,950)  (5,347,758)
                          -----------  -----------  ------------  -----------  -----------
Net cash provided by
 discontinued
 operations.............      530,438          --            --           --           --
                          -----------  -----------  ------------  -----------  -----------
Cash flows from
 investing activities:
 Purchase of equipment..      (53,218)    (241,917)   (1,269,816)      (7,359)    (308,485)
 Advances to Inovise
  Medical, Inc..........          --           --       (778,000)         --      (260,000)
 Investment in Medical
  Resources Management
  ......................          --           --       (400,000)         --           --
 Deferred acquisition
  costs.................          --           --            --           --      (508,007)
 Decrease in other
  assets................        4,012          --            --           --           --
 Cash acquired in Cadent
  Medical Corporation
  acquisition, net of
  costs of $197,206.....          --           --         12,468          --           --
 Increase in marketable
  securities............          --           --     (4,500,000)         --           --
                          -----------  -----------  ------------  -----------  -----------
Net cash used in
 investing activities...      (49,206)    (241,917)   (6,935,348)      (7,359)  (1,076,492)
                          -----------  -----------  ------------  -----------  -----------
Cash flows from
 financing activities:
 Payments on loan
  payable...............          --           --        (37,920)         --       (11,564)
 Payments on capital
  lease obligation......          --           --        (17,818)         --       (19,805)
 Proceeds (payment) on
  bank line of credit...      125,000     (125,000)          --           --           --
 Payments of note
  payable to
  stockholder...........      (70,233)         --            --           --           --
 Proceeds (payment) of
  note payable..........      100,000     (100,000)          --           --           --
 Proceeds from sale of
  common stock..........    3,600,000   10,730,000    30,979,158          --           --
 Proceeds from common
  stock subscribed......      100,000          --            --           --           --
 Proceeds from exercise
  of common stock
  warrants..............        2,000    2,226,600       925,479      127,379      375,000
 Proceeds from exercise
  of common
  stock options.........          --           --        249,314        5,000       74,973
 Costs of equity
  issuances.............     (229,310)    (685,900)     (452,182)     (67,732)     (33,750)
                          -----------  -----------  ------------  -----------  -----------
Net cash provided by
 financing activities...    3,627,457   12,045,700    31,646,031       64,647      384,854
                          -----------  -----------  ------------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............      686,251    4,654,332     7,635,132   (3,279,662)  (6,039,396)
Cash and cash
 equivalents at
 beginning of period....      561,351    1,247,602     5,901,934    5,901,934   13,537,066
                          -----------  -----------  ------------  -----------  -----------
Cash and cash
 equivalents at end
 of period..............  $ 1,247,602  $ 5,901,934  $ 13,537,066  $ 2,622,272  $ 7,497,670
                          ===========  ===========  ============  ===========  ===========


       The accompanying notes are an integral part of these consolidated financial statements.

                             CARDIAC SCIENCE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Description of the Business

   Cardiac Science, Inc. (the "Company") was incorporated on May 20, 1991 to develop, manufacture and market software driven non-invasive (non-surgical) Automatic External Cardioverter Defibrillator ("AECD") devices to treat persons suffering from or at high risk of life-threatening arrhythmias. The Company has developed proprietary tachyarrhythmia detection and discrimination software technology--RHYTHMx ECD(TM)--designed to be incorporated into external defibrillators. RHYTHMx ECD technology enables these devices, which are attached prophylactically to hospitalized patients who are determined to be at temporary risk of cardiac arrest, to continuously monitor their heart rhythms, accurately and instantly detect life-threatening ventricular tachyarrhythmias and, when appropriate and without the aid of hospital staff, automatically deliver potentially life saving defibrillation shocks within seconds to convert a patient's heart back to its normal rhythm.

   In 1997, the Company acquired Innovative Physician Services, Inc. (d.b.a. Diagnostic Monitoring) ("DM") for 500,000 shares of common stock plus a non-interest bearing promissory note in the principal amount of $100,000 that was repaid during 1998. The Company sold substantially all of the assets of Diagnostic Monitoring on December 31, 1998 (see notes 6 and 7).

   On July 1, 2000, the Company acquired Cadent Medical Corporation, a privately held company, for an aggregate of 4,500,000 restricted shares of the Company's common stock (see note 8).

2. Continued Existence

   Additional capital is needed to fulfill the Company's expansion, manufacturing, marketing, research and product development goals. From inception through December 31, 2000, the Company incurred losses of approximately $51.9 million. Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Additionally, successful completion of the Company's development program and its transition to attain profitable operations is dependent upon achieving a level of revenues adequate to support the Company's cost structure. The Company anticipates that its current cash balance and liquidation of the marketable securities available for sale will be sufficient to meet the Company's cash requirements into September 2001. Further capital funding will be necessary to sustain growth and viability. In this respect, the Company is currently pursuing an additional equity financing and corporate partnerships. There can be no assurance that any such transactions will be available at terms acceptable to the Company, if at all, or that any financing transaction will not be dilutive to current stockholders or that the Company will have sufficient working capital to fund future operations. If the Company is not able to raise additional funds, it may be required to significantly curtail or cease its operating activities. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

3. Summary of Significant Accounting Policies

 Principles of consolidation

   The consolidated financial statements include the accounts of the Company and of its wholly-owned subsidiaries, Cadent Medical Corporation and Diagnostic Monitoring. All inter-company accounts and transactions have been eliminated in consolidation.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             CARDIAC SCIENCE, INC.

 Cash and cash equivalents

   The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company maintained approximately $12.7 million of its cash in money market funds with one major financial institution at December 31, 2000.

 Marketable securities

   The Company has classified its marketable securities as "available-for-sale" as defined under Financial Accounting Standard ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. At December 31, 2000, all marketable securities are equity securities. Fair value is measured using quoted market prices. The unrealized gains or losses, if any, are recorded as a separate component of stockholders' equity until realized.

 Inventory

   Inventory is stated at the lower of cost (first-in, first-out) or market value. Inventory consists of the following:

                                           December 31, December 31,  March 31,
                                               1999         2000        2001
                                           ------------ ------------ -----------
                                                                     (unaudited)
   Raw materials..........................   $    --     $1,018,796  $  978,565
   Work in process........................        --        245,819      78,320
   Finished goods.........................    438,592       248,279     193,701
                                             --------    ----------  ----------
                                             $438,592    $1,512,894  $1,250,586
                                             ========    ==========  ==========

 Property and equipment

   Property and equipment is carried at cost. Depreciation is provided on the straight-line method over estimated useful lives of three to five years. Repairs and maintenance are expensed as incurred while renewals or betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and related accumulated depreciation and any resulting gain or loss is included in operations.

 Intangibles

   Intangibles are carried at cost less accumulated amortization that is calculated on a straight-line basis over the estimated useful lives of the assets. Goodwill is being amortized over an estimated useful life of 7 years, patent applications are being amortized over 20 years and another patent is being amortized over 3 years.

 Long-lived assets

   The Company evaluates the recoverability of its long lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires long-lived assets and certain intangibles held and used by the Company to be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is to be performed at the lowest level at which undiscounted net cash flow can be directly attributable to long-lived assets.

 Per share information

   The Company has adopted SFAS No. 128, Earnings Per Share. This statement requires the presentation of basic and diluted earnings per share, as defined, on the statement of operations for companies whose capital structure includes convertible securities and options.

                             CARDIAC SCIENCE, INC.

   Net loss per share as presented in the accompanying statements of operations is computed based on the weighted average number of common shares outstanding and subscribed. Shares issuable upon exercise of outstanding stock options and warrants are not included since the effects would be anti-dilutive (see Notes 12 and 13).

 Software development costs

   The Company expenses all costs incurred, prior to the achievement of technological feasibility of a working model, related to the development of the proprietary software used in its products in accordance with SFAS 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Such costs incurred subsequent to the attainment of technological feasibility have been nominal.

 Revenue recognition

   The Company's customers are distributors which sell goods to third party end users. The Company is not contractually obligated to repurchase any inventory from distributors. Revenue is recognized when there is persuasive evidence of an arrangement which states a fixed and determinable price and terms, delivery of the product has occurred in accordance with the terms of the sale, and collectibility of the sale is reasonable assured.

   The Company has adopted Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, with no change to its revenue recognition practices.

 Stock-based compensation

   The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Pro forma disclosures are required for entities that elect to continue to measure compensation cost under the intrinsic method provided by Accounting Principles Board Opinion No. 25.

   Additionally, in accordance with SFAS 123 and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services, the Company measures stock-based non-employee compensation at fair value.

   Under SFAS 123 stock-based compensation expense related to stock options granted to consultants is recognized as the stock options are earned. The fair value of the stock options granted is calculated at each reporting date using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of the Company's common stock fluctuates.

 Income taxes

   The Company follows SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in

                             CARDIAC SCIENCE, INC.

which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

 Concentrations of credit risk

   Financial instruments which potentially subject the Company to a concentration of credit risk principally consists of cash, cash equivalents, and trade receivables. The Company invests available cash in money market securities of high credit quality financial institutions.

   In addition to Medtronic Physio-Control, the Company has established a network of international distributors. Sales to Medtronic Physio-Control amounted to approximately 48% of total sales for the year 2000 with the balance to international distributors, as compared to 100% of sales for the year 1999 (see Note 14 regarding the status of the MPC distribution agreement). At December 31, 2000, approximately 62% of the trade accounts receivable before allowances were represented by four customers as compared to 100% for one customer for the year ended December 31, 1999. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers, payment history and general economic conditions.

 Segment reporting

   The Company has adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise that engages in business activities from which it may earn revenues and incur expenses whose separate financial information is available and is evaluated regularly by the Company's chief operating decision makers, or decision making group, to perform resource allocations and performance assessments.

   The Company's chief operating decision makers are the Executive Management Team which is comprised of the Chief Executive Officer and senior executive officers of the Company. Based on the evaluation of the Company's financial information, management believes that the Company operates in one reportable segment which designs, develops, manufactures and markets the Company's products. The Company operates entirely in the United States. Revenues are attributed to the country to which product is sold. Revenues for the year ended December 31, 2000 consisted primarily of Powerhearts and accessories. During the year ended December 31, 2000, approximately 50% of total sales were to customers in the United States and there were no revenues in any individual foreign country over 10% of total sales.

 Interim Financial Statements

   The consolidated financial statements at March 31, 2001 and 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2001 and 2000 are not necessarily indicative of results that may be expected for the year ending December 31, 2001 or any other period.

                             CARDIAC SCIENCE, INC.

4. Property and Equipment

   Property and equipment consist of the following:

                                                       December 31, December 31,
                                                           1999         2000
                                                       ------------ ------------
   Equipment and furniture............................  $ 491,818    $1,893,236
   Leasehold improvements.............................     75,608       228,912
                                                        ---------    ----------
                                                          567,426     2,122,148
   Less: accumulated depreciation.....................   (176,341)     (440,046)
                                                        ---------    ----------
                                                        $ 391,085    $1,682,102
                                                        =========    ==========

5. Intangibles

   At December 31, 2000, intangible assets consist of the following:

   Patents......................................................... $ 1,831,360
   Goodwill (Note 8)...............................................   6,917,211
   Assembled workforce (Note 8)....................................     327,380
                                                                    -----------
                                                                      9,075,951
   Less: accumulated amortization..................................  (1,052,880)
                                                                    -----------
                                                                    $ 8,023,071
                                                                    ===========

6. Other Assets

   On December 31, 1998, the Company acquired a 7.7% voting interest in Biotel, Inc. ("Biotel", previously Biosensor Corporation) a Minnesota corporation, as consideration for the sale of substantially all of the assets of DM (see note
7). As a result of recurring losses for the twelve month period ending December 31, 1999, Biotel had a negative net worth and management determined under SFAS No. 121 that this investment of $115,000 had been impaired, accordingly the value of this investment was written down to $0.

   On December 29, 2000, the Company purchased 1,333,333 shares of common stock of Medical Resources Management, Inc., a Nevada corporation, for an aggregate purchase price of $400,000. This purchase represents a 7.8% voting interest. The Company accounts for this investment using the cost method of accounting in accordance with Accounting Principles Board Opinion No. 18.

   On December 18, 2000, the Company entered into a non-binding letter of intent to acquire Inovise Medical, Inc., a privately held Oregon based corporation which potential acquisition was terminated in February 2001. In connection with this proposed transaction, the Company advanced funds for a bridge loan to support working capital requirements. The bridge loan is collateralized by all assets of Inovise, excluding certain receivables from royalty payments, bears interest at 6%, is convertible into equity of Inovise and has a term of six months. The amount advanced as of December 31, 2000 was $778,000 ($260,000 advanced subsequent to December 31, 2000 for a total of $1,038,000). The Company intends to convert this note into equity of Inovise under the same terms as Inovise's next equity financing, and has therefore classified such amount as a non-current asset.

                             CARDIAC SCIENCE, INC.

7. Discontinued Operations

   On December 31, 1998, the Company completed the sale of substantially all of DM's assets to Biotel pursuant to an Agreement for Purchase and Sale of Assets dated December 31, 1998. The Company received, in consideration of the sale, 1,440,000 shares of common stock of Biotel valued at $115,000 (Note 6). In addition, Biotel assumed certain liabilities amounting to approximately $107,000. The Company recognized a loss of $549,618 on the sale of assets, consisting primarily of the unamortized balance of goodwill, as the net book value of the net assets sold exceeded the fair value of the consideration received.

   The Company has presented the operating results of DM as a discontinued operation. Included in the loss from discontinued operations is amortization of goodwill of $65,713 for 1998. Operating results from discontinued operations are as follows:

                                                                Year ended
                                                             December 31, 1998
                                                             -----------------
   Sales....................................................    $1,437,499
   Cost of sales............................................       941,732
                                                                ----------
   Gross profit.............................................       495,767
   Operating expenses:
     Research and development...............................        20,361
     Selling................................................       373,073
     General and administrative.............................       202,145
                                                                ----------
   Loss from discontinued operations........................       (99,812)
   Interest income (expense), net...........................           --
                                                                ----------
   Loss from discontinued operations before provision for
    income taxes............................................       (99,812)
   Provision for income taxes...............................         1,600
                                                                ----------
   Net loss from discontinued operations....................    $ (101,412)
                                                                ==========

8. Acquisition of Cadent Medical Corporation

   On July 1, 2000 the Company acquired Cadent Medical Corporation ("Cadent"), a privately-held company. As consideration, the Cadent shareholders received an aggregate of 4,499,964 shares of restricted common stock of the Company, 420,000 shares of which are being held in escrow pursuant to an escrow agreement, and 300,000 shares of which shall be issued to certain employees and consultants of Cadent on or about January 2, 2001 or shall be added to the shares being held in escrow. These escrow shares are the sole and exclusive remedy for any losses incurred by the Company for any breach of representation or warranty by Cadent. These shares shall be released from escrow on June 30, 2001 providing that all claims, if any, have been resolved.

   The acquisition was accounted for as a purchase under APB No. 16. In accordance with APB No. 16, the Company allocated the purchase price of Cadent based on the fair value of the assets acquired and liabilities assumed. Portions of the purchase price, including intangible assets, were identified by an independent appraiser. These intangible assets include approximately $13.6 million for acquired in-process research and development ("IPR&D") which was expensed in the quarter ending September 30, 2000. Other acquired intangibles include patent applications and the assembled workforce, together valued at approximately $1.3 million. The patent applications are being amortized over an estimated life of 20 years while the assembled workforce is being amortized over six months. Goodwill resulting from the Cadent acquisition of approximately $6.9 million is being amortized over an estimated life of seven years.

                             CARDIAC SCIENCE, INC.

   Significant portions of the Cadent acquisition were identified as intangible assets. Valuation techniques were employed that reflect recent guidance from the Securities and Exchange Commission on approaches and procedures to be followed in developing allocations to IPR&D. At the date of acquisition, technological feasibility of the IPR&D project had not been reached and the technology had no alternative future uses. Accordingly, the Company expensed the portion of the purchase price allocated to IPR&D in accordance with generally accepted accounting principles.

   IPR&D is comprised of technological development efforts aimed at developing a fully automatic external Personal Wearable Defibrillator consisting of a belt-worn monitoring and control device with disposable electrodes. The amount of the acquisition consideration allocated to IPR&D was determined by estimating the stage of completion of the IPR&D project at the date of the acquisition, estimating cash flows resulting from the future research and development and release of products employing this technology and discounting the net cash flows back to their present values.

   The estimated stage of completion for the project was approximately 75.5% as of the acquisition date. As of that date, the estimated remaining costs to bring the project under development to technological feasibility and to regulatory approval was approximately $5 million. The cash flow estimates from sales of products incorporating this technology commence in the year 2002, with revenues increasing for the first seven years, followed by declines in subsequent periods as other new products are expected to be introduced.

   The cash flows from revenues forecasted in each period are reduced by related expenses, capital expenditures, the cost of working capital, and taxes to estimate after-tax earnings from the technology. The discount rate applied to the technology's net cash flows was 27.0%. This discount rate reflects a "risk premium" of 7% over the estimated weighted average cost of capital of 20% computed for the Company. Through December 31, 2000, actual results do not materially differ from the estimates and assumptions used in the valuation.

   As discussed above, a portion of the Cadent acquisition consideration was allocated to identifiable intangibles. The identifiable intangibles consist primarily of patent applications and the assembled workforce. As with the IPR&D, the fair value for these identifiable intangibles was valued using the future income approach.

   The components of the purchase price and allocation are as follows:

                                                                       Value
                                                                    -----------
   Purchase price:
     Stock consideration........................................... $21,714,000
     Plus: Assumed liabilities.....................................     427,104
        Acquisition costs..........................................     197,206
                                                                    -----------
   Total consideration............................................. $22,338,310
                                                                    ===========

   Allocation of purchase price:
     Current assets................................................ $   242,140
     Property & equipment, net.....................................     225,521
     Other assets..................................................      32,672
     In process research & development.............................  13,587,026
     Goodwill......................................................   6,917,211
     Other intangibles.............................................   1,333,740
                                                                    -----------
   Total purchase price............................................ $22,338,310
                                                                    ===========

                             CARDIAC SCIENCE, INC.

   The remaining 300,000 shares to be distributed to employees and consultants of Cadent on or about January 2, 2001, were valued at $1,551,000 or $5.17 per share and were recorded as common stock subscribed on the accompanying consolidated balance sheet with the offsetting debit recorded as restricted stock which is being amortized over six months beginning July 1, 2000. Accordingly, $1,551,000 was expensed for the year ended December 31, 2000.

   The following unaudited pro forma data summarizes the results of operations for the periods indicated as if the Cadent acquisition had been completed as of the beginning of the periods presented. The pro forma data gives effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of amortization of intangibles and in process research and development.

                                                                    Three
                                      Year ended    Year ended   Months Ended
                                     December 31,  December 31,   March 31,
                                         1999          2000          2000
                                     ------------  ------------  ------------
   Revenues......................... $    102,900  $  4,242,311  $    624,642
   Net loss......................... $(32,624,131) $(36,802,534) $(19,220,540)
   Net loss per share (basic and
    diluted)........................ $      (2.40) $      (1.81) $      (1.15)

9. Notes Payable

   In July 1998, Cadent entered into an equipment loan agreement under which Cadent borrowed $300,199 to finance previously purchased property and equipment. The Company assumed the outstanding loan balance as part of the acquisition of Cadent. Borrowings under the loan are collateralized by the financed property and equipment with a net book value of $267,340. The loan is to be repaid over a 48-month period commencing on July 10, 1998 and bears interest at a rate of 9.8%. The balance of the loan was $127,986 at December 31, 2000.

10. Commitments and Contingencies

 Capital Leases

   The Company leases office equipment under capital lease agreements which expire during fiscal 2005. Future minimum lease payments under this capital lease obligation for the years ending December 31 are as follows:

       2001........................................................... $ 71,726
       2002...........................................................   71,726
       2003...........................................................   66,189
       2004...........................................................   33,471
       2005...........................................................    3,271
                                                                       --------
                                                                        246,383
       Less: interest.................................................  (50,961)
                                                                       --------
                                                                       $195,422
                                                                       ========

 Operating Leases

   The Company leases office space and equipment under the terms of operating lease agreements.

                             CARDIAC SCIENCE, INC.

   Total rent expense for the years ended December 31, 1998, 1999 and 2000 was $65,082, $91,676 and $302,814, respectively. The minimum lease payments under the terms of these lease agreements for the years ending December 31 are as follows:

       2001............................................................ $191,017
       2002............................................................  198,658
       2003............................................................  206,607
       2004............................................................  196,341
                                                                        --------
                                                                        $792,623
                                                                        ========

   In connection with the Company's facility lease, the Company issued a letter of credit in the amount of $80,000 as collateral for tenant improvements provided by the lessor. The letter of credit is secured by a certificate of deposit in the amount of $80,000 that matures in December 2001. The letter of credit reduces to $40,000 at December 31, 2000 and expires on December 31, 2001.

11. Income Taxes

   The Company's provision for income tax represents the current state minimum taxes. There is no deferred income tax provision due to the valuation allowance.

   The temporary differences which give rise to the deferred tax provision (benefit) consist of the following for the years ended December 31:

                                           1998         1999          2000
                                        -----------  -----------  ------------
   Property and equipment.............. $    (3,273) $     6,301  $     33,124
   Capitalized costs...................    (124,181)    (227,375)     (962,370)
   Accrued liabilities.................     (10,429)     (24,979)      (33,868)
   Allowance for doubtful accounts.....       6,866          --        (85,680)
   Inventory reserve...................       4,284          --            --
   State income taxes..................        (272)         272          (544)
   Tax credit carryforwards............       1,247     (125,861)     (753,312)
   Stock options.......................         --       (79,010)     (308,312)
   Restricted stock....................         --           --       (664,448)
   Other...............................         --           --        (53,342)
   Net operating loss carryforwards....  (1,330,753)  (2,740,387)  (13,386,320)
                                        -----------  -----------  ------------
                                         (1,456,511)  (3,191,039)  (16,215,072)
   Valuation allowance.................   1,456,511    3,191,039    16,215,072
                                        -----------  -----------  ------------
                                        $         0  $         0  $          0
                                        ===========  ===========  ============

                             CARDIAC SCIENCE, INC.

   The temporary differences which give rise to deferred income tax assets and liabilities at December 31 are as follows:

                                                        1999          2000
                                                     -----------  ------------
   Property and equipment........................... $    (1,322) $    (34,446)
   Allowance for doubtful accounts..................         --         85,680
   Capitalized costs................................     449,958     1,412,328
   Accrued liabilities..............................      36,426        70,294
   State income taxes...............................         544         1,088
   Tax credit carryforwards.........................     323,228     1,076,540
   Stock options....................................      79,010       387,322
   Restricted stock.................................         --        664,448
   Other............................................         --         53,342
   Net operating loss carryforwards.................   6,484,528    19,870,848
                                                     -----------  ------------
                                                       7,372,372    23,587,444
   Valuation allowance..............................  (7,372,372)  (23,587,444)
                                                     -----------  ------------
                                                     $         0  $          0
                                                     ===========  ============

   The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31 as follows:

                                                                  1998    1999    2000
                                                                  -----   -----   -----
   Statutory regular federal income tax rate..................... (34.0%) (34.0%) (34.0%)
   Nondeductible expenses........................................   5.0     0.1    15.0
   State income taxes............................................   0.1     0.1     --
   Tax credits...................................................  (0.3)   (1.3)    --
   Change in valuation allowance.................................  29.3    35.1    19.0
                                                                  -----   -----   -----
                                                                    0.1%    0.0%    0.0%
                                                                  =====   =====   =====

   As of December 31, 2000, the Company has research and experimentation credit carryforwards for federal and state purposes of approximately $512,000 and $243,000, respectively. These credits begin to expire in 2010 for federal and state purposes. The Company also has approximately $51,797,000 and $25,565,000 of federal and state net operating loss carryforwards which will begin to expire in 2006 and 2001, respectively.

   The utilization of net operating loss and tax credit carryforwards may be limited under the provisions of Internal Revenue Code Sections 382 and 1503 and similar state provisions.

12. Stock Options

 1997 Stock Option/Stock Issuance Plan

   In May 1998, the Company's 1997 Stock Option/Stock Issuance Plan (the "1997 Plan") was approved by stockholders at the Annual Meeting of Stockholders. All outstanding stock options under the Company's 1991 Stock Option Plan and 1993 Stock Option Plan were exchanged for stock options in the 1997 Plan. The 1997 Plan provides for the granting of stock options intended to qualify as incentive stock options and stock options not intended to qualify as incentive stock options ("non-statutory options") to employees of the Company, including officers, and non-statutory stock options to employees, including officers and directors of the Company, as well as to certain consultants and advisors.

                             CARDIAC SCIENCE, INC.

   The 1997 Plan is administered by a Compensation Committee (the "Committee") which is comprised of three members appointed by the Company's Board of Directors. The Committee may grant options to any officers, directors or key employees of the Company or its subsidiaries and to any other individuals whose participation in the 1997 Plan the Committee determines is in the Company's best interest. Up to 2,805,000 shares of common stock may be issued under the 1997 Plan, subject to adjustment upon the occurrence of certain events, including, but not limited to, stock dividends, stock splits, combinations, mergers, consolidations, reorganizations, reclassifications, exchanges, or other capital adjustments. The 1997 Plan limits to $100,000 the fair market value (determined at the time the option is granted) of the common stock with respect to which incentive stock options are first exercisable by any individual employee during any calendar year.

   The 1997 Plan incorporates the federal tax law requirements for incentive stock options. Among other such requirements, the per share exercise price of an incentive stock option granted under the 1997 Plan must not be less than 100% of the fair market value of a share of the common stock on the date of grant and the option may not be exercised more than 10 years after its grant date. If an incentive stock option is granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of such fair market value and the option may not be exercised more than five years after its grant date. Option grants under the 1997 Plan generally vest over a period of four years.

   Outstanding options may be terminated or accelerated in the event of certain corporate acquisitions or other change of control events. An option granted under the 1997 Plan will not be assignable or transferable by the grantee other than by will or the laws of inheritance, except that a non-statutory option will be transferable by the grantee pursuant to a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. Other vesting, termination and payment provisions for incentive and non-statutory options may be determined by the Committee.

   Stock option activity under the Plan is summarized as follows:


                                                         Option Price Number of
                                                          Per Share    Shares
                                                         ------------ ---------
Outstanding, December 31, 1997.......................... $2.97-$21.43    33,688
  Granted............................................... $1.88-$ 2.00   739,892
  Exercised.............................................          --        --
  Canceled.............................................. $1.88-$21.43   (68,688)
                                                         ------------ ---------
Outstanding, December 31, 1998.......................... $1.88-$ 2.00   704,892
  Granted............................................... $2.00-$ 3.88   632,308
  Exercised.............................................          --        --
  Canceled.............................................. $1.88-$ 2.00   (32,200)
                                                         ------------ ---------
Outstanding, December 31, 1999.......................... $1.88-$ 3.88 1,305,000
  Granted............................................... $3.88-$ 6.00 1,884,033
  Exercised............................................. $1.88-$ 3.88  (118,955)
  Canceled.............................................. $1.88-$ 5.75  (384,033)
                                                         ------------ ---------
Outstanding, December 31, 2000.......................... $1.88-$ 6.00 2,686,045
                                                         ============ =========

                             CARDIAC SCIENCE, INC.

   The following table summarizes information about stock options outstanding at December 31, 2000:

                                           Weighted
                                            Average   Weighted             Weighted
                                           Remaining  Average              Average
                                Options   Contractual Exercise   Options   Exercise
   Range of Exercise Prices   Outstanding    Life      Price   Exercisable  Price
   ------------------------   ----------- ----------- -------- ----------- --------
    $1.88-$2.00............      958,950   92 months   $2.00     609,492    $2.00
    $3.38-$4.63............      893,174  110 months   $4.05     155,629    $3.95
    $5.00-$6.00............      833,921  114 months   $5.49      74,416    $6.00
                               ---------                         -------
    $1.88-$6.00............    2,686,045  105 months   $3.77     839,537    $2.72
                               =========                         =======

   At December 31, 2000, there were no shares reserved or available for issuance under the 1997 Plan. The weighted-average grant date fair value per share of options granted during 2000, 1999 and 1998 was $2.77, $1.26, and $1.03, respectively.

   For stock options granted in 2000, 1999 and 1998 to non-employees (consultants), the Company has recognized compensation cost of $886,252, $166,568 and $17,862, respectively, using a Black-Scholes option pricing model.

 Pro Forma Effect of Stock-Based Compensation

   In calculating pro forma information as required by SFAS No. 123, the fair value was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for the options on the Company's common stock for the years ended December 31, 2000, 1999 and 1998: risk free interest rate with a range of 4.1% to 6.85%; dividend yield of 0%; volatility of the expected market prices of the Company's common stock of 65.0%, 67.0% and 61.4%; respectively, and expected life of the options of 4 years.

   For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share information):

                                                    Year Ended December 31,
                                                    --------------------------
                                                     1998     1999      2000
                                                    -------  -------  --------
   Pro forma net loss.............................. $(4,573) $(8,000) $(33,936)
   Pro forma net loss per share.................... $ (0.84) $ (0.88) $  (1.88)

13. Warrants

   Historically the Company has granted warrants in connection with fund raising activities and as consideration for certain services. Warrants to purchase 1,203,601 shares of common stock were outstanding and exercisable at December 31, 2000. A summary follows:

                                                            Per Share
                                                  Number of Exercise  Expiration
   Grant Date                                     Warrants    Price      Date
   ----------                                     --------- --------- ----------
   1992..........................................   156,101   $4.57      2002
   1994..........................................   500,000   $0.01      2004
   1996..........................................    17,500   $2.00      2001
   1997..........................................    80,000   $2.25      2007
   1998..........................................    50,000   $2.00      2001
   1999..........................................   400,000   $5.00      2002
                                                  ---------
     Total....................................... 1,203,601
                                                  =========

                             CARDIAC SCIENCE, INC.

   In 1999, the Company granted 939,375 warrants in connection with private placement fundraising. These warrants were assigned a fair value of $662,130 determined using a Black-Scholes model and were charged to equity as a cost of raising capital. There were no grants of warrants in 2000.

14. Distribution and License Agreement

   In December 1998, the Company entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control ("MPC"), a subsidiary of Medtronic, Inc. ("Medtronic"). Under the original agreement, MPC had the exclusive right to market the Powerheart in the United States and Canada. In May 1999, the agreement was expanded to include the United Kingdom, Germany, France, and certain Scandinavian countries. Subsequent to December 31, 2000, MPC provided the Company with notice that, among other things, that the planned acquisition of Survivalink (see Note 16), a significant competitor of MPC, places MPC at substantial risk of violating restrictions placed on Medtronic by the Federal Trade Commission in connection with Medtronic's acquisition of Physio-Control. MPC believes these restrictions, among other things, directly impact MPC's ability to continue its relationship with Cardiac Science. MPC has stated that in light of such fact, it believes it to be in the best interests of the parties to terminate the agreement. The Company is currently in discussions with MPC regarding the nature and extent, if any, of a commercial relationship going forward, and expects to reach a definitive conclusion within the next several months. In the meantime, the Company is expanding its sales force to 15 sales representatives and seven clinical support people in order to market the Powerheart directly to hospitals.

   Pursuant to the agreement, MPC was granted warrants to purchase 200,000 shares of common stock at $3.00 per share. These warrants were assigned a fair value of $49,380 determined using a Black-Scholes model, and recorded as an other asset to be amortized over the five-year life of the Distribution and License Agreement. All 200,000 warrants were exercised in November 2000. MPC will also receive warrants to purchase an additional 200,000 shares of common stock at $3.00 per share upon the sale of the 1,000th unit by MPC. Through December 31, 2000 these additional warrants were not earned or issued.

15. Development and License Agreement

   In December 1999, the Company entered into an exclusive license and development agreement with HeartSine Technologies, Inc. to utilize HeartSine's biphasic defibrillation waveform technology in the Company's in-hospital defibrillation products. HeartSine Technologies is a privately held research and development firm with its primary operations in Northern Ireland. Pursuant to the agreement, the Company could have paid to HeartSine a total of $650,000 upon the attainment of agreed upon milestones. During 2000 the Company terminated the development portion of the agreement and therefore there are no additional development fees to be earned by Heartsine. Included in the amount of $650,000 was a one time license fee of $250,000 which was paid in December 1999 and included in research and development expense for the year ended December 31, 1999.

16. Subsequent Events

   In January 2001, the Company tendered an offer to acquire all of the outstanding shares of Artema Medical AB of Stockholm, Sweden, a manufacturer of patient monitors and external cardiac defibrillator devices. Artema's stock is publicly traded on the OM Stockholm Exchange O-List (Symbol: ARTM). As consideration, the Company will issue shares of its common stock valued at approximately $16 million for all of the issued and outstanding shares of Artema. Although the final exchange ratio of Cardiac shares issued in the transaction will be based on a trailing 10-day average price of Cardiac stock, the transaction is subject to a "collar", pursuant to which the number of Cardiac shares issued as consideration in the transaction may not be

                             CARDIAC SCIENCE, INC.

less than 3,333,333 nor more than 4,444,444. The Company's offer is conditional upon the tender of more than 90% of the issued and outstanding shares of Artema and receiving all required Swedish and U.S. regulatory approvals. The transaction is anticipated to close in July 2001.

   In February 2001, and amended on June 5, 2001, the Company agreed to acquire Survivalink Corporation, a privately held Minneapolis-based company that is a provider of Automated External Defibrillators. As consideration for the transaction, the Company will pay $10.0 million in cash, $26.05 million in senior secured promissory notes, and $36.05 million in shares of its common stock to Survivalink shareholders for a total purchase price of $72.1 million. The acquisition is anticipated to close in July 2001.

   Both of these acquisitions, if consummated, will be accounted for under the purchase method of accounting and no adjustments have been made in the December 31, 2000 consolidated financial statements for these transactions.

17. Supplemental Cash Flow Disclosures:

                                                1998       1999       2000
                                              ---------  -------- ------------
Cash paid during the year for:
  Income taxes............................... $   1,600  $  1,600 $      1,600
  Interest................................... $  27,038  $ 20,903 $     39,159
Supplemental schedule of noncash investing
 and financing activities:
  Costs of equity issuances paid with common
   stock.....................................            $679,680 $  1,529,077
  Exchange of common stock subscribed for
   common stock..............................            $100,000
  Purchase of equipment with a capital
   lease..................................... $  19,414  $109,820 $     84,016
  Costs of equity issuances not yet paid..... $ 261,335  $290,395 $    139,518
  Costs of equity issuances associated with
   fair value of warrants issued ............ $ 339,251  $662,130
Acquisition of Cadent Medical Corporation:
  Fair value of noncash tangible assets
   acquired..................................                     $    290,659
  Liabilities assumed and incurred...........                         (624,310)
  Intangible assets..........................                        8,250,951
  Acquired in process research and
   development...............................                       13,587,026
  Fair value of stock consideration..........                      (21,714,000)
                                                                  ------------
  Cash acquired..............................                     $   (209,674)
                                                                  ============
Sale of net assets of Diagnostic Monitoring:
  Fair value of assets sold.................. $(222,172)
  Liabilities assumed by purchaser...........   107,172
  Fair value of stock received...............   115,000
                                              ---------
  Cash received.............................. $     --
                                              =========

                  SURVIVALINK CORPORATION FINANCIAL STATEMENTS

                         Report of Independent Auditors

Board of Directors
Survivalink Corporation

   We have audited the accompanying balance sheets of Survivalink Corporation as of December 31, 1999 and 2000, and the related statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Survivalink Corporation as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 1, 2001

                            SURVIVALINK CORPORATION

                                 BALANCE SHEETS

                                               December 31
                                        --------------------------   March 31,
                                            1999          2000         2001
                                        ------------  ------------  -----------
                ASSETS                                              (unaudited)
                ------
Current assets:
  Cash and cash equivalents...........  $  3,421,078  $  1,529,593  $ 1,761,373
  Accounts receivable, net of
   allowance for doubtful accounts of
   $377,000, $456,000 and $501,000 at
   December 31, 1999, 2000 and March
   31, 2001, respectively.............     2,499,574     3,906,139    3,154,750
  Inventories.........................     1,059,770       670,414      707,612
  Prepaid expenses and other current
   assets.............................        10,870        10,621       46,059
                                        ------------  ------------  -----------
Total current assets..................     6,991,292     6,116,767    5,669,794
Property and equipment, net...........       639,342       498,328      470,478
Deposits and other assets.............        19,900        20,821       20,821
                                        ------------  ------------  -----------
Total assets..........................  $  7,650,534  $  6,635,916  $ 6,161,093
                                        ============  ============  ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
-------------------------------------
Current liabilities:
  Accounts payable....................  $  1,128,772  $  1,020,556   $1,731,341
  Accrued compensation and benefits...       795,224       985,749      837,235
  Accrued interest....................       406,170       182,000      227,000
  Accrued warranty....................       310,000       324,645      307,137
  Accrued liabilities.................        87,040       204,305      131,438
  Current portion of long-term debt
   and capital lease obligations......       591,705       633,883      478,655
  Notes payable to shareholders, net
   of discount of $20,833 at December
   31, 1999...........................     2,479,167     1,761,616    1,500,000
                                        ------------  ------------  -----------
Total current liabilities.............     5,798,078     5,112,754    5,212,806
                                        ------------  ------------  -----------
Long-term debt and capital lease
 obligations..........................       662,747        28,864       23,075

Redeemable preferred stock:
  Series A Convertible Preferred
   Stock, $13,893,641, $15,637,284 and
   $16,106,364 redemption and
   liquidation value, including
   cumulative dividends at
   December 31, 1999, 2000 and March
   31, 2001, respectively
   Authorized shares--4,188,094
   Issued and outstanding shares:
    December 31, 1999--3,612,673 and
    December 31, 2000 and March 31,
    2001--3,717,037...................    14,328,347    15,903,690   16,330,695
  Series B Convertible Preferred
   Stock, $11,375,224, $12,802,648 and
   $13,186,674 redemption and
   liquidation value, including
   cumulative dividends at
   December 31, 1999, 2000 and March
   31, 2001, respectively
   Authorized shares--891,085
   Issued and outstanding shares:
    December 31, 1999--739,464 and
    December 31, 2000 and March 31,
    2001--760,824.....................    10,942,756    12,537,413   12,963,247
Shareholders' deficit:
  Authorized shares--50,000,000
  Undesignated shares--24,920,821
  Common Stock, $.01 par value:
   Authorized shares--20,000,000
   Issued and outstanding shares:
    December 31, 1999--5,875,314 and
    December 31, 2000 and March 31,
    2001--5,930,391...................        58,753        59,304       59,304
  Additional paid-in capital..........    12,773,212    12,778,660   12,778,660
  Accumulated deficit.................   (36,913,359)  (39,784,769) (41,206,694)
                                        ------------  ------------  -----------
Total shareholders' deficit...........   (24,081,394)  (26,946,805) (28,368,730)
                                        ------------  ------------  -----------
Total liabilities and shareholders'
 deficit..............................  $  7,650,534  $  6,635,916  $ 6,161,093
                                        ============  ============  ===========

                            See accompanying notes.

                            SURVIVALINK CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                       Three Months
                                Year ended December 31,               Ended March 31,
                          --------------------------------------  ------------------------
                              1998         1999         2000         2000         2001
                          ------------  -----------  -----------  -----------  -----------
                                                                        (unaudited)
Net sales...............  $  9,021,648  $12,204,431  $17,139,526  $ 3,487,530  $ 4,137,370
Cost of goods sold......     4,770,809    5,478,831    7,095,744    1,571,816    1,702,372
                          ------------  -----------  -----------  -----------  -----------
Gross profit............     4,250,839    6,725,600   10,043,782    1,915,714    2,434,998

Operating expenses:
  Sales and marketing...     7,482,262    6,132,985    5,987,570    1,332,668    1,744,424
  Research and
   development..........     3,197,100    2,369,147    1,752,927      454,636      492,046
  General and
   administrative.......     2,059,870    1,594,917    1,709,970      368,487      720,421
                          ------------  -----------  -----------  -----------  -----------
Operating expenses......    12,739,232   10,097,049    9,450,467    2,155,791    2,956,891
                          ------------  -----------  -----------  -----------  -----------
Operating income
 (loss).................    (8,488,393)  (3,371,449)     593,315     (240,077)    (521,893)

Other income (expense):
  Interest income.......       240,327      186,250      150,390       41,546       23,966
  Interest expense......      (330,903)    (328,820)    (427,115)    (121,263)     (71,159)
                          ------------  -----------  -----------  -----------  -----------
                               (90,576)    (142,570)    (276,725)     (79,717)     (47,193)
                          ------------  -----------  -----------  -----------  -----------
Income (loss) before
 income taxes...........    (8,578,969)  (3,514,019)     316,590     (319,794)    (569,086)
Income tax expense......        (3,000)      (5,000)     (18,000)         --           --
                          ------------  -----------  -----------  -----------  -----------
Net income (loss).......    (8,581,969)  (3,519,019)     298,590     (319,794)    (569,086)

Less preferred stock
 accretion..............      (273,743)    (332,112)    (332,112)     (83,028)     (83,028)
Less preferred stock
 dividends..............    (1,623,445)  (2,484,235)  (2,837,888)    (674,661)    (769,811)
                          ------------  -----------  -----------  -----------  -----------
Loss applicable to
 common shareholders....  $(10,479,157) $(6,335,366) $(2,871,410) $(1,077,483) $(1,421,925)
                          ============  ===========  ===========  ===========  ===========
Net loss per share--
 basic and diluted......  $      (1.82) $     (1.09) $     (0.49) $     (0.18) $     (0.24)
                          ============  ===========  ===========  ===========  ===========
Weighted average number
 of shares outstanding..     5,746,066    5,825,288    5,907,539    5,879,155    5,930,391
                          ============  ===========  ===========  ===========  ===========


                            See accompanying notes.

                            SURVIVALINK CORPORATION

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                           Common Stock    Additional
                         -----------------   Paid-in   Accumulated
                          Shares   Amount    Capital     Deficit        Total
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 1997................... 5,738,120 $57,380 $12,718,071 $(20,098,836) $ (7,323,385)
  Exercise of stock
   options..............    17,244     173       8,800          --          8,973
  Value of warrants
   granted in connection
   with debt financing..       --      --       11,701          --         11,701
  Value of options
   granted for
   services.............       --      --        2,240          --          2,240
  Dividends on
   redeemable preferred
   stock................                                 (1,623,445)   (1,623,445)
  Preferred stock
   accretion............       --      --          --      (273,743)     (273,743)
  Net loss..............       --      --          --    (8,581,969)   (8,581,969)
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 1998................... 5,755,364  57,553  12,740,812  (30,577,993)  (17,779,628)
  Exercise of stock
   options and
   warrants.............   119,950   1,200      11,567          --         12,767
  Value of warrants
   granted in connection
   with debt financing..       --      --       20,833          --         20,833
  Dividends on
   redeemable preferred
   stock................       --      --          --    (2,484,235)   (2,484,235)
  Preferred stock
   accretion............       --      --          --      (332,112)     (332,112)
  Net loss..............       --      --          --    (3,519,019)   (3,519,019)
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 1999................... 5,875,314  58,753  12,773,212  (36,913,359)  (24,081,394)
  Exercise of stock
   options..............    55,077     551       5,448          --          5,999
  Dividends on
   redeemable preferred
   stock................       --      --          --    (2,837,888)   (2,837,888)
  Preferred stock
   accretion............       --      --          --      (332,112)     (332,112)
  Net income............       --      --          --       298,590       298,590
                         --------- ------- ----------- ------------  ------------
Balance at December 31,
 2000................... 5,930,391 $59,304 $12,778,660 $(39,784,769) $(26,946,805)
  Dividends on
   redeemable preferred
   stock (unaudited) ...       --      --          --      (769,811)     (769,811)
  Preferred stock
   accretion
   (unaudited)..........       --      --          --       (83,028)      (83,028)
  Net loss (unaudited)
   .....................       --      --          --      (569,086)     (569,086)
                         --------- ------- ----------- ------------  ------------
Balance at March 31,
 2001 (unaudited)....... 5,930,391 $59,304 $12,778,660 $(41,206,694) $(28,368,730)
                         ========= ======= =========== ============  ============

                            See accompanying notes.

                            SURVIVALINK CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                   Three Months Ended
                                Year ended December 31                 March 31,
                          -------------------------------------  -----------------------
                             1998         1999         2000         2000         2001
                          -----------  -----------  -----------  -----------  ----------
                                                                      (unaudited)
Operating activities
Net income (loss).......  $(8,581,969) $(3,519,019) $   298,590  $  (319,794) $ (569,086)
Adjustments to reconcile
 net income (loss) to
 net cash used in
 operating activities:
  Depreciation..........      363,904      299,862      299,630       73,821      72,420
  Value of options
   granted for
   services.............        2,240          --           --           --          --
  Non-cash interest
   expense..............        5,493          --        23,491       11,745         --
  Loss on disposal of
   property and
   equipment............        7,704        3,903          460          --          --
  Changes in operating
   assets and
   liabilities:
    Accounts
     receivable.........     (655,365)    (481,790)  (1,406,565)     101,647     751,389
    Inventories.........      639,757     (169,587)     389,356      (85,392)    (37,198)
    Prepaid expenses and
     other assets.......       15,682       13,325         (672)     (9,150)     (35,438)
    Accounts payable....     (540,696)     555,067     (108,216)    (256,183)    710,185
    Accrued
     liabilities........      270,456      125,472       98,265     (833,387)   (193,889)
                          -----------  -----------  -----------  -----------  ----------
Net cash provided by
 (used in) operating
 activities.............   (8,472,794)  (3,172,767)    (405,661)  (1,317,323)    698,833
                          -----------  -----------  -----------  -----------  ----------
Investing activities
Purchase of property and
 equipment..............      (83,792)    (137,632)    (159,076)     (95,047)    (44,570)
Proceeds from sale of
 property and
 equipment..............          --         1,670          --           --          --
                          -----------  -----------  -----------  -----------  ----------
Net cash used in
 investing activities...      (83,792)    (135,962)    (159,076)     (95,047)    (44,570)
                          -----------  -----------  -----------  -----------  ----------

Financing activities
Net proceeds from
 issuance of Common
 Stock..................        8,973       12,767        5,999        1,153         --
Proceeds from notes
 payable................    1,866,624    1,500,000          --           --          --
Payments on notes
 payable and capital
 leases.................     (188,982)    (516,031)  (1,332,747)    (135,213)   (422,633)
Net proceeds from
 issuance of Preferred
 Stock..................    8,952,236          --           --           --          --
                          -----------  -----------  -----------  -----------  ----------
Net cash provided by
 (used in) financing
 activities.............   10,638,851      996,736   (1,326,748)    (134,060)   (422,633)
                          -----------  -----------  -----------  -----------  ----------

Increase (decrease) in
 cash and cash
 equivalents............    2,082,265   (2,311,993)  (1,891,485)  (1,546,430)    231,780
Cash and cash
 equivalents at
 beginning of year......    3,650,806    5,733,071    3,421,078    3,421,078   1,529,593
                          -----------  -----------  -----------  -----------  ----------
Cash and cash
 equivalents at end of
 year...................  $ 5,733,071  $ 3,421,078  $ 1,529,593  $ 1,874,648  $1,761,373
                          ===========  ===========  ===========  ===========  ==========


Supplemental schedule of
 non-cash financing
 activities
Value of warrants issued
 with debt financing....  $    11,701  $    20,833  $       --   $       --   $      --
Purchase of equipment
 through capital lease
 obligation.............  $   102,571  $       --   $       --   $       --   $      --

Supplemental cash flow
 information
Cash paid for interest..  $   212,320  $   216,725  $   623,808  $   480,433  $   26,158
Cash paid for income
 taxes..................  $     3,045  $     5,150  $     5,291  $     4,091  $   12,640

                            See accompanying notes.

                            SURVIVALINK CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies

Nature of Operations

   Survivalink Corporation ("Company") develops, manufactures, markets and supports automated external defibrillator ("AED") products and related accessories. The Company's AEDs are intended for use by minimally trained rescuers in the treatment of sudden cardiac arrest. The Company sells its products through a direct sales force and a network of manufacturer representatives and distributors in the United States and internationally.

Unaudited Interim Financial Statements

   The accompanying unaudited financial statements as of March 31, 2001 and for the three-month periods ended March 31, 2000 and 2001 are unaudited. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of highly liquid debt instruments with seven-day put features and are carried at cost, which approximates market.

Inventories

   Inventories are stated at the lower of cost (first-in, first-out) or market. The majority of inventory consists of purchased components.

Property and Equipment

   Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the related lease term or estimated useful lives on a straight-line basis.

Impairment of Long-Lived Assets

   The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Warranty

   The Company's warranty policy generally provides for five-year coverage on materials and labor for each unit sold. Estimated warranty costs are accrued at the date of sale.

Revenue Recognition

   The Company recognizes revenue at the time of product shipment.

                            SURVIVALINK CORPORATION

Advertising Costs

   The Company expenses advertising costs as incurred. Advertising expense was $810,430, $821,771 and $518,828 for the years ended December 31, 1998, 1999 and
2000, respectively.

Research and Development

   Research and development expenditures are charged to operations as incurred.

Income Taxes

   Income taxes are accounted for under the liability method. Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Stock-Based Compensation

   The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("FASB 123"), but applies Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Net Loss Per Share

   Net loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("Statement 128"). Under Statement 128, basic earnings per share is computed by dividing the loss applicable to common shareholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted earnings per share is the same in all years presented, as all potential common shares were antidilutive.

2. Property and Equipment

   Property and equipment consists of the following:

                                                               December 31
                                                          ---------------------
                                                             1999       2000
                                                          ---------- ----------
Computers and equipment.................................. $1,498,191 $1,644,674
Furniture and fixtures...................................    191,648    196,024
Leasehold improvements...................................    160,077    160,077
                                                          ---------- ----------
                                                           1,849,916  2,000,775
Less accumulated depreciation............................  1,210,574  1,502,447
                                                          ---------- ----------
                                                          $  639,342 $  498,328
                                                          ========== ==========

                            SURVIVALINK CORPORATION

3. Inventories

   Inventories consist of the following:

                                                     December 31      March 31,
                                                 -------------------    2000
                                                    1999      2000   (unaudited)
                                                 ---------- -------- -----------
   Raw materials................................ $  533,966 $437,022  $404,779
   Work in process..............................    270,605   91,098   123,275
   Finished goods...............................    255,199  142,294   179,558
                                                 ---------- --------  --------
                                                 $1,059,770 $670,414  $707,612
                                                 ========== ========  ========

4. Leases

   The Company occupies office space under an operating lease agreement which expires in 2002. Under the agreement, the Company is required to pay a base rent plus certain operating expenses.

   The Company leases various equipment under operating lease agreements which expire at various dates through 2003.

   The Company leases certain equipment under a lease agreement classified as a capital lease. The lease is payable in monthly installments through February 2003.

   Future minimum payments under capital leases and non-cancelable operating leases consisted of the following at December 31, 2000:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   2001....................................................... $27,007 $171,771
   2002.......................................................  27,007  119,127
   2003.......................................................   4,502   10,188
                                                               ------- --------
   Total minimum lease payments...............................  58,516 $301,086
                                                                       ========
   Amount representing interest...............................   8,447
                                                               -------
   Present value of net minimum lease payments................  50,069
   Current portion............................................  21,205
                                                               -------
   Long-term capital lease obligation......................... $28,864
                                                               =======

   Rent expense for the years ended December 31, 1998, 1999 and 2000 was $180,653, $209,861 and $257,945, respectively.

                            SURVIVALINK CORPORATION

5. Income Taxes

   At December 31, 2000, the Company had net operating loss carryforwards of approximately $29,000,000 plus research and development tax credit carryforwards of approximately $403,000. The carryforwards expire beginning in 2007 and may be subject to the limitations under Section 382 of the Internal Revenue Code if significant changes in the equity ownership of the Company have occurred.

   Components of deferred tax assets and liabilities are as follows:

                                                          December 31
                                                   --------------------------
                                                       1999          2000
                                                   ------------  ------------
Deferred tax assets:
  Net operating loss carryforwards................ $ 11,957,000  $ 11,599,000
  Research and development credits................      524,000       403,000
  Inventory reserve...............................      221,000       183,000
  Accounts receivable allowance...................      151,000       183,000
  Warranty reserve................................      124,000       130,000
  Bonus...........................................          --        125,000
  Other...........................................          --         52,000
                                                     12,977,000    12,675,000
                                                   ------------  ------------
Deferred tax liabilities:
  Depreciation....................................      (24,000)       (1,000)
                                                   ------------  ------------
Net deferred tax assets before valuation
 allowance........................................   12,953,000    12,674,000
Less valuation allowance..........................  (12,953,000)  (12,674,000)
                                                   ------------  ------------
Net deferred tax assets........................... $        --   $        --
                                                   ============  ============

   The components of income tax expense as recorded by the Company are as follows:

                                                          Year ended December 31
                                                          ----------------------
                                                           1998    1999   2000
                                                          ------- ------ -------
   Current:
     Federal............................................. $   --  $  --  $ 8,000
     State...............................................   3,000  5,000  10,000
                                                          ------- ------ -------
                                                          $ 3,000 $5,000 $18,000
                                                          ======= ====== =======

   Total tax expense differs from taxes computed by applying the United States statutory federal income tax rate as follows:

                                                Year ended December 31
                                           ----------------------------------
                                              1998         1999        2000
                                           -----------  -----------  --------
Income taxes at 34%....................... $(2,918,000) $(1,196,000) $108,000
State taxes, net of federal benefit.......       2,000        3,000     7,000
Effect of net operating loss carryforward
 and valuation allowance..................   2,903,000    1,181,000  (114,000)
Meals and entertainment...................      16,000       17,000    17,000
                                           -----------  -----------  --------
                                           $     3,000  $     5,000  $ 18,000
                                           ===========  ===========  ========

                            SURVIVALINK CORPORATION

6. Employee Benefit Plan

   In January 1996, the Company adopted a tax-qualified employee savings and retirement plan ("401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to contribute up to 20% of eligible compensation. The 401(k) Plan permits, but does not require, additional matching contributions by the Company on behalf of all participants. The Company has not made any such contributions to date.

7. Shareholders' Equity

Series A Convertible Preferred Stock

   In June 1997, the Company issued 3,507,463 shares of Series A Convertible Preferred Stock ("Series A") at $3.35 per share, from which the Company received net proceeds of $10,826,079. The shares are redeemable at the option of the holder on a pro rata basis after August 3, 2001 with one-third to be redeemed 60 days after notice is given by the holder and one-third to be redeemed on the first and second anniversaries of such redemption. A majority of the holders have agreed not to exercise this right through December 31, 2001. The redemption price and the liquidation price is $3.35 plus all accumulated but unpaid dividends at the redemption date. From the issue date through August 2, 1998, dividends accrued at the rate of $.335 per share annually. In connection with the sale of Series B Convertible Preferred Stock, all accrued but unpaid dividends of $1,332,710 were canceled and are being reversed, by periodic charge to accumulated deficit over the revised redemption life. Since August 1998, dividends on Series A shares accumulate at the rate of $.1005 per quarter and are payable in additional Series A shares valued at $3.35 per share. In 1998, the Company accrued dividends valued at $455,657 and issued 105,210 shares of Series A, valued at $352,454. In 1999, the Company accrued dividends valued at $1,215,979 or 462,435 shares of Series A but were not issued due to authorized share limitation. In 2000, the Company accrued dividends valued at $1,410,463 and issued 104,364 shares of Series A valued at $349,619. The preferred stock was recorded at fair value on the date of issuance less issue costs. The offering costs are being accreted by periodic charges to accumulated deficit over the life of the issue. During the years ended December 31, 1998, 1999 and 2000, the Company had accretion of $204,063, $164,880 and $164,880, respectively.

   The Series A preferred stock has certain voting and registration rights and has preference over Common Stock upon liquidation. The shares are convertible into shares of Common Stock at $.72 per share. In connection with the offering, the Company issued warrants to purchase 55,000 shares of Common Stock at $3.35 per share exercisable for ten years.

Series B Convertible Preferred Stock

   In August and November 1998, the Company issued a total of 718,031 shares of Series B Convertible Preferred Stock ("Series B") at $13.40 per share from which the Company received net proceeds of $8,952,236. The shares are convertible into 20 shares of Common Stock and are redeemable at the option of the holder on a pro rata basis after August 3, 2001 with one-third to be redeemed 60 days after notice is given by the holder and one-third to be redeemed on the first and second anniversaries of such redemption. A majority of the holders have agreed not to exercise this right through December 31, 2001. The redemption price and the liquidation price is $13.40 plus dividends accrued but unpaid, whether or not they have been declared. The cumulative dividends accrue at $0.402 per share quarterly and are payable in Series B shares. The Company also changed terms of the Series A shares with the issuance of the Series B shares. The Series A shares are now redeemable on the same dates as the Series B. In 1998, the Company accrued dividends valued at $485,353 and issued 21,433 shares of Series B, valued at $287,202. In 1999, the Company accrued dividends

                            SURVIVALINK CORPORATION
valued at $1,268,256 or 94,646 shares of Series B but were not issued due to authorized share limitations. In 2000, the Company accrued dividends valued at $1,427,425 and issued 21,360 shares of Series B valued at $286,224.The Series B preferred stock was recorded at fair value on the date of issuance less issue cost. The offering costs are being accreted by periodic charges to accumulated deficit over the life of the issue. During the years ended December 31, 1998, 1999 and 2000, respectively, the Company had accretion of $69,680, $167,232 and $167,232.

   The Series B preferred stock has certain voting and registration rights and has preference over Common Stock and Series A preferred stock upon liquidation. In connection with the offering, the Company issued warrants to purchase 225,000 shares of Common Stock at $.74 per share exercisable for ten years.

Stock Options and Warrants

   The Company has a stock option plan (the "Plan"), under which incentive stock options and non-statutory options may be granted to certain eligible employees, consultants and non-employee directors of the Company. The maximum number of shares of Common Stock currently reserved for issuance under the Plan was amended on December 5, 2000 to 4,852,000 shares.

                                     Options
                                   Outstanding
                                ------------------             Weighted Average
                                            Non-               Option Exercise
                                  Plan      Plan    Warrants   Price Per Share
                                ---------  -------  ---------  ----------------
Balance at December 31, 1997... 1,396,950  306,538  1,170,217       $2.60
  Expired......................  (465,850) (29,489)   (33,333)        .87
  Exercised....................    (7,500)  (9,744)       --          .46
  Granted...................... 3,862,950      --     318,332         .12
                                ---------  -------  ---------
Balance at December 31, 1998... 4,786,550  267,305  1,455,216         .16
  Expired......................  (794,506) (13,048)   (75,000)        .10
  Exercised....................   (19,519) (15,431)   (85,000)        .10
  Granted......................   206,700      --     536,875         .10
                                ---------  -------  ---------
Balance at December 31, 1999... 4,179,225  238,826  1,832,091         .17
  Expired......................  (223,525) (67,049)  (221,884)        .43
  Exercised....................   (41,300) (13,777)       --          .11
  Granted......................   779,600      --         --          .10
                                ---------  -------  ---------
Balance at December 31, 2000... 4,694,000  158,000  1,610,207       $ .14
                                =========  =======  =========

   The following table summarizes information about the stock options outstanding at December 31, 2000:

                                    Options Outstanding                   Options Exercisable
                       ---------------------------------------------- ----------------------------
                                       Weighted          Weighted                     Weighted
        Range of         Number    Average Remaining Average Exercise   Number    Average Exercise
     Exercise Prices   Outstanding Contractual Life       Price       Exercisable      Price
     ---------------   ----------- ----------------- ---------------- ----------- ----------------
          $ .10         4,744,000     7.65 years          $ .10        2,433,876       $ .10
           1.00            52,000     7.19 years           1.00           52,000        1.00
           3.00            56,000     2.00 years           3.00           56,000        3.00
                        ---------                                      ---------
                        4,852,000                                      2,541,876
                        =========                                      =========

   Plan and non-plan options outstanding expire at various dates through 2010. The number of options exercisable as of December 31, 1998, 1999 and 2000 was 950,494, 1,821,270 and 2,541,876, respectively, at weighted average exercise prices of $.41, $.26 and $.18 per share, respectively.

                            SURVIVALINK CORPORATION

   The weighted average grant date fair value of options granted at market prices during the years ended December 31, 1998, 1999 and 2000 was $0.07, $0.07 and $0.08 per share, respectively.

   In March 1998, the Company amended stock option agreements under the Plan totaling 1,253,500 shares of Common Stock that were issued with an exercise price greater than the fair market value at the date of the amendment. The amended stock option agreements lowered the exercise price from between $1.50 and $3.00 per share to $1.00 per share.

   In July 1998, the Company amended stock option agreements totaling 5,000 shares of Common Stock under the Plan and 118,000 shares of Common Stock outside the Plan that were issued with an exercise price greater than the fair market value at the date of the amendment. The amended stock option agreements lowered the exercise price from between $1.75 and $3.35 per share to $1.00 per share. In addition, the Company amended stock option agreements under the Plan totaling 75,000 shares of Common Stock that were scheduled to expire in 1999. The amended stock option agreements extended the expiration date by five years.

   In September 1998, the Company amended stock option agreements totaling 1,247,850 shares of Common Stock under the Plan and 118,000 shares of Common Stock outside the Plan that were issued with an exercise price greater than the fair market value at the date of the amendment. The amended stock option agreements lowered the exercise price from $1.00 per share to $.10 per share.

   Warrants have been granted in connection with prior financing transactions and in lieu of cash payment for services provided. In accordance with certain anti-dilution provisions, the exercise price of certain warrants was reduced to $.10 per share. The warrants are exercisable at a weighted average exercise price of $.58 per share, and expire at various dates through December 2009.

   The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB25) and related interpretations, in accounting for its employee stock options. Under APB25, because the exercise price of the Company's options for common shares granted to employees is not less than the fair market value of the underlying stock on the date of grant, no compensation expense has been recognized. The Company considers non-employees those individuals who do not meet the criteria of an employee as defined in APB25. Stock based compensation to non-employees must be recorded at the fair value of the options granted. This compensation, determined using a Black-Scholes pricing model, is expensed over the vesting periods of each option grant.

   Pro forma information regarding net loss and loss per share is required by FASB 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of FASB 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1998, 1999 and 2000: risk-free interest rates ranging from 4.8% to 7.0%; volatility factor of the expected market price of the Company's Common Stock of approximately 0.59 and expected lives of the options ranging from five to ten years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                            SURVIVALINK CORPORATION

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                            1998         1999         2000
                                        ------------  -----------  -----------
Pro forma:
  Net loss applicable to common
   shareholders........................ $(10,645,576) $(6,591,534) $(3,109,241)
  Net loss per share--basic and
   diluted............................. $      (1.85) $     (1.13) $      (.53)

8. Notes Payable to Shareholders

   On June 5, 1996, the Company obtained a $1 million bridge loan from an existing shareholder of the Company. The bridge loan bears interest at prime rate plus 3% per annum (12.5% at December 31, 2000). In connection with the issuance of the Series A Convertible Preferred Stock (see Note 7), the bridge loan was amended and restated which changed the due date to the earliest of March 31, 2000, the closing of an initial public or private offering of its capital stock, as defined in the amended and restated promissory note, a change in control of the Company or the closing of a loan on more favorable terms than the amended bridge loan in an amount equal to or greater than the amount of the bridge loan plus accrued but unpaid interest. In connection with the bridge loan, the Company granted the shareholder a warrant to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share. The warrants are exercisable over five years and were deemed to have a value of $46,300 which was amortized as interest expense over the life of the loan. In connection with the repricing of employee stock options, the exercise price of the warrant to purchase 100,000 shares of Common Stock was reduced to $.10 per share.

   As of March 31, 2000, the Company had not paid the outstanding note balance and was in default on the note. The Company paid all accrued interest of $431,132 on March 31, 2000 and is paying the note on a 12-month amortization schedule, with the final payment to be made on March 31, 2001. As of December 31, 2000, the note is classified as a current liability.

   On December 28, 1999, the Company issued $1,500,000 of convertible senior notes to existing shareholders of the Company in a bridge financing arrangement due on June 28, 2000. The notes bear an interest rate of 12% per annum, with interest payable upon maturity. The notes are automatically converted to preferred stock at the same price per share if the Company consummates a preferred stock issuance prior to the maturity date of the notes. In connection with the bridge loan, the Company granted warrants to purchase 520,833 shares of Common Stock at an exercise price of $.72 per share. The warrants are exercisable over ten years and were deemed to have a value of $20,833, which was amortized as interest expense over the life of the loan. The notes were amended to extend the due date to June 28, 2001.

9. Sources of Supply

   Components of the Company's products consist mainly of electronic circuitry. The Company currently purchases a significant portion of the components of its product from one supplier. Management believes that alternative sources could provide equivalent components.

                            SURVIVALINK CORPORATION

10.  Segment Information

   The Company operates in one significant business segment--AED products and related accessories. The Company attributes sales to and revenues from unaffiliated customers in different geographic areas on the basis of the location of the customer. Selected information related to the Company by geographical areas is as follows:

   Sales to unaffiliated customers:

                                                 1998       1999        2000
                                              ---------- ----------- -----------
   United States............................. $8,134,568 $10,587,809 $14,672,763
   Foreign countries.........................    887,080   1,346,622   2,466,762
                                              ---------- ----------- -----------
                                              $9,021,648 $12,204,431 $17,139,525
                                              ========== =========== ===========

11. Long-Term Debt

   On April 6, 1998, the Company entered into two loan agreements, under which the Company may borrow a total of $4.0 million ($1.0 million of which may be used to finance the purchase of equipment, the remaining $3.0 million to finance working capital). The loans bear interest at 13.75% and are secured by accounts receivable, inventory, equipment and general intangibles (including intellectual property). The fundings were available through June 30, 1999. The Company also granted warrants to purchase 41,791 shares of Common Stock at $3.35 per share. The warrants expire June 30, 2004 and were deemed to have a value of $11,701 which was amortized as interest expense over the life of the loan. The balance outstanding at December 31, 2000 is $612,678 and is classified as a current liability on the accompanying balance sheet.

   As a result of the terms of the Series B financing, the number of warrants issued in connection with these loan agreements increased to 109,374 and the exercise price decreased to $1.28. In addition, upon the exercise of these warrants, the warrant holder is entitled to receive a 3% dividend per quarter pursuant to the issuance of Series A and B dividends beginning November 1, 1998, payable in additional shares of Common Stock. If the warrant had been exercised as of December 31, 2000, a total of 8,787 additional shares of Common Stock would be issued as a dividend to this warrant holder.

12. Subsequent Events

   On February 14, 2001, the Company signed a definitive Agreement and Plan of Merger with Cardiac Sciences, Inc. ("CSI"). CSI is a publicly traded company that develops, manufactures and markets life-saving external cardiac defibrillator devices and proprietary software that monitors and automatically treats cardiac arrest patients. On the effective merger date, the Company will merge into a subsidiary of CSI, Cardiac Science Acquisition Corp. ("CSAC"), and the Company will cease to exist. All of the assets and liabilities of the Company will be assumed by CSAC. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986. The shareholders of the Company will receive approximately $72.1 million as a result of the Merger, consisting of approximately 50% cash and notes and approximately 50% CSI stock. The Merger has been approved by the board of directors of both the Company and CSI, and is subject to regulatory approval and the approval of the shareholders of both companies. Failure to complete the transaction by one party may result, under certain circumstances, in a 5% break-up fee to the other party. Even if the Merger does not occur, Company management believes it has sufficient cash to fund its operations through 2001.

                                                                         ANNEX A

                                                                  Execution Copy

                           FIRST AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                             CARDIAC SCIENCE, INC.,

                       CARDIAC SCIENCE ACQUISITION CORP.,

                                      and

                            SURVIVALINK CORPORATION

                            Dated as of June 5, 2001

                               Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I THE MERGER.......................................................   1

  SECTION 1.01. The Merger.................................................   1
  SECTION 1.02. Effect of the Merger.......................................   1
  SECTION 1.03. Articles of Incorporation; Bylaws..........................   2
  SECTION 1.04. Directors and Officers.....................................   2

ARTICLE II CONVERSION OF SECURITIES; MERGER CONSIDERATION; ESCROW..........   2

  SECTION 2.01. Conversion of Securities; Merger Consideration.............   2
  SECTION 2.02. Exchange of Company Shares.................................   3
  SECTION 2.03. Dissenting Shares..........................................   4
  SECTION 2.04. Escrow.....................................................   4
  SECTION 2.05. Maximum Purchase Price.....................................   5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   5

  SECTION 3.01. Organization and Qualification.............................   5
  SECTION 3.02. Articles of Incorporation and Bylaws.......................   5
  SECTION 3.03. Capitalization.............................................   6
  SECTION 3.04. Authority Relative to This Agreement.......................   6
  SECTION 3.05. Company Board Approval.....................................   6
  SECTION 3.06. No Conflict; Required Filings and Consents.................   6
  SECTION 3.07. Permits; Compliance........................................   7
  SECTION 3.08. Financial Statements.......................................   7
  SECTION 3.09. Undisclosed Liabilities....................................   8
  SECTION 3.10. Absence of Certain Changes or Events.......................   8
  SECTION 3.11. Absence of Litigation......................................   8
  SECTION 3.12. Employee Benefit Matters...................................   8
  SECTION 3.13. Material Contracts.........................................   9
  SECTION 3.14. Environmental Matters......................................  10
  SECTION 3.15. Title to Properties; Absence of Liens and Encumbrances.....  10
  SECTION 3.16. Intellectual Property......................................  10
  SECTION 3.17. Taxes......................................................  11
  SECTION 3.18. Insurance..................................................  13
  SECTION 3.19. Affiliate Transactions.....................................  13
  SECTION 3.20. Labor Matters..............................................  13
  SECTION 3.21. Customers and Suppliers....................................  13
  SECTION 3.22. Brokers....................................................  14
  SECTION 3.23. Additional Tax Matters.....................................  14
  SECTION 3.24. Entire Representations and Warranties......................  14
  SECTION 3.25. Registration Statement; Proxy Statement/Prospectus.........  14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........  15

  SECTION 4.01. Organization and Qualification; Subsidiaries...............  15
  SECTION 4.02. Certificate of Incorporation and Bylaws....................  15
  SECTION 4.03. Authority Relative to This Agreement.......................  15
  SECTION 4.04. No Conflict; Required Filings and Consents.................  16
  SECTION 4.05. Capitalization.............................................  16
  SECTION 4.06. Parent Securities..........................................  16
  SECTION 4.07. SEC Reports................................................  16

                               Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
  SECTION 4.08. Financial Statements.......................................  17
  SECTION 4.09. Undisclosed Liabilities....................................  17
  SECTION 4.10. Absence of Certain Changes or Events.......................  17
  SECTION 4.11. Absence of Litigation......................................  17
  SECTION 4.12. Parent Board Approval......................................  17
  SECTION 4.13. Operations of Merger Sub...................................  17
  SECTION 4.14. Financing..................................................  17
  SECTION 4.15. Tax Matters................................................  18
  SECTION 4.16. Entire Representations and Warranties......................  18
  SECTION 4.17. Title to Properties; Absences of Liens and Encumbrances....  18
  SECTION 4.18. Registration Statement; Proxy Statement/Prospectus.........  18

ARTICLE V CONDUCT OF BUSINESSES PENDING THE MERGER.........................  19

  SECTION 5.01. Conduct of Business by the Company Pending the Merger......  19
  SECTION 5.02. Conduct of Business by Parent Pending the Merger...........  21
  SECTION 5.03. Notification of Certain Matters............................  21

ARTICLE VI ADDITIONAL AGREEMENTS...........................................  21

  SECTION 6.01. Company Shareholders' Meeting..............................  21
  SECTION 6.02. Parent Shareholder's Meeting...............................  21
  SECTION 6.03. Access to Information; Confidentiality.....................  21
  SECTION 6.04. No Solicitation of Transactions............................  22
  SECTION 6.05. Directors' and Officers' Indemnification and Insurance.....  22
  SECTION 6.06. Obligations of Merger Sub..................................  22
  SECTION 6.07. Further Action; Consents; Filings..........................  22
  SECTION 6.08. Public Announcements.......................................  23
  SECTION 6.09. Certain Employee Benefits Matters..........................  23
  SECTION 6.10. Break-Up Fee...............................................  23
  SECTION 6.11. Option Exercise Schedule and Account.......................  23
  SECTION 6.12. Further Assurances.........................................  24
  SECTION 6.13. Registration of Parent Common Shares.......................  24

ARTICLE VII CONDITIONS TO THE MERGER.......................................  24

  SECTION 7.01. Conditions to the Obligations of Each Party................  24
  SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub.....  24
  SECTION 7.03. Conditions to the Obligations of the Company...............  25

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.............................  26

  SECTION 8.01. Termination................................................  26
  SECTION 8.02. Effect of Termination......................................  26
  SECTION 8.03. Amendment..................................................  26
  SECTION 8.04. Waiver.....................................................  27

ARTICLE IX INDEMNIFICATION.................................................  27

  SECTION 9.01. Survival of Representations and Warranties.................  27
  SECTION 9.02. Indemnification By Shareholders............................  27
  SECTION 9.03. Indemnification By Parent..................................  28
  SECTION 9.04. Indemnification Procedures.................................  28
  SECTION 9.05. Sole Remedy................................................  29
  SECTION 9.06. Shareholders' Representative...............................  29

                               Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE X GENERAL PROVISIONS...............................................  30

  SECTION 10.01. Notices...................................................  30
  SECTION 10.02. Expenses..................................................  31
  SECTION 10.03. Severability..............................................  31
  SECTION 10.04. Assignment; Binding Effect; Benefit.......................  31
  SECTION 10.05. Specific Performance......................................  31
  SECTION 10.06. Governing Law.............................................  31
  SECTION 10.07. Headings..................................................  31
  SECTION 10.08. Counterparts..............................................  32
  SECTION 10.09. Entire Agreement..........................................  32

ARTICLE XI DEFINITIONS.....................................................  32

  SECTION 11.01. Certain Definitions.......................................  32

   FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of June 5, 2001 (this "Agreement") among Cardiac Science, Inc., a Delaware corporation ("Parent"), Cardiac Science Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Survivalink Corporation, a Minnesota corporation (the "Company").

                                   WITNESSETH

   WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company deem it fair to and in the best interests of each corporation and its respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

   WHEREAS, the parties hereto have previously entered into an Agreement and Plan of Merger, dated as of February 14, 2001 (the "Original Agreement") pursuant to which the Company shall merge with and into Merger Sub (the "Merger") in accordance with the Minnesota Business Corporations Act, as amended (the "MBCA");

   WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Merger Agreement on the terms and conditions set forth herein; and,

   WHEREAS, for federal income tax purposes, the parties to this Agreement intend for the Merger to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

   SECTION 1.01. The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the MBCA, at the Effective Time (as defined below), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by executing and filing the articles of merger (the "Articles of Merger") with the Secretary of State of the State of Minnesota and making all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Minnesota or at such later time as is specified in the Articles of Merger in accordance with the MBCA (the "Effective Time").

   SECTION 1.02. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   SECTION 1.03. Articles of Incorporation; Bylaws. From and after the Effective Time until thereafter amended as provided by law, (i) the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and
(ii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

   SECTION 1.04. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

             CONVERSION OF SECURITIES; MERGER CONSIDERATION; ESCROW

   SECTION 2.01. Conversion of Securities; Merger Consideration. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the Shareholders' Representative, pursuant to this Agreement, the Articles of Merger and the MBCA:

     (a) Subject to the other provisions of this Section 2.01, each of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) shall be canceled and extinguished and converted into the right to receive (i) the Stock Merger Consideration Per Common Share (less 5% of that amount, which represents the Parent Common Shares that are to be placed in escrow in accordance with
  Section 2.04 below), and (ii) the Non-Stock Merger Consideration Per Common Share (less 5% of that amount, as to which Parent Notes are to be placed in escrow in accordance with Section 2.04 below), subject to adjustment for amounts withheld pursuant to Section 2.02(h) below.

     (b) Subject to the other provisions of this Section 2.01, each of the shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) shall be canceled and extinguished and converted into the right to receive (i) the Stock Merger Consideration Per Preferred Share (less 5% of that amount, which represents the Parent Common Shares that are to be placed in escrow in accordance with
  Section 2.04 below), and (ii) the Non-Stock Merger Consideration Per Preferred Share (less 5% of that amount, as to which of Parent Notes are to be placed in escrow in accordance with Section 2.04 below), subject to adjustment for amounts withheld pursuant to Section 2.02(h) below.

     (c) The Company shall take all necessary action, including obtaining the consent of holders of Company Options to the extent necessary, to provide that each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested shall automatically become immediately vested and exercisable and each holder of a Company Option shall exercise, or the Company shall cancel, all such Company Options prior to the Effective Time such that no Company Options or other rights to purchase the capital stock of the Company shall be outstanding at the Effective Time. Subject to the provisions of this Section 2.01, each cancelled Company Option shall be converted into the right to receive (i) the Stock Merger Consideration Per Option Share (less 5% of that amount, which represents the Parent Common Shares that are to be placed in escrow in accordance with
  Section 2.04 below), and (ii) the Non-Stock Merger Consideration Per Option Share (less 5% of that amount, as to which Parent Notes are to be placed in escrow in accordance with Section 2.04 below), subject to adjustment for amounts withheld pursuant to Section 2.02(h) below.

     (d) Holders of Dissenting Shares shall only be entitled to receive from Parent an amount per Dissenting Share determined pursuant to Section 2.03.

   SECTION 2.02. Exchange of Company Shares.

     (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company (the "Exchange Agent") to act as agent for the holders of the Company Outstanding Shares (excluding holders of Dissenting Shares) for the purpose of exchanging certificates representing shares of Company Common Stock and Company Preferred Stock ("Certificates") and documents representing Company Options (the "Option Agreements"), in each case as of immediately prior to the Effective Time, for the applicable Merger Consideration Per Share pursuant to an agreement (the "Exchange Agreement") among Parent, the Company and the Exchange Agent reasonably satisfactory to such parties. The fees and expenses of the Exchange Agent shall be paid by Parent and Parent shall indemnify the Exchange Agent against any actions taken by the Exchange Agent pursuant hereto or to the Exchange Agreement, other than acts or omissions which constitute bad faith, willful misconduct or gross negligence.

     (b) At the Effective Time, Parent shall remit to the Exchange Agent the cash, Parent Common Shares, and Parent Notes representing the Total Merger Consideration, (i) less the Escrow Amount and any amounts withheld pursuant to Section 2.02(h) and (ii) as adjusted pursuant to Section 2.03 in the event there are any Dissenting Shares (collectively, the "Payment Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the applicable Merger Consideration Per Share contemplated to be paid to each holder of Company Outstanding Shares (excluding holders of Dissenting Shares) pursuant to Section 2.01 out of the Payment Fund. The Payment Fund shall not be used for any purpose except as expressly set forth in this Agreement.

     (c) As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to mail to the holders of Certificates and Option Agreements a letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates and the Option Agreements for payment of the Merger Consideration Per Share therefor. Upon the surrender of each Certificate and/or Option Agreement, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the Exchange Agent shall pay to the holders of such Certificates and/or Option Agreements out of the Payment Fund the applicable Merger Consideration Per Share, as adjusted, multiplied by the number of Company Outstanding Shares represented by such Certificates and/or Option Agreements.

     (d) Immediately after the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of Company capital stock thereafter on the records of the Company.

     (e) After the Effective Time, no dividends or other distributions shall be paid to the holder of any unsurrendered Company Outstanding Shares.

     (f) Until surrendered as contemplated by this Section 2.02, each Certificate and Option Agreement shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration Per Share. The Total Merger Consideration paid pursuant to this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to all Outstanding Shares.

     (g) Promptly following the first anniversary date of the Effective Date, the Exchange Agent shall return to the Surviving Corporation all of the remaining Payment Fund, and the Exchange Agent's duties shall terminate. Thereafter, each holder of an unsurrendered Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) shall receive the applicable Merger Consideration Per Share, as adjusted pursuant to Section 2.01(a), (b) and (c); provided, however, that in no event shall the amount paid pursuant to this Section 2.02(g) exceed the amount of the remaining Payment Fund returned to the Surviving Corporation pursuant to the preceding sentence. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Outstanding Shares or Company Options for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     (h) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Non-Stock Merger Consideration Per Share otherwise payable pursuant to this Agreement to any holder of any Certificate or Option Agreement such amounts, if any, as it is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by either the Surviving Corporation or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate or Option Agreement in respect of which such deduction and withholding was made.

   SECTION 2.03. Dissenting Shares.

     (a) Notwithstanding anything in this Agreement to the contrary, if Sections 302A.471 and 302A.473 of the MBCA are applicable to the Merger, Outstanding Shares that are issued and outstanding as of the record date of the meeting of the Company Shareholders called for the purpose of voting on this Agreement and the Merger and that are held by Company Shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Section 302A.473 of the MBCA and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive any portion of the Total Merger Consideration, but the holders thereof shall be entitled only to such rights as are granted by Sections 302A.471 and 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA shall receive payment therefor from the Surviving Corporation in accordance with the MBCA; provided, however, that if, prior to the Effective Time, any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal of such shares under Sections 302A.471 and 302A.473 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment of the Merger Consideration Per Share to be paid therefor pursuant to Section 2.01, and such shares shall not be deemed to be Dissenting Shares.

     (b) The Company shall give Parent (i) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Sections 302A.471 and 302A.473 of the MBCA received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such sections of the MBCA. The Company shall have the right to participate in such negotiations and proceedings. The Company shall not, except with the prior written consent of Parent (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, settle or offer to settle, any such demands.

   SECTION 2.04. Escrows.

     (a) Purchase Price Holdback. Prior to the Effective Time, Parent, the Shareholders' Representative and the Escrow Agent (defined below) shall enter into a one-year escrow agreement (the "Purchase Price Escrow Agreement") with an escrow agent selected by Parent and reasonably acceptable to the Company (the "Escrow Agent") substantially in the form of Exhibit A hereto. Pursuant to the terms of the Purchase Price Escrow Agreement, at the Effective Time, Parent shall deposit Parent Common Shares and Parent Notes in an amount equal to 5% of the Total Merger Consideration to be issued to the Company Holders (as defined in Section 9.02) pursuant this Agreement (the "Escrow Amount") into an escrow account, which account is to be managed by the Escrow Agent (the "Escrow Account"). Distributions of any amounts from the Escrow Account shall be governed by the terms and conditions of the Purchase Price Escrow Agreement. The portion of the Escrow Amount contributed on behalf of each holder of Company Outstanding Shares shall be in proportion to the aggregate amount of cash that such holder would otherwise be entitled to receive under Section 2.01 by virtue of ownership of Company Outstanding Shares.

     (b) Company Employee Tax Loans Escrow. Prior to the Effective Time, Parent, the Shareholders' Representative, and the Escrow Agent shall enter into an escrow agreement in a form mutually agreed upon by the parties (the "Tax Escrow Agreement"), which shall terminate upon the earlier of (i) full repayment and satisfaction of indebtedness under the then-outstanding Parent Notes, or (ii) December 31, 2002. Pursuant to the terms of the Tax Escrow Agreement, at the Effective Time, Parent shall deposit a maximum aggregate of $2,000,000 in cash into an escrow account for the purpose of making loans to employees of the Company to facilitate satisfaction of such employees' tax obligations arising in connection with the disposition and/or exercise of employee options at the Effective Time (the "Tax Escrow Account"). Each such loan shall be evidenced by a secured non-recourse note in a form reasonably acceptable to Company and Parent, which note shall be secured by, and as to which Parent shall have a right of offset against, any amounts payable to such employee under Parent Notes issued to such employee as consideration for the Merger. On or before the Effective Time, the Company shall provide a schedule of such estimated Company employee tax liabilities, on a per-employee basis, and an estimated allocation of funds in the Tax Escrow Account with regard thereto. Distributions of any amounts from the Tax Escrow Account shall be governed by the terms and conditions of the Tax Escrow Agreement.

   SECTION 2.05. Maximum Purchase Price. Notwithstanding anything to the contrary contained in this Agreement, the aggregate value of the cash, Parent Common Stock, and Parent Notes to be delivered by Parent in exchange for the Company Outstanding Shares shall not exceed the sum of: (i) $72,100,000 and
(ii) the Total Exercise Price (as defined in Section 6.11).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub that:

   SECTION 3.01. Organization and Qualification.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority or governmental approvals would not have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect.

     (b) Except as set forth in Section 3.01(b) of the disclosure schedule delivered by the Company to Parent concurrently with the execution of the Original Agreement (the "Company Disclosure Schedule"), the Company does not directly or indirectly own, or have outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

   SECTION 3.02. Articles of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws of the Company, each as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

   SECTION 3.03. Capitalization. As of the date of the Original Agreement, the authorized capital stock of the Company consists of 50,000,000 shares, par value $.01 per share, comprising the following: (i) 4,188,094 shares of Company Series A Stock, of which 3,717,037 shares are issued and outstanding;
(ii) 891,085 shares of Company Series B Stock, of which 760,824 shares are issued and outstanding; and (iii) 44,920,821 shares of Company Common Stock, of which 5,930,391 shares are issued and outstanding. As of the date of the Original Agreement, no person holds or is entitled to any outstanding subscriptions, warrants, options, calls, convertible securities, commitments of sale or similar rights to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable for, the issued or unissued capital stock of, or other ownership interest in, the Company, except for (a) the conversion privileges of the Company Preferred Stock, (b) currently outstanding options to purchase 4,831,100 shares of Company Common Stock, (c) currently outstanding warrants to purchase 1,610,207 shares of Company Common Stock, and
(d) as disclosed in Section 3.03 of the Company Disclosure Schedule. Except as disclosed in Section 3.03 of the Company Disclosure Schedule, the Company is not a party to or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons which affects or relates to the voting or giving of written consents with respect to any capital stock or by an officer, director or employee of the Company. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. In the case of unissued shares, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. All Company Outstanding Shares have been issued or granted in material compliance with applicable federal and state securities laws.

   SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's shareholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, other than with respect to the Merger, (i) the approval and adoption of this Agreement and the Merger by the vote of the shareholders of the Company in accordance with the Company's Articles of Incorporation (the "Company Shareholders' Vote"), and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, in each case as required by the MBCA. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   SECTION 3.05. Company Board Approval. The Board of Directors of the Company has (i) approved this First Amendment and Restated Agreement and the Merger,
(ii) determined that the Merger is in the best interest of the Company Shareholders and is on terms that are fair to the Company Shareholders and
(iii) voted to submit this Agreement and the Merger, the transactions contemplated by this Agreement and any related proposals to the vote and approval of the Company Shareholders.

   SECTION 3.06. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Articles of Incorporation or

  Bylaws of the Company; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made, conflict with or violate any federal, national, state, provincial, municipal or local law, statute, ordinance, rule, regulation, order, injunction, judgment or decree, whether of the U.S., or another jurisdiction ("Law"), applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) except as set forth in
  Section 3.06 of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., or another jurisdiction (a "Governmental Entity") or any other third party, except: (i) for the applicable requirements of (A) the MBCA with respect to the filing of the Articles of Merger; and (B) the consent of the parties listed in Section 3.06 of the Company Disclosure Schedule (the "Company Required Consents") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not have a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   SECTION 3.07. Permits; Compliance.

     (a) Except as disclosed in Section 3.07(a) of the Company Disclosure Schedule, the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where such failure would not have a Material Adverse Effect, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where such failure would not have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.07(b) of the Company Disclosure Schedule, the Company is not in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected or (iii) any Company Permits, except in each case for any such conflicts, defaults or violations that would not have a Material Adverse Effect.

   SECTION 3.08. Financial Statements. The Company has delivered to Parent copies of (a) the audited balance sheet as of December 31, 2000 of the Company (the "Company Balance Sheet"), the audited income statement for the twelve months ended December 31, 2000, the unaudited balance sheet as of March 31, 2001 of the Company, and the unaudited income statement for the period ended March 31, 2001 (such statements and the Company Balance Sheet are referred to herein as the "Latest Financial Statements") and (b) the audited balance sheets, as of December 31, 1999, December 31, 1998 and December 31, 1997 of the Company and the audited statements of earnings, shareholders' equity and cash flows of the Company for each of the years ended December 31, 1999, December 31, 1998 and December 31, 1997 (collectively, the "Audited Financial Statements"). The Latest Financial Statements and the Audited Financial Statements are based upon the information contained in the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the dates thereof and the cash flows and results of operations for the periods referred to therein. The Audited Financial Statements have been prepared in accordance with GAAP. The Latest Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes, normal year-end adjustments and prior period comparative data that are required to be prepared in accordance with GAAP), applied in a manner consistent with the Audited Financial Statements, and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

   SECTION 3.09. Undisclosed Liabilities. Except for those liabilities that are reflected or reserved against on the Company Balance Sheet (or in the notes thereto) or as set forth in Section 3.09 of the Company Disclosure Schedule, the Company does not have outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations, which have been incurred since the date of the Company Balance Sheet in the ordinary course of business and which would not have a Material Adverse Effect.

   SECTION 3.10. Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, (a) the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) the Company has not suffered any Material Adverse Effect.

   SECTION 3.11. Absence of Litigation. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or Governmental Entity. Neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

   SECTION 3.12. Employee Benefit Matters.

     (a) Plans and Material Documents. Section 3.12(a) of the Company Disclosure Schedule lists: (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, long term incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, change in control, and severance agreements, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company; (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated; (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA; and (iv) any contracts, arrangements or understandings between the Company and any employee of the Company including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company (collectively, the "Company Benefit Plans"). Copies or summaries of each material Company Benefit Plan have been provided to Parent. The Company has no express or implied commitment to create, adopt or amend any employee benefit plan, program, arrangement or agreement, other than any immaterial modification or any modification or change required by applicable law.

     (b) Absence of Certain Types of Plans. None of the Company Benefit Plans is a multi employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

     (c) Compliance. Each Company Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Code. No material legal action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, claim or proceeding.

     (d) Qualification of Certain Plans. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning all provisions applicable to the plan for which determination letters are currently available and that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt.

     (e) Absence of Certain Liabilities. The Company has not incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of ERISA (other than liability for premiums to the PBGC arising in the ordinary course). There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code. The Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates, and all contributions to the Company Benefit Plans intended to be qualified pursuant to Section 401(a) of the Code have been or will be fully deductible.

     (g) No Severance Payments. Except as described in Section 3.12(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or
  (iii) constitute a "change in control" under any Company Benefit Plan or within the meaning of such term under Section 280G of the Code. Assuming approval by the Company Shareholders of the 280G Payments (as defined in Section 6.09(d)), no amounts payable as a result of the consummation of the transaction contemplated by this Agreement, whether solely or in connection with another event, will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

   SECTION 3.13. Material Contracts.

     (a) Subsections (i) through (iv) of Section 3.13(a) of the Company Disclosure Schedule contain a list of the following types of written contracts and agreements (including all amendments thereto) to which the Company is a party as of the date of the Original Agreement (collectively, the "Company Material Contracts"):

       (i) each contract and agreement which (A) is likely to involve consideration of more than $100,000 in the aggregate during the fiscal year ending December 31, 2001, or (B) is likely to involve consideration of more than $100,000 in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company without penalty or further payment and without more than 60 days' notice;

       (ii) all contracts and agreements evidencing indebtedness of more than $100,000;

       (iii) all contracts and agreements, other than distributor agreements entered into in the ordinary course of business, that limit the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

       (iv) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the conduct of its business, or the absence of which would prevent or materially delay the consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would have a Material Adverse Effect.

     (b) (i) Each Company Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law, and in the case of any indemnity provisions contained therein, is limited by public policy considerations); (ii) the Company is not in default in any material respect, or has not received notice that it is in default, under any Company Material Contract and, to the Company's knowledge, no other party is in default in any material respect under any Company Material Contract; and (iii) neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall constitute a material default, give rise to cancellation rights or otherwise adversely affect any of the Company's material rights under any Company Material Contract. The Company has provided or made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

   SECTION 3.14. Environmental Matters. Except as described in Section 3.14 of the Company Disclosure Schedule: (a) the Company is in material compliance with all applicable Environmental Laws; (b) the Company has not received notice of a violation of any Environmental Law; (c) the Company has no material liability for environmental clean-up, removal, remediation, or damages; and (d) the Company has all permits, licenses and other authorizations required under any applicable Environmental Law ("Environmental Permits") and is in compliance in all material respects with its Environmental Permits.

   SECTION 3.15. Title to Properties; Absence of Liens and Encumbrances. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") except (i) as reflected in the Audited Financial Statements or Latest Financial Statements; (ii) as disclosed in
Section 3.15 of the Company Disclosure Schedule; or (iii) for such Liens or other imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect.

   SECTION 3.16. Intellectual Property. Except as described in Section 3.16 of the Company Disclosure Schedule:

     (a) to the knowledge of the Company, the conduct of the business of the Company as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party;

     (b) with respect to each item of Intellectual Property owned by the Company and material to the business, financial condition or results of operations of the Company ("Company Owned Intellectual Property"), the Company is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its business;

     (c) the Company does not license from any third party any Intellectual Property that is material to the business, financial condition or results of operations of the Company;

     (d) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part;

     (e) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property;

     (f) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder;

     (g) neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall adversely affect any of the Company's rights with respect to the Company Owned Intellectual Property; and

     (h) Section 3.16 of the Company Disclosure Schedule contains a complete list of the Company Owned Intellectual Property.

   SECTION 3.17. Taxes. Except as set forth in Section 3.17 of the Company Disclosure Schedule:

     (a) All Tax Returns required to be filed by the Company on or prior to the date hereof have been duly filed on a timely basis and such Tax Returns are true, complete and correct in all respects. All Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. The foregoing Tax Returns are not subject to penalties under Section 6662 of the Code or any corresponding provision of the Tax law. The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable and Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. An extension of time within which to file any Tax Return which has not been filed has not been requested or granted.

     (b) No director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Shareholders' Representative or the directors or officers (and employees responsible for Tax matters) of the Company has knowledge based upon contact with any agent of such authority. The Tax Returns of the Company have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to the Company's knowledge, threatened (either in writing or verbally, formally or informally). No Tax deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company, and the Company has not received notice (either in writing or verbally, orally or informally) and does not expect to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. The Company is neither a party to any proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company or any of its assets.

     (c) The Company has furnished Parent true and complete copies of all federal and state income tax income or franchise Tax Returns for the Company for all periods ending in 1997, 1998 and 1999, and those in 2000 that have been filed. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has such waiver or extension been requested from the Company.

     (d) The Company has not: (A) filed a consent under Code Section 341(f) concerning collapsible corporations; (B) been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (C) been a member of an affiliated group filing a consolidated federal income Tax Return, (D) executed, become subject to, or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Tax law, (E) received approval to make or agreed to a change in accounting method, or (F) incurred or assumed any liability for the Taxes of any person. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

     (e) The Company is not a party to any agreement, contract, arrangement or plan that, individually or in the aggregate, has resulted or would result in connection with this Agreement, in the payment of any "excess parachute payment" within the meaning of Code Section 280G.

     (f) No Company asset is property which the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; none of the Company assets is "Tax-exempt use property" within the meaning of Section 168(h) of the Code; the Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; neither Seller nor the Company is a person other than a United States person within the meaning of the Code; the transaction contemplated herein is not subject to the Tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3, of the Code or of any other provision of law; the Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country; and the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

     (g) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved against in the Company Balance Sheet, and the Company has not incurred any liabilities for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business consistent with past practice.

     (h) The Company is not a party to any tax allocation or sharing agreement with any person, or a party to any agreement to indemnify any person with respect to Taxes.

     (i) The Company has obtained all exemption certificates for sales and use tax purposes or other appropriate documentation that meets the requirements of the relevant taxing authorities for establishing exemption from sale and use tax.

     (j) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean any income, gross income, gross receipts, profits, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing, and (ii) "Tax Return" shall mean any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other taxing authority, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

   SECTION 3.18. Insurance. The Company has provided or made available to Parent true and complete copies of all policies of insurance to which the Company is a party or is a beneficiary or named insured. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company.

   SECTION 3.19. Affiliate Transactions. (a) Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, no officer or director of the
Company:

       (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership of securities (A) by a mutual fund to which a director is affiliated or (B) representing no more than five percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

       (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company); or

       (iii) has outstanding any indebtedness to the Company.

     (b) Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, the Company does not have any liability or any other obligation of any nature whatsoever to any shareholder of the Company or any affiliate thereof or to any officer or director of the Company.

   SECTION 3.20. Labor Matters. Except as described in Section 3.20 of the Company Disclosure Schedule, (i) the Company is currently in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (ii) the Company has paid in full to all of its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (iii) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Company, threatened before any Governmental Entity with respect to any current or former employees of the Company; and (iv) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which charge has been asserted or now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employed any person.

   SECTION 3.21. Customers and Suppliers. No customer which individually accounted for more than 5% of the Company's gross revenues during the twelve-month period preceding the date hereof, and no material supplier of the Company, has cancelled or otherwise terminated prior to the expiration of the contract term, or, to the Company's knowledge, made any written threat to the Company to cancel or otherwise terminate its relationship with the Company. The Company has not (i) breached (so as to provide a benefit to the Company that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

   SECTION 3.22. Brokers. No broker, finder or investment banker (other than William Blair & Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

   SECTION 3.23. Additional Tax Matters. Except as set forth in Section 3.23 of the Company Disclosure Schedule:

     (a) Pursuant to the Merger, Merger Sub will acquire at least 90% of the fair market value of the net assets of the Company and at least 70% of the fair market value of the of the gross assets of the Company held immediately prior to the Merger. For purposes of this Section 3.23, amounts paid by the Company to holders of Dissenting Shares, amounts paid by the Company to holders of Company Outstanding Shares who received cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of Company immediately prior to the Merger.

     (b) The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

     (c) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (d) The Company is not aware of any plan or intention of Parent, Merger Sub nor any person related to Parent or Merger Sub (as defined in Treasury Regulations Section 1.368-1(e)(3)) to acquire or redeem any Parent Common Stock issued in the Merger either directly or through any transaction, agreement, or arrangement with any other person.

     (e) To the knowledge of the Company, prior to or in the Merger, neither Parent, Merger Sub nor any person related to Parent or Merger Sub (as defined in Treasury Regulations Section 1.368-1(e)(3)) will have acquired directly or through any transaction, agreement or arrangement with any other person, stock of the Company with consideration other than Parent Common Stock.

     (f) There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company and Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

     (g) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

   SECTION 3.24. Entire Representations and Warranties. Except for the representations and warranties contained in this Agreement or any other agreement or document contemplated hereby, the Company makes no other express or implied representation or warranty in respect of the Company that could give rise to a claim for indemnification hereunder.

   SECTION 3.25. Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in (i) the Registration Statement (as defined in Section 6.13), at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, or, (ii) the Exemption Application (including any amendments or supplements thereto), at the time the Exemption Application is filed with the appropriate securities regulatory authority shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the Company Shareholders in connection with the solicitation of proxies for the Company Shareholder Vote (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed to Company Shareholders and at the time of the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholder Vote which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

   SECTION 4.01. Organization and Qualification; Subsidiaries. Parent and each subsidiary of Parent, including Merger Sub (collectively, the "Parent Subsidiaries"), is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority or governmental approvals would not prevent or materially delay the consummation of the transactions contemplated by this Agreement. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect.

   SECTION 4.02. Certificate of Incorporation and Bylaws. Parent has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation or equivalent charter document and Bylaws, each as amended to date, of Parent and the Articles of Incorporation and Bylaws of Merger Sub, each as amended to date. Such respective organizational documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its respective organizational documents.

   SECTION 4.03. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approvals of Parent's and Merger Sub's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, other than (i) the approval and adoption of this Agreement and the Merger by the vote of the sole stockholder of Merger Sub in accordance with the Articles of Incorporation of Merger Sub and/or applicable law ("Merger Sub Stockholder's Vote"), (ii) the approval and adoption by the vote of the stockholders of Parent of (A) the Parent Charter Amendment in accordance with the Certificate of Incorporation of Parent and (B) the Nasdaq Stock Issuance in accordance with the regulations of the National Association of Securities Dealers and The Nasdaq Stock Market ("Parent Stockholders' Vote"), and (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota as required by the MBCA. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

   SECTION 4.04. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by each of Parent and Merger Sub and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent, the Articles of Incorporation or Bylaws of Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement by each of Parent and Merger Sub and the performance of this Agreement by each of Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) the MBCA with respect to the filing of the Articles of Merger; (ii) the filing by Parent with the SEC, any state securities law authorities and the Nasdaq National Market of any notices, filings, reports or information as may be required under the Securities Act, the Exchange Act, any other applicable federal or state securities laws or the rules and regulations of the Nasdaq National Market in connection with the issuance of the Parent Common Shares and the Parent Notes, and the other transactions contemplated by this Agreement (the "Parent Required Consents"), and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not have a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

   SECTION 4.05. Capitalization. As of the date of the Original Agreement, the authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock, of which 24,779,572 shares are issued and outstanding. As of the date of the Original Agreement, no person holds or is entitled to any outstanding subscriptions, warrants, options, calls, convertible securities, commitments of sale or similar rights to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable for, the issued or unissued capital stock of, or other ownership interest in, Parent, except for
(i) currently outstanding options to purchase 2,686,045 shares of Parent Common Stock and (ii) currently outstanding warrants to purchase 1,111,101 shares of Parent Common Stock. All shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

   SECTION 4.06. Parent Securities. The Parent Common Shares and Parent Notes to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right.

   SECTION 4.07. SEC Reports. Prior to the date of this Agreement, Parent has timely filed, and has made available to the Company, complete and accurate copies of all forms, reports, schedules, statements and other documents filed or required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Parent SEC Reports"). At the time filed, the Parent SEC Reports (i) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable laws and rules and regulations of the SEC.

   SECTION 4.08. Financial Statements. The financial statements of Parent (including any footnotes) contained in the Parent SEC Reports (i) complied, at the time filed, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) are based upon the information contained in the books and records of Parent and its consolidated subsidiaries and (iii) fairly present in all material respects the financial condition of Parent and its consolidated subsidiaries as of the dates thereof and the cash flows and results of operations for the periods referred to therein, subject to normal and recurring year-end adjustments. The audited financial statements of Parent (including any footnotes) contained in the Parent SEC Reports have been prepared in accordance with GAAP. The unaudited financial statements of Parent (including any footnotes) contained in the Parent SEC Reports have been prepared in accordance with GAAP applicable to unaudited financial statements and in conformity with the requirements of Form 10Q of the Exchange Act.

   SECTION 4.09. Undisclosed Liabilities. Except for those liabilities that are reflected or reserved against on the balance sheet of Parent contained in the most recent Parent SEC Report (or in the notes thereto) (the "Parent Balance Sheet"), Parent does not have outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations, which have been incurred since the date of the Parent Balance Sheet in the ordinary course of business and which would not have a Material Adverse Effect.

   SECTION 4.10. Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, other than its pending publicly disclosed transaction,
(a) Parent has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) Parent has not suffered any Material Adverse Effect.

   SECTION 4.11. Absence of Litigation. Except as disclosed in the Parent SEC Reports, there is no Action pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, before any court, arbitrator or Governmental Entity. Neither Parent nor any property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator.

   SECTION 4.12. Parent Board Approval. The Board of Directors of Parent has
(i) approved this First Amended and Restated Agreement and the Merger, the Parent Charter Amendment and the Nasdaq Stock Issuance, (ii) determined that the Merger is in the best interest of the stockholders of Parent and (iii) voted to submit the Parent Charter Amendment and the Nasdaq Stock Issuance to the vote and approval of the stockholders of Parent.

   SECTION 4.13. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

   SECTION 4.14. Financing. By the Termination Date, Parent shall have sufficient funds available to complete the transactions contemplated hereby.

   SECTION 4.15. Tax Matters.

     (a) Prior to or in the Merger, neither Parent, Merger Sub nor any person related to Parent or Merger Sub (as defined in Treasury Regulations Section 1.368-1(e)(3)) will have acquired directly or through any transaction, agreement or arrangement with any other person, capital stock of the Company with consideration other than Parent Common Stock.

     (b) Merger Sub has no plan or intention to issue additional shares of its capital stock following the Merger that would result in Parent losing "control" of Merger Sub within the meaning of Section 368(c) of the Code.

     (c) Parent has no plan or intention to liquidate Merger Sub; to merge Merger Sub with or into another corporation, except if Merger Sub is surviving corporation; to sell or otherwise dispose of the stock of Merger Sub, except for transfers of capital stock to corporations controlled by Parent; or to cause Merger Sub to sell or otherwise dispose of any of its assets acquired from the Company, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Merger Sub.

     (d) Following the Merger, Merger Sub will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business.

     (e) There is not intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

     (f) Prior to the Merger, Parent will own directly all of the outstanding capital stock of Merger Sub and Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

     (g) Neither Parent nor Merger Sub is an investment company as defined in
  Section 368(a)(2)(F)(iii) and (iv) of the Code.

   SECTION 4.16. Entire Representations and Warranties. Except for the representations and warranties contained in this Agreement or any other agreement or document contemplated hereby, Parent and Merger Sub make no other express or implied representation or warranty in respect of Parent or Merger Sub that could give rise to a claim for indemnification hereunder.

   SECTION 4.17. Title to Properties; Absences of Liens and
Encumbrances. Except as described in Schedule 4.17, to the knowledge of Parent after due and reasonable investigation, Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal, and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the financial statements contained in the SEC Reports.

   SECTION 4.18. Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Registration Statement, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, and (ii) the Exemption Application (including any amendments or supplements thereto), at the time the Exemption Application is filed with the appropriate securities regulatory authority, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent or Merger Sub for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company Shareholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholder Vote which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent and Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

   SECTION 5.01. Conduct of Business by the Company Pending the Merger.

     (a) The Company agrees that, between the date of the Original Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

       (i) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

       (ii) the Company shall use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers, licensors, licensees and other persons with which the Company has significant business relations.

     (b) By way of amplification of Section 5.01(a) and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall not, between the date of the Original Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of
  Parent:

       (i) amend or change its Articles of Incorporation or Bylaws, except in connection with the Company Charter Amendment (as defined in Section 6.01);

       (ii) transfer, issue, sell, pledge, lease, license, dispose, grant, encumber, or authorize for transfer, issuance, sale, pledge, lease, license, disposition, grant or encumbrance (i) any shares of its capital stock of any class or series, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company (except for (A) the issuance of Common Stock of the Company pursuant to the exercise or conversion of a Company Option or Company Preferred Stock outstanding as of the date hereof and (B) the transfer by gift or donation of capital stock of the Company by a Company Shareholder to a third party donee) or (ii) any assets of the Company, except, in the case of this subsection (ii), in the ordinary course of business and in a manner consistent with past practice;

       (iii) authorize, declare, set aside, make or pay any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than the declaration and payment of the payment-in-kind dividend to the holders of Company Preferred Stock and the related common stock dividends to Venture Lending & Leasing, Inc., and Venture Lending & Leasing II, Inc.;

       (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

       (v) acquire (including, without limitation, by merger, consolidation, acquisition of stock or assets or any other business combination) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and which are not in connection with the acquisition of all, or substantially all of a business;

       (vi) incur any additional indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, or make any loans or advances or grant any security interest in any of its assets, except for trade payables in the ordinary course of business and indebtedness under the Company's existing credit arrangements incurred in the ordinary course of business and consistent with past practice and for other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $100,000, other than a bridge financing of up to $1,000,000 with certain holders of Company Preferred Stock;

       (vii) enter into any contracts or agreements requiring the payment, or receipt of payment, of consideration in excess of $150,000, or modify, amend or terminate any existing Company Material Contract or modify, amend, waive or consent to the termination of any of the Company's rights thereunder, other than modifications, amendments or terminations in the ordinary course of business consistent with past practices, other than extension of the due date of the promissory notes issued to certain holders of Company Preferred Stock;

       (viii) make or authorize any capital expenditures, other than capital expenditures (a) reflected in the capital expenditure budgets previously provided to Parent or (b) less than $150,000 in the aggregate;

       (ix) waive any stock repurchase or acceleration rights, amend or change the terms of any warrants, options or restricted stock, or reprice options granted under any Company Benefit Plan or authorize cash payments in exchange for any options granted under any such plans;

       (x) increase the compensation payable or to become payable to its directors, officers or employees, except for increases in accordance with past practices, in salaries or wages of officers and employees of the Company, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company (except, in the case of employees who are not officers or directors, as consistent with existing policies of the Company or past practices), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

       (xi) commence or settle any Action;

       (xii) pay, discharge, satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Audited Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice;

       (xiii) make or revoke any Tax elections, adopt or change any method of Tax accounting, settle any Tax liabilities or take any action with respect to the computation of Taxes or the preparation of Tax returns that is inconsistent with past practice;

       (xiv) take any action, other than as required by GAAP, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

       (xv) agree to any audit assessment by any tax authority or file any income or franchise tax return unless copies of such returns have been delivered to Parent for its review prior to filing;

       (xvi) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

       (xvii) change any insurance coverage other than in the ordinary course of business;

       (xviii) announce an intention to, agree in writing to or otherwise take any action with respect to, the actions described in clauses (i) through (xviii) above; or

       (xix) take any action to cause the Company's representations and warranties set forth in Article III to be untrue in any material respect.

   SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of the Original Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, Parent shall not directly or indirectly, take any action to cause Parent's representations and warranties set forth in Article IV to be untrue in any material respect.

   SECTION 5.03. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be materially untrue or inaccurate or
(B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

   SECTION 6.01. Company Shareholders' Meeting. The Company shall (i) in accordance with the MBCA and its Articles of Incorporation and Bylaws, duly call, give notice of, convene and hold a meeting of the Company Shareholders (the "Company Shareholders' Meeting") for the purpose of voting upon the approval of (a) the Merger and this Agreement, (b) the 280G Payments, (c) an amendment to its Articles of Incorporation decreasing the number of authorized shares of Company Series A Stock and Company Series B Stock (the "Company Charter Amendment"), and (d) any related proposals; and (ii) recommend that the Company Shareholders vote in favor of all such matters. The Company shall use commercially reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date hereof.

   SECTION 6.02. Parent Stockholder's Meeting. Parent shall (i) in accordance with the Delaware General Corporation Law ("DGCL") and its Certificate of Incorporation and Bylaws, duly call, give notice of, convene and hold a meeting of the stockholders of Parent (the "Parent Stockholders' Meeting") for the purpose of voting upon the approval of (A) an amendment to the Certificate of Incorporation of Parent increasing the number of authorized shares of Parent Common Stock (the "Parent Charter Amendment"), (B) the issuance of the Parent Common Shares pursuant to this Agreement, as required under the regulations of the National Association of Securities Dealers and The Nasdaq Stock Market (the "Nasdaq Stock Issuance"), (C) any other proposals to come properly before the meeting; and (ii) recommend that the stockholders of Parent vote in favor of all such matters. Parent shall use commercially reasonable efforts to hold the Parent Stockholders' Meeting as soon as practicable after the date hereof.

   SECTION 6.03. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company is a party or pursuant to applicable law, from the date of this Agreement to the Effective Time, the Company shall, and shall cause its officers, directors, employees, accountants, legal counsel, investment banks, agents and other representatives (collectively, "Representatives") to, (i) provide to Parent and its Representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request; provided, however, that the access and information shall be provided pursuant to clauses (i) and (ii) in such a way as to minimize disruption to the operations of the business of the Company. Parent shall, and Parent shall cause its Representatives to, keep such information confidential in accordance with the terms of the Confidentiality Agreement, dated as of November 1, 2000, as supplemented, between Parent and the Company (the "Confidentiality Agreement").

   SECTION 6.04. No Solicitation of Transactions. Subject to the fiduciary duties of the Board of Directors under applicable Law, the Company shall not, and will instruct its Representatives not to, directly or indirectly, (i) initiate, solicit, negotiate or encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to a merger, consolidation, share exchange, business combination or a transfer of all or a substantial part of the Company's business or assets (each, a "Competing Transaction"), or (ii) enter into, maintain or continue discussions, or negotiate with, or provide any information to, any person or entity in furtherance of such inquiries or in order to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action.

   SECTION 6.05. Directors' and Officers' Indemnification and Insurance.

     (a) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

     (b) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall honor the indemnification obligations set forth in this
  Section 6.04.

   SECTION 6.06. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

   SECTION 6.07. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) use all commercially reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) use all commercially reasonable efforts to obtain from Governmental Entities and third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any Parent Subsidiary, including any Company Required Consents and Parent Required Consents, as the case may be, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under (A) the HSR Act, and any other antitrust regulations and (B) any other applicable Law, provided, however, that neither the Company nor Parent will be required by this Section 6.06 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (x) requires the divestiture of any assets of Parent, any Parent Subsidiary or the Company or (y) limits Parent's freedom of action with respect to, or its ability to retain, the Company or any portion thereof or any of Parent's or its affiliates' other assets or businesses.

   SECTION 6.08. Public Announcements. Each of Parent and the Company shall consult with each other before issuing any press release or making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.

   SECTION 6.09. Certain Employee Benefits Matters. (a) For a period of one year following the Effective Time and effective upon the Merger, Parent shall, or shall cause the Surviving Corporation to, provide employee benefits to Surviving Corporation employees that, in the aggregate, are substantially comparable to the employee benefits that were provided to such Surviving Corporation employees under the employee benefit plans, programs and arrangements of the Company listed in Schedule 3.12(a) (excluding items 3, 4, and 13 listed in Schedule 3.12(a)) as in effect immediately prior to the Effective Time and that have been provided to Parent.

     (b) Parent covenants and agrees that it shall cause the Surviving Corporation to satisfy all severance obligations arising in connection with the transactions contemplated by the Merger and this Agreement pursuant to any Company Benefit Plan that has been provided to Parent.

     (c) Parent covenants and agrees that it shall cause the Surviving Corporation to satisfy, within 10 business days of the Effective Time, all obligations of the Company arising from and relating to the Company's 2000 bonus plan, as set forth on Schedule 6.09.

     (d) The Company covenants and agrees that, prior to the Effective Time, it shall take all action necessary to obtain shareholder approval, in accordance with the procedures prescribed under Proposed Treasury Regulation Section 1.280G-1, of all payments by the Company that may be subject to Section 280G of the Code (the "280G Payments") in connection with the consummation of the transactions contemplated by this Agreement in order to exclude such payments from the definition of the term "parachute payment" (as defined in Proposed Treasury Regulation Section 1.280G-1).

   SECTION 6.10. Break-Up Fee. The Break-Up Fee shall be a cash amount equal to $3,500,000. In the event that the transactions contemplated by this Agreement are not consummated prior to the Termination Date (as defined in Section 8.01(b)), due to failure to satisfy any condition to closing set forth in
Section 7.03, other than the condition set forth in Section 7.03(b), the Break-Up Fee shall be promptly delivered by Parent to the Company on or before six
(6) calendar days subsequent to the Termination Date. In the event that the transactions contemplated by this Agreement are not consummated prior to the Termination Date due to failure to comply with Section 6.04 or failure to satisfy any condition to closing set forth in Section 7.02, other than the condition set forth in Section 7.02(b), the Break-Up Fee shall be promptly delivered by Company to Parent on or before six (6) calendar days subsequent to the Termination Date. The parties acknowledge and agree that the failure to satisfy any condition to closing set forth in Section 7.01 shall not trigger payment of the Break-Up Fee by either party. The Break-Up Fee, if required to be delivered pursuant to this Section 6.10, shall constitute the sole and exclusive remedy of the party receiving the Break-Up Fee for any and all claims arising in connection with this Agreement.

   SECTION 6.11. Option Exercise Schedule and Account. (a) In connection with the closing of the Merger, immediately prior to the Effective Time, the Company shall deliver to Parent a schedule ("Option Exercise Schedule") setting forth
(i) the number of Company Options exercised between the date of the Original Agreement and the Effective Time ("Exercised Options"), including the number of shares of Company Common Stock issued in connection with such Exercised Options and (ii) the exercise price of such Company Options. The aggregate exercise price received by the Company in connection with the exercise of the Exercised Options shall be referred to herein as the "Total Exercise Price." Parent shall have the right to review and approve the Option Exercise Schedule. The Company hereby covenants and agrees to cause any person exercising an Exercised Option to pay the exercise price due in connection therewith in cash on the date of exercise.

     (b) All amounts constituting the Total Exercise Price shall be deposited by the Company into a separate bank account of the Company. No funds shall be disbursed from such separate account for any reason without the prior written authorization of Parent.

   SECTION 6.12. Further Assurances. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated herein.

   SECTION 6.13. Registration of Parent Common Shares. As soon as reasonably practicable using its reasonable best efforts, Parent shall file (i) a registration statement under the Securities Act for the offer and sale of the Parent Common Shares to the Company Shareholders with the SEC (the "Registration Statement"), and (ii) an application for exemption from such registration with the appropriate securities regulatory authority, pursuant to an exemption available under the Securities Act and applicable state securities laws (the "Exemption Application"). Parent shall take all action reasonably necessary to cause the Registration Statement to be declared effective or the issuance of securities under the Exemption Application to be confirmed by the appropriate securities regulatory authority, including, without limitation, diligently and promptly responding to any comments, inquiries or requests for additional information from the SEC or other securities regulatory authority within at least ten calendar (10) days of receipt of such comments, inquiries or requests for information.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

   SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

     (a) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award (an "Order") that is then in effect or pending or threatened and has, or would have, the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

     (b) Effective Securities Registration Statement or Exemption. The offer and sale of the Parent Common Shares to the Company Shareholders shall either be registered pursuant to a registration statement declared effective by the SEC under the Securities Act, or shall be exempt from such registration pursuant to an available exemption under the Securities Act and applicable state securities laws.

   SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Company made in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Material Adverse Effect) shall be true and correct as of the date hereof and the Effective Time (except for representations and warranties that speak as of a specific date or time which need only be true and correct as of such date or time), and the Company shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, except for such failures to be true and correct that would not have a Material Adverse Effect; and Parent shall have received a certificate executed by an executive officer of the Company to that effect.

     (b) Consents. The Company shall have obtained all Company Required
  Consents.

     (c) Company Shareholders' Vote. The Company Shareholders' Vote shall have been obtained.

     (d) Resignation. All members of the Board of Directors of the Company shall have resigned effective as of the Effective Time.

     (e) Approval 280G Payments. The Company shall have obtained the requisite approval of the Company Shareholders of the 280G Payments (as described in Section 6.09(d) of this Agreement).

     (f) Escrow Agreement. The Escrow Agent and the Shareholders'
  Representative shall have executed and delivered to Parent the Escrow
  Agreement.

     (g) Shareholders Agreement. The Company Holders (as defined in Section 9.02) entitled to receive at least 90% of the Parent Common Shares pursuant to this Agreement shall have executed and delivered to Parent the Shareholders Agreement, in substantially the form attached hereto as Exhibit B (the "Shareholders Agreement").

     (h) Merger Consideration Calculation Schedule. The Company shall have delivered to Parent a schedule, approved by the Company's Board of Directors, setting forth the calculation of the Non-Stock Merger Consideration Per Common Share, the Non-Stock Merger Consideration Per Preferred Share, the Non-Stock Merger Consideration Per Option Share, the Stock Merger Consideration Per Common Share, the Stock Merger Consideration Per Preferred Share and the Stock Merger Consideration Per Option Share.

   SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub made in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Material Adverse Effect) shall be true and correct as of the date hereof and the Effective Time (except for representations and warranties that speak as of a specific date or time which need only be true and correct as of such date or time), and Parent and Merger Sub shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, except for such failures to be true and correct that, in the aggregate, would not have a Material Adverse Effect; and the Company shall have received a certificate executed by an executive officer of Parent to that effect.

     (b) Consents. Parent shall have obtained all Parent Required Consents.

     (c) Parent Stockholders' Vote. The Parent Stockholders' Vote shall have been obtained.

     (d) Escrow Agreements. Parent and the Escrow Agent shall have executed and delivered to the Shareholders' Representative the Escrow Agreement and the Tax Escrow Agreement.

     (e) Shareholders Agreement. Parent shall have executed and delivered to the Shareholder's Representative the Shareholders Agreement.

     (f) Indenture. Parent shall have executed and delivered to Shareholders' Representative the Indenture.

     (g) Merger Sub Stockholders' Vote. The Merger Sub Stockholders' Vote shall have been obtained.

     (h) Securities Filing. Parent shall have filed (i) the Registration Statement with the SEC or (ii) the Exemption Application with the appropriate securities regulatory authority.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

     (a) by mutual written consent of Parent and the Company duly authorized by the Boards of Directors of each of Parent and the Company;

     (b) by either Parent or the Company, if the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, the failure of the Merger to occur on or before such date. For purposes of this Agreement, the "Termination Date" shall mean (i) forty-five (45) calendar days after the SEC Effective Date, if the SEC Effective Date is on or before August 23, 2001, or (ii) August 24, 2001, if the SEC Effective Date is on or after August 24, 2001. For purposes of this Agreement, the "SEC Effective Date" shall mean the later of the dates on which (i) the Registration Statement is declared effective by the SEC, or the exemption from such registration contained in the Exemption Application is confirmed by the appropriate securities regulatory authority, or (ii) the SEC approves, for distribution to Parent Stockholders, Parent's definitive proxy materials relating to the issuance of the Parent Common Shares in connection with the Merger.

     (c) by either Parent or the Company, if there shall be any Order of a Governmental Entity which is final and nonappealable preventing the consummation of the Merger; provided, however, that the provisions of this
  Section 8.01(c) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order;

     (d) by Parent in the event that the Company has breached any representation, warranty, covenant or agreement (subject to the materiality threshold, if any, expressed in such representation, warranty, covenant or agreement) on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that any condition set forth in Section 7.02 would not be satisfied, Parent has notified the Company of the breach and the breach has continued without cure for a period of 30 days after notice of the breach; or

     (e) by the Company in the event that Parent or Merger Sub has breached any representation, warranty, covenant or agreement (subject to the materiality threshold, if any, expressed in such representation, warranty, covenant or agreement) on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of the Parent and Merger Sub shall have become untrue, in either case such that any condition set forth in Section 7.03 would not be satisfied, the Company has notified Parent of the breach and the breach has continued without cure for a period of 30 days after notice of the breach.

   SECTION 8.02. Effect of Termination. Except as provided in Section 6.10 and
Section 10.02, in the event of termination of this Agreement pursuant to
Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub, the Company or the Shareholders' Representative or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease.

   SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and this Agreement by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Outstanding Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

   SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                                INDEMNIFICATION

   SECTION 9.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Effective Time and shall continue until 5:00 p.m. on the date which is one year following the date of the Effective Time (the "Expiration Date"); provided, however that, the representations and warranties set forth in Sections 3.01, 3.03, 3.04, 3.17, 4.01 and 4.03 shall survive for the applicable statutes of limitations. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of another party hereto. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

   SECTION 9.02. Indemnification By Shareholders. (a) Subject to the provisions of Section 9.02(b), after the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the holders of Company Outstanding Shares as of immediately prior to the Effective Time (collectively, the "Company Holders"), severally and not jointly, for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses and other costs of defending, investigating or settling claims) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or resulting from;

       (i) the breach of any representation or warranty (without giving effect to any qualification as to materiality or as to material adverse effect (or similar qualifications) contained therein in determining the amount of any Loss) made by the Company in this Agreement; and

       (ii) the breach of any covenant or agreement made by the Company in this Agreement.

     (b) Notwithstanding anything to the contrary contained in this
  Agreement:

       (i) except with respect to claims based on fraud, the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from any Company Holder (other than Losses arising with respect to a breach of the representations and warranties set forth in Sections 3.03 and 3.04) shall be the amount equal to 5% of the value of the Total Merger Consideration to which such Company Holder is entitled pursuant to Section 2.01 of the Merger Agreement;

       (ii) no indemnification payment by the Company Holder with respect to any indemnifiable Loss otherwise payable and arising out of or resulting from the causes enumerated in Section 9.02(a)(i) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $500,000 (the "Basket Amount"), after which time the Company Holder shall be liable only for indemnifiable Losses in excess of the Basket Amount;

       (iii) indemnification claims pursuant to Section 9.02(a) shall be satisfied, in accordance with the Escrow Agreement, solely out of the Parent Common Shares and Parent Notes held in the Escrow Account on behalf of such Company Holder, if any;

       (iv) the indemnification obligation of the Company Holders with respect to a breach of any representation or warranty, and the amount to be indemnified, shall be determined without regard to any materiality qualification set forth in such representation or warranty;

       (v) the amount of any indemnification to be paid under this Article IX shall be computed after giving effect to any tax benefits actually realized by Parent and any insurance proceeds actually received by Parent, after taking into account the tax consequences of the receipt of any indemnity payment hereunder; and

       (vi) the Company Holders shall have no liability for indemnification hereunder with respect to any claim arising from a change in Law or GAAP after the Effective Date having a retroactive effect.

   SECTION 9.03. Indemnification By Parent. (a) Subject to the provisions of
Section 9.03(b), after the Effective Time, the Company Holders and their respective affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Parent for any and all Losses, arising out of or resulting from:

       (i) the breach of any representation or warranty (without giving effect to any qualification as to materiality or as to material adverse effect (or similar qualifications) contained therein in determining the amount of any Loss) made by the Parent or Merger Sub in this Agreement; and

       (ii) the breach of any covenant or agreement made by Parent in this Agreement.

     (b) Notwithstanding anything to the contrary contained in this
  Agreement:

       (i) except with respect to claims based on fraud and Parent's obligation to deliver the Total Merger Consideration pursuant to
    Section 2.02 of this Agreement, the maximum aggregate amount of indemnification Losses arising out of or resulting from the causes enumerated in Section 9.03(a) that may be recovered from Parent shall be five percent (5%) of the Total Merger Consideration;

       (ii) no indemnification payment by Parent with respect to any indemnifiable Loss otherwise payable and arising out of or resulting from the causes enumerated in Section 9.03(a)(i) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than the Basket Amount, after which time Parent shall be liable only for indemnifiable Losses in excess of the Basket Amount;

       (iii) Parent's indemnification obligation with respect to a breach of any representation or warranty, and the amount to be indemnified, and shall be determined without regard to any materiality qualification set forth in such representation or warranty;

       (iv) the amount of any indemnification to be paid under this Article IX shall be computed after giving effect to any tax benefits actually realized by the Shareholders and any insurance proceeds actually received by the Company Holders, after taking into account the tax consequences of the receipt of any indemnity payment hereunder; and

       (v) Parent shall have no liability for indemnification hereunder with respect to any claim arising from a change in Law or GAAP after the Effective Date having a retroactive effect.

   SECTION 9.04. Indemnification Procedures. For purposes of this Section 9.04, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party that may be entitled to indemnification is referred to as the "Indemnified Party".

     (a) The obligations and liabilities of Indemnifying Parties under this
  Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this

  Article IX (the "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give all Indemnifying Parties notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

     (b) The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 15 days of the receipt of such notice from the Indemnified Party; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as are reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party unless the other party and its affiliates is released in full in connection with such settlement.

   SECTION 9.05. Sole Remedy. After the Effective Time, the rights set forth in this Article IX and the Escrow Agreement shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement, in any schedule hereto, in any document or agreement to be executed and delivered pursuant to this Agreement or in any document or agreement executed and delivered in connection with the completion of the transaction contemplated hereby. Notwithstanding the foregoing, nothing herein shall prevent a party from bringing an action based upon allegations of fraud in connection with this agreement, any schedule hereto, any document or agreement to be executed and delivered pursuant to this agreement or any documents or agreement executed and delivered in connection with the completion of the transaction contemplated hereby. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

   SECTION 9.06. Shareholders' Representative. A committee consisting of a representative of U.S. Trust, a representative of Fidelity Investments, and Mark Wagner (the "Shareholders' Representative"), shall act as the representative of the Company Holders, and shall be authorized to act on behalf of the Company Holders and to take any and all actions required or permitted to be taken by the Shareholders' Representative under this Agreement or the Escrow Agreement, with respect to any claims (including the settlement thereof) made by Parent or the Company Holders for indemnification pursuant to this Article IX of the Agreement and with respect to any actions to be taken by the Shareholders' Representative pursuant to the terms of the Escrow Agreement. Any notice of any Third Party Claim for which Parent is an Indemnified Party shall be deemed to have been delivered by Parent to the Company Holders pursuant to
Section 9.04(b) if validly delivered to the Shareholders' Representative. The Company Holders shall be bound by all actions taken by the Shareholders' Representative in its capacity thereof, except for any action that conflicts with the limitation set forth in the final sentence of this

Section 9.06. The Shareholders' Representative shall promptly, and in any event within ten business days, provide written notice to the Company Holders of any action taken on their behalf by the Shareholders' Representative pursuant to the authority delegated to the Shareholders' Representative under this Section
9.06. The Shareholders' Representative shall at all times act in his or her capacity as Shareholders' Representative in a manner that the Shareholders' Representative believes in good faith to be in the best interest of the Company Holders. Neither the Shareholders' Representative nor any of its directors, officers, agents or employees shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Escrow Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Shareholders' Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Shareholders' Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Escrow Agreement, the Shareholders' Representative shall not be required to exercise any discretion or take any action. Each Company Holder severally shall indemnify and hold harmless and shall reimburse the Shareholders' Representative from and against such Company Holder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Shareholders' Representative arising out of or resulting from any action taken or omitted to be taken by the Shareholders' Representative under this Agreement or the Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Shareholders' Representative's gross negligence, bad faith or willful misconduct (the "Shareholders' Representative Expenses"). Notwithstanding the foregoing, the Shareholders' Representative shall be entitled to reimbursement of the Shareholders' Representative Expenses from the Escrow Amount pursuant to the terms of the Escrow Agreement. In all matters relating to this Article IX, the Shareholders' Representative shall be the only party entitled to assert the rights of the Company Holders, and the Shareholders' Representative shall perform all of the obligations of the Company Holders hereunder. Parent shall be entitled to rely on all statements, representations and decisions of the Shareholders' Representative.

                                   ARTICLE X

                               GENERAL PROVISIONS

   SECTION 10.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email (upon written confirmation of receipt) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):


   if to Parent or Merger Sub:

     Cardiac Science, Inc.
     16931 Millikan Avenue
     Irvine, California 92606
     Facsimile No.: (949) 951-7315
     Attention: Raymond Cohen, President

     with a copy to:

     Stradling, Yocca, Carlson & Rauth
     660 Newport Center Drive, Suite 1600
     Newport Beach, California 92660
     Facsimile No.: (949) 725-4100

     Attention: Shivbir S. Grewal, Esq.

   if to the Company:

     Survivalink Corporation
     5420 Feltl Road
     Minnetonka, Minnesota 55343
     Facsimile No.: (952) 939-2989
     Attention: John R. Brintnall, Chief Operating Officer

     with a copy to:

     Dorsey & Whitney, LLP
     220 South Sixth Street
     Minneapolis, Minnesota 55402
     Facsimile No.: (612) 340-8827
     Attention: Michael J. McDonnell, Esq.

   if to the Shareholders Representative:

     Mark T. Wagner
     10636 Purdy Rd.
     Eden Prairie, Minnesota 55347
     Facsimile No.: (952) 829-8845

     with a copy to:

     Dorsey & Whitney, LLP
     220 South Sixth Street
     Minneapolis, Minnesota 55402
     Facsimile No.: (612) 340-8827
     Attention: Michael J. McDonnell, Esq.

   SECTION 10.02. Expenses. Except as otherwise expressly provided herein, each party shall bear its respective Expenses (as defined below) in connection with the negotiation and preparation of this Agreement and the documents related thereto and the consummation of the transaction contemplated by this Agreement. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

   SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the Merger and the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision are invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger and the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

   SECTION 10.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by merger, operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   SECTION 10.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

   SECTION 10.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

   SECTION 10.07. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 10.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   SECTION 10.09. Entire Agreement. This Agreement, including the schedules and other agreements and documents delivered pursuant hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, the Original Agreement. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                                   ARTICLE XI

                                  DEFINITIONS

   SECTION 11.01. Certain Definitions. For purposes of this Agreement, the term:

     (a) "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

     (b) "business day" means any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in Minneapolis, Minnesota.

     (c) "Company Common Stock" means the Common Stock, $.01 par value per share, of the Company.

     (d) "Company Option(s)" means an option or warrant to purchase shares of Company Common Stock.

     (e) "Company Option Share(s)" means the share(s) of Company Common Stock issuable upon exercise of a Company Option.

     (f) "Company Outstanding Shares" means, collectively, as of the Effective Time, the outstanding shares of Company Common Stock, the outstanding shares of Company Preferred Stock and the Company Option Shares.

     (g) "Company Preferred Stock" means the Company Series A Stock and the Company Series B Stock.

     (h) "Company Series A Stock" means the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

     (i) "Company Series B Stock" means the Series B Convertible Preferred Stock, $.01 par value per share, of the Company.

     (j) "Company Shareholders" means the holders of Company Common Stock and Company Preferred Stock.

     (k) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

     (l) "Environmental Laws" means any federal, state, local or foreign laws relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution or protection of the environment, health, safety or natural resources, all as in effect as of the date hereof.

     (m) "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     (n) "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

     (o) "Intellectual Property" means (i) United States, non-United States, and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

     (p) "knowledge" means, with respect to the Company, the actual knowledge of any executive officer of the Company after reasonable investigation and with respect to Parent or Merger Sub, the actual knowledge of any executive officer of Parent or Merger Sub after reasonable investigation, as the case may be.

     (q) "Material Adverse Effect" means, with respect to a party to this Agreement, any circumstance, event, occurrence, change or effect that is or is reasonably likely to be materially adverse to the business, operations, financial condition, assets or results of operations of such party taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect: (i) adverse changes arising from the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees or any loss due to potential relocation of the Surviving Corporation); (ii) adverse changes generally affecting the industries in which such party participates, the economy of the United States as a whole or foreign economies in any locations where such party has material operations or sales, (iii) adverse changes arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, or (iv) adverse changes arising from or relating to the payment of amounts due to any officer or employee under employment agreements, employee benefit plans or other severance arrangements.

     (r) "Merger Consideration Per Common Share" means the amount equal to
  (i) the Total Merger Consideration plus the aggregate amount of the exercise price of the unexercised Company Options (excluding any Out-of-the-Money Company Options and the Exercised Options) less the Preferred Liquidation Amount, if any, divided by (ii) the total number of Company Outstanding Shares (including Dissenting Shares and excluding any outstanding Company Preferred Stock and Out-of-the-Money Company Options), calculated on a fully-diluted basis, immediately prior to the Effective Time.

     (s) "Merger Consideration Per Option Share" means the Non-Stock Merger Consideration Per Option Share plus the Stock Merger Consideration Per Option Share.

     (t) "Merger Consideration Per Preferred Share" refers collectively to the Merger Consideration Per Series A Preferred Share and the Merger Consideration Per Series B Preferred Share.

     (u) "Merger Consideration Per Series A Preferred Share" means the amount equal to the greater of (i) $6.70, or (ii) the Merger Consideration Per Common Share multiplied by the number of Company Common Shares that such Series A Share would be entitled to if such Series A Share were converted into Company Common Shares immediately prior to the Effective Time.

     (v) "Merger Consideration Per Series B Preferred Share" means the amount equal to the greater of (i) $26.80, or (ii) the Merger Consideration Per Common Share multiplied by the number of Company Common Shares that such Series B Share would be entitled to if such Series B Share were converted into Company Common Shares immediately prior to the Effective Time.

     (w) "Merger Consideration Per Share" means, collectively, the Merger Consideration Per Common Share, the Merger Consideration Per Preferred Share and the Merger Consideration Per Option Share.

     (x) "Non-Stock Merger Consideration Per Common Share" means an amount equal to one-half the Merger Consideration Per Common Share, in cash and Parent Notes, allocated by percentage of dollar value as 27.74% to cash and 72.26% to Parent Notes.

     (y) "Non-Stock Merger Consideration Per Option Share" means an amount equal to the Non-Stock Merger Consideration Per Common Share less (ii) one-half of the applicable exercise price per Company Option Share.

     (z) "Non-Stock Merger Consideration Per Preferred Share" means an amount equal to one-half of the Merger Consideration Per Preferred Share.

     (aa) "Non-Stock Merger Consideration Per Share" means, collectively, the Non-Stock Merger Consideration Per Common Share, the Non-Stock Merger Consideration Per Preferred Share and the Non-Stock Merger Consideration Per Option Share.

     (bb) "Out-of-the-Money Company Option(s)"means Company Option(s) that, because the exercise price of such Company Option is greater than the Merger Consideration Per Common Share, are not entitled to any portion of the Total Merger Consideration.

     (cc) "Parent Common Shares" means the shares of Parent Common Stock, having an aggregate value of one-half of the Total Merger Consideration (based on the Parent Common Stock Price), issued pursuant to this Agreement.

     (dd) "Parent Common Stock" means the Parent's Common Stock, $0.001 par value per share.

     (ee) "Parent Common Stock Price" means the price determined as follows:

       (A) Subject to the terms of this clause (ee), the Parent Common Stock Price shall equal the lesser of (i) the average closing price of Parent Common Stock on the Nasdaq National Market, as reported in the Wall Street Journal, for the ten (10) trading days preceding the three
    (3) business days preceding the Effective Time, or (ii) the price per share of Parent Common Stock in the most recent issuance of Parent Common Stock sold for the purpose of financing the Merger (the "Average Stock Price").

       (B) Notwithstanding the foregoing, in the event that the average of the highest and lowest quoted trading price of Parent Common Stock on the Nasdaq National Market, as reported in the Wall Street Journal, on the date of the Effective Time (the "Closing Date Stock Price") is less than the Average Stock Price, the definitions for each of Non-Stock Merger Consideration, Stock Merger Consideration, Non-Stock Merger Consideration Per Common Share, Non-Stock Merger Consideration Per Option Share, Non-Stock Merger Consideration Per Preferred Share, Stock Merger Consideration Per Common Share, Stock Merger Consideration Per Option Share and Stock Merger Consideration Per Preferred Share shall be as set forth on Schedule 11.01 attached hereto.

       (C) Notwithstanding the foregoing, in the event that the Average Stock Price or the Closing Date Stock Price is greater than $7.50, the Parent Common Stock Price shall mean $7.50.

     (ff) "Parent Notes" shall mean senior secured promissory notes issued by Parent to the Company Shareholders (excluding holders of Dissenting Shares) as part of the Non-Stock Merger Consideration Per Share, each of which shall be in substantially the form attached hereto as Exhibit C.

     (gg) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     (hh) "Preferred Liquidation Amount" means the (i) the Merger Consideration Per Series A Preferred Share, multiplied by the number of Series A Shares outstanding immediately prior to the Effective Time (specifically excluding any Series A Shares converted into Company Common Stock in connection with the Merger), plus (ii) the Merger Consideration Per Series B Preferred Share, multiplied by the number of Series B Shares outstanding immediately prior to the Effective Time (specifically excluding any Series B Shares converted into Company Common Stock in connection with the Merger).

     (ii) "Stock Merger Consideration Per Common Share" means the number of shares of Parent Common Stock equal to (i) one-half of the Merger Consideration Per Common Share, divided by (ii) the Parent Common Stock Price.

     (jj) "Stock Merger Consideration Per Option Share" means [(i) the number of shares of Parent Common Stock equal to the Stock Merger Consideration Per Common Share less (ii) a number of shares of Parent Common Stock equal to one-half of the applicable exercise price per option share.]

     (kk) "Stock Merger Consideration Per Preferred Share" means the number of shares of Parent Common Stock equal to (i) one-half of the Merger Consideration Per Preferred Share, divided by (ii) the Parent Common Stock Price.

     (ll) "Total Merger Consideration" means $72,100,000 plus the Total Exercise Price (as defined in 6.11).

                            (signature page follows)

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this First Amended and Restated Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CARDIAC SCIENCE, INC.

                                          By: _________________________________
                                          Name: Raymond Cohen
                                          Title: President

                                          CARDIAC SCIENCE ACQUISITION CORP.

                                          By: _________________________________
                                          Name: Raymond Cohen
                                          Title: President

                                          SURVIVALINK CORPORATION

                                          By: _________________________________
                                          Name: Mark Wagner
                                          Title: Chief Executive Officer

                                    ANNEX B

        1997 STOCK OPTION/STOCK ISSUANCE PLAN AS PROPOSED TO BE AMENDED

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

   This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Cardiac Science Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

   Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

   A. The Plan shall be divided into two (2) separate equity programs:

     (i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

     (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

   B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

   A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

   B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

IV. ELIGIBILITY

   A. The persons eligible to participate in the Plan are as follows:

     (i) Employees,

     (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

     (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

   B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

   C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V. STOCK SUBJECT TO THE PLAN

   A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed eight million nine hundred thousand (8,900,000) shares.

   B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

   C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                                  ARTICLE TWO

                              OPTION GRANT PROGRAM

I. OPTION TERMS

   Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

   A. Exercise Price.

     1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

       (i) The exercise price per share shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

       (ii) If the person to whom the option is granted is a 10%
    Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

   Currently, there are approximately thirty persons who are eligible to participate in the Plan.

     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under
  Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

       (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

       (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

   Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

   C. Effect of Termination of Service.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

       (i) Should the Optionee cease to remain in Service for any reason other than Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

       (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

       (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option.

       (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

       (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

       (vi) Should Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to remain outstanding.

     2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

       (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

       (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

   D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

   E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

   F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

   G. Withholding. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II. INCENTIVE OPTIONS

   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

   A. Eligibility. Incentive Options may only be granted to Employees.

   B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

   C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

   D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION

   A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

   B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

   C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

   E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to the shares.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

   Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

   A. Purchase Price.

     1. The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85 %) of the Fair Market Value per share of Common Stock on the issue date.

    However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

     2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

      (i) cash or check made payable to the Corporation, or

      (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

   B. Vesting Provisions.

     1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

     3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

     4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

     5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II. CORPORATE TRANSACTION

   Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

III. SHARE ESCROW/LEGENDS

   Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                                 MISCELLANEOUS

I. FINANCING

   The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. EFFECTIVE DATE AND TERM OF PLAN

   A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

   B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III. AMENDMENT OF THE PLAN

   A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the 0ptionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

   B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess shares are made, then
(i) any unexercised options
granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

IV. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V. WITHHOLDING

   The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

VI. REGULATORY APPROVALS

   The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII. NO EMPLOYMENT OR SERVICE RIGHTS

   Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII. FINANCIAL REPORTS

   The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Board shall mean the Corporation's Board of Directors.

   B. Code shall mean the Internal Revenue Code of 1986, as amended.

   C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

   D. Common Stock shall mean the Corporation's common stock.

   E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

     (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

   F. Corporation shall mean Cardiac Science Inc, a Delaware corporation.

   G. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

   H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

   I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

   J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (c) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

   K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

   L. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

     (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

     (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

   M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

   N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

   O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

   P. Option Grant Program shall mean the option grant program in effect under the Plan.

   Q. Optionee shall mean any person to whom an option is granted under the Plan.

   R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

   T. Plan shall mean the Corporation's 1997 Stock Option/Stock Issuance Plan, as set forth in this document.

   U. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

   V. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

   W. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

   X. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

   Y. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

   Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   AA. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                    ANNEX C

                             CARDIAC SCIENCE, INC.
                            AUDIT COMMITTEE CHARTER

Purpose

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

Membership

   The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

   Accordingly, all of the members will be directors:

  1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

  .  The Committee shall:

    . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

    . recommend that the Board take appropriate action to oversee the independence of the outside auditor.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                    ANNEX D

                            ARTEMA MEDICAL AB (PUBL)

                       CONSOLIDATED FINANCIAL STATEMENTS

                            ARTEMA MEDICAL AB (PUBL)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Artema Medical AB

   We have audited the accompanying consolidated balance sheet of Artema Medical AB and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of income and cash flow for the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in Sweden.

   Accounting principles generally accepted in Sweden vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for the year ended December 31, 2000 and 1999 and the determination of shareholders' equity and financial position at December 31, 2000 and 1999 to the extent summarized in Note 34.

Stockholm, Sweden
March 16, 2001
KPMG

Anders Liner
Authorized Public Accountant

                            ARTEMA MEDICAL AB (PUBL)

                               INCOME STATEMENTS

                                               Group                                     Parent Company
(SEK 000s)                   ---------------------------------------------  --------------------------------------------
                                                           For the Three                                  For the Three
                                                           Months Ended                                   Months Ended
                             Years ending December 31        March 31,       Years ending December 31       March 31,
                             ---------------------------  ----------------  ----------------------------  --------------
                        Note   2000     1999      1998     2001     2000      2000      1999      1998     2001    2000
                        ---- --------  -------  --------  -------  -------  --------  --------  --------  ------  ------
                                                            (unaudited)                                    (unaudited)
Net sales.............    2   262,228  168,161   227,477   44,952   67,082    30,991    25,032    18,437   3,465   8,725
Other operating
 income...............    3       182      298     1,904      --       --        --        --        --      --      --
                             --------  -------  --------  -------  -------  --------  --------  --------  ------  ------
Total revenue.........        262,410  168,459   229,381   44,952   67,082    30,991    25,032    18,437   3,465   8,725

Operating expenses
Raw materials,
 consumables and goods
 for resale...........    4  (140,781) (81,413) (118,003) (27,776) (33,671)  (18,671)  (15,186)  (15,186) (2,261) (5,145)
Other external costs..    5   (37,932) (50,982)  (51,738)  (8,624) (11,952)  (11,188)  (14,411)  (11,755) (3,317) (3,611)
Personnel costs.......    1   (78,362) (86,719)  (89,065) (19,763) (19,343)  (21,228)  (19,254)  (13,816) (5,673) (5,150)
Depreciation and
 amortization of
 tangible and
 intangible fixed
 assets...............    6    (6,427)  (7,010)   (7,460)  (1,493)  (1,606)   (1,450)   (1,498)   (1,185)   (282)   (344)
Items affecting
 comparability........    7       --   (17,584)  (17,405)     --       --        --     (5,208)   (6,275)    --      --
Utilized restructuring
 reserve..............   26       --    12,376    22,095      --       --        --        --        --      --      --
Other operating
 expenses.............    8      (122)    (160)     (415)     --       --       (122)     (160)      (51)    --      --
Share in result of
 associated
 companies............   21     2,085      150     6,107      --       --        --        --        --      --      --
                             --------  -------  --------  -------  -------  --------  --------  --------  ------  ------
Operating result......            871  (62,883)  (26,503) (12,704)     510   (21,668)  (30,685)  (29,831) (8,068) (5,525)

Result from financial
 investments
Result from shares in
 Group companies......    9       --       --        --       --       --        --     (1,865)   (1,376)    --      --
Result from
 participations in
 associated
 companies............            --       --        --       --       --        --        --        117     --      --
Result from securities
 and receivables
 accounted for as
 fixed assets.........   10    (2,100)  (2,372)      774      --    (1,945)   (5,030)   (2,372)      774     --   (1,945)
Other interest income
 and similar
 profit/loss items....   11     3,887    2,312     2,359      800      297     4,452     2,557     3,110     978     899
Interest expenses and
 similar profit/loss
 items................   12    (1,142)  (1,659)   (4,411)    (496)    (762)     (146)     (162)     (485)    (86)   (162)
                             --------  -------  --------  -------  -------  --------  --------  --------  ------  ------
Result after financial
 items................          1,516  (64,602)  (27,781) (12,400)  (1,900)  (22,392)  (32,527)  (27,691) (7,176) (6,733)

Year-end
 appropriations.......   13       --       --        --       --       --        --        774    10,576     --      --
                             --------  -------  --------  -------  -------  --------  --------  --------  ------  ------
Result before taxes...          1,516  (64,602)  (27,781) (12,400)  (1,900)  (22,392)  (31,753)  (17,115) (7,176) (6,733)
Taxes on result for
 the period...........   14       --    (3,992)   (5,627)     --       --        --        --        --      --      --
                             --------  -------  --------  -------  -------  --------  --------  --------  ------  ------
Net result for the
 period...............          1,516  (68,594)  (33,408) (12,400)  (1,900)  (22,392)  (31,753)  (17,115) (7,176) (6,733)

                            ARTEMA MEDICAL AB (PUBL)

                                 BALANCE SHEETS

                                         Group                    Parent Company
                              ---------------------------- ----------------------------
                              At December 31               At December 31
                              --------------- At March 31, --------------- At March 31,
                         Note  2000    1999       2001      2000    1999       2001
(SEK 000s)               ---- ------- ------- ------------ ------- ------- ------------
         Assets                               (unaudited)                  (unaudited)
Fixed assets
Intangible fixed assets
  Patents, trade marks
   and similar rights...  15      --        3       --         --        3       --
                              ------- -------   -------    ------- -------   -------
    Total intangible
     fixed assets.......          --        3       --         --        3       --
Tangible fixed assets
  Buildings and land....  16   17,279  17,271    17,897        --      --        --
  Machinery and other
   technical
   facilities...........  17    6,890   7,201     7,044        --      --
  Equipment, tools and
   installations........  18    8,065  11,920     7,780      3,660   3,883     3,656
                              ------- -------   -------    ------- -------   -------
    Total tangible fixed
     assets.............       32,234  36,392    32,721      3,660   3,883     3,656
Financial fixed assets
  Shares in Group
   companies............  19      --      --        --      46,310  46,310    46,310
  Due from Group
   companies............  20      --      --        --      52,468  56,064    53,660
  Shares in associated
   companies............  21    8,992   6,660     9,373        --      --
  Deferred tax claim....  22      --      --        --         --      --        --
  Other long-term
   receivables..........  23       22      25        22         22      25        22
                              ------- -------   -------    ------- -------   -------
    Total financial
     fixed assets.......        9,014   6,685     9,395     98,800 102,399    99,992
                              ------- -------   -------    ------- -------   -------
    Total fixed assets..       41,248  43,080    42,116    102,460 106,285   103,648
                              ======= =======   =======    ======= =======   =======
Current assets
Inventories
  Raw materials and
   consumables..........       18,644  14,493    16,191        --      --        --
  Work in progress......        5,809   5,422     7,136        --      --        --
  Finished products and
   goods for resale.....       13,241  19,162    13,693      5,491   5,414     6,006
                              ------- -------   -------    ------- -------   -------
    Total inventories...       37,694  39,077    37,020      5,491   5,414     6,006
Current receivables
  Accounts receivable...       51,451  28,368    45,015      3,396   1,550     2,014
  Due from Group
   companies............          --      --        --       2,366   5,985     4,385
  Due from associated
   companies............          --      --        --         --      --        --
  Tax claims............          301     309       402        301     309       402
  Other receivables.....        3,286   2,809     3,730        617   1,772     1,410
  Prepaid expenses and
   accrued income.......  24    1,556   1,561     2,591        663     852     1,533
                              ------- -------   -------    ------- -------   -------
    Total current
     receivables........       56,594  33,047    51,738      7,343  10,468     9,744
  Cash and deposits.....       15,527   7,988     5,879     10,600      37        44
                              ------- -------   -------    ------- -------   -------
    Total current
     assets.............      109,815  80,112    94,637     23,434  15,919    15,794
                              ------- -------   -------    ------- -------   -------
    Total assets........      151,063 123,192   136,753    125,894 122,204   119,442
                              ======= =======   =======    ======= =======   =======

                            ARTEMA MEDICAL AB (PUBL)

                                           Group                      Parent Company
                                ------------------------------ ------------------------------
                                At December 31                 At December 31
                                ----------------  At March 31, ----------------  At March 31,
                          Note   2000     1999        2001      2000     1999        2001
(SEK 000s)                ----- -------  -------  ------------ -------  -------  ------------
                                                  (unaudited)                    (unaudited)
Shareholders' Equity and
      Liabilities
Equity                       25
Restricted equity
 Share capital..........         15,236    9,158     15,236     15,236    9,158     15,236
 Share premium
  reserve...............            --       --         --     137,827  101,627    137,827
 Restricted reserves....        146,606  111,712    146,606      8,781    8,781      8,781
                                -------  -------    -------    -------  -------    -------
 Total restricted
  equity................        161,842  120,870    161,842    161,844  119,566    161,844
Non-restricted equity
 Non-restricted
  reserves..............        (78,268) (11,594)   (76,101)   (25,521)   6,232    (47,913)
 Net result for the
  year..................          1,516  (68,594)   (12,400)   (22,392) (31,753)    (7,176)
                                -------  -------    -------    -------  -------    -------
   Total non-restricted
    equity..............        (76,752) (80,188)   (88,501)   (47,913) (25,521)    55,089
                                -------  -------    -------    -------  -------    -------
   Total shareholders'
    equity..............         85,090   40,682     73,341    113,931   94,045    106,755
                                -------  -------    -------    -------  -------    -------
Provisions
 Restructuring
  reserve...............     26     --       --         --         --       --         --
 Other provisions.......     27   5,844    6,680      4,256      4,238    5,208      2,582
                                -------  -------    -------    -------  -------    -------
   Total provisions.....          5,844    6,680      4,256      4,238    5,208      2,582
Long-term liabilities
 Mortgage loans.........  29,31   2,539    3,102      2,647        --       --         --
 Committed credit
  facility..............  28,29   7,461    7,699      6,112        --     4,399        351
 Due to Group
  companies.............            --       --         --          50       50         50
 Other liabilities......          2,450    3,450      1,916        --       --         --
                                -------  -------    -------    -------  -------    -------
   Total long-term
    liabilities.........         12,450   14,252     10,675         50    4,449        401
Current liabilities
 Advance payments from
  customers.............            569    3,043        522        --     1,500        --
 Accounts payable.......         26,124   26,146     27,119      3,296    5,314      4,232
 Liabilities to Group
  companies.............            --       --         --         --       272         35
 Liabilities to
  associated
  companies.............            643      --         455        --       --         --
 Tax liabilities........            --       --         --         --       --         --
 Other liabilities......          2,915   16,263     10,876        551    7,672      1,359
 Accrued expenses and
  prepaid income........     30  17,428   16,126      9,509      3,828    3,744      4,078
                                -------  -------    -------    -------  -------    -------
   Total current
    liabilities.........         47,679   61,579     48,481      7,675   18,502      9,704
                                -------  -------    -------    -------  -------    -------
   Total shareholders'
    equity and
    liabilities.........        151,063  123,192    136,753    125,894  122,204    119,442
                                =======  =======    =======    =======  =======    =======
   Pledged Assets and
 Contingent Liabilities
Pledged assets
For own liabilities and
 provisions
 Real estate
  mortgages.............         13,482   13,453                   --       --
 Corporate mortgages....         35,500   35,500                35,500   35,500
 Bank accounts..........         10,456    7,044                   --       --
 Other pledged assets...          3,835    1,500                   --     1,500
                                -------  -------               -------  -------
   Total pledged
    assets..............         63,273   57,497                35,500   37,000
Contingent liabilities
 Guaranties on behalf
  of Group companies....            --       --                  7,729      --
 Guaranties on behalf
  of associated
  companies.............            --     2,300                   --       --
 Guaranties, others.....          7,955      --                    226      --
 Discounted bills of
  exchange..............          4,073    4,647                   --       --
                                -------  -------               -------  -------
   Total contingent
    liabilities.........         12,028    6,947                 7,955      --
                                =======  =======               =======  =======

                            ARTEMA MEDICAL AB (PUBL)

                              CASH FLOW STATEMENTS

                                                Group                                      Parent Company
                              ----------------------------------------------  ---------------------------------------------
                                                             For the Three                                  For the Three
                                                             Months Ended                                    Months Ended
                               Years ending December 31        March 31        Years Ending December 31        March 31
                              ----------------------------  ----------------  ----------------------------  ---------------
                         Note   2000      1999      1998     2001     2000      2000      1999      1998     2001     2000
(SEK 000s)               ---- --------  --------  --------  -------  -------  --------  --------  --------  -------  ------
                                                              (unaudited)                                    (unaudited)
From operations........   32
Result after financial
 items.................          1,516   (64,602)  (27,781) (12,400)  (1,900)  (22,392)  (32,527)  (27,691)  (7,176) (6,733)
Depreciation,
 amortization and
 write-off.............          6,644     7,595     7,828    1,493    1,606     3,410     3,363     2,561      282     344
Adjustment for items
 not included in the
 cash flow.............         (3,379)   (7,284)  (23,826)  (1,645)   2,393     2,100     7,580        36   (1,656)  1,945
Taxes..................            --       (283)   (2,337)     --       --        --       (283)       54      --      --
                              --------  --------  --------  -------  -------  --------  --------  --------  -------  ------
 Cash flow from
  operations before
  change in working
  capital..............          4,781   (64,574)  (46,116) (12,552)   2,099   (16,882)  (21,867)  (25,040)  (8,550) (4,444)
 Cash flow from change
  in working capital
  Increase/decrease in
  inventories..........         (4,096)    3,093     8,269    2,029   (3,758)      (77)      415     3,034     (515)    750
  Increase/decrease in
   current
   receivables.........        (13,086)    9,135    20,703    4,826  (42,359)    3,125    (2,599)    6,120   (2,401) (5,489)
  Increase/decrease in
   current
   liabilities.........         (3,678)   15,073   (14,269)   1,225   21,636    (3,827)    5,710     3,218    2,030   1,525
                              --------  --------  --------  -------  -------  --------  --------  --------  -------  ------
Cash flow from change
 in working capital....        (20,860)   27,301    14,703    8,080  (24,481)     (779)    3,526    12,372    (886)  (3,214)
Cash flow from
 operations............        (16,079)  (37,273)  (31,413)  (4,472) (22,382)  (17,661)  (18,341)  (12,668)  (9,436) (7,658)
Investments
 Sales of
 subsidiaries..........         (2,676)      --     19,586      --       --        --        --        --       --      --
 Investments in
  tangible fixed
  assets...............         (2,286)  (10,633)   (9,416)    (787)    (471)   (1,224)   (3,312)   (1,117)    (278)   (113)
 Sale of tangible fixed
  assets...............            --        (12)    2,617      --       --        --        --        325      --      --
 Investment of
  financial fixed
  assets...............         (1,449)     (140)   (7,708)     --       --     (1,431)  (46,284)   (5,948)  (1,192) (8,245)
                              --------  --------  --------  -------  -------  --------  --------  --------  -------  ------
Cash flow from
 investments...........         (6,412)  (10,785)    5,079     (787)    (471)   (2,655)  (49,596)   (6,740)  (1,470) (8,358)
Financial activities
 New issue of shares...         35,278    27,673        30      --    35,278    35,278    27,673       --       --   35,278
 New loans.............            --        --      4,556      --       --        --      4,399       --       --      --
 Amortization of
  loans................         (5,385)  (10,390)      --    (4,596)    (612)   (4,399)      --        --       350  (4,399)
                              --------  --------  --------  -------  -------  --------  --------  --------  -------  ------
Cash flow from
 financial activities..         29,893    17,283     4,586   (4,596)  34,666    30,879    32,072       --       350  30,879
Cash flow..............          7,403   (30,775)  (21,748)  (9,855)  11,813    10,563   (35,865)  (19,408) (10,556) 14,863
Liquid assets in the
 beginning of the
 period................          7,988    39,082    59,356   15,527    7,988        37    35,902    55,310   10,600      37
Translation differences
 for the period........            136      (319)    1,474      207      (81)      --        --        --       --      --
                              --------  --------  --------  -------  -------  --------  --------  --------  -------  ------
Liquid assets at the
 end of the period.....   33    15,527     7,988    39,082    5,879   19,720    10,600        37    35,902       44  14,900

                           ARTEMA MEDICAL AB (PUBL)

                             ACCOUNTING PRINCIPLES

   Parent refers to Artema Medical AB without Artema MEC, its wholly owned subsidiary, and Group refers to Artema Medical AB with its subsidiary.

General Accounting Principles

   The annual report is prepared in accordance with the Annual Accounts Act and the recommendations of the Swedish Financial Accounting Standards Council. The principles are unchanged from the preceding year.

Valuation Principles, Etc.

   Assets and liabilities are valued at cost unless otherwise stated below.

Research and Development Costs

   Costs for research and development are expensed as incurred.

Warranty Costs

   The cost of goods sold includes estimated values, based on historical data, for the cost of product warranties.

Taxes

   The Group's total tax expense consists of current tax and deferred tax. Deferred tax of 28 percent is computed on untaxed reserves in Sweden. For the acquisition of Artema Monitoring Emergency Care A/S in Denmark, deferred tax of 34 percent is computed on the restructuring reserve.

Items Affecting Comparability

   Recommendation number 4 of the Swedish Financial Accounting Standards Council is applied, whereby transactions of significant importance are specified at each level of the income statements. Examples of such events and transactions are capital gains/losses on the sale of operating units and significant fixed assets, write-downs and restructuring costs.

Hedging Of Commercial Flows

   The result of translation differences on hedging of contracted future currency flows affect the income statements during the same period as the underlying flow.

Inventories

   Inventories are reported at the lower of cost and market value according to the first-in first-out principle (FIFO). Risks for obsolescence have been accounted for. The costs of in-house manufactured work-in-progress and finished goods consist of acquisition costs, direct manufacturing costs as well as a reasonable mark-up for indirect manufacturing costs.

Receivables

   Receivables are individually assessed and reported at the amount that they are expected to be received.

                            ARTEMA MEDICAL AB (PUBL)

Receivables and Liabilities in Foreign Currency

   Receivables and liabilities in foreign currency are translated at the rate of exchange prevailing at year-end in accordance with recommendation number 8 of the Swedish Financial Accounting Standards Council. Exchange rate differences on current receivables and liabilities are included in the operating result, while differences on financial receivables and liabilities are reported among financial items. To the extent that receivables and liabilities in foreign currency have been hedged by forward contracts, they are converted at the forward rate.

Depreciation Of Fixed Assets

   Depreciation and amortization are based on the acquisition cost of the respective asset and its estimated economic life. In the event of permanent loss of value, assets are written down accordingly.

   The following depreciation and amortization periods are applied:

                                                                        Parent
                                                               Group    Company
                                                             --------- ---------
   Intangible fixed assets
     Patents................................................   5 years   5 years

   Tangible fixed assets
     Buildings..............................................  50 years       --
     Machinery and other technical facilities............... 3-5 years       --
     Equipment, tools and installations..................... 3-5 years 3-5 years

   The difference between the above described depreciation according to plan and amortization for tax purposes, is reported by the individual companies as accumulated excess depreciation and amortization, which is included in untaxed reserves.

Leasing

   Operative leases exist in the Group. In the income statement, the leasing fee is distributed over the years based on usage, which may differ from the leasing fees actually paid during the current year. Assets financed through so called financial leasing are reported among fixed assets and the corresponding liability among liabilities. In the income statement the leasing costs are divided into depreciation and interest costs.

Consolidated Accounting

   The consolidated financial accounts are prepared according to the Swedish Financial Accounting Standards Council's recommendation number 1:96. The Company applies the purchase method of accounting, which means that the Group's costs of shares in acquired subsidiaries are eliminated against the equity in such subsidiaries.

Associated Companies

   Holdings of shares in associated companies, in which the Group owns a minimum of 20 percent and a maximum of 50 percent of the votes, or otherwise has a controlling interest in operational and financial management, are normally accounted for according to the equity method. The equity method means that the book value in the Group of shares in associated companies corresponds to the Group's share of the associated company's equity, and any residual surplus and deficit values in the Group. The Group's share of the associated

                            ARTEMA MEDICAL AB (PUBL)
company's profit after financial items, adjusted for any depreciation or reversal of acquired surplus values or deficits, respectively, is reported in the consolidated income statement as "Share in result of associated companies". Shares in profit generated after the acquisition of associated companies, not yet realized via payment of dividends, are allocated to the equity method reserve, which is a part of the Group's restricted equity.

Translation of Foreign Subsidiaries

   The accounts of foreign subsidiaries have been translated according to the current method, whereby all assets, provisions and other liabilities are translated at the year-end rate of exchange, and all items in the income statement are translated at the average rate of exchange for the year. Any translation differences arising are carried directly to equity.

Information About the Period's Acquisitions and Divestments

   In early 2000, Artema GmbH and the operations conducted in Artema Monitoring and Emergency Care A/S's branch Artema Norway NUF, were divested. At mid-year 2000 Artema UK Ltd. was divested.

                            ARTEMA MEDICAL AB (PUBL)

                         NOTES TO FINANCIAL STATEMENTS
              (Amounts in SEK thousands, if not stated otherwise)

Note 1. Employees and Personnel Costs

                                          Of which      Of which      Of which
   Average number of employees       2000  men, %  1999  men, %  1998  men, %
   ---------------------------       ---- -------- ---- -------- ---- --------
   Parent Company
   Sweden...........................  29     82     29     87     25     76
                                     ---    ---    ---    ---    ---    ---
   Parent Company total.............  29     82     29     87     25     76
   Subsidiaries
     Denmark........................ 141     49    161     52    194     49
     England........................   7     85     18     65     16     75
     Germany........................  --     --     11     82      9     89
     Poland.........................  --     --     --     --     26     70
                                     ---    ---    ---    ---    ---    ---
   Subsidiary total................. 148     51    190     55    245     54
                                     ---    ---    ---    ---    ---    ---
   Group total...................... 177     56    219     59    270     56

 Wages, salaries, other compensation and social benefits

                                 2000                  1999                  1998
                                Wages,      2000      Wages,      1999      Wages,      1998
                             salaries and  Social  salaries and  Social  salaries and  Social compensation benefits compensation benefits compensation benefits
                             ------------ -------- ------------ -------- ------------ --------
   Parent Company..........     13,546      7,127     12,444     6,041      11,583     4,657
   of which pension
    costs(1)...............        --       2,472        --      1,886         --        924
   Subsidiaries............     55,648      3,356     68,042     2,692      77,959     2,523
   of which pension costs..        --       1,564        --        681         --        499
                                ------     ------     ------     -----      ------     -----
   Group total.............     69,194     10,483     80,486     8,733      89.542     7,180
   of which pension
    costs(2)...............        --       4,036        --      2,567         --      1,423

--------
(1) For 2000, 1999 and 1998, SEK 287,000, SEK 280,000 and SEK 360,000,
    respectively, of the Parent Company's pension costs refer to Board of Directors and President. The Parent Company has no outstanding pension commitments.

(2) For 2000, 1999 and 1998, SEK 303,000, 280,000 and 379,000, respectively, of the Group's pension costs refer to Board of Directors and President. The Group has no outstanding pension commitments.

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


 Wages, salaries, other compensation by country

                              2000                1999                1998
                            Board of            Board of            Board of
                            Directors   2000    Directors   1999    Directors   1998
                               and      Other      and      Other      and      Other
   Parent Company           President employees President employees President employees
   --------------           --------- --------- --------- --------- --------- ---------
   Sweden..................   1,637    11,909     1,883    10,561     1,931     9,652
                              -----    ------     -----    ------     -----    ------
   Parent Company total....   1,637    11,909     1,883    10,561     1,931     9,652
   Subsidiaries abroad
     Denmark...............   2,332    50,920     1,085    58,067     3,146    62,980
     England...............     305     2,091       683     4,636       885     3,672
     Germany...............     --        --        814     2,757       --      2,676
     Poland................     --        --        --        --        800     3,800
                              -----    ------     -----    ------     -----    ------
   Subsidiaries total......   2,637    53,011     2,582    65,460     4,831    73,128
                              -----    ------     -----    ------     -----    ------
   Group total.............   4,274    64,920     4,465    76,021     6,762    82,780
                              -----    ------     -----    ------     -----    ------
   of which bonus etc......     405       --        --        --        --        --

 Severance pay and pension

   The President's period of notice for termination on the initiative of the Company is 12 months, and 6 months for termination on the initiative of the President. The retirement age for the President is 65. The period of notice for other certain members of senior management is up to 12 months for termination on the initiative of the Company.

 Remuneration to the Board and President

   For 2000, 1999 and 1998, salaries and other remuneration to the President amounted to SEK 1,371,000, SEK 1,721,000 and SEK 1,725,000, respectively, and to the Chairman of the Board of Directors, SEK 73,000, SEK 55,000 and SEK 55,000, respectively. In addition, a remuneration of SEK 1,579,000 has been paid out to the former President.

   Loans to members of senior management do not exist.

Note 2. Net Sales By Geographic Market

                                                          2000    1999    1998
                                                         ------- ------- -------
   Group
     Europe............................................. 116,619 142,712 182,673
     North America......................................  12,077   9,989   6,017
     South America......................................   2,519   4,388   5,754
     Asia, other........................................ 131,013  11,071  33,033
                                                         ------- ------- -------
   Group total.......................................... 262,228 168,161 227,477
   Parent Company
     Europe.............................................  16,785  13,837  13,240
     North America......................................  10,245   8,390   4,064
     South America......................................   2,519   1,186     575
     Asia, other........................................   1,442   1,619     558
                                                         ------- ------- -------
     Parent Company total...............................  30,991  25,032  18,437

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


   Sales in Sweden are not reported separately since it represents less than 2 percent of Group sales.

Note 3. Other Operating Income

                                                                 2000 1999 1998
                                                                 ---- ---- -----
   Group
   Compensation related to industrial dispute................... --   --   1,428
   Sale of fixed assets......................................... 100    8    --
   Other........................................................  82  290    476
                                                                 ---  ---  -----
   Group total.................................................. 182  298  1,904

Note 4. Raw Materials, Consumables and Goods for Resale

   Goods for resale (purchased finished products) constitute a small part of the Group's sales and are therefore reported together with raw materials and consumables.

Note 5. Other External Costs

 Leasing fees relating to operative leasing

                                                             2000   1999   1998
                                                            ------ ------ ------
   Group
   Assets held under operative leasing contracts
   Leasing fees paid during the financial year............   4,295  4,777  6,218
                                                            ------ ------ ------
   Contractual future leasing fees, due within 1 year.....   4,397  4,215     NA
   Contractual future leasing fees, due within 1-5 years..   8,565 10,120     NA
   Contractual future leasing fees, due within > 5 years..     --     --
                                                            ------ ------ ------
   Total contractual future leasing fees..................  12,962 14,335 17,889

 Audit costs

   The audit of the Group is performed by KPMG. The Group's audit costs for 2000 amounted to SEK 0.4 million, SEK 0.4 million in 1999 and SEK 0.6 million in 1998, whereof for the parent company SEK 0.1 million, SEK 0.1 million and SEK 0.1 million, respectively. Furthermore, the Group's costs for consultations amounted to SEK 0.5 million, SEK 0.2 million and SEK 0.3 million in 2000 and 1999 and 1998, respectively.

Note 6. Depreciation and Amortization of Tangible and Intangible Fixed Assets

                                      2000             1999             1998
                              2000   Parent    1999   Parent    1998   Parent
                             Group   Company  Group   Company  Group   Company
                             ------  -------  ------  -------  ------  -------
   Patents and trademarks...     (3)     (3)     (25)    (25)     (68)    (68)
   Buildings and land.......   (427)    --      (443)    --      (443)    --
   Machinery and other
    technical facilities.... (1,234)    --    (1,090)    --    (1,376)    --
   Equipment, tools and
    installations........... (4,763) (1,447)  (5,452) (1,473)  (5,573) (1,117)
                             ------  ------   ------  ------   ------  ------
   Total.................... (6,427) (1,450)  (7,010) (1,498)  (7,460) (1,185)

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


Note 7. Items Affecting Comparability

                                                         2000   1999     1998
                                                        ------ -------  -------
   Group
   Sale of group company...............................    --      --     4,690
   One off charges CEO termination.....................    --   (5,208)     --
   Restructuring costs.................................    --  (12,376) (22,095)
                                                        ------ -------  -------
   Group total.........................................    --  (17,584) (17,405)

   Parent Company
   One off charges CEO termination.....................    --   (5,208)     --
   Restructuring costs.................................    --      --    (6,275)
                                                        ------ -------  -------
   Parent Company total................................    --   (5,208)  (6,275)

Note 8. Other Operating Expenses

                                                         2000    1999    1998
                                                        ------  ------  ------
   Group & Parent Company
   Foreign exchange losses on operating
    receivables/liabilities............................   (122)   (159)    (15)
   Capital loss on sale of equipment...................    --       (1)   (384)
   Other...............................................    --      --      (16)
                                                        ------  ------  ------
   Group & Parent Company total........................   (122)   (160)   (415)

Note 9. Result from Participation in Group Companies

                                                         2000    1999    1998
                                                        ------  ------  ------
   Parent Company
   Write-downs.........................................    --   (1,865) (1,376)
                                                        ------  ------  ------
   Parent Company total................................    --   (1,865) (1,376)

Note 10. Result from Securities and Receivables Accounted for as Fixed Assets

                                                         2000    1999    1998
                                                        ------  ------  ------
   Parent Company
   Write-down of receivable............................ (2,930)    --      --
   Exchange rate difference on fixed assets............ (2,100) (2,372)    774
                                                        ------  ------  ------
   Parent Company total................................ (5,030) (2,372)    774

Note 11. Other Interest Income and Similar Items

                                                         2000    1999    1998
                                                        ------  ------  ------
   Group
     Interest income, other............................  3,887   2,312   2,359
                                                        ------  ------  ------
     Group total.......................................  3,887   2,312   2,359
   Parent Company
     Interest income, Group companies..................  4,238   2,410   1,482
     Interest income, other............................    214     147   1,628
                                                        ------  ------  ------
   Parent Company total................................  4,452   2,557   3,110

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


Note 12. Interest Expenses And Similar Items

                                                        2000    1999    1998
                                                       ------  ------  ------
   Group
     Interest expense, other.......................... (1,142) (1,639) (3,935)
     Guarantee expense................................    --      (20)   (476)
                                                       ------  ------  ------
     Group total...................................... (1,142) (1,659) (4,411)

   Parent Company
     Interest expense, other..........................   (146)   (142)     (9)
     Guarantee expense, etc. bank.....................    --      (20)   (476)
                                                       ------  ------  ------
     Parent Company total.............................   (146)   (162)   (485)

Note 13. Year-end Appropriations

                                                        2000    1999    1998
                                                       ------  ------  ------
   Parent Company
   Difference between booked and planned depreciation
    of equipment, tools and installations.............    --      --      555
   Tax allocation reserve, reversal for the year......    --      --   10,795
   Currency translation reserve, the year's change....    --      774    (774)
                                                       ------  ------  ------
   Company total......................................    --      774  10,576

Note 14. Taxes On The Year's Result

                                                        2000    1999    1998
                                                       ------  ------  ------
   Group
   Paid taxes.........................................    --      --   (1,076)
   Deferred taxes.....................................    --   (3,992) (4,551)
                                                       ------  ------  ------
   Group total........................................    --   (3,992) (5,627)

Note 15. Patents and Trademarks

                                                                     2000  1999
                                                                     ----  ----
   Group/Parent Company
   Accumulated acquisition values
   Opening balance..................................................  419   419
                                                                     ----  ----
   Total............................................................  419   419

   Accumulated planned depreciation
   Opening balance.................................................. (416) (391)
   Depreciation for the year........................................   (3)  (25)
                                                                     ----  ----
   Total............................................................ (419) (416)
                                                                     ----  ----
   Planned residual value at year-end...............................  --      3

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 16. Buildings and Land

                                                                  2000    1999
                                                                 ------  ------
   Group
   Accumulated acquisition values
   Opening balance.............................................. 20,951  23,037
   New purchases................................................    --       93
   Translation differences for the year.........................    546  (2,179)
                                                                 ------  ------
   Group total.................................................. 21,497  20,951
   Accumulated planned depreciation
   Opening balance.............................................. (3,680) (3,592)
   Planned depreciation for the year on acquisition values......   (427)   (443)
   Translation differences for the year.........................   (110)    355
                                                                 ------  ------
   Group total.................................................. (4,217) (3,680)
                                                                 ------  ------
   Planned residual value at year-end........................... 17,279  17,271
                                                                 ------  ------
   Properties held under financial leasing contracts............   None    None

Note 17. Machinery and Other Technical Facilities

                                                               2000     1999
                                                              -------  -------
   Group
   Accumulated acquisition values
   Opening balance...........................................  26,727   24,240
   New purchases.............................................     809    1,713
   Divestments and scrapping.................................     --      (890)
   Reclassifications.........................................     830    4,488
   Translation differences for the year......................     610   (2,824)
                                                              -------  -------
   Group total...............................................  28,976   26,727
                                                              =======  =======

   Accumulated planned depreciation
   Opening balance........................................... (19,526) (21,919)
   Reclassifications.........................................    (830      890
   Planned depreciation for the year on acquisition values...  (1,234)  (1,090)
   Translation differences for the year......................    (496)   2,593
                                                              -------  -------
   Group total............................................... (22,086) (19,526)
                                                              -------  -------
   Planned residual value at year-end........................   6,890    7,201

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


Note 18. Equipment, Tools, and Installations

                                                      2000              1999
                                             2000    Parent    1999    Parent
                                             Group   Company   Group   Company
                                            -------  -------  -------  -------
   Accumulated acquisition values
   Opening balance.........................  44,558   9,156    44,449   5,844
   New purchases...........................   1,670   1,225     8,827   3,312
   Reclassifications.......................    (830)    --     (4,488)    --
   Divestments and scrapping...............  (3,271)    --       (243)    --
   Translation differences for the year....     872     --     (3,987)    --
                                            -------  ------   -------  ------
   Total...................................  42,999  10,381    44,558   9,156

   Accumulated planned depreciation
   Opening balance......................... (32,638) (5,273)  (30,290) (3,800)
   Divestments and scrapping...............   2,267     --        243     --
   Reclassifications.......................     830     --        --      --
   Depreciation for the year according to
    plan...................................  (4,763) (1,447)   (5,452) (1,473)
   Translation differences on acquisition
    values.................................    (630)     (1)    2,861     --
                                            -------  ------   -------  ------
   Total................................... (34,934) (6,721)  (32,638) (5,273)
                                            -------  ------   -------  ------
   Planned residual value at year-end......   8,065   3,660    11,920   3,883

Note 19. Shares in Group Companies

                                                                   2000   1999
                                                                  ------ ------
   Parent Company
   Accumulated acquisition values
   Opening balance............................................... 46,310 48,175
   Write-downs...................................................    --  (1,865)
                                                                  ------ ------
   Book value at year-end........................................ 46,310 46,310

 Specification of Parent Company and Group shareholdings in group companies

                                                     Number of Ownership,  Book
   Subsidiary, organization number, domicile          shares      %(1)    value
   -----------------------------------------         --------- ---------- ------
   Artema Monitoring & Emergency A/S,
     A/S 160015, Copenhagen, DK.....................  15,000     100.0    46,208
   Artema Technologies AB, 556317-7145,
     Solna, Sweden (dormant)........................     100     100.0       102
                                                                          ------
   Total............................................                      46,310

--------
(1) Ownership of capital, which also corresponds to the proportion of votes for the total number of shares.

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


Note 20. Due from Group Companies

                                                                  2000    1999
                                                                 ------  ------
   Parent Company
   Accumulated acquisition values
   Opening balance.............................................. 56,064  11,755
   Additional receivables.......................................  2,222  45,908
   Settled receivables..........................................   (788) (1,599)
   Exchange rate differences.................................... (2,100)    --
   Write-downs for the year..................................... (2,930)    --
                                                                 ------  ------
   Book value at year-end....................................... 52,468  56,064

Note 21. Shares in Associated Companies

   Group                                                          2000    1999
   -----                                                         ------  ------
   Accumulated acquisition values
   Opening balance..............................................  1,630   1,800
   Translation differences for the year.........................     42    (170)
                                                                 ------  ------
   Total........................................................  1,672   1,630

   Accumulated shares in results
   Opening balance..............................................  5,845   5,345
   Shares in results of associated companies for the year.......  1,322   1,040
   Translation differences on for the year......................    153    (540)
                                                                 ------  ------
   Total........................................................  7,320   5,845

   Accumulated write-downs(1)
   Opening balance..............................................   (815)   (437)
   Reversal of write-downs for the year(2)......................    837     --
   Write-downs for the year(3)..................................    --     (420)
   Translation differences for the year.........................    (22)     42
                                                                 ------  ------
   Total........................................................    --     (815)
                                                                 ------  ------
   Book value at year-end.......................................  8,992   6,660

--------

(1) Accumulated write-downs refer to Artema's part of the value of the accumulated losses in the associated companies.

(2) Reversal of write-down for the year refers to Artema's part of a profit in associated companies during the financial year.

(3) Write down for the year refers to Artema's part of a loss in associated companies during the financial year.

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


 Specification of Group shareholdings in associated companies

                                                    Adjusted              Value
                                                     equity                of
   Associated company,                               Result   Percentage capital
   organization number,                              for the  of shares  in the
   domicile                                          year(1)   held(2)    Group
   --------------------                             --------- ---------- -------
   Danish Medical Supply A/S,
     A/S 220897, Gentofte, DK...................... 7,555/769    33,3     7,555
   Danish Medical Industry A/S,
     A/S 242335, Gentofte, DK...................... 1,437/553    25,0     1,473
                                                                          -----
   Total...........................................                       8,992

--------
(1) By adjusted equity is meant the owned portion of the company's equity. By result for the year is meant the owned portion of the company's result after taxes. Shares in results of associated companies are reported under two items in the consolidated income statement, firstly result before taxes, including any depreciation of surplus values, which is included in the operating result, and secondly share in taxes of the associated company, which is reported together with the Group's taxes.

(2) Refers to the owned portion of capital, which is equivalent to the proportion of votes for the total number of shares.

Note 22. Deferred Tax Claim

   Group                                                           2000   1999
   -----                                                           ----- ------
   Opening balance................................................   --   3,992
   Reversed deferred tax liability................................   --     216
   Reversed deferred tax claim....................................   --  (4,208)
                                                                   ----- ------
   Group total....................................................   --     --

Note 23. Other Long-term Receivables

                                                           2000           1999
                                                    2000  Parent  1999   Parent
                                                    Group Company Group  Company
                                                    ----- ------- -----  -------
   Accumulated acquisition values
   Opening balance.................................   25     25    422     422
   Reclassifications...............................   --     --   (400)   (400)
   Other...........................................   (3)    (3)     3       3
                                                     ---    ---   ----    ----
   Total...........................................   22     22     25      25

Note 24 Pre-paid Expenses and Accrued Income

                                                            2000          1999
                                                     2000  Parent  1999  Parent
                                                     Group Company Group Company
                                                     ----- ------- ----- -------
   Rental expense...................................   369   369     373   373
   Other items...................................... 1,187   294   1,188   479
                                                     -----   ---   -----   ---
   Total............................................ 1,556   663   1,561   852

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


Note 25. Shareholders' Equity

                                                                       Non-
                                                 Share  Restricted  restricted
                                                capital reserves(2)  capital
                                                ------- ----------- ----------
   Group
   Opening balance.............................  9,158    111,712    (80,188)
   New share issue(1)..........................  6,078     36,200        --
   Transfer between restricted and non-
    restricted equity..........................    --      (1,757)     1,757
   Profit for the year.........................    --         --       1,516
   Translation difference for the year.........    --         451        163
                                                ------    -------    -------
   Closing balance............................. 15,236    146,606    (76,752)

--------
(1) New issue net of issuance costs of SEK 5,272 (thousands) directly charged to equity.
(2) Per Swedish GAAP, restricted reserves is that part of equity not available for dividend. Unrestricted reserves are available for dividend.

                                                                Share  Premium
                                                               capital reserve
                                                               ------- --------
   Parent Company
   Opening balance............................................  9,158  101,627
   New share issue............................................  6,078   36,200
                                                               ------  -------
   Closing balance............................................ 15,236  137,827

                                                                Legal  Retained
                                                               reserve earnings
                                                               ------- --------
   Parent Company
   Opening balance............................................  8,781  (25,521)
   Profit for the year........................................    --   (22,392)
                                                               ------  -------
   Closing balance............................................  8,781  (47,913)

Note 26. Restructuring Reserve

                                                          2000  1999     1998
                                                          ---- -------  -------
   Group
    Opening balance...................................... --    12,376   34,471
    Reversal for the year................................ --   (12,376) (22,095)
                                                          ---  -------  -------
   Residual value at year-end............................ --       --    12,376

   A two-year restructuring program was completed during 1999. The restructuring reserve was reversed in pace with completion of the restructuring program.

Note 27. Other Provisions

                                                                     2000  1999
                                                                     ----- -----
   Group
    One off charges CEO termination................................. 3,238 5,208
    Guarantee commitments........................................... 1,606 1,472
    Restructuring................................................... 1,000   --
                                                                     ----- -----
   Total............................................................ 5,844 6,680

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 28. Bank Overdraft Facilities, Long-term

                                                                2000     1999
                                                               -------  -------
   Group
     Approved credit limit....................................  23,500   23,500
     Unutilized portion....................................... (16,039) (15,801)
                                                               -------  -------
     Utilized portion.........................................   7,461    7,699
   Parent Company
     Approved credit limit....................................  12,900   11,400
     Unutilized portion....................................... (12,900)  (7,001)
                                                               -------  -------
     Utilized portion.........................................     --     4,399

Note 29.  Pledged Assets for Liabilities to Credit Institutions

                                                          2000           1999
                                                   2000  Parent   1999  Parent
                                                  Group  Company Group  Company
                                                  ------ ------- ------ -------
   Real estate mortgages......................... 13,482    --   13,453    --
   Corporate mortgages........................... 35,500 35,500  35,500 35,500
                                                  ------ ------  ------ ------
   Total......................................... 48,982 35,500  48,953 35,500

Note 30. Accrued Expenses and Prepaid Revenues

                                                           2000           1999
                                                    2000  Parent   1999  Parent
                                                   Group  Company Group  Company
                                                   ------ ------- ------ -------
   Vacation pay...................................  6,793    636   6,971  1,449
   Social benefits................................  2,829    407   3,127    730
   Other..........................................  7,806  2,785   6,028  1,565
                                                   ------  -----  ------  -----
   Total.......................................... 17,428  3,828  16,126  3,744

Note 31. Mortgage Loans

                                                                     2000  1999
                                                                     ----- -----
   Group
    Maturity, 1--5 years from year-end.............................. 2,539 1,567
    Maturity, more than 5 years from year-end.......................   --  1,535
                                                                     ----- -----
   Total............................................................ 2,539 3,102

Note 32. Paid Interest

                                                                      2000  1999
                                                                      ----- ----
   Group
    Interest received................................................   463 988
    Interest paid.................................................... 1,113 871
   Parent Company
    Interest received................................................   214 147
    Interest paid....................................................   146 142

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

Note 33. Financial Development

   Sales to Artema's OEM customers and distributors is estimated to continue to increase during 2001 as a result of Artema's offensive efforts within product development. However, sales within the scope of the Danish International Development Agency project will be significantly lower compared to 2000. All in all, Artema's sales and result is estimated to be lower in 2001 compared to 2000. Via the structural solution represented by the bid from Cardiac Science, it is considered that it will be possible to meet the financing requirement for Artema's continued needs for market and product development.

Note 34. Net Income and Shareholders' Equity in Accordance with U.S. GAAP

   Artema's consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Sweden ("Swedish GAAP"), which differs in certain material respects from financial statements prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The following is a summary of the significant differences applicable to Artema.

    (a) Revenue Recognition

    Under U.S. GAAP, revenue should only be recognized when it is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met:

    . Persuasive evidence of an arrangement exists,

    . Delivery has occurred or services have been rendered,

    . The seller's price to the buyer is fixed or determinable; and

    . Collectability is reasonably assured.

   In applying these criteria to its sales contracts with customers, Artema has determined that certain material contracts have customer acceptance provisions. These customer acceptance provisions include:

     1. Products must be in compliance with customer contractual specifications prior to customer acceptance. The customer reserves the right to inspect and test products prior to acceptance.

     In the event of non-conformity or defective manufacture of the delivered product to the customer, the customer may reject the whole or part of such product found defective or non-conforming. In such case, Artema is obliged and entitled to make correction or replacement of the product.

     Artema performs testing of medical equipment for quality and compliance with customer specifications before delivery. The medical equipment is industry standard and such specifications are normal and usual for such products and are expected to operate normally, as tested in Artema's facilities, in the customers' environment. As a result, the customer acceptance provisions related to defective products and non-conformity are evaluated as a warranty and provided for as such in the income statement.

     2. Performance of additional services (implementation and training) is required post the manufacture and delivery of medical products and transfer of title of those products to the customer before the customer must, under contract, accept these products.

     The performance of installation of medical equipment at customer locations and training of customer personal on the use of such equipment would not be deemed perfunctory or inconsequential. Artema typically subcontracts such additional services but is responsible for all costs incurred during installation, testing and training.

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)

     Under Swedish GAAP, provisions have been made in the income statement for the costs of equipment installation including on-site equipment testing, and training of customer personnel. Under U.S. GAAP, an objectively determinable fair value has been assigned separately to (i) manufacture and delivery of the product, and (ii) installation and training at the customer site. As of December 31, 2000, while 100% of the product has been delivered to the customer, 60% of the approximate total contract value of SEK 89.5 million has not received customer acceptance. As a result, SEK 3,938 thousand of revenue has been reversed from net sales, representing the fair value of the portion of the total contract value pending completion of installation and training and ultimate customer acceptance. Correspondingly, SEK 3,938 thousand of provisions for installation and training costs have been reversed from operating expenses representing the same percentage as mentioned above. For the three months ended March 31, 2001, SEK 2,492 thousand of revenue has been reversed from net sales, representing the fair value of the portion of the total contract value pending completion of installation and training and ultimate customer acceptance. Correspondingly, SEK 2,492 thousand of provisions for installation and training costs have been reversed from operating expenses representing the same percentage as mentioned above. The provision for installation and training costs represents the fair value of such services since third party vendors provide them with no additional margin realized by Artema.

  (b) Balance sheet reclassifications

  Artema commonly discounts trade receivables from customers at financial institutions. Normally, under these liquidity arrangements, the receivables are sold with recourse and Artema is required to repurchase the receivable at face value from the financial institution in the event of not collection with-in normal terms.

  Under Swedish GAAP, when trade receivables are discounted and cash is received the receivables are removed from the books and a contingent liability "discounted bills of exchange" is recorded.

  Under U.S. GAAP, this transfer of receivables with recourse would not pass the test for de-recognition and would remain on the books with a corresponding liability recorded. As a result, total assets and total liabilities are increased by SEK 4,073 thousand and SEK 4,647 thousand at December 31, 2000 and December 31, 1999, respectively and SEK 6,525 thousand at March 31, 2001.

  In addition, certain committed overdraft facilities totalling SEK 7,461 thousand and SEK 7,699 thousand at December 31, 2000 and December 31, 1999, respectively and SEK 6,112 thousand at March 31, 2001, have been reclassified from long-term liabilities to current liabilities under U.S. GAAP.

  (c) Comprehensive income

  U.S. GAAP prescribes reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Under U.S. GAAP, all items that are required to be recognized as components of comprehensive income should be reported in a financial statement that is displayed with the same prominence as other financial statements. There is no such requirement under Swedish GAAP.

  The total of other comprehensive income for the year ended December 31st is as follows (in SEK thousands):

                                                                Three Months
                                                                   Ended
                                                                 March 31,
                                                               ---------------
Comprehensive Income                            2000   1999     2001     2000
--------------------                            ----- -------  -------  ------
                                                                (unaudited)
Net income (loss) in accordance with U.S.
 GAAP.........................................  1,516 (68,594) (12,400) (1,900)
Items of other comprehensive income:
Translation differences.......................    614  (2,750)     630    (121)
                                                ----- -------  -------  ------
Comprehensive income (loss) in accordance with
 U.S. GAAP....................................  2,130 (71,344) (11,770) (2,021)

                            ARTEMA MEDICAL AB (PUBL)

              (Amounts in SEK thousands, if not stated otherwise)


   (d) Earnings per share

   The calculation of earnings per share based on net income (loss) of SEK 1,516 thousand and SEK (68,594) thousand for the years ended December 31, 2000 and 1999, respectively and net (loss) of SEK (12,400) thousand and SEK (1,900) thousand for the three months ended March 31, 2001 and 2000, respectively, is as follows:

                                                               Three Months
                                                             Ended March 31,
                                                             -----------------
Earnings per share                           2000    1999      2001     2000
------------------                          ------ --------  --------  -------
                                                               (unaudited)
Net income (loss) attritubutable to common
 shareholders (in SEK thousands)..........   1,516 (68,594)   (12,400)  (1,900)
Items of other comprehensive income:
Weighted average number of shares
 outstanding (in thousands)(1)............  14,223    7,632    15,236   11,188
                                            ------ --------  --------  -------
Net income (loss) per share (in SEK)(1)...     .11    (8.99)    (0.81)   (0.17)

  --------
   (1) Applies to both basic and diluted earnings per share

   (e) Restricted cash

   Cash and bank deposits of SEK 15,527 thousand at December 31, 2000 included restricted cash of SEK 3,835 thousand. The cash was restricted as part of normal bank guarantees for the benefit of customers.

   (f) Cash flow statement

   The cash flow statement for the years ended December 31, 2000 and 1999 has been prepared in accordance with IAS 7. Cash and cash equivalents, referred to as "liquid assets" on the cash flow statement, represent cash and bank deposits with a contractual maturity of three months or less. Total cash and cash equivalents were SEK 15,527 thousand and SEK 7,988 thousand at December 31, 2000 and December 31, 1999, respectively and SEK 5,879 thousand and 19,720 thousand at March 31, 2001 and March 31, 2000, respectively. Interest paid during the years ended December 31, 2000 and 1999 was SEK 1,113 thousand and SEK 871 thousand, respectively.

                                                                         ANNEX E

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cadent Medical Corporation:

   In our opinion, the accompanying balance sheet and the related statements of operations, of changes in redeemable preferred stock and stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Cadent Medical Corporation (a development stage enterprise) at December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the period from inception (July 2, 1996) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from operations since its inception and has negative working capital and a net stockholders' deficit. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PricewaterhouseCoopers LLP
Boston, Massachusetts

March 24, 2000, except for Notes K and L as to which the date is June 5, 2000

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                                 BALANCE SHEETS

                                                   December 31,    June 30,
                                                       1999          2000
                                                   ------------  ------------
                                                                 (unaudited)
                      ASSETS

Current assets:
  Cash and cash equivalents....................... $  2,439,404  $    209,674
  Prepaid expenses and other current assets.......       19,244        32,465
                                                   ------------  ------------
    Total current assets..........................    2,458,648       242,139
Property and equipment, net (Note C)..............      266,269       225,521
Other assets......................................       22,672        32,672
                                                   ------------  ------------
    Total assets.................................. $  2,747,589  $    500,332
                                                   ============  ============

   LIABILITIES, REDEEMABLE PREFERRED STOCK AND
               STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable................................ $    206,382  $    158,735
  Accrued expenses................................       83,136        71,888
  Accrued litigation costs........................    3,377,421           --
  Equipment loan payable..........................      201,675       165,907
  Bridge loan from stockholders...................          --      4,555,574
                                                   ------------  ------------
    Total current liabilities.....................    3,868,614     4,952,104

Commitments and contingencies (Notes F, I and K)

Redeemable preferred stock:
Redeemable Preferred Stock, Class A Cumulative
 Convertible, $0.01 par value, 800,000 shares
 authorized; 799,999 issued and outstanding at
 December 31, 1999 (liquidation preference of
 $4,944,653 at December 31, 1999).................    4,944,653     5,104,652
Redeemable Preferred Stock, Class B Cumulative
 Convertible, $0.01 par value, 560,000 shares
 authorized; 554,657 shares issued and outstanding
 at December 31, 1999 (liquidation preference of
 $4,854,703 at December 31, 1999).................    4,854,703     5,021,098
Redeemable Preferred Stock, Class C Cumulative
 Convertible, $0.01 par value, 860,000 shares
 authorized; 859,462 shares issued and outstanding
 at December 31, 1999 (liquidation preference of
 $1,584,824 at December 31, 1999).................    1,584,824     1,644,987
Redeemable Preferred Stock, Class D Cumulative
 Convertible, $0.01 par value, 2,797,000 shares
 authorized; 2,638,086 shares issued and
 outstanding at December 31, 1999 (liquidation
 preference of $9,459,115 at December 31, 1999)...    4,842,466     5,027,131
Redeemable Preferred Stock, Class E Cumulative
 Convertible, $0.01 par value, 1,993,000 shares
 authorized; 1,754,152 shares issued and
 outstanding at December 31, 1999 (liquidation
 preference of $3,211,105 at December 31, 1999)...    3,211,105     3,333,896
                                                   ------------  ------------
    Total redeemable preferred stock..............   19,437,751    20,131,764
Stockholders' deficit (Notes G and H):
  Common stock, $0.01 par value, 9,684,000 shares
   authorized; 516,627 shares issued and
   outstanding at December 31, 1999...............        5,166        12,166
  Deficit accumulated during the development
   stage..........................................  (20,563,942)  (24,595,702)
                                                   ------------  ------------
    Total stockholders' deficit...................  (20,558,776)  (24,583,536)
                                                   ------------  ------------
    Total liabilities, redeemable preferred stock
     and stockholders' deficit.................... $  2,747,589  $    500,332
                                                   ============  ============


   The accompanying notes are an integral part of these financial statements.

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

                                                     Period from
                                                      inception
                                                       (July 2,
                                                        1996)         Six Months Ended
                          Year ended    Year ended     through            June 30,
                         December 31,  December 31,  December 31,  ------------------------
                             1998          1999          1999         1999         2000
                         ------------  ------------  ------------  -----------  -----------
                                                                         (unaudited)
Operating expenses:
  Research and
   development costs.... $ 3,803,691   $ 3,344,234   $ 12,048,873  $ 1,549,406  $ 1,842,095
  General and
   administrative.......     255,324       437,177      1,116,169      165,314      369,683
  Litigation costs......     316,120     4,601,618      5,421,956      611,857    1,144,139
                         -----------   -----------   ------------  -----------  -----------
    Total operating
     expenses...........   4,375,135     8,383,029     18,586,998   (2,326,578)  (3,355,917)
                         -----------   -----------   ------------  -----------  -----------
Interest income.........      49,448       191,386        380,039       79,540       30,192
Interest expense........     (60,186)      (45,142)      (107,007)     (31,092)     (12,022)
                         -----------   -----------   ------------  -----------  -----------
Net loss................ $(4,385,873)  $(8,236,785)  $(18,313,966) $(2,375,026) $(3,337,747)
                         ===========   ===========   ============  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                          CADENT MEDICAL CORPORATION
                       (A Development Stage Enterprise)

 Statements of Changes in Redeemable Preferred Stock and Stockholders' Equity
                                   (Deficit)

    For the Period from Inception (July 2, 1996) through December 31, 1999

                                                         Redeemable preferred stock
                  --------------------------------------------------------------------------------------------------------
                        Class A              Class B              Class C              Class D              Class E
                  -------------------- -------------------- -------------------- -------------------- --------------------
                  Number of            Number of            Number of            Number of            Number of
                   shares     Amount    shares     Amount    shares     Amount    shares     Amount    shares     Amount
                  --------- ---------- --------- ---------- --------- ---------- --------- ---------- --------- ----------
Initial
capitalization,
July 2, 1996....       --   $      --       --   $      --       --   $      --        --  $      --        --  $      --
Redeemable
preferred stock,
Class A
convertible,
issuance costs
of $49,477,
issued at $5.00
per share (Note
G) October,
1996............   799,999   3,999,995
Common stock
issued to
founders, $0.05
per share (Note
G)..............
Net loss........
                   -------  ----------  -------  ----------  -------  ---------- --------- ---------- --------- ----------
Balance at
December 31,
1996............   799,999   3,999,995
Redeemable
preferred stock,
Class B
convertible,
issuance costs
of $37,245,
issued at $7.50
per share (Note
G) August,
1997............                        554,657   4,159,928
Accretion of
dividends for
preferred
stock...........               304,658               29,177
Common stock
issued to
investor........
Net loss........
                   -------  ----------  -------  ----------  -------  ---------- --------- ---------- --------- ----------
Balance at
December 31,
1997............   799,999   4,304,653  554,657   4,189,105
Accretion of
dividends for
preferred
stock...........               320,000              332,799
Net loss........
                   -------  ----------  -------  ----------  -------  ---------- --------- ---------- --------- ----------
Balance at
December 31,
1998............   799,999   4,624,653  554,657   4,521,904
Redeemable
preferred stock,
Class C
convertible,
issuance costs
of $32,329,
issued at $1.75
per share (Note
G) January,
1999............                                             859,462   1,504,058
Redeemable
preferred stock,
Class D
convertible,
issuance costs
of $32,329,
issued at $1.75
per share (Note
G) April, 1999..                                                                 2,638,086  4,616,652
Redeemable
preferred stock,
Class E
convertible,
issuance costs
of $32,329,
issued at $1.75
per share (Note
G) April, 1999..                                                                                      1,754,152  3,069,766
Accretion of
dividends for
preferred
stock...........               320,000              332,799               80,766              225,814              141,339
Exercise of
stock options...
Net loss........
                   -------  ----------  -------  ----------  -------  ---------- --------- ---------- --------- ----------
Balance at
December 31,
1999............   799,999  $4,944,653  554,657  $4,854,703  859,462  $1,584,824 2,638,086 $4,842,466 1,754,152 $3,211,105
                   =======  ==========  =======  ==========  =======  ========== ========= ========== ========= ==========

                          CADENT MEDICAL CORPORATION
                       (A Development Stage Enterprise)

 Statements of Changes in Redeemable Preferred Stock and Stockholders' Equity
                             (Deficit) (Continued)

    For the Period from Inception (July 2, 1996) through December 31, 1999

                                          Stockholders' equity (deficit)
                          ---------------------------------------------------------------
                                                  Deficit accumulated
                            Common stock              during the      Total stockholders'
                          number of shares Amount  development stage    equity (deficit)
                          ---------------- ------ ------------------- -------------------
Initial capitalization,
July 2, 1996............      200,000      $2,000    $      8,000        $     10,000
Redeemable preferred
stock, Class A
convertible, issuance
costs of $49,477, issued
at $5.00 per share (Note
G) October, 1996........                                  (49,477)            (49,477)
Common stock issued to
founders, $0.05 per
share (Note G)..........      314,000       3,140          12,560              15,700
Net loss................                                 (682,013)           (682,013)
                              -------      ------    ------------        ------------
Balance at December 31,
1996....................      514,000       5,140        (710,930)           (705,790)
Redeemable preferred
stock, Class B
convertible, issuance
costs of $37,245, issued
at $7.50 per share (Note
G) August, 1997.........                                  (37,245)            (37,245)
Accretion of dividends
for preferred stock.....                                 (333,835)           (333,835)
Common stock issued to
investor................          600           6              24                  30
Net loss................                               (5,009,295)         (5,009,295)
                              -------      ------    ------------        ------------
Balance at December 31,
1997....................      514,600       5,146      (6,091,281)         (6,086,135)
Accretion of dividends
for preferred stock.....                                 (652,799)           (652,799)
Net loss................                               (4,385,873)         (4,385,873)
                              -------      ------    ------------        ------------
Balance at December 31,
1998....................      514,600       5,146     (11,129,953)        (11,124,807)
Redeemable preferred
stock, Class C
convertible, issuance
costs of $32,329, issued
at $1.75 per share (Note
G) January, 1999........                                  (32,329)            (32,329)
Redeemable preferred
stock, Class D
convertible, issuance
costs of $32,329, issued
at $1.75 per share (Note
G) April, 1999..........                                  (32,329)            (32,329)
Redeemable preferred
stock, Class E
convertible, issuance
costs of $32,329, issued
at $1.75 per share (Note
G) April, 1999..........                                  (32,329)            (32,329)
Accretion of dividends
for preferred stock.....                               (1,100,718)         (1,100,718)
Exercise of stock
options.................        2,027          20             501                 521
Net loss................                               (8,236,785)         (8,236,785)
                              -------      ------    ------------        ------------
Balance at December 31,
1999....................      516,627      $5,166    $(20,563,942)       $(20,558,776)
                              =======      ======    ============        ============

  The accompanying notes are an integral part of these financial statements.

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                                       Period from
                                                        inception
                                                      (July 2, 1996)    Six months ended
                           Year ended    Year ended      through            June 30,
                          December 31,  December 31,   December 31,  ------------------------
                              1998          1999           1999         1999         2000
                          ------------  ------------  -------------- -----------  -----------
                                                                           (unaudited)
Cash flows for operating
 activities:
 Net loss...............  $(4,385,873)  $(8,236,785)   $(18,313,966) $(2,278,130) $(3,337,747)
 Adjustments to
  reconcile net loss to
  net cash used by
  operating activities:
   Depreciation and
    amortization........       89,251       165,813         305,740       86,904       51,764
   Changes in operating
    assets and
    liabilities:
     Prepaid expenses
      and other current
      assets............        2,903        10,049         (19,244)      (1,740)     (13,221)
     Other assets.......        5,587         5,643         (22,672)      21,157      (10,000)
     Accounts payable
      and accrued
      litigation costs..      390,510     2,918,620       3,583,803       58,501   (3,425,068)
     Accrued expenses...       38,931        41,976         121,377          --       (11,248)
                          -----------   -----------    ------------  -----------  -----------
     Net cash used by
      operating
      activities........   (3,858,691)   (5,094,684)    (14,344,962)  (2,113,308)  (6,745,520)
                          -----------   -----------    ------------  -----------  -----------
Cash flows for investing
 activities:
 Purchase of property
  and equipment.........      (80,845)     (114,347)       (542,009)     (59,564)     (11,016)
 Payment of
  organization costs....          --            --          (30,000)         --           --
 Purchase of short-term
  investment............          --            --         (486,277)         --           --
 Maturity of short-term
  investment............      500,000           --          500,000          --           --
 Amortization of
  discount on short-
  term investment.......      (13,723)          --          (13,723)         --           --
                          -----------   -----------    ------------  -----------  -----------
     Net cash (used in)
      provided by
      investing
      activities........      405,432      (114,347)       (572,009)     (59,564)    (11,016)
                          -----------   -----------    ------------  -----------  -----------
Cash flows from
 financing activities:
 Proceeds from issuance
  of preferred stock,
  net of issuance
  costs.................          --      7,599,745      15,673,020    7,599,861          --
 Proceeds from issuance
  of convertible
  promissory notes
  payable...............    1,455,427           --        1,455,427      (31,829)     (35,768)
 Proceeds from bridge
  loan from
  stockholders..........          --            --              --           --     4,555,574
 Proceeds from
  equipment loan........      300,199           --          300,199          --           --
 Payments of principal
  on equipment loan.....      (32,954)      (65,570)        (98,524)         --           --
 Proceeds from issuance
  of common stock.......          --            523          26,253          298        7,000
                          -----------   -----------    ------------  -----------  -----------
     Net cash provided
      by financing
      activities........    1,722,672     7,534,698      17,356,375    7,568,330    4,526,806
                          -----------   -----------    ------------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............   (1,730,587)    2,325,667       2,439,404    5,395,458   (2,229,730)
Cash and cash
 equivalents at
 beginning of period....    1,844,324       113,737             --       113,737    2,439,404
                          -----------   -----------    ------------  -----------  -----------
Cash and cash
 equivalents at end of
 period.................  $   113,737   $ 2,439,404    $  2,439,404  $ 5,509,195  $   209,674
                          ===========   ===========    ============  ===========  ===========
Cash paid during the
 period for:
 Interest...............  $    28,609   $    45,142    $     74,830
                          ===========   ===========    ============
Disclosure of non-cash
 financing activities:
 Conversion of
  promissory notes into
  Class C
  preferred stock.......  $       --    $ 1,493,744    $  1,493,744
                          ===========   ===========    ============


   The accompanying notes are an integral part of these financial statements.

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

A. Nature of business

   Cadent Medical Corporation (the "Company") was established on July 2, 1996 for the purpose of developing, manufacturing and selling a noninvasive, externally wearable cardiac defibrillator. The Company's prototype device is currently under development. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No 7. Management anticipates that substantially all future revenues will be derived from products under development or those developed in the future.

   The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of products, uncertainty of regulatory approval, competition from substitute products and larger companies, customers' reliance on third-party reimbursement, the need to obtain additional financing, compliance with government regulations, protection of proprietary technology, dependence on third-parties, product liability, and dependence on key individuals.

   The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has a net stockholders' deficit. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include continued development, marketing and licensing of its products as well as seeking additional financing arrangements, sale of the Company or other alternative methods. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining financing on terms acceptable to the Company or the sale of the Company will be consummated. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

B. Summary of significant accounting policies

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

   The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents consist of money market instruments.

 Fair value of financial instruments

   The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts payable and accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of equipment loan payable obligation approximates fair value.

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


 Concentration of credit risk

   Cash and cash equivalents are financial instruments which potentially subject the Company to concentrations of credit risk. At December 31, 1999, the Company's cash was substantially invested in money market funds and repurchase agreements with one financial institution.

 Property and equipment

   Property and equipment are stated at cost. Repairs and maintenance costs are charged to operations when incurred, while betterments are capitalized. Depreciation is computed using the straight-line method based on the estimated useful lives of the various assets which range from three to seven years. Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations.

 Research and development costs

   Research and development costs are expensed as incurred.

 Accounting for stock-based compensation

   Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123.

 Income taxes

   Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

 Interim Financial Statements

   The consolidated financial statements at June 30, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2000 and 1999 are not necessarily indicative of results that may be expected for the year ending December 31, 2000 or any other period.

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


C. Property and equipment

                                                          Estimated
                                                           useful
                                                            life    December 31,
                                                           (years)      1999
                                                          --------- ------------
Computer equipment.......................................      5      $154,457
Office and manufacturing equipment.......................      5       187,785
Furniture................................................      7        87,747
Software.................................................      3       112,020
                                                                      --------
                                                                       542,009
Less accumulated depreciation and amortization...........              275,740
                                                                      --------
                                                                      $266,269
                                                                      ========

   Depreciation and amortization expense totaled $150,299, $83,251 and $275,740 for the years ended December 31, 1999 and 1998 and for the period from inception (July 2, 1996) to December 31, 1999, respectively.

D. Related party

   Related party expense totaled $261,000, (includes costs paid to the nonemployee investor and board member who also was interim CEO of the Company during the year) $94,000, and $355,000 for the years ended December 31, 1999 and 1998, and for the period from inception (July 2, 1996) to December 31, 1999, respectively.

E. Notes payable

   In July 1998, the Company entered into an equipment loan agreement under which the Company borrowed $300,199 to finance previously purchased property and equipment. Borrowings under the loan are collateralized by the financed property and equipment with a net book value of $267,340. The loan is to be repaid over a 48-month period commencing on July 10, 1998 and bears interest at a rate of 9.8%. The loan agreement contains a subjective acceleration clause and, accordingly, the balance outstanding at December 31, 1999 of $201,675 has been classified as a current liability.

   In connection with the equipment loan, the Company granted warrants to purchase 6,861 shares of common stock at an exercise price of $0.75 per share and are immediately exercisable on the date of issue and expire after six years. The fair value of the warrants on the date of issue was immaterial, and therefore not recorded in stockholders' equity (deficit) and as a discount on the equipment loan.

   During August 1998, the Company entered into a series of Convertible Promissory Notes ("Promissory Notes") with some of its current investors totaling $1,455,427. The Promissory Notes accrue interest at a rate of 9.0% per annum and are due and payable on the earlier of demand by the holders of 80% of the aggregate principal amount or February 28, 1999. Borrowings under the Promissory Notes are collateralized by all of the tangible and intangible personal property and fixtures of the Company. Contemporaneously with the closing date of the Company's Class D Preferred Stock Purchase Agreement, dated January 28, 1999, the outstanding principal plus accrued interest of $48,631 of the Promissory Notes automatically converted into 859,462 shares of the Company Class C Preferred Stock.

   In connection with these Promissory Notes, the Company granted 207,918 warrants to purchase common stock to participating investors. The warrants have an exercise price of $0.75. The warrants are immediately

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

exercisable on the date of issue and expire in August 2003. The fair value of the warrants on the date of issue was immaterial, and therefore not recorded in stockholders' equity (deficit) and as an allocation of the proceeds on the principal amounts of the Promissory Notes.

F. Lease commitments

   On January 2, 1997, the Company entered into a three-year lease agreement. Minimum future rental payments will be $8,826 in 2000 under this facility lease as well as other noncancelable operating leases.

   Rent expense for leased facilities was $95,464, $88,210, and $291,147 for the years ended December 31, 1999 and 1998, and for the period from inception (July 2, 1996) to December 31, 1999, respectively.

G. Redeemable preferred stock and capital transactions

   Pursuant to Stock Subscription Agreements in early 1996, the Company sold 200,000 shares of common stock ($0.01 par value) for $0.05 per share. Additionally, pursuant to Vesting Stock Subscription Agreements dated as of October 4, 1996, the Company was authorized to issue and subsequently sold 314,000 shares of its common stock ($0.01 par value), for a purchase price of $0.05 per share. These shares vest over four years.

   Pursuant to Class A Preferred Stock Purchase Agreements dated October 4, 1996 and October 31, 1996, (the "Agreements"), the Company authorized the issue and sale of up to 1,600,000 shares of its common stock ($0.01 par value), for a purchase price of $0.05 per share and up to 800,000 shares of Class A redeemable convertible preferred stock ("Class A Preferred") ($0.01 par value) for a purchase price of $5.00 per share.

   In October 1996, the Company sold 799,999 shares of Class A redeemable convertible preferred stock at a price of $5.00 per share. Shares of the Class A Preferred are convertible into common stock at the option of the stockholder under a conversion formula which would currently result in a one-for-one exchange, subject to antidilution provisions. Mandatory conversion is required under certain circumstances, such as an initial public offering with net proceeds to the Company of $15,000,000 or more.

   Pursuant to Class B Preferred Stock Purchase Agreement, dated August 29, 1997, the Company authorized the issuance and sale of up to 560,000 shares of Class B redeemable convertible preferred stock ("Class B Preferred") ($0.01 par value). Concurrently, the Company sold 554,657 shares of Class B Preferred at a price of $7.50 per share. Shares of Class B Preferred are convertible into common stock at the option of the stockholder under a conversion formula which would currently result in a one-for-one exchange, subject to antidilution provisions. Mandatory conversion is required under certain circumstances, such as an initial public offering with net proceeds to the Company of $15,000,000 or more.

   Pursuant to an agreement dated January 28, 1999, the outstanding balance of $1,455,427 plus accrued interest of $48,631 for Convertible Promissory Notes (Note E) converted into 859,462 shares of the Company's Class C Preferred Stock ("Class C Preferred"). The Company authorized the issuance and sale of up to 860,000 shares of Class C Preferred ($0.01 par value) of which 859,462 shares were converted at a price of $1.75 per share. Shares of Class C Preferred are convertible into common stock at the option of the stockholder under a conversion formula which would currently result in a one-for-one exchange, subject to antidilution provisions. Mandatory conversion is required under certain circumstances, such as an initial public offering with net proceeds to the Company of $15,000,000 or more.

   Pursuant to the Class D Preferred Stock Purchase Agreement, dated January 28, 1999, and Amended and Restated Class D Preferred Stock, Class E Preferred Stock and Warrant Purchase Agreement, dated April 13, 1999, the Company authorized the issuance and sale of up to 2,797,000 shares of Class D Preferred Stock

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

("Class D Preferred") ($0.01 par value) and 1,993,000 shares of Class E Preferred Stock ("Class E Preferred") ($0.01 par value). Concurrently, the Company sold 2,638,087 shares of Class D Preferred at a price of $1.75 per share, and issued warrants for common stock in the amount of 25% of the Class D Preferred shares (659,522) to investors at an exercise price of $0.75. The warrants are immediately exercisable on the date of issue and expire in July 2004. Additionally, the Company sold 1,754,152 shares of Class E Preferred at a price of $1.75 per share.

   Stockholders of Class A, B, C, D and E Preferred are entitled to one vote for each share of common stock into which their shares can be converted and vote together with the common stockholders. The stockholders of Class A, B, C, D and E Preferred shall be entitled to receive annual dividends equal to $0.40, $0.60, $0.14, $0.14 and $0.14 per share, respectively. The dividends accrue semiannually each March 31 and September 30.

   In the event of a liquidation, (a sale of all or substantially all its assets by the Company or a merger by the Company with or into another entity in which fifty percent or more of the voting control is transferred) dissolution, or winding up of the Company, the stockholders of the Class A and B Preferred are entitled to receive a liquidation preference equal to $5.00 and $7.50 per share, respectively, including all accrued but unpaid dividends. Accordingly, the Company has recorded these dividends as an accretion for preferred stock.

   The Class D and Class E Preferred have a liquidation preference senior to all other series and classes of the Company's stock in an amount equal to $3.50 and $1.75 per share, respectively, plus any accrued but unpaid dividends. The Class C Preferred has a liquidation preference senior to the Series A Preferred, the Series B Preferred and all other series and classes of the Company's common stock (other than the Class D and Class E Preferred) in an amount equal to $1.75 per share plus any accrued but unpaid interest.

   The Company will, unless waived in writing by the holders of a majority of outstanding shares of each class of preferred stock, redeem one third of the shares of preferred stock outstanding on September 30, 2003, 2004 and 2005. Redemption will be made pro rata with respect to each holder of preferred stock. The redemption price will be $5.00 per share of Class A Preferred then outstanding, $7.50 per share of Class B Preferred then outstanding, $1.75 per share of Class C Preferred then outstanding, $3.50 per share of Class D Preferred then outstanding and $1.75 per share of Class E Preferred then outstanding, plus all accrued and unpaid dividends, if any.

   On June 30, 1999, the Company amended its Articles of Incorporation to effect a one-for-five reverse stock split of its capital stock including all of its common and preferred shares then outstanding and increased the number of common shares authorized for issuance to 9,684,000. All share data in these financial statements has been retroactively restated to reflect this reverse split.

H. Stock option plan

   On December 19, 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). The Plan allows for the granting of up to 85,400 shares of stock appreciation rights ("SARs") or either statutory or nonstatutory options as defined by section 422 of the Internal Revenue Code.

   All options are granted at a price set by the Board of Directors which cannot be less than 100% of the fair market value at the date of the grant as determined by the Board of Directors. The vesting period of the SARs and options are at the discretion of the Board at a rate generally not to exceed 25% per year beginning with the first anniversary of the date of hire. The SARs and options expire ten years after the date of grant.

   On June 8, 1999, the Company adopted, subject to the approval of the Board of Directors and the shareholders of the Company, the 1999 Stock Option Plan (the "1999 Plan"). Concurrent with the adoption of the 1999 Plan, the 1996 Plan was terminated. All options granted under the 1996 Plan were exchanged for

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

options with identical characteristics under the 1999 Plan. The 1999 Plan has reserved 1,256,645 shares of the Company's common stock for the granting of either statutory or non-statutory options as defined by Section 422 of the Internal Revenue Code and for the award of stock appreciation rights. Incentive options shall not have an exercise price less than the fair market value of the Company's common stock. The vesting period of the options and stock appreciation rights is at the discretion of the Board of Directors at a rate generally not to exceed 25% per year beginning six months subsequent to date of hire. The options and stock appreciation rights expire generally ten years after the date of grant. Following the adoption of the 1999 plan, the Company intends to no longer make grants from the 1996 Plan.

   The Company adopted the disclosure only provisions of SFAS 123, "Accounting for Stock-Based Compensation" and has applied APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the Company's financial statements for its stock option issuances at fair market value to employees under SFAS 123. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates as calculated in accordance with SFAS 123, the Company's net loss for the year ended December 31, 1999 would not have been materially affected.

   Each year's grants are expensed over a number of future years and additional awards in future years are anticipated.

   The fair value of each stock option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: an expected life of seven years, no volatility, no dividends and a risk free interest rate of 5.25% for 1999 and 1998. A summary of the status of the Company's stock option plan as of December 31, 1999 is presented below:

                                                     Number of  Weighted average
                                                      shares     exercise price
                                                     ---------  ----------------
Balance at December 31, 1997........................    24,100       $0.65
Granted.............................................    61,300        0.75
Exercised...........................................       --          --
Canceled............................................      (100)       0.75
                                                     ---------       -----
Balance at December 31, 1998........................    85,300        0.71
Granted............................................. 1,231,159       0.175
Exercised...........................................    (2,027)       0.26
Canceled............................................   (51,581)       0.30
                                                     ---------       -----
Balance at December 31, 1999........................ 1,262,851       $0.21
                                                     =========       =====

   The following table summarizes information about stock options outstanding at December 31, 1999:

                   Options outstanding                Options exercisable
           ---------------------------------------  --------------------------
                           Weighted      Weighted       Number       Weighted
Range of                    average      average    exercisable at   average
exercise     Number        remaining     exercise    December 31,    exercise
 prices    outstanding   contract life    price          1999         price
--------   -----------   -------------   --------   --------------   --------
$ 0.50         12,000           7         $ 0.50         9,000        $ 0.50
$ 0.75         73,600           8         $ 0.75        23,689        $ 0.75
$0.175      1,177,251         9.5         $0.175       275,935        $0.175
            ---------                                  -------
            1,262,851                                  308,624
            =========                                  =======

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

I. Employee benefit plan

   In 1998, the Company established the Cadent Medical Corporation 401(k) Plan (the "Plan"). The Plan covers those employees who have attained the age 21 and have completed one year of service (1,000 hour minimum). Eligible employees may contribute up to 15% of their annual compensation up to a limit of $10,000. The Company, at its discretion, may contribute to this plan. For the years ended December 31, 1999 and 1998 the Company did not contribute to the Plan. Employees are 100% vested in their contributions. Employer contributions vest over a four-year period as follows: Year 1: 0%, Year 2: 25%, Year 3: 60%, Year 4: 100%.

J. Income taxes

   No provision was provided for federal and state income tax purposes as the Company has incurred net operating losses since inception. At December 31, 1999, the Company has accumulated net operating loss ("NOL") carryforwards of approximately $18,300,000 for federal income tax purposes and $18,030,000 for state income tax purposes which may be used to reduce future taxable income . The federal and state NOL carryforwards expire at various years through 2019 and 2004, respectively. The Company has accumulated Research and Experimentation (R&E) tax credit carryforwards of approximately $500,000 for federal income tax purposes and $350,000 for state income tax purposes. The federal and state R&E tax credit carryforwards expire at various years through 2019.

   Utilization of these net operating loss carryforwards could be subject to an annual limitation based on certain changes in ownership of the Company as defined by section 382 of the Internal Revenue Code.

   At December 31, 1999, there were total deferred tax assets of approximately $8,105,000 primarily from operating loss carryforwards and R&E tax credit carryforwards. As required by Financial Accounting Statement No. 109, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has considered the Company's history of losses and concluded, in accordance with the applicable accounting standards, that it is more likely than not that the Company will not generate future taxable income prior to the expiration of these net operating losses. Accordingly, the Company recorded a full valuation allowance against the net deferred tax asset.

K. Litigation

   The Company and a key employee have been named in a lawsuit where the plaintiff is seeking injunctive relief and unspecified damages allegedly arising out of the key employee's alleged breach of an employment agreement with the plaintiff and alleged misappropriation of confidential and proprietary information belonging to the plaintiff as well as various claims of tortuous interference with a contract and unfair competition. On February 24, 2000, a verdict in favor of the plaintiff was issued. On June 5, 2000, the Company and key employee entered into a settlement agreement with the plaintiff in which the Company agreed to pay $2,200,000 to the plaintiff and both parties agreed to cease further action on all claims and counterclaims related to this matter. Accordingly, $2,200,000 and related legal and other costs have been recorded in the financial statements in accrued litigation costs and litigation cost expense.

L. Subsequent events

   On May 25, 2000, the Company entered into a series of Promissory Notes ("Promissory Notes") with certain of its current investors totaling $4,000,000. The Promissory Notes accrue interest at a rate of 8.0% per annum and are due and payable on the earlier of demand by the holders of 66.7% of the aggregate principal

                           CADENT MEDICAL CORPORATION
                        (A Development Stage Enterprise)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

amount or May 25, 2001. Borrowings under the Promissory Notes are collateralized by all of the tangible and intangible personal property and fixtures of the Company. Upon a subsequent equity financing, the Promissory Notes would be converted into the same equity securities issued in the subsequent financing. The note holders would receive either 125% or 115% of the principal amount outstanding based on certain circumstances. All accrued interest on the Promissory Notes would be paid in full by the Company. Upon a change of control, defined in the agreement, the note holders would receive cash or securities in the acquiror company equal to 125% or 115% of the principal amount outstanding based on certain circumstances, plus all accrued interest.

   On June 1, 2000, the Company entered into a severance letter agreement with a senior executive and director of the Company. The Company agreed to vest all the outstanding options and no longer subject the options and common stock held by the senior executive to forfeiture. Also, the Company agreed to a severance payment of $120,000, to be paid over a six-month period.

                                                                PRELIMINARY COPY

                                     PROXY
                             CARDIAC SCIENCE, INC.
                             16931 Millikan Avenue
                               Irvine, CA 92606

This Proxy is solicited on behalf of the Board of Directors

  The undersigned, acknowledging receipt of the proxy statement of Cardiac Science, Inc. (the "Company"), dated [Mailing Date], 2001, hereby constitutes and appoints Raymond W. Cohen and Roderick de Greef, and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on May 1, 2001, at the Annual Meeting of Stockholders of the Company, to be held at the Sutton Place Hotel
located at 4500 MacArthur Blvd., Newport Beach, CA 92660, on [          ],
2001, at 10:00 a.m., local time, and all adjournments thereof.

  When properly executed, this proxy will be voted as designated by the undersigned.

  If no choice is specified, this proxy will be voted (i) FOR the proposal to approve the issuance of shares of our Common Stock in connection with our acquisition of Survivalink Corporation, (ii) FOR the proposal to approve the issuance of our securities in connection with the Financing Transaction, (iii) FOR the proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 40,000,000 shares to 100,000,000 shares, (iv) FOR the election of the nominees for directors herein, (v) FOR the proposed approval of the amendment to the Company's Amended 1997 Stock Option/Issuance Plan to increase the number of shares available for issuance thereunder from 2,805,000 shares to 8,800,000 shares, (vi) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001.

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN OUR ACQUISITION OF SURVIVALINK CORPORATION

                  [_] FOR       [_] AGAINST      [_] ABSTAIN

PROPOSAL TO APPROVE THE ISSUANCE OF OUR SECURITIES IN CONNECTION WITH THE FINANCING TRANSACTION

                  [_] FOR       [_] AGAINST      [_] ABSTAIN

PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 100,000,000 SHARES

                  [_] FOR       [_] AGAINST      [_] ABSTAIN

                             ELECTION OF DIRECTORS

[_] FOR all nominees listed below (except as written in on the line below)
    Raymond W. Cohen, Paul D. Quadros, Peter Crosby, Howard L. Evers, Robert Carpenter, Brian Dovey

[_] WITHHOLD AUTHORITY for all nominees listed above.
    (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)

    ---------------------------------------------------------------------------

PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION/ISSUANCE
PLAN

                  [_] FOR       [_] AGAINST      [_] ABSTAIN

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

                  [_] FOR       [_] AGAINST      [_] ABSTAIN

    ________________________________________
    Date

    ________________________________________
    Print Name

    ________________________________________
    Signature

    ________________________________________
    Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE